    As filed with the Securities and Exchange Commission on March 22, 2002
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               -----------------

                       SMARTFORCE PUBLIC LIMITED COMPANY
            (Exact name of Registrant as specified in its charter)

                               -----------------

      Republic of Ireland                   7372                 Not Applicable
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification Number)

                             900 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 817-5900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               -----------------

                               Gregory M. Priest
                     President and Chief Executive Officer
                       SMARTFORCE PUBLIC LIMITED COMPANY
                             900 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 817-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:

        Steven V. Bernard, Esq.                Robert L. Birnbaum, Esq.
        Steve L. Camahort, Esq.               Robert W. Sweet, Jr., Esq.
    WILSON SONSINI GOODRICH & ROSATI           FOLEY, HOAG & ELIOT LLP
        PROFESSIONAL CORPORATION                One Post Office Square
           650 Page Mill Road                Boston, Massachusetts 02109
      Palo Alto, California 94304                   (617) 832-1000
             (650) 493-9300

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

                               -----------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                  Proposed Maximum   Proposed Maximum
       Title of Each Class of Securities to        Amount to be  Offering Price Per Aggregate Offering    Amount of
                be Registered(1)                   Registered(2)      Share(3)           Price(3)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value (Euro)0.11 per share...  10,827,574         $5.10           $129,930,890        $11,954
====================================================================================================================

(1) Each ordinary share issued will have attached thereto one subscription right.
(2) Based upon the estimated number of ordinary shares, par value (Euro)0.11 per share, represented by the American Depositary Shares, or ADSs, of the Registrant that may be issued to stockholders of Centra Software, Inc. pursuant to the merger described herein based on the number of shares of Centra Software, Inc. common stock outstanding on the date hereof and the exercise of all options to purchase Centra Software, Inc. common stock that are expected to be vested immediately prior to such issuance. Each ADS represents one ordinary share.
(3) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and (c) under the Securities Act based on (i) $5.10, the average of the high and low per share prices of common stock, par value $0.001 per share, of Centra Software, Inc. as reported on the Nasdaq National Market on March 20, 2002 and (ii) the maximum number of shares of Centra common stock expected to be received by the Registrant or cancelled pursuant to the merger described herein.

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

================================================================================

                  Subject to completion, dated March 21, 2002



        [LOGO] SMARTFORCE                [LOGO] CENTRA

                       JOINT PROXY STATEMENT/PROSPECTUS

                     SMARTFORCE PLC/CENTRA SOFTWARE, INC.

   To the Shareholders of SmartForce Public Limited Company and Centra Software, Inc.:

   After careful consideration, the boards of directors of SmartForce Public Limited Company and Centra Software, Inc. have unanimously approved a merger between SmartForce and Centra.

   If the merger is completed, each share of Centra common stock will be exchanged for 0.425 ordinary shares represented by American Depositary Shares, or ADSs, of SmartForce. SmartForce ADSs are traded on the Nasdaq National Market under the trading symbol "SMTF," and on March 18, 2002 the closing price of SmartForce ADSs was $12.09 per share.

   The merger cannot be completed unless a quorum of the outstanding shares of SmartForce and Centra are represented in person or by proxy at each of the shareholder meetings described below, and the holders of shares representing not less than a majority of the votes cast in person or proxy in favor of the merger and the issuance of ordinary shares (or ADSs representing ordinary shares) and the holders of shares representing not less than a majority of the outstanding shares of Centra common stock vote in favor of the approval and adoption of the merger agreement. The attached joint proxy statement/prospectus provides detailed information concerning SmartForce, Centra, the merger, proposals related to the merger and other proposals to be presented at SmartForce's annual general meeting and Centra's special meeting. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 11 of this joint proxy statement/prospectus.

   After careful consideration, the boards of directors of both SmartForce and Centra have unanimously determined the merger to be fair to the respective shareholders of their companies and in their best interests. The boards of directors of both companies have approved the merger agreement and unanimously recommend that the shareholders of their respective companies vote FOR the proposals related to the merger.

   SmartForce shareholders are cordially invited to attend the annual general
meeting of SmartForce shareholders which will be held on       , 2002 at
a.m. local time at      . Only persons whose names appear in the register of
members of SmartForce on the date of the meeting are entitled to attend and vote at the meeting. ADS holders may not vote at the meeting; however, The Bank of New York, as depositary of the ordinary shares underlying the ADSs, has the right to vote all of the ordinary shares represented by the ADSs, subject to certain limitations described in this joint proxy statement/prospectus. Only
ADS holders who hold ADSs at the close of business on March   , 2002 will
receive instructions for the exercise of voting rights at this annual general meeting.

   Centra stockholders are cordially invited to attend the special meeting of
Centra stockholders which will be held on       , 2002 at        a.m. local
time at the offices of Foley Hoag & Eliot, LLP One Post Office Square, Boston, Massachusetts 02109. Only stockholders who hold shares of Centra common stock
at the close of business on March   , 2002 will be entitled to vote at this
special meeting.

   YOUR VOTE IS VERY IMPORTANT.   Please use this opportunity to take part in
the affairs of SmartForce and Centra by voting on the merger. Whether or not you plan to attend the SmartForce or Centra meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the appropriate meeting and to vote your shares in person.

   We appreciate your consideration of this matter.

GREGORY M. PRIEST                                   LEON NAVICKAS
President, Chief Executive Officer and Chairman     Chief Executive Officer and Chairman
SmartForce Public Limited Company                   Centra Software, Inc.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated       , 2002 and
          was first mailed to shareholders on or about       , 2002.

                       SMARTFORCE PUBLIC LIMITED COMPANY
                             900 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 817-5900

                               -----------------
                       NOTICE OF ANNUAL GENERAL MEETING
                          TO BE HELD ON       , 2002
                               -----------------

To SmartForce Shareholders:

   Notice is Hereby Given that the ANNUAL GENERAL MEETING of Shareholders of SmartForce Public Limited Company, a corporation organized under the laws of Ireland (the "Company" or "SmartForce"), will be held at Jury's Hotel,
Ballsbridge, Dublin 4, Ireland on       , 2002 at 11:00 a.m., local time, for
the purpose of transacting the following business:

                               ORDINARY BUSINESS

   1. To re-elect as a director Mr. James S. Krzywicki, who retires by rotation and, being eligible, offers himself for re-election in accordance with the Company's articles of association.

   2. To elect as a director, Dr. Ferdinand von Prondzynski, who was appointed during the year.

   3. To receive and consider the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 2001 and the Auditors' Report to the Members.

   4. To authorize the directors to fix the remuneration of SmartForce's auditors for the year ending December 31, 2002.

                               SPECIAL BUSINESS

   To consider and, if thought fit, to pass the following resolutions which will be proposed as to resolution 5 as an ordinary resolution and as to resolution 6 as a special resolution:

   5. THAT the Agreement and Plan of Merger and Reorganization dated January 16, 2002 made by and among the Company, Atlantic Acquisition Corp. and Centra Software Inc. ("Centra"), in the form produced to the meeting and initialled by the Chairman for the purposes of identification (a copy of which was included in the joint proxy statement/prospectus circulated to all of the members of the
Company on          2002) relating to the merger (the "Merger") of Atlantic
Acquisition Corp. (a wholly owned subsidiary of the Company) with and into Centra and the automatic conversion of each share of common stock of Centra immediately prior to the consummation of the Merger into a right to receive
0.425 ordinary shares of (Euro)0.11 each in the capital of the Company (or American Depositary Shares ("ADSs") representing such ordinary shares) and the assumption of all outstanding options to purchase shares in the capital of Centra, the Merger and the issuance of ordinary shares of (Euro)0.11 each in the capital of the Company (or ADSs representing such ordinary shares) pursuant to the Merger be, and they each hereby are, approved.

   6. THAT, subject to the passing of Resolution 5 above relating, inter alia, to the approval of the Agreement and Plan of Merger and Reorganization dated January 16, 2002 made by and among SmartForce, Atlantic Acquisition Corp. and Centra Software Inc. ("Centra") relating to the merger (the "Merger") of Atlantic Acquisition Corp. (a wholly owned subsidiary of the Company) with and into Centra and in connection with the assumption by SmartForce under the merger of all outstanding options to purchase shares in the capital of Centra, the terms of certain contracts under which SmartForce may become entitled to purchase certain of its own ordinary shares (or ADSs representing such ordinary shares) held by shareholders of Centra (a written memorandum of the terms of such contracts having been produced to the meeting and initialled for the purposes of identification by the Chairman) be, and they each hereby are, approved.

   To conduct any other ordinary business of the Company as may properly come before the meeting.

                                            By Order of the Board

                                            Jennifer M. Caldwell
                                            Secretary
March   , 2002

Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4, Ireland

NOTES:

   1. The foregoing items of business are more fully described in the joint proxy statement/prospectus accompanying this Notice. You are urged to read the joint proxy statement/prospectus carefully.

   2. Those persons whose names appear in the Register of Members of SmartForce ("Members") on the date materials are dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting.

   3. Holders of SmartForce ADSs may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the joint proxy statement/prospectus. Voting of the ADSs is more fully described in the joint proxy statement/prospectus accompanying this notice. SmartForce, at the request of
the depositary, has set March   , 2002 as the record date for the determination
of those holders of ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

   4. A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of SmartForce. To be valid, proxy forms must be deposited with SmartForce's Registrars, Computershare Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later
than 11:00 a.m. on             , 2002. A Member is not precluded from attending
the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.

   5. The Register of Directors' Interests and particulars of directors' transactions in the share capital of SmartForce and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 10:45 a.m. until the conclusion of the Meeting. Otherwise they will be available for inspection at the registered office of SmartForce during normal business hours on any weekday (Saturdays, Sundays and Irish public holidays excluded) from the date of this Notice until the date of the Meeting.

                            YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                                 [LOGO] CENTRA

                             CENTRA SOFTWARE, INC.
                              430 Bedford Street
                        Lexington, Massachusetts 02420

                               -----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON           , 2002

                               -----------------

To our Stockholders,

   We will hold a special meeting of the stockholders of Centra Software, Inc.,
a Delaware corporation, at 10:00 a.m., local time, on [day],       , 2002 at
the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109, for the purpose of transacting the following business:

      1. To consider and vote on a proposal to approve and adopt the agreement and plan of merger and reorganization, which was signed on January 16, 2002, among Centra Software, Inc., SmartForce Public Limited Company and Atlantic Acquisition Corp., a wholly owned subsidiary of SmartForce.

      2. To grant Centra management the discretionary authority to adjourn the special meeting to a date not later than [date] in order to enable the Centra board of directors to solicit additional proxies in favor of the merger.

      3. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

   We describe these items more fully in the joint proxy statement/prospectus attached to this notice. Please give your careful attention to all of the information in the joint proxy statement/prospectus.

   Only stockholders of record at the close of business on       , 2002, the
record date, are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the meeting. The merger will require the affirmative vote of the holders of a majority of the shares of Centra's common stock outstanding on the record date.

   To ensure that your shares are represented at the special meeting, we encourage you to complete, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the joint proxy statement/prospectus at any time before it has been voted at the special meeting. Any stockholders attending the special meeting may vote in person even if the stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Stephen A. Johnson
                                          Secretary

March   , 2002
Lexington, Massachusetts

                      REFERENCE TO ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates by reference important business and financial information about SmartForce and Centra from documents that are not included in or delivered with this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus without charge by requesting them in writing or by telephone from the appropriate company at the following addresses:

              SmartForce Public Limited
                Company                 Centra Software, Inc.
              900 Chesapeake Drive      430 Bedford Street
              Redwood City, California  Lexington, Massachusetts
                94063                   02420
              Tel: (650) 817-5900       Tel: (781) 831-7000
              Attn: Investor Relations  Attn: Investor Relations

   If you are a SmartForce shareholder and you would like to request any documents related to SmartForce, please do so by [ ], 2002 to receive them before the SmartForce annual general meeting. If you are a Centra stockholder and you would like to request any documents related to Centra, please do so by [ ], 2002 to receive them before the Centra special meeting.

   For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, see "Documents Incorporated by Reference" on page 142.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...........................   1
   The Companies..........................................................   1
   Summary of the Merger..................................................   2
   Our Reasons for Proposing the Merger of SmartForce and Centra..........   5
   Steps for You to Take..................................................   6
   Other Matters to Consider..............................................   8

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
  LAWS....................................................................   9

FORWARD-LOOKING STATEMENTS................................................   9

RISK FACTORS..............................................................  11
   Risks Related to the Proposed Merger...................................  11
   Risk Factors Relating to the Combined Company..........................  15

SELECTED HISTORICAL FINANCIAL DATA OF SMARTFORCE..........................  25

SELECTED HISTORICAL FINANCIAL DATA OF CENTRA..............................  26

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA............  27

COMPARATIVE PER SHARE DATA................................................  28

COMPARATIVE PER SHARE MARKET PRICE DATA...................................  29

THE SMARTFORCE MEETING....................................................  30
   Date, Time and Place of the SmartForce Annual General Meeting..........  30
   Purpose of the Annual General Meeting..................................  30
   Record Date............................................................  30
   Quorum.................................................................  31
   Voting of Ordinary Shares..............................................  31
   Voting of ADSs.........................................................  32
   Expenses of Solicitation of Proxies....................................  33
   How to Revoke a Proxy..................................................  33
   Shareholder Proposals to be Presented at Next Annual General Meeting...  34
   Voting Agreements......................................................  34
   Vote Required..........................................................  34
   Recommendation of the Board of Directors of SmartForce.................  35

THE CENTRA MEETING........................................................  36
   Date, Time and Place of the Centra Special Meeting.....................  36
   Purpose of the Special Meeting.........................................  36
   Record Date............................................................  36
   Quorum.................................................................  36
   Voting of Proxies......................................................  36
   Expenses of Solicitation of Proxies....................................  37
   How to Revoke a Proxy..................................................  37
   Voting Agreements......................................................  38
   Vote Required..........................................................  38
   Recommendation of the Board of Directors...............................  38

THE PROPOSED MERGER.......................................................  39
   The Merger.............................................................  39
   Merger Consideration...................................................  39

                                                                            Page
                                                                            ----
   Treatment of Centra Stock Options.......................................  39
   Background of the Merger................................................  39
   Recommendation of SmartForce's Board of Directors and SmartForce's
     Reasons for the Merger................................................  43
   Recommendation of Centra's Board of Directors and Centra's Reasons for
     the Merger............................................................  46
   Opinion of SmartForce's Financial Advisor...............................  49
   Opinion of Centra's Financial Advisor...................................  57
   Interests of Certain Persons in the Merger..............................  63
   Completion and Effectiveness of the Merger..............................  63
   Exchange of Centra Stock Certificates for SmartForce ADRs...............  63
   No Dividends............................................................  64
   Material United States Federal Tax Consequences.........................  64
   Accounting Treatment for the Merger.....................................  64
   Regulatory Filings and Approvals Required to Complete the Merger........  64
   Certain Securities Laws Considerations..................................  65
   No Appraisal or Dissenters' Rights......................................  65
   Listing on the Nasdaq National Market of SmartForce ADSs to be Issued
     in the Merger.........................................................  65
   Delisting and Deregistration of Centra Common Stock after the Merger....  65

THE MERGER AGREEMENT.......................................................  66
   General.................................................................  66
   The Exchange Ratio and Treatment of Centra Common Stock.................  66
   Treatment of Restricted Stock of Centra.................................  66
   Treatment of Centra Stock Options.......................................  66
   Exchange of Certificates................................................  67
   Representations and Warranties..........................................  67
   Conduct of Business Before Completion of the Merger.....................  69
   No Solicitation by Centra...............................................  70
   Centra Stockholders Meeting.............................................  71
   SmartForce Shareholders Meeting.........................................  71
   Employee Benefits Matters...............................................  72
   Conditions to Completion of the Merger..................................  72
   Definition of Material Adverse Effect...................................  73
   Termination of the Merger Agreement.....................................  74
   Payment of Termination Fee by Centra....................................  75
   Operations After the Merger.............................................  76
   Extension, Waiver and Amendment of the Merger Agreement.................  76

AGREEMENTS RELATED TO THE MERGER...........................................  77
   SmartForce Voting Agreements............................................  77
   Centra Voting Agreements................................................  77
   Centra Affiliate Agreements.............................................  78
   Employment Agreements...................................................  78

TAX MATTERS................................................................  81
   Material United States Federal Income Tax Consequences..................  81
   Material Irish Tax Considerations.......................................  83
   Irish Tax Considerations Applicable to Irish Holders....................  84
   Irish Tax Considerations Applicable to U.S. Holders.....................  85

DESCRIPTION OF SMARTFORCE SHARE CAPITAL....................................  88
   General.................................................................  88

                                                                           Page
                                                                           ----
   Ordinary Shares........................................................  88
   Share Certificates.....................................................  88
   Transfers of Ordinary Shares...........................................  88
   Irish Stamp Duty.......................................................  88
   Subscription Rights....................................................  89
   Transfer Agent, Registrar and Paying Agent.............................  89

DESCRIPTION OF AMERICAN DEPOSITARY SHARES.................................  90
   American Depositary Receipts...........................................  90
   Dividends and Other Distributions......................................  90
   Cash...................................................................  91
   Ordinary Shares........................................................  91
   Other Distributions....................................................  92
   Deposit, Withdrawal and Cancellation...................................  92
   Voting Rights..........................................................  92
   Fees and Expenses......................................................  94
   Payment and Taxes......................................................  94
   Reclassification, Recapitalizations and Mergers........................  94
   Amendment and Termination..............................................  95
   Limitations on Obligations and Liabilities to ADS Holder...............  95
   Requirements for Depositary Actions....................................  96
   Your Right to Receive the Shares Underlying Your ADSs..................  96
   Pre-Release of ADSs....................................................  96
   Disclosure of Interests................................................  97
   Information Regarding the Depositary...................................  97

DESCRIPTION OF CENTRA'S CAPITAL STOCK.....................................  98
   General................................................................  98
   Common Stock...........................................................  98
   Preferred Stock........................................................  98
   Registration Rights....................................................  98
   Anti-Takeover Effects of Delaware Law and Centra's Charter and Bylaws..  98
   Transfer Agent and Registrar...........................................  99

COMPARISON OF SHAREHOLDER RIGHTS.......................................... 100
   Board of Directors..................................................... 100
   Shareholders' Meetings; Voting......................................... 101
   Mergers and Other Fundamental Transactions............................. 104
   Interested Transactions................................................ 107
   Amendments to Organizational Documents................................. 108
   Exculpation and Indemnification........................................ 108
   Issuance of Shares; Dividends; Repurchase of Shares.................... 109
   Right to Sue........................................................... 110
   Liquidation; Dissolution; Winding-Up................................... 111

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS.. 112

SMARTFORCE MANAGEMENT..................................................... 118
   SmartForce Board of Directors.......................................... 118
   Recent SmartForce Executive Officer and Director Changes............... 119
   SmartForce Officers.................................................... 119
   Board of Director Meetings and Committees.............................. 120

                                                                            Page
                                                                            ----
   Compensation and Stock Option Committee Interlocks and Insider
     Participation......................................................... 120
   SmartForce Executive Compensation....................................... 121
   SmartForce Director Compensation........................................ 122
   2001 Director Option Plan............................................... 122
   SmartForce Option Grants in Last Fiscal Year............................ 123
   SmartForce Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year End Option Values................................................ 124
   SmartForce Employment Contracts and Arrangements........................ 124

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
  SMARTFORCE............................................................... 126

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................. 128

BOARD COMMITTEE REPORTS.................................................... 129
   Report of Compensation Committee on Executive Compensation.............. 129

REPORT OF THE COMPENSATION COMMITTEE....................................... 129
   Report of the Stock Option Committee.................................... 131
   Report of the Audit Committee........................................... 132

PERFORMANCE GRAPH.......................................................... 133

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................... 134

PROPOSALS TO SMARTFORCE SHAREHOLDERS TO BE VOTED ON AT THE SMARTFORCE
  ANNUAL GENERAL MEETING................................................... 135

PROPOSALS TO CENTRA STOCKHOLDERS TO BE VOTED ON AT THE CENTRA SPECIAL
  MEETING.................................................................. 139

OTHER MATTERS.............................................................. 141

LEGAL MATTERS.............................................................. 141

EXPERTS.................................................................... 141

DOCUMENTS INCORPORATED BY REFERENCE........................................ 142

WHERE YOU CAN FIND MORE INFORMATION........................................ 143

ANNEX A --The Merger Agreement

ANNEX B --Opinion of SmartForce's Financial Advisor, Credit Suisse First
          Boston Corporation

ANNEX C --Opinion of Centra's Financial Advisor, Goldman, Sachs & Co.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

   This joint proxy statement/prospectus pertains to, among other matters, the merger of a wholly-owned subsidiary of SmartForce with and into Centra, and it is being sent to the holders of SmartForce ordinary shares and SmartForce ADSs and the holders of Centra common stock. This summary pertains to the merger and may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referenced in it for a more complete understanding of the merger. In particular, you should read the merger agreement and its exhibits, which are attached as Annex A, the opinion of Credit Suisse First Boston, which is attached as Annex B, and the opinion of Goldman, Sachs & Co., which is attached as Annex C.

                                 The Companies

                                                                                [LOGO] CENTRA
                   [LOGO] SMARTFORCE
                                                                            Centra Software, Inc.
           SmartForce Public Limited Company                                 430 Bedford Street
                 900 Chesapeake Drive                                  Lexington, Massachusetts 02420
            Redwood City, California 94063                                     (781) 861-7000
                    (650) 817-5900
                                                              Centra is a leading provider of e-Learning and
   SmartForce, one of the world's largest                  business e-Collaboration applications. Used by more
e-Learning companies, provides integrated enterprise       than 775 companies, government agencies, and
e-Learning solutions. SmartForce e-Learning is a           universities worldwide, Centra offers a
comprehensive application infrastructure developed to      comprehensive suite of real-time knowledge delivery
support e-Learning initiatives in enterprises globally.    and management solutions, including voice-enabled
Encompassing the largest body of e-Learning content        virtual classrooms, Web conferences and online
in the world, and a fully integrated student               meetings. Centra offers the most advanced voice-
environment, learning management system and a              over-IP technologies, with scalability across the
range of custom content creation and publication           extended enterprise and seamless access through thin
tools, SmartForce e-Learning provides the                  client architecture. Using the broad suite of Centra
architecture that global enterprises are using today to    applications, global organizations increase the overall
implement e-Learning strategies to support their           effectiveness of their e-Learning and communication
critical strategic business initiatives. With more than    initiatives, targeting the appropriate mix of live and
2,500 major corporate customers, SmartForce                self-paced learning formats and activities for each
e-Learning solutions bring the power of the Internet to    audience or strategic business task.
the critical training business process.

                             Summary of the Merger

   The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all the questions that may be important to you. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus including the merger agreement and the exhibits and other documents attached to this joint proxy statement/prospectus and the other documents referenced in it.

              We are Proposing a Merger of SmartForce and Centra

Q: What is the proposed merger? (see page 39)

A: In the proposed merger, Centra will merge with a wholly-owned subsidiary of SmartForce. Centra will survive the merger as a wholly-owned subsidiary of SmartForce. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Q: Am I being asked to vote on anything else? (see pages 135-140)

A: Yes.

  . If you are a Centra common stockholder, the Centra board of directors is asking you to authorize Centra to adjourn the Centra special meeting to a
     date not later than [    ], 2002 if the number of shares of Centra common
     stock present or represented and voting in favor of the merger is insufficient to approve the merger under Delaware law. Adjourning the special meeting to a later date will give Centra additional time to solicit proxies to vote in favor of the merger.

  . If you are a SmartForce shareholder, the SmartForce board of directors is asking you to do the following:

     --To approve the terms of contracts under which SmartForce may become entitled to purchase some of its own ordinary shares (represented by ADSs) to be issued in the merger in exchange for unvested Centra common stock;

     --To re-elect Mr. James S. Krzywicki, who retires by rotation, to the board of directors of SmartForce;

     --To elect Dr. Ferdinand von Prondzynski, who was appointed as a director during the year to the board of directors of SmartForce;

     --To receive and consider the Report of the Directors and the Consolidated
       Financial Statements of SmartForce for the year ended December 31, 2001 and the Auditors' Report to the Members; and

     --To authorize the directors to fix the remuneration of SmartForce's auditors for the year ending December 31, 2002.

Q: What will I receive in the merger? (see page 39)

A: Following the merger:

  . Centra common stockholders will receive, in exchange for each of their Centra shares, 0.425 American Depositary Shares, or ADSs, of SmartForce. Each ADS represents one ordinary share of SmartForce.

  . Each option to purchase Centra common stock outstanding immediately before the completion of the merger will automatically become an option to purchase SmartForce ADSs (representing SmartForce ordinary shares). The number of SmartForce ADSs (representing SmartForce ordinary shares) which may be purchased under each assumed option will be equal to the product of the number of Centra shares that were purchasable upon exercise of the option before the merger multiplied by 0.425 and rounded down to the nearest whole ADS. The exercise price per share will be the pre-merger exercise price divided by 0.425 and rounded up to the nearest whole cent.

  . Instead of fractional shares in the merger, Centra stockholders will receive cash in an amount equal to the fraction multiplied by the average closing price reported on the Nasdaq National Market for SmartForce ADSs for the ten (10) trading days immediately preceding the last full trading day prior to the effective date of the merger.

  . If approved by the SmartForce shareholders, the holders of shares of Centra common stock which are subject to a repurchase option in favor of Centra will receive SmartForce ADSs (representing SmartForce ordinary shares) in exchange for those shares which will be subject to an equivalent repurchase option in favor of SmartForce.

Q: When do you expect the merger to be completed? (see page 63)

A: SmartForce and Centra are working toward completing the merger as quickly as possible. We hope to complete the merger during the second calendar quarter of 2002 promptly following the approval of the merger by the SmartForce shareholders and Centra stockholders. However, the merger is subject to several conditions that could affect the timing of its completion.

Q: Are there risks involved in undertaking the merger? (see pages 11-24)

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors" beginning on page 13.

Q: What are the conditions to completion of the merger? (see page 72)

A: SmartForce's and Centra's respective obligations to complete the merger are subject to the satisfaction or waiver of certain specified closing conditions. If either SmartForce or Centra waives any of these conditions, each company will consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from its respective shareholders or stockholders is appropriate.

Q: Is the merger subject to governmental approvals? (see page 64)

A: Yes. This merger is subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. On February 23, 2002, the U.S. Federal Trade Commission notified SmartForce and Centra that it was terminating early the specified waiting period requirements. However, any time before or after the merger, and notwithstanding that the waiting period has terminated or that the merger may have been consummated, the U.S. Federal Trade Commission, the U.S. Department of Justice or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances.

   This merger is also subject to review by the Minister for Enterprise, Trade and Employment of Ireland under the Mergers and Take-overs (Control) Acts, 1978 to 1996. On February 19, 2002 the Minister's office notified SmartForce and Centra that the Minister had decided not to make an order prohibiting the merger.

Q: What shareholder approvals are required for approval of the merger and the related proposals? (see pages 34 and 38)

A: The holders of a majority of the ordinary shares cast in person or by proxy on the proposal must adopt the merger agreement and approve the merger and the issuance of the SmartForce ordinary shares, represented by the ADSs, in the merger.

   The holders of a majority of the outstanding shares of Centra common stock must adopt the merger agreement and approve the merger.

Q: Are there any SmartForce shareholders or Centra stockholders already committed to voting in favor of the merger, the share issuance and the other proposals described in this joint proxy statement/prospectus? (see pages 34 and 38)

A: Yes.

  . SmartForce shareholders who collectively hold approximately 1% of the voting power of the SmartForce ADSs outstanding as of March 18, 2002 entered into voting agreements with Centra requiring them to vote all of their beneficially owned shares in favor of the adoption of the merger agreement and in favor of the approval of the merger and the issuance of the SmartForce ordinary shares, represented by ADSs, in the merger.

  . Centra stockholders who collectively hold approximately 12.3% of the voting power of the Centra common stock outstanding as of March 18, 2002 entered into voting agreements with SmartForce requiring them to vote all of their beneficially owned shares in favor of adoption of the merger agreement and in favor of the approval of the merger.

Q: Who will be the directors of SmartForce following the merger?

A: Following the merger, the board of directors of SmartForce is expected to consist of the six current members of SmartForce's board of directors and Leon Navickas, the current Chairman of Centra's board of directors and its Chief Executive Officer.

Q: Who will be the executive officers of SmartForce following the merger?

A: Following the merger, the executive management team of SmartForce is expected to include:

  . Gregory M. Priest, as President, Chief Executive Officer and Chairman of the Board;

  .  Jeffrey N. Newton, as Chief Customer Officer; and

  .  Leon Navickas, as Chief Technology Officer.

   SmartForce is currently engaged in an executive search for a Chief Financial Officer, who is expected to join the executive management team of SmartForce upon his or her hiring.

         Our Reasons for Proposing the Merger of SmartForce and Centra

Q: Why are SmartForce and Centra proposing the merger? (see pages 43-48)

A: SmartForce and Centra are proposing the merger to create an e-Learning company with the size, resources, breadth of solution and customer base capable of becoming the world's leading provider of e-Learning solutions.

Q: Does the board of directors of SmartForce recommend voting in favor of the adoption of the merger agreement and the approval of the proposed merger and the issuance of SmartForce ordinary shares, represented by ADSs, in the merger? (see page 43)

A: Yes. After careful consideration, SmartForce's board of directors unanimously recommends that its shareholders vote in favor of the adoption of the merger agreement and the approval of the merger and the issuance of the SmartForce ordinary shares, represented by ADSs, in the merger.

Q: Does the board of directors of Centra recommend voting in favor of the merger agreement and the merger? (see page 46)

A: Yes. After careful consideration, Centra's board of directors unanimously recommends that its stockholders vote in favor of adoption of the merger agreement and the approval of the proposed merger.

Q: Do persons involved in the merger have interests which may conflict with mine? (see page 63)

A: Yes. When considering the recommendations of SmartForce's and Centra's respective boards of directors, you should be aware that certain Centra directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the employment of and proposed grant of stock options to three of Centra's executive officers by SmartForce after the merger, the appointment of Leon Navickas as an executive officer and director of SmartForce, SmartForce's agreement with two of Centra's executive officers who will resign at the time of the closing that they will receive separation payments and continued employee benefits from SmartForce, and the indemnification of directors and officers of Centra against certain liabilities both before and after the merger.

Q: Did SmartForce's and Centra's financial advisors render fairness opinions in connection with the merger? (see pages 49-62)

A: Yes.

  . SmartForce's board of directors considered the opinion, dated as of January 16, 2002, of its financial advisor, Credit Suisse First Boston, to the effect that, as of such date, and based upon and subject to various considerations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to SmartForce.

  . Centra's board of directors considered the opinion, dated as of January 16, 2002, of its financial advisor, Goldman, Sachs & Co., to the effect that, as of such date, the exchange ratio of 0.425 SmartForce ADSs, each of which represents and is exchangeable for one ordinary share of SmartForce, to be received for each share of Centra common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Centra common stock.

  . The full text of the written opinions of the financial advisors are attached to the back of this document as Annex B and Annex C, and should be read carefully in their entirety to understand the assumptions made, matters considered and limitations on the review undertaken in providing the opinions.

  . The opinion of Credit Suisse First Boston is addressed to the SmartForce board and the opinion of Goldman, Sachs & Co. is addressed to the Centra board and are provided to the respective addressees for their information and assistance in connection with their consideration of the transactions contemplated by the merger agreement. These opinions do not address the prices at which SmartForce's ADSs will trade at any time and do not constitute a recommendation to any shareholder as to how to vote with respect to any matter relating to the proposed merger.

                             Steps for You to Take

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, date, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at your respective shareholder meeting.

   If a Centra stockholder does not include instructions on how to vote a properly signed proxy card, such holder's common stock will be voted FOR approval of matters related to the merger and the adjournment proposal and any other matters to be voted upon at the meeting.

   Except with respect to proposals five and six for which The Bank of New York is not entitled to a discretionary proxy, if a holder of SmartForce ADSs does not include instructions on how to vote a properly signed proxy card with respect to such holder's ADSs, such holder's ADSs will be voted FOR approval of the matters related to the merger and the other matters to be voted upon at the meeting. If a properly signed proxy card for SmartForce ordinary shares is submitted without instructions, however, such holder's ordinary shares will be voted FOR approval of all matters to be voted upon at the meeting. For a description of the matters for which The Bank of New York is not entitled to a discretionary proxy to vote SmartForce ADSs, please see "Description of American Depositary Shares--Voting Rights" beginning on page 92.

   Your vote is important regardless of the number of shares that you own.

Q: When and where will the vote take place? (see pages 30-38)

A. Annual General Meeting of SmartForce Shareholders. The SmartForce Annual General Meeting will be held at Jury's Hotel, Ballsbridge, Dublin 4, Ireland
   on       , 2002, starting at 11:00 a.m. local time.

   Special meeting of Centra stockholders. The Centra special meeting will be held at Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor,
   Boston, Massachusetts 02109 on       , 2002, starting at [   a/p.m.],
   Eastern time.

Q: Should I send in my Centra stock certificates now? (see page 67)

A: No. After the merger is completed, SmartForce will send you written instructions for exchanging your Centra stock certificates for American Depositary Receipts, or ADRs, representing SmartForce ADSs.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me? (see pages 31 and 36)

A: Your broker will vote your shares only if you provide your broker with instructions on how to vote your shares by following the information provided to you by your broker.

Q: What do I do if I want to change my vote? (see pages 33 and 37)

A: You can change your vote at any time before your proxy is voted at your meeting. There are four ways for you to do this:

    1. Send written notice to the secretary of SmartForce or Centra (as appropriate) that you wish to revoke your proxy,

    2. In the case of Centra stockholders, send written notice to the secretary of Centra that you wish to change your proxy,

    3. Send a completed proxy to SmartForce or Centra, as applicable, bearing a date later than your original proxy prior to the vote at your meeting, or

    4. Attend the SmartForce shareholder or Centra stockholder meeting and vote in person.

Q: What happens if a Centra stockholder does not vote? (see page 36)

A: If you are a Centra stockholder and you fail to submit a proxy or vote at the special meeting, your shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST adoption of the merger agreement but will have no effect on the adjournment proposal.

  . If you sign and return your proxy and do not indicate how you want to vote, your proxy will be counted as present for purposes of determining the presence of a quorum and will be voted FOR adoption of the merger agreement and approval of the merger and FOR approval of the adjournment proposal.

  . If you submit a proxy and affirmatively elect to ABSTAIN from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote AGAINST adoption of the merger agreement but will have no effect on the adjournment proposal.

Q: What happens if a SmartForce shareholder does not vote? (see page 32)

A: If you are a SmartForce shareholder and do not submit a proxy or vote at the annual general meeting, your shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal to adopt the merger agreement, related proposals or any other proposals presented at the meeting.

  . If you submit a proxy with respect to your SmartForce ADSs and do not indicate how you want to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum and will be voted FOR proposals one, two, three and four but will not be voted at all for proposals five and six. Consequently, your failure to indicate how you want to vote with respect to proposals one, two, three and four, will have the same effect as a vote FOR these proposals and, with respect to proposals five and six, will have the same effect as a vote AGAINST these proposals. However, if you submit a proxy with respect to your SmartForce ordinary shares and do not indicate how you want to vote, your proxy will be counted both as present for the purpose of determining the presence of a quorum and will be voted FOR all of the proposals. For a description of the matters for which The Bank of New York is not entitled to a discretionary proxy to vote SmartForce ADSs, please see "Description of American Depositary Shares--Voting Rights" beginning on page 92.

  . If you submit a proxy and affirmatively elect to ABSTAIN from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted on any of the proposals at the annual general meeting. Consequently, your abstention will but will not have an effect on the vote for any of the proposals to be voted upon at the meeting.

Q: Am I entitled to dissenters' or appraisal rights in connection with the merger? (see page 65)

A: No. Under the Irish Companies Acts and Delaware law, neither shareholders of SmartForce nor stockholders of Centra, respectively, are entitled to dissenters' or appraisal rights in connection with the merger.

                           Other Matters to Consider

Q: How do the market prices of SmartForce ADSs and Centra common stock compare?
   (see pages 28-29)

A: SmartForce ADSs and shares of Centra common stock are listed on the Nasdaq
   National Market. SmartForce's trading symbol is "SMTF," and Centra's trading symbol is "CTRA." On January 15, 2002, the last full trading day prior to the public announcement of the proposed merger, the last reported sale prices were:

  .  $24.20 per SmartForce ADS, and

  .  $8.85 per share of Centra common stock.

   On March 18, 2002, the last reported sale prices were:

  .  $12.09 per SmartForce ADS, and

  .  $5.10 per share of Centra common stock.

   SmartForce and Centra urge you to obtain current market quotations.

Q: What are the United States federal income tax consequences of the merger?
   (see pages 81-82)

A: We expect that, in general, SmartForce, SmartForce's shareholders, Centra and Centra's stockholders will not recognize a gain or loss for United States federal income tax purposes as a result of the merger, except for a gain or loss attributable to cash received by Centra stockholders instead of fractional shares.

   Set forth in "Tax Matters--Material United States Federal Income Tax Consequences" is a description of the material United States federal tax consequences of the transaction. The tax consequences to each Centra stockholder will depend on the facts of that stockholder's own situation. Therefore, Centra stockholders are urged to consult their own tax advisors to determine the particular tax consequences of the merger to them.

Q: How will the merger be accounted for? (see page 64)

A: SmartForce intends to account for the merger as a "purchase" for financial accounting purposes, in accordance with United States generally accepted accounting principles. As a result, the assets and liabilities of Centra, including intangible assets, will be recorded at their fair value with the remaining purchase price reflected as goodwill and the results of operations and cash flows of Centra will be included in SmartForce's financial statements prospectively as of the consummation of the merger.

Q: Does the merger agreement permit termination of the merger (see page 74)

A: Yes. The merger agreement may be terminated prior to the effectiveness of the merger under some circumstances.

Q: Could payment of a termination fee be required in connection with the merger? (see pages 75-76)

A: Yes. If the merger agreement is terminated upon some specified occurrences, Centra may be required to pay to SmartForce a termination fee of $12,000,000.

Q: May Centra negotiate with other parties? (see pages 70-71)

A: No. Centra agreed, subject to limited exceptions for responses to unsolicited bona fide offers, not to initiate or engage in discussions with another party concerning a business combination with a party other than SmartForce while the merger is pending.

Q: Are there restrictions on the ability to sell SmartForce ADSs received as a result of the merger? (see page 65)

A: All SmartForce ADSs received by Centra stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either Centra or SmartForce under the Securities Act of 1933, as amended. SmartForce ADSs issued in the merger and held by affiliates may only be sold pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

                       ENFORCEMENT OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

   SmartForce is a public limited company organized under the laws of Ireland. Several of SmartForce's directors and officers and experts named in this joint proxy statement/prospectus are non-residents of the United States, and a significant portion of the assets of SmartForce and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or to enforce against them in United States courts judgments under the civil liability provisions of the laws of the United States, including the federal securities laws. SmartForce has been advised that there is doubt as to the enforceability against such persons in Ireland, whether in original actions or in actions for the enforcement of judgments in United States courts, of civil liabilities based solely upon the laws of the United States, including the Federal securities laws.

                          FORWARD-LOOKING STATEMENTS

   You should not place undue reliance upon forward-looking statements in this joint proxy statement/prospectus. This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial conditions, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for SmartForce's shares and Centra's stock and other matters relating to SmartForce and Centra. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify such forward-looking statements.

   These forward-looking statements, wherever they occur in this joint proxy statement/prospectus, are estimates reflecting the present best judgment of the senior management of SmartForce and Centra, respectively. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus. Important factors that could cause actual results to differ materially from the forward-looking statements include the following:

  . combining the businesses of SmartForce and Centra may cost more or be more difficult than we expect;

  . the completion of the proposed merger could be materially delayed or prohibited;

  . general economic conditions or conditions in securities markets may be less favorable than we currently anticipate resulting in, among other things, lower than expected revenues or results of operations for the combined company;

  . cost savings and revenue enhancements that we expect from the merger may not be fully realized or realized within the expected time frame;

  .  retaining key personnel may be more difficult than we expect;

  . contingencies may arise of which we were not aware or of which we underestimated the significance;

  .  our revenues after the merger may be lower than we expect;

  . we may lose more business or customers after the merger than we expect or our operating costs may be higher than we expect;

  . the amount (both in absolute dollars and as a percentage of net sales) of SmartForce and Centra expenditures for research and development, selling, general and administrative and capital acquisitions and improvements may be materially greater or less than those expected;

  . development costs, anticipated completion, introduction and projected revenues from SmartForce's and Centra's new and developing products and technologies may be materially different than anticipated;

  . changes in technology may increase the number of competitors SmartForce or Centra faces or require significant capital expenditures to provide competitive products and services;

  . the effects of vigorous competition in the markets in which SmartForce and Centra operate may be materially different from that anticipated;

  .  adverse changes may occur in the securities markets; or

  .  other risks described under "Risk Factors" beginning on page 11 may occur.

   SmartForce shareholders and Centra stockholders are cautioned not to place undue reliance on such forward-looking statements contained in this joint proxy statement/prospectus, which speak only as of the date of this joint proxy statement/prospectus or the date of the documents incorporated by reference in this joint proxy statement/prospectus in which they appear.

   This joint proxy statement/prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, those identified under "Risk Factors" and elsewhere in this joint proxy statement/prospectus.

   Neither SmartForce nor Centra is under any obligation, and each expressly disclaims any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking statements discussed in this joint proxy statement/prospectus might not materialize.

                                 RISK FACTORS

   The merger involves a high degree of risk. By voting in favor of the merger, current Centra stockholders will be choosing to invest in SmartForce ADSs, and current SmartForce shareholders will face dilution of their ownership interest in SmartForce. An investment in SmartForce ADSs involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger and the combined company in deciding whether to vote for the merger or for the issuance of SmartForce ordinary shares, represented by SmartForce ADSs in connection with the merger.

Risks Related to the Proposed Merger

  SmartForce may face challenges in integrating Centra with SmartForce and, as a result, may not realize the expected benefits of the merger.

   SmartForce may not be successful in integrating Centra's business. Integrating SmartForce's operations and personnel with Centra's will be a complex process. The integration may not be completed rapidly or achieve the anticipated benefits of the merger. The successful integration of Centra's business will require, among other things, the following:

  . integration of the two companies' products and services, sales and marketing, information and software systems and other operations;

  .  retention and integration of management and other key employees;

  . coordination of ongoing and future research and development efforts and marketing activities;

  . retention of existing customers of both companies and attraction of additional customers;

  . retention of strategic partners of each company and attraction of new strategic partners;

  . developing and maintaining uniform standards, controls, procedures and policies;

  . minimization of disruption of SmartForce's ongoing business and distraction of its management; and

  .  limiting expenses related to integration.

   The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger. The diversion of the attention of management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business or could cause the impairment of relationships with customers and business partners. Further, the process of combining Centra's business with SmartForce's could negatively affect employee morale and SmartForce's ability to retain some key SmartForce and Centra employees after the merger and customers could cancel existing orders or choose not to place new orders with the combined company. In addition, SmartForce intends after the merger to develop new products and services that combine both companies' assets. Difficulties in incorporating acquired technology and rights into the products and service offerings of the combined company could result in disruption of customer service and longer sales cycles and product implementations, which could cause existing customers to reduce their future orders or cease doing business with the combined company altogether and cause revenue and operating income to fluctuate and fail to meet expectations.

  The value of SmartForce ADSs issued in the merger will depend on their market price at the time of the merger, and no adjustment will be made as a result of changes in the market price of SmartForce's ADSs.

   Upon completion of the merger, each share of Centra common stock will be exchanged for 0.425 ordinary shares represented by SmartForce ADSs. The exchange ratio will not be adjusted for changes in the market price

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of Centra common stock or SmartForce ADSs. As a result, the specific dollar value of SmartForce's ADSs that Centra stockholders will receive and that SmartForce shareholders will retain upon completion of the merger will depend on the market value of SmartForce ADSs when the merger is completed, and may increase or decrease from the date you submit your proxy or the time of the stockholder meetings of SmartForce and Centra. The market prices of SmartForce ADSs and Centra common stock are subject to the general price fluctuations in the market for publicly traded equity securities and have recently experienced significant volatility. We cannot predict or give you any assurances as to the market price of SmartForce ADSs at any time before or after the completion of the merger and, therefore, we cannot value with any degree of certainty the consideration that will be received in the merger.

  The merger could harm the financial results of SmartForce.

   SmartForce and Centra expect to incur transaction costs of approximately $17.8 million in connection with the merger. If the benefits of the merger do not exceed the associated costs, or if costs related to the merger exceed estimates, including costs associated with integrating the two companies and dilution of SmartForce's shareholders resulting from the issuance of SmartForce ADSs in connection with the merger, the combined company's financial results, including earnings per share, could be materially harmed.

   Additionally, since Centra began operations, it has incurred substantial net losses in every fiscal period, and we cannot predict when the business of Centra will become profitable, if at all. Centra had net losses of $8.6 million in 1999, $13.9 million in 2000 and $16.7 million in 2001. As a result of ongoing operating losses, Centra had an accumulated deficit of $57.7 million on December 31, 2001. In connection with the integration of Centra into SmartForce and the continued expansion of this business, we expect to incur significant sales and marketing and research and development expenses, and, as a result, the business will need to generate significant revenues to achieve and maintain profitability. If the business of Centra fails to achieve profitability, the combined company's financial results, including earnings per share, could be materially harmed.

  The market price of SmartForce's ADSs may decline as a result of the merger.

   The market price of SmartForce's ADSs may decline as a result of the merger for a number of reasons, including if:

  . the integration of SmartForce and Centra is unsuccessful or not completed in a timely and efficient manner;

  . the combined company does not achieve the expected benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

  . the effect of the merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; and

  . significant shareholders of SmartForce following the merger decide to dispose of their shares because the results of the merger are not consistent with their expectations.

  Failure to complete the merger could negatively impact the market price of SmartForce ADSs and Centra common stock.

   If the merger is not completed for any reason, SmartForce and Centra will be subject to a number of material risks, including:

  . in limited circumstances, the provision in the merger agreement which provides that Centra could be required to pay SmartForce a termination fee in the amount of $12 million;

  . the market price of SmartForce's ADSs and Centra's common stock may decline to the extent that the current market price of such shares reflects a market assumption that the merger will be completed;

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

  . costs related to the merger, such as legal and accounting fees and a portion of the investment banking fees, must be paid even if the merger is not completed;

  . benefits that SmartForce expects to realize from the merger would not be realized; and

  . the diversion of management attention from the day-to-day businesses of SmartForce and Centra, the scaling back of marketing and capital spending and the unavoidable disruption to their employees and their relationships with customers and suppliers during the period before consummation of the merger may make it difficult for SmartForce and Centra to regain their financial and market positions if the merger does not occur.

  During the pendency of the merger, Centra may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

   Covenants in the merger agreement may impede the ability of Centra to make acquisitions or complete other transactions that are not in the ordinary course of business but that could be favorable to Centra and its stockholders pending completion of the merger. As a result, if the merger is not consummated, Centra may be at a disadvantage to its competitors. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, Centra is prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party.

  Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of SmartForce ADSs following the merger.

   In accordance with United States generally accepted accounting principles, the combined company will account for the merger using the purchase method of accounting, which will result in charges to earnings that could have a material adverse effect on the market value of SmartForce ADSs following completion of the merger. Under purchase accounting, SmartForce will record the market value of its ordinary shares, represented by SmartForce ADSs issued in connection with the merger, the fair market value at the announcement date of the options to purchase Centra common stock that will be converted into options to purchase ordinary shares represented by SmartForce ADSs and the amount of direct transaction costs, as the cost of acquiring the business of Centra. The combined company will allocate the cost of acquiring Centra to Centra's net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The portion of the estimated purchase price allocated to in-process research and development will be expensed by SmartForce in the quarter in which the merger is completed. SmartForce will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. In addition, to the extent the value of these assets, including goodwill or intangible assets with indefinite lives becomes impaired, SmartForce may be required to incur material charges relating to the impairment of those assets. These depreciation, amortization, in-process research and development and potential impairment charges will decrease the net income of SmartForce for the foreseeable future, which could have a material impact on SmartForce's results of operations and the market value of its ADSs following the merger.

  Action by governmental regulators could prevent or delay consummation of the merger.

   The merger is subject to review by the U.S. Federal Trade Commission and U.S. Department of Justice under the Hart-Scott-Rodino Improvements Act of 1976. In addition, other filings with the Minister for Enterprise, Trade and Employment of Ireland under the Mergers and Take-overs (Control) Acts, 1978 to 1996, with respect to the merger and other transactions contemplated by the merger agreement, relating primarily to antitrust issues, must be made prior to the consummation of the merger. Under each of these statutes, SmartForce and Centra were required to make pre-merger notification filings and to await the expiration or early termination of statutory waiting periods and clearance prior to completing the merger.

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   On February 26, 2002, the U.S. Federal Trade Commission notified SmartForce and Centra that it was terminating early the Hart-Scott-Rodino waiting period requirements. At any time before or after the merger, and notwithstanding that the waiting period has terminated or that the merger may have been consummated, the U.S. Federal Trade Commission, the U.S. Department of Justice or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances. On February 19, 2002, the office of the Minister for Enterprise, Trade and Employment of Ireland informed SmartForce and Centra that the Minister had decided not to make an order prohibiting the merger.

  If we are unable to take advantage of opportunities to market and sell SmartForce's and Centra's products and services to each other's traditional customers, distribution channels and business partners, we may not realize some of the expected benefits of the merger.

   Prior to the merger, SmartForce and Centra have each maintained separate and distinct customer bases, distribution channels and business partners specific to their respective businesses. Following the merger, the combined company expects to take advantage of the customer bases and distribution channels of the formerly separate businesses in order to promote and sell the products and services of one company to the traditional customers and business partners of the other company. The products and services of SmartForce and Centra are highly technical and the salespersons of one company may not be successful in marketing the products and services of the other company. In the event that the traditional customers and business partners of either SmartForce or Centra are not receptive to the products and services of the other, we may not realize some of the expected benefits of the merger, and the business of the combined company may be harmed.

  SmartForce and Centra may lose key personnel, customers and business partners due to uncertainties associated with the merger.

   Current and prospective employees, customers and business partners of SmartForce and Centra may experience uncertainty about their future relationships with the combined company. Such uncertainty may adversely affect the combined company's ability to attract and retain key management, sales, marketing and technical personnel. Current and prospective customers and business partners may, in response to the announcement or consummation of the merger, delay or cancel purchasing decisions as they evaluate the likelihood of successful integration of the combined company or may instead purchase products or services from competitors. Additionally, some of these customers and business partners may feel that the combined company poses new competitive threats to their businesses and as a result may seek to discontinue their relationships with SmartForce or Centra or avoid renewing or entering new relationships with the combined company. Any delay in, or cancellation of, purchasing decisions could adversely affect the business of the combined company.

  Some of SmartForce's and Centra's officers and directors have conflicts of interest that may influence them to support or approve the merger.

   The directors and officers of SmartForce and Centra participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from yours, including the following:

  . Leon Navickas will become the Chief Technology Officer and will sit on the board of directors of SmartForce.

  . In connection with the merger, Leon Navickas, Steve Lesser and Joe Gruttadauria have entered into employment agreements, whereby each has been provided with certain incentives to remain employed by SmartForce following the effectiveness of the merger. Further, Tony Mark and Steve Johnson have entered into separation agreements with Centra which agreements provide for each of their resignations upon the effectiveness of the closing, the payment of severance and the extension of certain

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

     benefits subsequent to their resignations. These separation agreements supersede previously existing agreements providing for, among other things, the partial acceleration of their stock options and the partial termination of Centra's right to repurchase certain unvested stock upon a change in control.

  .  SmartForce has agreed to cause its wholly owned subsidiary, SmartForce
     (USA), to indemnify each present and former Centra officer and director against liabilities arising out of such person's services as an officer or director. SmartForce will also cause SmartForce (USA) to maintain officers' and directors liability insurance to cover any such liabilities for the next six years.

   The receipt of compensation or other benefits in or contingent upon the merger, or the continuation of indemnification arrangements for current officers or directors of SmartForce or Centra may influence such persons to support or approve the merger.

Risk Factors Relating to the Combined Company

  The combined company's quarterly operating results may fluctuate significantly. This limits your ability to evaluate historical financial results and increases the likelihood that the combined company's results will fall below market analysts' expectations, which could cause the price of SmartForce's ADSs to drop rapidly and severely.

   SmartForce and Centra have in the past experienced fluctuations in their quarterly operating results, and we anticipate that these fluctuations will continue and could intensify in the future for the combined company. As a result, we believe that the combined company's quarterly revenue, expenses and operating results are likely to vary significantly in the future. Thus, it is likely that in some future quarters its results of operations will be below the expectations of public market analysts and investors, which could have a severe adverse effect on the price of SmartForce's ADSs. For example, SmartForce's revenue for the quarter ended September 30, 1998 did not increase at a rate comparable to prior quarters. As a direct result, the trading price of SmartForce's ADSs decreased rapidly and significantly, having an extreme adverse effect on the value of an investment in its securities.

   SmartForce's and Centra's operating results have historically fluctuated, and the combined company's operating results may in the future continue to fluctuate, as a result of factors, which include:

  .  the size and timing of new and renewal agreements;

  . the number and size of outsourced virtual university agreements or other agreements providing for professional services or the resale of instructor-led training;

  . the mix of revenue between access to hosted content or platform services, up-front software licenses, software rental, professional services, maintenance and resale of third parties products and services;

  .  royalty rates;

  . the announcement, introduction and acceptance of new products, product enhancements and technologies by the combined company and its competitors;

  . the mix of sales between the combined company's field sales force, its other direct sales channels and its telesales channels;

  . the impact of any unanticipated decline in net revenues in any particular quarter as compared to the relatively fixed nature of the combined company's expense levels in the short term;

  .  general conditions in our market or markets served by our customers;

  .  general conditions in the U.S. or the international economy;

  . general conditions in the combined company's market or the markets served by its customers;

  .  the loss of significant customers;

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

  .  delays in availability of existing or new products;

  .  product or service quality problems;

  .  the spending patterns of the combined company's customers;

  .  litigation costs and expenses;

  .  currency fluctuations; and

  .  the length of the combined company's sales cycles.

   The fluctuations in quarterly operating results are likely to be even greater for the combined company than for SmartForce alone. Although both companies are dependent on contracts booked each quarter in order to achieve that quarter's revenue and earnings targets, SmartForce typically enters each quarter with a significant portion of its expected revenues for that quarter (although generally not materially more than 50%) already under contract. Centra typically enters each quarter with a significantly smaller portion of its expected quarterly revenues already under contract. The combined company is therefore likely to be even more subject to quarterly fluctuations based on bookings achieved within the previous quarters than is SmartForce prior to the merger.

  Demand for the combined company's products and services may be especially susceptible to adverse economic conditions.

   The combined company's business and financial performance may be damaged by adverse financial conditions affecting its target customers or by a general weakening of the economy. Some companies may not view training products and services as critical to the success of their businesses. If these companies experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego education and training expenditures before limiting their other expenditures.

   In addition, the general condition of the economy, and by extension the combined company's business, can be affected by social, political and military conditions. For example, the terrorist events of September 11, 2001 and their aftermath had a material adverse effect on SmartForce's bookings in the second half of 2001. It is not possible to predict the outcome of the escalation of hostilities between the United States and certain countries and persons related to the events of September 11. The continuation of these hostilities could result in further weakness in the economy that would have an adverse impact on the combined company's operating results and financial condition.

  SmartForce's experience in selling fully integrated, Internet-based learning solutions and Centra's experience in selling application service provider services are relatively limited.

   In the fourth quarter of 1999 SmartForce introduced SmartForce e-Learning, its Internet-based learning solution. Additionally, Centra began operating its CentraNow(TM) application service provider, or ASP, service in June 2000. Centra also introduced during 2000 ASP versions of its Centra Symposium(TM), Centra Conference(TM) and Centra eMeeting(TM) products. While the results of SmartForce's and Centra's efforts to market these solutions to their customers have been positive, SmartForce and Centra have relatively limited experience with these solutions, which makes their historical results of limited value in predicting the potential success of this initiative. The ultimate success of this initiative will depend on the combined company's ability to continue to expand and enhance its e-Learning infrastructure, to market and sell the new e-Learning solutions to existing and prospective customers, to host, operate and manage its site, and to attract and retain key management and technical personnel.

   The combined company may not be successful in these efforts and the economic terms of any arrangements that might result from these efforts may not be as favorable as the traditional licensing agreements. We believe that a lack of success in this regard could have a material adverse effect on the combined company.

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  SmartForce's and Centra's operating results have been, and the combined company's operating results will be, subject to seasonal fluctuations which may adversely impact its business.

   SmartForce's and Centra's operating results have been, and the combined company's operating results will be, subject to seasonal fluctuations, based in part on customers' annual budgetary cycles and in part on the annual nature of sales quotas. These seasonal trends have in the past caused bookings in the first quarter of a year to be less, perhaps substantially so, than bookings for the immediately preceding fourth quarter. We expect that these seasonal trends could continue to adversely affect the combined company's operating results. In addition, SmartForce and Centra have in past years added significant headcount in the sales and marketing and research and development functions in the first quarter, and to a lesser extent, the second quarter. Because these headcount additions do not immediately contribute significant revenues, SmartForce's and Centra's operating margins in the earlier part of the year have tended to be significantly lower than in the later parts of the year. In addition, many technology companies also experience a seasonal downturn in demand during the summer months. These seasonal trends may have a material adverse effect on the combined company's results of operations.

  SmartForce and Centra rely on strategic alliances that may not continue in the future.

   SmartForce and Centra have developed strategic alliances to develop and market many of their respective products, and believe that an increasing proportion of the combined company's future revenues may be attributable to products developed and marketed through these and other future alliances. However, these relationships are not exclusive and the combined company may be unable to continue to develop future products through these alliances in a timely fashion or may be unable to negotiate additional alliances in the future on acceptable terms, if at all.

   The marketing efforts of the combined company's partners may also disrupt its direct sales efforts. The combined company's development and marketing partners could pursue their existing or alternative training programs in preference to and in competition with those being developed by the combined company. In the event that the combined company is unable to maintain or expand its current development and marketing alliances or enter into new development and marketing alliances, its operating results and financial condition could be materially adversely affected. Furthermore, it will be required to pay royalties to the combined company's development and marketing partners on products developed with them, which could reduce the combined company's gross margins. We expect that cost of revenues may fluctuate from period to period in the future based upon many factors, including the revenue mix and the timing of expenses associated with development and marketing alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for e-Learning offerings developed solely by the combined company. The combined company's strategic alliance partners may from time to time renegotiate the terms of their agreement with the combined company, which could result in changes to the royalty or other arrangements, adversely affecting the combined company's results of operations.

  The combined company's success depends on its ability to meet the needs of the rapidly changing market.

   The market for interactive education and training is influenced by rapidly changing technology, evolving industry standards, changes in customer requirements and preferences and frequent introductions of new products and services embodying new technologies. New methods of providing interactive education in a technology- based format are being developed and offered in the marketplace, including intranet and Internet offerings. Many of these new offerings involve new and different business models and contracting mechanisms. In addition, multimedia and other product functionality features are being added to educational software. Accordingly, the combined company's future success will depend upon the extent to which it is able to develop and implement products which address these emerging market requirements on a cost effective and timely basis. Product development is risky because it is difficult to foresee developments in technology, coordinate technical personnel and identify and eliminate design flaws. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of the combined company's products and could reduce sales of predecessor

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

products. The combined company may not be able to introduce new products on a timely basis. In addition, new products introduced by the combined company may fail to achieve a significant degree of market acceptance or, once accepted, may fail to sustain viability in the market for any significant period. If the combined company is unsuccessful in addressing the changing needs of the marketplace due to resource, technological or other constraints, or in anticipating and responding adequately to changes in customers' software technology and preferences, the combined company's business and results of operations would be materially adversely affected.

  The success of the combined company's e-Learning strategy depends on the reliability and consistent performance of its information systems and Internet infrastructure.

   The success of the combined company's e-Learning strategy is highly dependent on the consistent performance of its information systems and Internet infrastructure. If the combined company's Web site or ASP server site fails for any reason or if it experiences any unscheduled down times, even for only a short period, the combined company's business and reputation could be materially harmed. SmartForce and Centra have in the past experienced performance problems and unscheduled downtime, and these problems could recur. SmartForce and Centra currently rely on, and the combined company will rely on, third parties for proper functioning of computer infrastructure, delivery of its e-Learning applications and the performance of its destination site. The combined company's systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquake, financial patterns of hosting providers and similar events. Any system failures could adversely affect customer usage of the combined company's solutions and user traffic results in any future quarters, which could adversely affect the combined company's revenues and operating results and harm the combined company's reputation with corporate customers, subscribers and commerce partners. A key element of the combined company's strategy will be to generate a high volume of traffic to the Web site and ASP server site and create a significant subscriber base. Accordingly, the satisfactory performance, reliability and availability of the combined company's Web site and ASP server site and computer infrastructure is critical to the combined company's reputation and ability to attract and retain corporate customers, subscribers and commerce partners. We cannot accurately project the rate or timing of any increases in traffic to the combined company's Web site or ASP server site and, therefore, the integration and timing of any upgrades or enhancements required to facilitate any significant traffic increase to the Web site and ASP server site are uncertain. SmartForce and Centra have in the past experienced difficulties in upgrading their site infrastructure to handle increased traffic, and these difficulties could recur. The failure to expand and upgrade the Web site and ASP server site or any system error, failure or extended down time, could materially harm the combined company's business, reputation, financial condition or results of operations.

  The e-Learning market is a developing market, and the combined company's business will suffer if e-Learning is not widely accepted.

   The market for e-Learning is a new and emerging market. Corporate training and education has historically been conducted primarily through classroom instruction and has traditionally been performed by a company's internal personnel. Many companies have invested heavily in their current training solutions. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market.

   Accordingly, the combined company's future success will depend upon the extent to which companies adopt technology-based solutions and use the Internet in connection with their training activities, and the extent to which companies utilize the services or purchase products of third-party providers. Many companies that have already invested substantial resources in traditional methods of corporate training may be reluctant to adopt a new strategy that may compete with their existing investments. Even if companies implement technology-based training or Internet learning solutions, they may still choose to design, develop, deliver or manage all or part of their education and training internally. If technology based learning and the use of the Internet for learning does not become widespread, or if companies do not use the products and services of third parties to develop, deliver or manage their training needs, then the combined company's products and service, may not achieve commercial success.

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

  The combined company may fail to integrate adequately acquired products, technologies and businesses.

   SmartForce and Centra regularly evaluate acquisition opportunities and have made, and will likely in the future continue to make, acquisitions that would provide additional product or service offerings, additional industry expertise or an expanded geographic presence. For example, in April 2001 SmartForce acquired icGlobal, a provider of learning management system software. In August 2001 SmartForce acquired substantially all of the assets of Impaxselling.com, a sales performance company providing global enterprises with web-based learning solutions designed to improve sales and account management performance. In October 2001 SmartForce acquired SkillScape Solutions, Inc., a provider of competency management systems. And in April 2001, Centra acquired Mindlever.com, Inc, a provider of standards-based learning content management systems. The combined company may be unable to locate attractive opportunities or acquire any opportunities that it locates on attractive terms. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the combined company's results of operations.

   Product and technology acquisitions also entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention to other business concerns, risks of entering markets in which the combined company has no or limited prior experience and the potential loss of key employees of acquired companies. The combined company may be unable to integrate successfully any operations, personnel or products that have been acquired or that might be acquired in the future. Further, the revenues from the acquired businesses may not be sufficient to support the costs associated with those businesses, without adversely affecting the combined company's operating margins in the future. The combined company's failure to successfully complete the integration of acquired businesses in a timely fashion, if at all, or to generate sufficient revenues from acquired businesses could have a material adverse effect on its business and results of operations.

  The combined company's failure to manage its rapid expansion effectively could hurt the combined company's operations and business.

   SmartForce and Centra have recently experienced rapid expansion of their operations, which has placed, and is expected to continue to place, significant demands on the combined company's executive, administrative, operational and financial personnel and systems. The combined company's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. In particular, the combined company will require significant improvement in its order entry, fulfillment and management information systems in order to support its expanded operations. If the combined company is unable to respond to and manage changing business conditions, its business and results of operations could be materially adversely affected.

  SmartForce's and Centra's expense levels are fixed in the short term. As a result, the combined company may be unable to adjust spending to compensate for unexpected revenue shortfalls.

   SmartForce's and Centra's expense levels are based in significant part on their respective expectations regarding future revenues and are fixed to a large extent in the short term. Accordingly, following the merger, the combined company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse effect on the combined company's results of operations. This risk materialized for SmartForce in the third quarter of 1998, where profit was dramatically negatively affected by a shortfall in revenues compared to management's expectations.

  The combined company will depend on a few key personnel to manage and operate the business and must be able to attract and retain highly qualified employees.

   The combined company's success will be largely dependent on the personal efforts and abilities of its senior management. Failure to retain these executives, or the loss of certain additional senior management personnel or

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

other key employees, could have a material adverse effect on the combined company's business and future prospects.

   The combined company will also be dependent on the continued service of its key sales, content development and operational personnel and on its ability to attract, train, motivate and retain highly qualified employees. In addition, the combined company will depend on writers, programmers, Web designers and graphic artists. We expect to continue to hire additional content development, programming, sales and marketing, information systems and accounting staff. However, the combined company may be unsuccessful in attracting, training, retaining or motivating key personnel. The inability to hire, train and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon the combined company's business, new product development efforts and future business prospects.

  Increased competition may result in decreased demand for the combined company's products and services, which may result in reduced revenues and gross margins and loss of market share.

   The market for business education training solutions is immature, highly fragmented and competitive, and is subject to rapid technological change. We expect the market to become increasingly competitive due to the lack of significant barriers to entry. In addition to increased competition from new companies entering into the market, established companies are entering into the market through acquisitions of smaller companies, which directly compete with SmartForce and Centra, and this trend is expected to continue. The combined company may also face competition from publishing companies and vendors of application software, including those vendors with whom SmartForce or Centra have formed development and marketing alliances.

   SmartForce's and Centra's primary source of direct competition comes from third-party suppliers of instructor-led information technology, business, management and professional skills education and training as well as suppliers of computer-based training and e-Learning solutions. SmartForce and Centra also face indirect competition from internal education and training departments of their potential customers. With respect to different aspects of Centra's collaboration solution, competition occurs from a variety of software and service vendors. SmartForce and Centra also compete to a lesser extent with consultants, value-added resellers and network integrators. Certain of these value-added resellers also market products that compete with those of SmartForce and Centra. We expect that as organizations increase their dependence on outside suppliers of training, the combined company will face increasing competition from these other suppliers as education and training managers more frequently compare training products provided by outside suppliers.

   Growing competition may result in price reductions, reduced revenue and gross margins and loss of market share, any one of which would have a material adverse effect on the combined company's business. Many of SmartForce's and Centra's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, and we expect to face increasing price pressures from competitors as managers demand more value for their training budgets. Accordingly, following the merger, the combined company may be unable to provide e-Learning solutions that compare favorably with new instructor-led techniques, other interactive training software or new e-Learning solutions or competitive pressures may require the combined company to reduce its prices significantly.

  The combined company's business will be subject to currency fluctuations that could adversely affect its operating results.

   Due to SmartForce's multinational operations, SmartForce's business is currently subject to, and the combined company's business will be subject to, fluctuations based upon changes in the exchange rates between the currencies in which revenues are collected or expenses are paid. In particular, the value of the U.S. dollar against the euro and related currencies will impact the combined company's operating results. The combined company's expenses will not necessarily be incurred in the currency in which revenue is generated, and, as a result, the combined company will be required from time to time to convert currencies to meet its obligations.

These currency conversions are subject to exchange rate fluctuations, and changes to the value of the euro, pound sterling and other currencies relative to the U.S. dollar could adversely affect the combined company's business and results of operations.

  The combined company's corporate tax rate may increase, which could adversely affect the combined company's cash flow, financial condition and results of operations.

   SmartForce currently has significant foreign operations and generates a majority of its taxable income in the Republic of Ireland, and some of SmartForce's Irish operating subsidiaries are taxed at rates substantially lower than tax rates in effect in the United States and other countries in which SmartForce has operations. If at any time following the merger the combined company's Irish subsidiaries were no longer to qualify for these lower tax rates or if the applicable tax laws were rescinded or changed, the combined company's operating results could be materially adversely affected. Moreover, because the combined company will incur income tax in several countries, an increase in the combined company's profitability in one or more of these countries could result in a higher overall tax rate. In addition, if U.S. or other foreign tax authorities were to change applicable tax laws or successfully challenge the manner in which the combined company's subsidiaries' profits are currently recognized, the combined company's taxes could increase, and the combined company's business, cash flow, financial condition and results of operations could be materially adversely affected.

  The combined company may be unable to protect its proprietary rights. Unauthorized use of the combined company's technology may result in development of products or services that compete with those of the combined company.

   The success of the combined company depends to a significant degree upon the protection of its rights in intellectual property and its trade secrets. SmartForce and Centra currently rely upon, and the combined company will rely upon, a combination of patent, copyright, trademark and trade secret laws and customer license agreements, and other methods to protect their proprietary rights. SmartForce and Centra have also entered into, and the combined company will continue to enter into, confidentiality agreements with their employees, consultants and third parties to seek to limit and protect the distribution of their proprietary information. However, neither SmartForce nor Centra has signed protective agreements in every case.

   Although SmartForce and Centra have taken steps to protect their respective proprietary technologies, these steps may be inadequate. Existing patent, copyright, trademark and trade secret laws offer only limited protection, Moreover, the laws of other countries in which SmartForce and Centra market their products may afford little or no effective protection of their intellectual property. Additionally, unauthorized parties may copy aspects of the combined company's products, services or technology or obtain and use information that the combined company will regard as proprietary. Other parties may also breach confidentiality agreements and other protective contracts SmartForce or Centra have executed or the combined company will in the future execute. The combined company may not become aware of, or have adequate remedies in the event of, a breach. Litigation may be necessary in the future to enforce the combined company's intellectual property rights, to protect trade secrets or to determine the validity and scope of the proprietary rights of others. Even if the combined company were to prevail, this litigation could result in substantial costs and diversion of management and technical resources.

  Some parties may claim that the combined company infringes upon their intellectual property rights, which could result in costly litigation or require the combined company to reengineer or cease sales of its products or services.

   Third parties could in the future claim that SmartForce's or Centra's current or the combined company's future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require the combined company to reengineer or cease sales of the combined company's products or services, any of which could have a material adverse effect on the combined company's business. Infringement claims could also result in an injunction in the use of the combined company's products or require the combined company to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to the combined company or at all. Though no legal actions are pending at this time, from time to time SmartForce and Centra learn of parties that claim broad intellectual property rights in the e-Learning area that might implicate SmartForce's and Centra's offerings. These parties or others could initiate actions against the combined company in the future.

  SmartForce is subject to a pending legal proceeding and may become subject to additional proceedings and adverse determinations in these proceedings could harm its business.

   Since the end of the third quarter of 1998, a class action lawsuit has been pending in the United States District Court for the Northern District of California against SmartForce, one of SmartForce's subsidiaries, SmartForce USA, and certain of SmartForce's former and current officers and directors, alleging violation of the federal securities laws. It has been alleged in this lawsuit that SmartForce misrepresented or omitted to state material facts regarding SmartForce's business and financial condition and prospects in order to artificially inflate and maintain the price of SmartForce's ADSs, and misrepresented or omitted to state material facts in SmartForce's registration statement and prospectus issued in connection with SmartForce's merger with Forefront, which also is alleged to have artificially inflated the price of SmartForce's ADSs.

   We believe that this action is without merit and intend to vigorously defend ourselves. Although we cannot presently determine the outcome of this action, an adverse resolution of this matter could significantly negatively impact the combined company's financial position and results of operations.

   The combined company may be from time to time involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. An adverse resolution of these matters could significantly negatively impact the combined company's financial position and results of operations.

  The combined company's non-U.S. operations will be subject to risks which could negatively impact its future operating results.

   We expect that international operations will continue to account for a significant portion of the combined company's revenues, and intend to continue to expand the combined company's operations outside of the United States. Operations outside of the United States are subject to inherent risks, including difficulties or delays in developing and supporting non-English language versions of the combined company's products and services, political and economic conditions in various jurisdictions, difficulties in staffing and managing foreign subsidiary operations, longer account receivable payment cycles, potential adverse tax consequences and the absence or significant lack of legal protection for intellectual property rights. Any of these factors could have a material adverse effect on the combined company's future operations outside of the United States, which could negatively impact the combined company's future operating results.

  Because many users of the combined company's e-Learning solutions will access them over the Internet, factors adversely affecting the use of the Internet could harm the combined company's business.

   Many of SmartForce's and Centra's users currently access, and the combined company's users will access, their e-Learning solutions over the Internet. Any factors that adversely affect Internet usage could disrupt the ability of those users to access the combined company's e-Learning solutions, which would adversely affect customer satisfaction and therefore the combined company's business.

   For example, the combined company's ability to increase the effectiveness and scope of its services to customers is ultimately limited by the speed and reliability of both the Internet and its customers' internal networks. Consequently, the emergence and growth of the market for the combined company's products and services depends upon the improvements being made to the entire Internet as well as to its individual customers' networking infrastructures to alleviate overloading and congestion. If these improvements are not made, the ability of the combined company's customers to use its products and services will be hindered, and its revenues may suffer.

   Additionally, a requirement for the continued growth of accessing e-Learning solutions over the Internet is the secure transmission of confidential information over public networks. Failure to prevent security breaches into the combined company's products or its customers' networks, or well-publicized security breaches affecting the Internet in general could significantly harm its growth and revenue. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the algorithms the combined company uses to protect content and transactions, its products or its customers' proprietary information in its databases. Anyone who is able to circumvent the combined company's security measures could misappropriate proprietary and confidential information or could cause interruptions in its operations. The combined company may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by security breaches. The privacy of users may also deter people from using the Internet to conduct transactions that involve transmitting confidential information.

  The market price for SmartForce's ADSs may fluctuate and may not be sustainable.

   The market price of SmartForce's ADSs has fluctuated significantly since SmartForce's initial public offering and is likely to continue to be volatile. We believe that many factors, including the following, could cause the price of SmartForce's ADSs to fluctuate, perhaps substantially:

  . announcements of developments related to the combined company's or its competitors' business;

  . announcements of new products or enhancements by the combined company or its competitors;

  . the evolution of the market for live e-Learning and business collaboration solutions;

  . the combined company's success and timing in developing and introducing new products and enhancements to existing products;

  .  changes in pricing policies by the combined company or its competitors;

  .  the length of the combined company's sales cycle;

  .  changes in customer buying patterns;

  .  market entry by new competitors;

  .  sales of SmartForce's ADSs into the public market;

  . developments in the combined company's relationships with its customers, partners and distributors;

  . shortfalls or changes in revenues, gross margins, earnings or losses or other financial results which differ from public market expectations;

  . changes in the public market expectation of the combined company's performance or industry performance;

  .  changes in market valuations of competitors;

  .  regulatory developments;

  .  additions or departures of key personnel;

  .  fluctuations in results of operations; and

  . general conditions in the combined company's markets or the markets served by the combined company's customers or in the U.S. and/or the International economy.

   In addition, in recent years the stock market in general, and the market for shares of technology stocks in particular, has experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of affected companies. The market price of SmartForce's ADSs may continue to experience significant fluctuations in the future, including fluctuations that are unrelated to the combined company's performance. To succeed, the combined company must continue to expand its content offerings, upgrade its technology and distinguish its solution. The combined company may not be able to do so successfully. Any failure by the combined company to anticipate or respond adequately to changes in technology and customer preferences or any significant delays in content development or implementation could impact the combined company's ability to capture market share.

  The combined company's sales cycle may make it difficult to predict its operating results.

   SmartForce and Centra have long sales cycles because they generally need to educate potential customers regarding the benefits of their live online e-Learning and business collaboration products and services prior to sale. SmartForce's and Centra's sales cycle vary depending on the size and type of customer contemplating a purchase and whether they have conducted business with a potential customer in the past. Potential customers frequently need to obtain approvals from multiple decision makers within their organization prior to making purchase decisions. These long sales cycles which typically range from three to six months or more, make it difficult to predict the quarter in which sales may occur. Delays in sales could cause significant variability in the combined company's revenues and operating results for any particular period.

  The combined company's business could be adversely affected if its products contain errors.

   Software products as complex as the combined company's may contain undetected errors or "bugs" that result in product failures. From time to time SmartForce and Centra have identified errors in their products after commercial introduction of the products. The occurrence of errors could result in loss of or delay in revenues, loss of market share, diversion of product development resources, injury to reputation or damage to efforts to build brand awareness, any of which could have a material adverse effect on the combined company's business, operating results and financial condition.

  The combined company could incur substantial costs resulting from product liability claims relating to its customers' use of the combined company's products and services.

   Many of the business interactions supported by SmartForce's and Centra's products and services are critical to their customers' businesses. Any failure in a customer's business interaction or other collaborative activity caused or allegedly caused in the future by the combined company's products and services could result in a claim for substantial damages against the combined company, regardless of its responsibility for the failure. Although the combined company will maintain general liability insurance, including coverage for errors and omissions, there can be no assurance that existing coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim.

               SELECTED HISTORICAL FINANCIAL DATA OF SMARTFORCE

   The following selected consolidated financial data are only a summary and should be read in conjunction with SmartForce's financial statements and related notes included in SmartForce's annual reports and other financial information included in SmartForce's filings with the SEC. See "Where You Can Find More Information" on page 143. The statement of operations data for each of the years ended December 31, 2001, 2000 and 1999 and the balance sheet data at December 31, 2001 and 2000, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from financial statements audited by Ernst & Young, independent auditors, that are incorporated by reference in this joint proxy statement/prospectus. The statement of operations data for the years ended December 31, 1998 and 1997 and balance sheet data at December 31, 1999, 1998 and 1997, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from audited financial statements that are not incorporated by reference in this joint proxy statement/prospectus. Except as otherwise noted in this joint proxy statement/prospectus, all references to "$" shall mean U.S. dollars.

                 SMARTFORCE SELECTED HISTORICAL FINANCIAL DATA
               (dollars in thousands, except per share amounts)

                                                                Years Ended December 31,
                                                    ------------------------------------------------
                                                      1997      1998      1999      2000      2001
                                                    --------  --------  --------  --------  --------
Statement of Operations Data:
Revenues........................................... $137,047  $162,232  $197,754  $168,197  $260,875
Cost of revenues...................................   22,502    25,137    29,675    27,452    43,064
                                                    --------  --------  --------  --------  --------
Gross profit.......................................  114,545   137,095   168,079   140,745   217,811
Operating expenses:
   Research and development........................   20,878    25,832    31,713    42,085    51,328
   Sales and marketing.............................   59,160    75,395    93,841   105,618   132,793
   General and administrative......................   11,601    15,893    17,042    19,703    21,727
   Amortization of acquired intangibles............       --        --     3,441     8,603    10,158
   Acquired research and development...............    4,097        --     5,900        --        --
   Cost of acquisitions............................    1,534     5,505        --        --        --
                                                    --------  --------  --------  --------  --------
       Total operating expenses....................   97,270   122,625   151,937   176,009   216,006
                                                    --------  --------  --------  --------  --------
Income/(loss) from operations......................   17,275    14,470    16,142   (35,264)    1,805

Other income, net..................................    4,710     4,734     3,192     4,372     3,037
                                                    --------  --------  --------  --------  --------
Income/(loss) before (provision)/benefit for income
  taxes............................................   21,985    19,204    19,334   (30,892)    4,842
(Provision)/benefit for income taxes...............   (3,916)   (2,666)   (3,708)    2,229    (1,800)
                                                    --------  --------  --------  --------  --------
Net income/(loss).................................. $ 18,069  $ 16,538  $ 15,626  $(28,663) $  3,042
                                                    ========  ========  ========  ========  ========
Net income/(loss) per share--Basic................. $   0.45  $   0.38  $   0.33  $  (0.56) $   0.06
                                                    ========  ========  ========  ========  ========
Net income/(loss) per share--Diluted............... $   0.41  $   0.36  $   0.30  $  (0.56) $   0.05
                                                    ========  ========  ========  ========  ========

                                                                   As of December 31,
                                                    ------------------------------------------------
                                                      1997      1998      1999      2000      2001
                                                    --------  --------  --------  --------  --------
Balance Sheet Data:
Cash, cash equivalents and short term investments.. $ 71,543  $102,034  $108,173  $107,957  $109,276
Working capital....................................   84,018   116,841   134,121   112,382   159,340
Total assets.......................................  141,329   190,244   289,717   334,783   396,194
Shareholders' equity...............................  107,679   154,801   242,723   245,638   319,550

                 SELECTED HISTORICAL FINANCIAL DATA OF CENTRA

   The following selected consolidated financial data are only a summary and should be read in conjunction with Centra's financial statements and related notes included in Centra's annual reports and other financial information included in Centra's filings with the SEC. See "Where You Can Find More Information" on page 143. The statement of operations data for each of the years ended December 31, 2001, 2000 and 1999 and the balance sheet data at December 31, 2001 and 2000, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from financial statements audited by Arthur Andersen LLP, independent public accountants, incorporated by reference in this joint proxy statement/prospectus. The statement of operations data for the years ended December 31, 1998 and 1997 and balance sheet data as at December 31, 1999, 1998 and 1997, which have been prepared in accordance with accounting principles generally accepted in the U.S., are derived from audited financial statements not incorporated by reference in this joint proxy statement/prospectus. Except as otherwise noted in this joint proxy statement/prospectus, all references to "$" shall mean U.S. dollars.

                   CENTRA SELECTED HISTORICAL FINANCIAL DATA
               (dollars in thousands, except per share amounts)

                                                                                Year Ended December 31,
                                                                    -----------------------------------------------
                                                                     1997      1998      1999      2000      2001
                                                                    -------  --------  --------  --------  --------
Statement of Operations Data:
Revenues:
   License......................................................... $   234  $  3,356  $  7,017  $ 18,697  $ 28,815
   Services........................................................      55       870     1,578     4,276    10,302
                                                                    -------  --------  --------  --------  --------
     Total revenues................................................     289     4,226     8,595    22,973    39,117
                                                                    -------  --------  --------  --------  --------
Cost of revenues:
   License.........................................................      75       185       173       314       505
   Services........................................................     130       919     1,543     3,381     6,552
                                                                    -------  --------  --------  --------  --------
     Total cost of revenue.........................................     205     1,104     1,716     3,695     7,057
                                                                    -------  --------  --------  --------  --------
     Gross profit..................................................      84     3,122     6,879    19,278    32,060
                                                                    -------  --------  --------  --------  --------
Operating expenses:
   Sales and marketing.............................................   2,465     5,066     8,040    22,563    25,481
   Product development.............................................   3,042     3,078     4,594     8,481    12,516
   General and administrative......................................     983     1,442     2,440     4,977     7,418
   Compensation charge for issuance of stock options...............      --        --       736       925       887
   Acquired in process research and development....................      --        --        --        --     2,200
   Amortization of goodwill........................................      --        --        --        --       783
   Amortization of intangible assets...............................      --        --        --        --       533
                                                                    -------  --------  --------  --------  --------
     Total operating expenses......................................   6,490     9,586    15,810    36,946    49,818
                                                                    -------  --------  --------  --------  --------
     Operating loss................................................  (6,406)   (6,464)   (8,931)  (17,668)  (17,758)
Other income, net..................................................      35       211       308     3,810     1,076
                                                                    -------  --------  --------  --------  --------
Net loss...........................................................  (6,371)   (6,253)   (8,623)  (13,858)  (16,682)
Accretion of discount on preferred stock...........................     506       506       507       649        --
                                                                    -------  --------  --------  --------  --------
Net loss attributable to common stockholders....................... $(6,877) $ (6,759) $ (9,130) $(14,507) $(16,682)
                                                                    =======  ========  ========  ========  ========
Basic and diluted net loss per share............................... $ (1.33) $  (1.16) $  (1.39) $  (0.67) $  (0.68)
                                                                    =======  ========  ========  ========  ========
Weighted average shares outstanding--Basic and diluted.............   5,156     5,845     6,588    21,781    24,449
                                                                    =======  ========  ========  ========  ========
Pro forma basic and diluted net loss per share.....................                    $  (0.64) $  (0.64)
                                                                                       ========  ========
Pro forma weighted average shares outstanding--Basic and diluted...                      15,281    22,608
                                                                                       ========  ========

                                                                                   As of December 31,
                                                                    -----------------------------------------------
                                                                     1997      1998      1999      2000      2001
                                                                    -------  --------  --------  --------  --------
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments.................. $ 8,079  $  1,979  $  7,878  $ 65,187  $ 48,183
Working capital....................................................   7,241     1,541     5,828    59,927    42,188
Total assets.......................................................   9,238     4,753    13,296    75,064    70,977
Term loan, net of current maturities...............................     158       530       376     1,894     2,631
Redeemable convertible preferred stock.............................  17,992    18,498    32,480        --        --
Total stockholders' equity (deficit)...............................  (9,977)  (16,672)  (24,787)   61,874    51,347

        SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

   The following selected unaudited pro forma condensed combined financial data present the effect of the pending merger between SmartForce and Centra as if the merger had been completed on January 1, 2001 for results of operations purposes and on December 31, 2001 for balance sheet purposes. The unaudited pro forma combined financial data was prepared using the purchase method of accounting.

   The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions which are preliminary. This data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of SmartForce that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of SmartForce.

   This selected unaudited pro forma condensed combined financial data should be read in conjunction with the unaudited pro forma condensed combined financial statements and notes thereto appearing on page 115 of this joint proxy statement/prospectus and the historical consolidated financial statements and notes thereto of SmartForce, the historical consolidated financial statements and notes thereto of Centra, and other financial information pertaining to the two companies incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 143.

                                                                 Year Ended
                                                              December 31, 2001
                                                            ---------------------
                                                            (in thousands, except
                                                             per share amounts)
                                                                 (unaudited)
Statement of Operations Data:
Revenue....................................................       $299,992
Gross profit...............................................        249,871
Total operating expenses...................................        272,450
Loss from operations.......................................        (22,579)
Loss before provision of income taxes......................        (18,466)
Net loss...................................................        (20,266)
Basic and diluted net loss per share.......................          (0.31)
Shares used in computing basic and diluted net loss per
  share....................................................         64,869

                                                                   As of
                                                             December 31, 2001
                                                             -----------------
                                                                (unaudited)
 Balance Sheet Data:
 Cash, cash equivalents and short-term investments..........     $ 90,558
 Working capital............................................      183,748
 Intangible assets..........................................      304,762
 Total assets...............................................      690,021
 Long-term obligations, less current portion................        2,631
 Total shareholders' equity.................................      575,967
 Book value per share.......................................         8.47

                          COMPARATIVE PER SHARE DATA

   The following table presents comparative historical per share data of SmartForce and Centra and unaudited combined pro forma per share data after giving effect to the merger as a purchase of Centra by SmartForce assuming the merger had been consummated at the beginning of the period presented below. The following data assumes 0.425 of a SmartForce ordinary share, represented by
0.425 of an ADS, will be issued in exchange for each share of Centra common stock in connection with the merger and assumes the assumption of Centra options based upon the same exchange ratio. This data has been derived from, and should be read in conjunction with, the selected historical financial data, selected unaudited pro forma condensed combined financial data, unaudited pro forma combined condensed financial statements and notes thereto appearing elsewhere in this joint proxy statement/prospectus, and the separate audited financial statements of SmartForce and Centra and notes thereto, that are incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma per share data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of SmartForce that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of SmartForce.

                                           Historical             Pro Forma
                                       -----------------  ------------------------
                                       SmartForce Centra  Combined(1) Equivalent(2)
                                       ---------- ------  ----------- -------------
Twelve Months Ended December 31, 2001:
Basic income (loss) per share.........   $0.06    $(0.68)   $(0.31)      $(0.13)
Diluted income (loss) per share.......    0.05     (0.68)    (0.31)       (0.13)
Book value per share(3)...............    5.61      1.97      8.47         3.60

--------
(1) Basic pro forma loss per share is calculated based on the exchange of 24,449,253 shares of Centra common stock outstanding on a weighted average basis during the twelve-month period ended December 31, 2001 for SmartForce ordinary shares. Diluted pro forma loss per share was the same as basic pro forma loss per share due to anti-dilutive impact of common stock equivalents.
(2) Computed by multiplying pro forma combined information by the exchange ratio of 0.425.
(3) Computed by dividing total shareholders' equity by the number of shares of capital stock outstanding at the end of the period on a historical and pro forma combined basis, as applicable.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

   SmartForce ADSs trade on the Nasdaq National Market under the symbol "SMTF." Centra common stock trades on the Nasdaq National Market under the symbol "CTRA."

   The following table shows the high and low per share sale prices of SmartForce ADSs and Centra common stock each as reported on the Nasdaq National Market on (1) January 15, 2002, the last full trading day preceding the public announcement that Centra and SmartForce had entered into the merger agreement and (2) March 18, 2002, the last full trading day for which high and low prices were available at the time of the printing of this joint proxy statement/prospectus.

   The table also includes the comparable high and low per share sale price of Centra common stock on those dates. This comparable high and low per share price data reflects the fluctuating value of the SmartForce ADSs that Centra stockholders would receive in exchange for each share of Centra common stock if the merger was completed on either of those dates, applying the exchange ratio of 0.425 SmartForce ordinary shares, represented by ADSs, for each share of Centra common stock.

   As of March 18, 2002, there were approximately 230 holders of record of Centra common stock and 310 holders of record of SmartForce ADSs.

                                                                  Equivalent Centra
                              SmartForce ADSs Centra Common Stock  Price per Share
                              --------------- ------------------- -----------------
                               High     Low     High       Low      High      Low
                              ------  ------    -----     -----    ------    -----
January 15, 2002............. $24.90  $23.51  $8.85     $7.95     $10.58    $9.99
March 18, 2002............... $12.30  $11.90  $5.11     $5.24     $ 5.23    $5.06

   The above table shows only historical comparisons. These comparisons may not provide meaningful information to SmartForce shareholders in determining whether to approve and adopt the merger agreement and approve the merger and the issuance of the SmartForce ordinary shares, represented by ADSs, in connection with the merger or to Centra stockholders in determining whether to approve and adopt the merger agreement. SmartForce shareholders and Centra stockholders are urged to obtain current market quotations for SmartForce ADSs and Centra common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve the proposals contained in this joint proxy statement/prospectus. See "Where You
Can Find More Information" on page 143 of this joint proxy statement/prospectus.

                            THE SMARTFORCE MEETING

Date, Time and Place of the SmartForce Annual General Meeting

   The date, time and place of the annual general meeting of SmartForce shareholders are as follows:

                                        , 2002
                              11 a.m. Local Time
                at Jury's Hotel, Ballsbridge, Dublin 4, Ireland

Purpose of the Annual General Meeting

   At the SmartForce annual general meeting, SmartForce shareholders will be asked to consider and vote upon the following proposals:

      1. To re-elect as a director Mr. James S. Krzywicki, who retires by rotation and, being eligible, offers himself for re-election in accordance with SmartForce's articles of association.

      2. To elect as a director, Dr. Ferdinand von Prondzynski, who was appointed during the year.

      3. To receive and consider the Report of the Directors and the Consolidated Financial Statements of SmartForce for the year ended December 31, 2001 and the Auditors' Report to the Members.

      4. To authorize the directors to fix the remuneration of SmartForce's auditors for the year ending December 31, 2002.

      5. To approve the Agreement and Plan of Merger and Reorganization dated January 16, 2002 made by and among SmartForce, Atlantic Acquisition Corp. and Centra in the form produced to the meeting and initialed by the Chairman for the purposes of identification (a copy of which was included in the joint proxy statement/prospectus circulated to all of the members of
   SmartForce on        2002) relating to the merger of Atlantic Acquisition
   Corp. (a wholly owned subsidiary of the Company) with and into Centra, and the automatic conversion of each share of common stock of Centra immediately prior to the consummation of the merger into a right to receive 0.425 ordinary shares of (Euro)0.11 each in the capital of SmartForce (or ADSs representing such ordinary shares) and the assumption of all outstanding options to purchase shares in the capital of Centra, the merger and the issuance of ordinary shares of (Euro)0.11 each in the capital of SmartForce (or ADSs representing such ordinary shares) pursuant to such merger.

      6. Subject to the passing of Resolution 5 above relating, inter alia, to the approval of the Agreement and Plan of Merger and Reorganization dated January 16, 2002 made by and among SmartForce, Atlantic Acquisition Corp. and Centra relating to the merger of Atlantic Acquisition Corp. (a wholly owned subsidiary of the Company) with and into Centra and in connection with the assumption by SmartForce under the merger of all outstanding options to purchase shares in the capital of Centra, to approve the terms of certain contracts under which SmartForce may become entitled to purchase certain of its own ordinary shares (or ADSs representing such ordinary shares) held by shareholders of Centra (a written memorandum of the terms of such contracts having been produced to the meeting and initialled for the purposes of identification by the Chairman).

   To conduct any other ordinary business of the Company as may properly come before the meeting.

   For more information regarding the proposals described above, see "Proposals to SmartForce Shareholders To Be Voted On At SmartForce Annual General Meeting" on page 135.

Record Date

   Record Date for Holders of SmartForce Ordinary Shares. Holders of SmartForce ordinary shares, or Members, whose names appear in the Register of Members, maintained by our registrars, Computershare

Services (Ireland) Limited, on the date materials are mailed to Members are entitled to receive notice of the annual general meeting or any adjournment of the annual general meeting. In addition, any person who is a Member on the date of the annual general meeting is entitled to attend and vote at the annual general meeting.

   Record Date for Holders of SmartForce ADSs. The Bank of New York, as the registrar and transfer agent for our ADSs, as well as the depositary for our ordinary shares represented by the ADSs, has fixed the close of business on
      , 2002 as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the annual general meeting and any adjournment of the meeting.

   As of the ADS record date, there were [         ] SmartForce ordinary
shares, par value (Euro)0.11 per share, issued and outstanding (or [         ]
equivalent ADSs ) held by approximately [ ] holders of record. Each ADS represents one SmartForce ordinary share. The ADSs are quoted on the Nasdaq National Market under the symbol "SMTF." As of the record date, there were approximately [ ] registered holders of SmartForce ADSs. The SmartForce ordinary shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of The Bank of New York.

Quorum

   To conduct business at the annual general meeting, a quorum must be present. SmartForce's articles of association provide that the presence at an annual general meeting, either in person or by proxy, of three (3) persons entitled to vote at the annual general meeting, and who together hold not less than one-third of our voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. SmartForce will treat ordinary shares represented by a properly signed and returned proxy, including abstentions, as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Voting of Ordinary Shares

   Generally. Votes may be given at the annual general meeting either personally or by proxy. Voting at the annual general meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A proxy has the right to demand or join in demanding a poll. Whether a poll will be taken shall be determined in accordance with Irish law and SmartForce's articles of association. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

   Proxies. SmartForce ordinary shares represented by a properly signed and dated proxy will be voted at the annual general meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of each of the proposals presented at the annual general meeting as more fully described in this joint proxy statement/prospectus. A proxy holder may vote the proxy in his, her or its discretion as to any other matter which may properly come before the annual general meeting.

   Abstentions. SmartForce will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the annual general meeting. Your abstention, however, will not have an effect on the vote for any of the proposals to be voted upon at the meeting.

Voting of ADSs

   Generally. Holders of ADSs may not vote at the annual general meeting. The Bank of New York has the right, subject to certain limitations set forth in the deposit agreements among SmartForce, The Bank of New York and the owners and beneficial owners of American Depositary Receipts representing ADSs, to vote all of the SmartForce ordinary shares represented by SmartForce ADSs. Under the terms of the deposit agreements, however, The Bank of New York is required to cast its votes with respect to those SmartForce ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

   Record Date; Notice of Annual General Meeting. Under the terms of the deposit agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by SmartForce for the purpose of such meeting or, if different, as close to the date established by SmartForce as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the deposit agreements.

   Upon receipt of notice of any meeting of SmartForce or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by SmartForce, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

  . the information contained in the notice of meeting received by The Bank of New York from SmartForce;

  . a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of SmartForce's articles of association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

  . a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of SmartForce's articles of association; and

  . a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by SmartForce.

   Voting of Ordinary Shares Underlying SmartForce ADSs. Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to SmartForce's articles of association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

   Discretionary Proxies. The deposit agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by SmartForce with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by SmartForce to vote such ordinary shares, under circumstances and according to the terms as set forth in the deposit agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given when SmartForce notifies The Bank of New York, and it has agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one that is set forth in the deposit agreements as more fully described in "Description of American Depositary Shares--Voting Rights" on page 92.

   The fifth and sixth proposals to be acted upon at the annual general meeting, which relate to approving and adopting the merger agreement and approving the merger and the issuance of the ordinary shares represented by SmartForce ADSs in the merger and the terms of certain contracts under which SmartForce may become entitled to certain repurchase rights of ordinary shares to be issued in the merger in exchange for unvested Centra common stock are not matters for which The Bank of New York may deem that instruction has been given for it to give a discretionary proxy to a person designated by SmartForce where no instruction is received. Therefore, The Bank of New York will not give a discretionary proxy to a person designated by SmartForce to vote such ordinary shares for which no instruction has been given on either of these proposals.

   Other than proposals five and six, each proposal to be acted upon at the annual general meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by SmartForce where no instruction is received. Therefore, in relation to proposals other than proposals five and six, The Bank of New York will give a discretionary proxy to a person designated by SmartForce to vote such ordinary shares for which no instruction has been given.

   Inspection of Reports. The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from SmartForce, which are both (a) owned of record by AIB Custodial Nominees Limited on behalf of and for the benefit of The Bank of New York as depositary and (b) generally made available to the holders of ordinary shares by SmartForce. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by SmartForce pursuant to the deposit agreements.

Expenses of Solicitation of Proxies

   SmartForce will pay its own costs of soliciting proxies and will share equally with Centra the expenses incurred in connection with the filing and printing of this joint proxy statement/prospectus. Following the original mailing of the proxies and other solicitation materials, SmartForce will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.
SmartForce expects to engage the proxy solicitation firm of [      ] in
connection with the annual general meeting and will pay a fee of approximately
[$        ] plus reasonable expenses for these services.

   In addition to solicitation by mail, directors, officers and key employees of SmartForce may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

How to Revoke a Proxy

   You may revoke your proxy before it is voted by:

  . providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

          SmartForce Public Limited Company
          900 Chesapeake Drive
          Redwood City, California 94063
          Attention: Investor Relations
          Fax: 650-817-5080

  .  submitting a new signed proxy with a later date; or

  .  attending the meeting.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual general meeting and voting in person.

Shareholder Proposals to be Presented at Next Annual General Meeting

   Subject to applicable laws, proposals of SmartForce's shareholders that are intended to be presented by such shareholders at its 2003 annual general meeting of shareholders must have been received at our offices located at 900
Chesapeake Drive, Redwood City, California 94063 no later than       , 2003 and
must have satisfied the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

Voting Agreements

   As of the record date, SmartForce directors, executive officers and shareholders holding as a group approximately 1% of the voting power of SmartForce ordinary shares entitled to vote on the proposals to be presented at the annual general meeting have agreed to vote all of their SmartForce ADSs (representing ordinary shares) in favor of the approval and adoption of the merger agreement and the approval of the merger and the issuance of the ordinary shares (represented by ADSs) in the merger and have executed and delivered to Centra irrevocable proxies to vote their SmartForce ADSs (representing ordinary shares) in favor of the approval and adoption of the merger agreement and the approval of the merger and the issuance of the SmartForce ordinary shares (represented by ADSs).

Vote Required

   The affirmative vote of the holders of a majority of the outstanding ordinary shares represented, in person or by proxy at the annual general meeting and voting on the proposal to approve and adopt the merger agreement, approve the merger and the issuance of the SmartForce ordinary shares (represented by ADSs) pursuant to the merger is required to approve such proposal. The affirmative vote of the holders of three fourths of the outstanding ordinary shares represented, in person or by proxy, at the annual general meeting and voting on the proposal to approve the terms of certain contracts under which SmartForce may become entitled to purchase some of its ordinary shares (represented by ADSs) to be issued in the merger in exchange for unvested Centra common stock is required to approve such proposal. The affirmative vote of the holders of a majority of the outstanding ordinary shares represented, in person or by proxy, at the annual general meeting and voting on the proposals to elect or re-elect directors is required to approve such proposals. The affirmative vote of the holders of a majority of the outstanding ordinary shares represented, in person or by proxy, at the annual general meeting and voting on the proposal to approve the resolution to receive and consider SmartForce's consolidated financial statements and the directors' and auditors' reports for the fiscal year ended December 31, 2001 is required to approve such proposal. The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on the proposal to authorize the board of directors to fix the remunerations of SmartForce's auditors is required to approve such proposal.

   Unless otherwise instructed, the proxies will vote FOR the adoption of the proposals set forth in the accompanying notice of annual general meeting.

Recommendation of the Board of Directors of SmartForce

   The board of directors of SmartForce believes that each of the proposals is in the best interests of SmartForce and the shareholders of SmartForce. SmartForce's board of directors has, by unanimous vote, approved each of the proposals and unanimously recommends that SmartForce shareholders vote FOR the approval of each of the proposals.

    To ensure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage prepaid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                              THE CENTRA MEETING

   We are sending you this document to provide you with important information regarding the merger in connection with the solicitation of proxies by Centra's board of directors for use at the special meeting of its stockholders and at any adjournment or postponement of the special meeting.

Date, Time and Place of the Centra Special Meeting

   The date, time and place of the special meeting of Centra stockholders are as follows:

                                       , 2002,
                          at 10:00 a.m. Eastern Time
      at the offices of Foley, Hoag & Eliot LLP, One Post Office Square,
                          Boston, Massachusetts 02109

Purpose of the Special Meeting

   At the Centra special meeting, Centra stockholders will be asked to consider and vote upon the following proposals:

      1.  To approve and adopt the merger agreement and the merger.

      2. To grant Centra management the discretionary authority to adjourn the special meeting to a date not later than [date] in order to enable the Centra board of directors to solicit additional proxies in favor of the merger.

      3. To consider and vote upon any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting. Centra is not currently aware of any other matter that will come before the special meeting.

   For more information regarding the proposals described above, see "Proposals to Centra Stockholders to be Voted on at Centra Special Meeting" on page 139.

Record Date

   The Centra board of directors has fixed the close of business on       ,
2002 as the record date for determining the Centra stockholders entitled to vote at the special meeting. Only holders of record of Centra common stock as of the close of business on that date are entitled to vote at the special
meeting. As of the record date, there were [          ] shares of Centra common
stock issued and outstanding, held by approximately [   ] shareholders of
record. Each share of Centra common stock issued and outstanding as of the record date entitles its holder to cast one vote at the special meeting.

Quorum

   To conduct business at the special meeting, a quorum must be present. Centra's by-laws provide that a quorum at the special meeting will be the holders of a majority of the stock issued, outstanding and entitled to vote at the special meeting. Centra will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the meeting for purposes of determining the existence of a quorum. If a quorum is not present at the special meeting, the special meeting will be adjourned or postponed to solicit additional proxies.

Voting of Proxies

   General. Shares represented by a properly signed and dated proxy will be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval and adoption of the merger agreement and the merger and FOR the adjournment proposal. The proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

   Abstentions. Centra will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the special meeting. Because the affirmative vote of a majority of the outstanding shares of Centra common stock is required to approve and adopt the merger agreement and the merger, if you mark your Centra proxy ABSTAIN, it will have the effect of a vote against approval and adoption of the merger agreement and the merger. Because only votes cast on the adjournment proposal will determine the outcome of any vote on the adjournment proposal, if you mark your Centra proxy ABSTAIN, your proxy will have no effect on the adjournment proposal.

   Broker Non-Votes. If your shares of Centra common stock are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of Centra common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of Centra common stock is required to approve and adopt the merger agreement and the merger, if you do not instruct your broker how to vote, it will have the effect of a vote AGAINST approval and adoption of the merger agreement. Because only votes cast on the adjournment proposal will determine the outcome of any vote on the adjournment proposal, if you do not instruct your broker how to vote, your proxy will have no effect on the adjournment proposal.

   Voting Shares In Person That Are Held Through Brokers. If your shares are held by your broker or another nominee and you wish to vote those shares in person at the special meeting, you must obtain from the nominee holding your Centra common stock a properly executed legal proxy identifying you as a Centra stockholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

Expenses of Solicitation of Proxies

   Centra will pay its own costs of soliciting proxies and will share equally with SmartForce the expenses incurred in connection with the filing and printing of this joint proxy statement/prospectus. Centra will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of Centra common stock held in their names. Certain directors, officers and employees of Centra may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Centra expects that the expenses of this special solicitation will be nominal. Centra expects to engage the proxy solicitation firm of
[        ] in connection with the special meeting and pay a fee of
approximately [$      ] plus reasonable expenses for these services.

How to Revoke a Proxy

   You may revoke your proxy before it is voted by:

  . providing written notice before the special meeting that you have revoked your proxy by mail or fax to:

          Centra Software, Inc.
          430 Bedford Street
          Lexington, MA 02420
          Attention: Secretary
          Fax: (781) 863-7288

  .  submitting a new, signed proxy with a later date; or

  .  attending the special meeting.

Voting Agreements

   As of the record date, Centra directors, executive officers and stockholders holding as a group approximately 12.3% of the outstanding voting power of the Centra common stock entitled to vote on the merger agreement and the merger have agreed to vote all of their shares of Centra common stock in favor of the approval and adoption of the merger agreement and the merger and have executed and delivered to SmartForce irrevocable proxies to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

Vote Required

   The affirmative vote of the holders of a majority of the shares of Centra's common stock outstanding on the record date is required to approve and adopt the merger agreement and the merger in order for the merger proposal to pass. The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date and voting on the adjournment proposal at the special meeting is required to approve the adjournment proposal.

Recommendation of the Board of Directors

   After careful consideration, the Centra board of directors has unanimously approved the merger agreement and the transactions it contemplates, including the merger. The Centra board of directors has determined the merger agreement and the merger to be fair to and in the best interests of the Centra stockholders and unanimously recommends that Centra stockholders vote FOR approval and adoption of the merger agreement and the merger. The Centra board of directors also unanimously recommends that the Centra stockholders vote FOR the adjournment proposal.

    To ensure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage prepaid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                              THE PROPOSED MERGER

   This section of the joint proxy statement/prospectus describes the material aspects of the proposed merger. While SmartForce and Centra believe that the following summary describes all the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents SmartForce and Centra refer to for a more complete understanding of the merger.

The Merger

   In accordance with the merger agreement and Delaware law, Atlantic Acquisition Corp., a wholly-owned Delaware subsidiary of SmartForce, will be merged with and into Centra. As a result of the merger, the separate corporate existence of Atlantic Acquisition Corp. will cease and Centra will survive the merger as a wholly-owned subsidiary of SmartForce.

Merger Consideration

   In the merger, Centra stockholders will receive 0.425 ADSs for each share of Centra common stock they hold. The number of SmartForce ADSs that Centra stockholders will receive in the merger will be appropriately adjusted for any stock splits, combinations and other similar events that occur between the date of the merger agreement and the completion of the merger. SmartForce will not issue fractional SmartForce ADSs in the merger. Instead, each Centra stockholder otherwise entitled to a fractional share will receive cash, without interest, in lieu of a fraction of a SmartForce ADS. Specifically, the exchange agent in the merger will, as promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, notify SmartForce of such amount, and SmartForce will deposit such amount with the exchange agent and will cause the exchange agent to forward payments to the owners of fractional interests.

Treatment of Centra Stock Options

   At the effective time of the merger, each outstanding Centra stock option will cease to represent a right to acquire shares of Centra common stock and will be converted into an option to purchase a number of ordinary shares of SmartForce represented by SmartForce ADSs equal to the number of shares of Centra common stock subject to such option times 0.425, at a per share exercise price equal to the per share exercise price of such option divided by 0.425.

Background of the Merger

   Both SmartForce and Centra regularly evaluate different strategies to improve their competitive positions and enhance their respective shareholder and stockholder values, including opportunities for acquisitions of other companies or their assets, possible partnerships or alliances and other significant transactions.

   Beginning in the late summer of 2001 through the end of the year, Leon Navickas, the chief executive officer of Centra, had conversations with various companies to discuss potential strategic transactions. Except as otherwise described below, none of these discussions led to any definitive proposals. Centra executed an engagement letter with Goldman Sachs, dated as of September 7, 2001, to act as its financial advisor in connection with a potential business combination with another public e-Learning company and other strategic alternatives available to Centra. The terms proposed by the other e-Learning company were ultimately rejected by Centra's board of directors at a meeting on November 20, 2001 in favor of continued negotiations toward a merger with SmartForce.

   In July 2001, Greg Priest and Fran McKeagney, the chief executive officer and executive vice president, research and development of SmartForce, respectively, met Leon Navickas and Tony Mark, the chief

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executive officer and the president and chief operating officer of Centra, respectively, at SmartForce's headquarters in Redwood City, California to discuss a range of potential business opportunities between the two companies including the licensing by SmartForce of Centra's collaborative solutions. At the meeting, the parties agreed to evaluate various alternatives and to continue discussions in the future. The participants did not discuss a merger, acquisition or other business combination during the meeting.

   On July 26, 2001, Mr. Mark, Ronnie Thomson, Centra's Director of Engineering, Rajesh Rao, Centra's General Manager and various other Centra representatives met with Mr. McKeagney and Paul Ryan, Vice President of Software Engineering of SmartForce to discuss technical synergies relating to a possible technology partnering agreement between the parties. The participants did not discuss a merger or acquisition during the meeting.

   At a meeting of Centra's board of directors on November 6, 2001, representatives of Goldman Sachs reviewed various potential strategic alternatives available to Centra. After discussing the potential strategic alternatives, the board concluded that Centra was not for sale, but that management should explore other strategic transactions.

   On November 8, 2001, a group of Centra's senior executives, including Messrs. Navickas, Mark and Johnson, along with Steven N. Lesser, Centra's vice president, worldwide sales and Joseph N. Gruttadauria, its senior vice president, professional services, met with representatives of the Gunnison Companies, a strategic consultancy firm, to discuss issues relating to consolidation in the e-Learning industry, Centra's competitive position in the e-Learning industry, and potential strategic alternatives for Centra.

   On November 9, 2001, Mr. Priest telephoned Mr. Navickas and indicated that he was planning to visit Boston on November 13, 2001 and asked Mr. Navickas if he would like to meet on that date to follow up their September conversation.

   On November 13, 2001, the Centra board met with representatives of the Gunnison Companies and Goldman Sachs. At this meeting, representatives from the Gunnison Companies presented the results of their meeting with Centra's senior management and their analysis concerning possible business combinations and other strategic transactions for Centra.

   On the evening of November 13, 2001, Mr. Navickas met with Mr. Priest. During this meeting they discussed the respective businesses of Centra and SmartForce, the competitive climate in which each company operated and potential business opportunities for each company. They agreed to initiate substantive discussions between the managements for both companies concerning potential synergies and cost efficiencies that might result from a business combination between the two companies. The meeting concluded without any discussion of the financial terms of the potential transaction.

   On November 14, 2001, Mr. Navickas briefed the Centra board of directors by telephone call on the results of the meeting with Mr. Priest. The Centra board of directors authorized Mr. Navickas to continue discussions with SmartForce concerning a potential business combination between SmartForce and Centra.

   During the week of November 19, 2001, senior financial managers of Centra and SmartForce had various discussions concerning the potential synergies and cost efficiencies that could result from a business combination between the two companies.

   On November 26 and 28, 2001, Mr. Navickas and Mr. Johnson had various meetings with representatives of Goldman Sachs to discuss possible approaches to the negotiation process with SmartForce, potential issues for discussion between the two companies, and potential terms for a business combination transaction between the companies.

   On November 30, 2001, Mr. Navickas and Mr. Johnson met with Mr. Priest, David Drummond, the chief financial officer of SmartForce, and various other members of SmartForce senior management, including Duncan Thomas, executive vice president, business planning of SmartForce, Jeff Newton, chief customer officer of

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SmartForce and Mr. McKeagney. During a series of meetings throughout the day, senior management of SmartForce and Centra made presentations relating to their respective companies, potential synergies that could result from a combination between the companies, and the strategic rationale for a business combination of the two companies.

   On December 6, 2001, the SmartForce board of directors held its regularly scheduled quarterly meeting in Ireland. At the meeting, Mr. Priest updated the SmartForce board of directors regarding the conversations with Centra and presented an analysis of the potential strategic and operating benefits that could be achieved through a combination of SmartForce and Centra, as well as of the risks associated with any potential transaction. The SmartForce board discussed the possible advantages and risks of a strategic business combination. Following the discussion, the SmartForce board authorized management to continue due diligence and negotiations with Centra regarding a proposed business combination.

   From December 6 through the week of December 10, 2001, Mr. Navickas and Mr. Priest exchanged numerous telephone calls to discuss the potential transaction. During this period, SmartForce and Centra exchanged views reflecting differing valuation methodologies that might be used in connection with a combination.

   On December 7, 2001, Mr. Newton, Tom Parry, Vice President of Sales of SmartForce, and Paul Henry, Senior Vice President of Marketing of SmartForce, visited the Centra headquarters in Lexington to meet with Mr. Mark, Mr. Johnson, Mr. Gruttadauria, and other management of Centra to discuss the companies' sales and marketing strategies, common customers and other potential revenue synergies.

   On December 10 and December 11, 2001, members of SmartForce's finance department visited the Lexington headquarters of Centra to undertake a financial and organizational due diligence review with respect to Centra.

   During the week of December 17, 2001, Mr. Priest and Mr. Drummond, had a number of telephone conversations with representatives of Credit Suisse First Boston, SmartForce's financial advisor, regarding the proposed business combination. On December 18, 2001, SmartForce engaged CSFB to provide financial advisory and investment banking services in connection with the proposed business combination.

   On December 19, 2001, Mr. Priest called Mr. Navickas to confirm SmartForce's desire to explore in earnest a business combination between SmartForce and Centra. Mr. Priest suggested that SmartForce and Centra and their respective financial advisors commence work on formulating specific terms of the proposed transaction.

   During the week of December 24, 2001, there were numerous discussions among Mr. Navickas, Mr. Priest and representatives of Goldman Sachs and of CSFB concerning the financial terms of the proposed combination.

   During the week of December 31, 2001, Mr. Navickas and Mr. Priest discussed the progress of the negotiations between the parties. They agreed that the ongoing discussion of proposed exchange ratios between the parties was not working effectively due to continuing disagreement about the assumptions on which the respective proposed exchange ratios were based. Mr. Navickas asked Mr. Priest to present a definitive written proposal concerning the financial terms of the proposed transaction.

   On January 3, 2002, Mr. Priest initiated a negotiation of proposed merger terms with Mr. Navickas, which negotiations resulted in preliminary agreement by the end of that day on the terms of a proposed transaction.

   Between January 3 and January 9, 2002, Wilson Sonsini Goodrich & Rosati, legal counsel to SmartForce, and Foley, Hoag & Eliot LLP, legal counsel to Centra, negotiated the form of a non-binding term sheet containing a confidentiality and exclusivity agreement.

   On January 7, 2002, WSGR distributed an initial draft of the merger agreement to Foley Hoag. On that same day, the revised term sheet was presented to a meeting of the Centra board of directors. During the Centra Board

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meeting, representatives of Foley Hoag described the outstanding issues relating to the term sheet and representatives of Goldman Sachs described the proposed financial terms of the merger. After discussion of the financial and other terms of the term sheet, the Centra board authorized Mr. Navickas to continue negotiation of the term sheet and to seek to negotiate a definitive merger agreement with SmartForce.

   On January 7, 2002, the SmartForce board of directors met at the offices of SmartForce, together with representatives of WSGR and CSFB, to review the proposed transaction terms and the revised term sheet, which was delivered to each of the members of the SmartForce board, and to discuss valuation issues, due diligence, the strategic rationale and other considerations related to the proposed merger. Representatives of WSGR advised the board of directors as to their fiduciary duties and reviewed the terms and documentation of the proposed merger. After discussion of the financial and other terms of the term sheet, the SmartForce board authorized Mr. Priest and Mr. Drummond to continue negotiation of the term sheet and to seek to negotiate a definitive merger agreement with SmartForce.

   During the week of January 7, 2002, Mr. Navickas, Mr. Johnson, Mr. Priest and Mr. Drummond discussed various issues relating to the terms of the merger. After further negotiation of the certain terms of the term sheet between WSGR and Foley Hoag on January 8, 2002, WSGR sent a further revised term sheet to Foley Hoag. On January 9, 2002, the Centra board met to discuss the revised term sheet and exclusivity agreement. The Centra board authorized Mr. Navickas to continue to negotiate a definitive merger agreement consistent with the revised term sheet and authorized Mr. Navickas to execute the exclusivity agreement.

   On January 10, 2002 and January 11, 2002 representatives of CSFB visited the Lexington headquarters of Centra to undertake a financial and organizational due diligence review with respect to Centra. On January 11, 2002, Mr. Johnson, Mr. Mark, representatives of Goldman Sachs, and a representative of Arthur Andersen, independent auditors to Centra, visited SmartForce headquarters in Redwood, California to undertake a financial and organizational due diligence review with respect to SmartForce.

   From January 10 through January 13, 2002, representatives of WSGR and Foley Hoag negotiated the definitive merger agreement, the form of voting agreements of the directors and officers of SmartForce and the form of voting and affiliate agreements of directors and officers of Centra to be signed simultaneously with the definitive merger agreement. During this period, representatives of Foley Hoag conducted additional due diligence at the offices of WSGR in California.

   From January 9 through January 14, 2002, representatives of WSGR visited the office of Foley Hoag in Boston to undertake legal due diligence review with respect to Centra.

   On January 14, 2002, Centra's board of directors met. Mr. Johnson and representatives of Foley Hoag, Arthur Andersen and Goldman Sachs participated in the meeting. Mr. Navickas summarized for the board the final terms of the proposed business combination as well as the strategic rationale for and potential synergies that could result from the business combination. Representatives of Foley Hoag described the material terms of the merger agreement and ancillary documents, summarized the outstanding issues, and outlined the results to date of its legal due diligence review with respect to SmartForce. Mr. Johnson and a representative of Arthur Andersen summarized the results to date of the financial due diligence undertaken with respect to SmartForce. Representatives from Goldman Sachs reviewed the financial terms of the merger agreement with the board, described the financial analyses they had performed to date in connection with the proposed transaction, and also reviewed the other strategic alternatives that were available to Centra and that had been considered by management. After lengthy discussion of the terms of the merger agreement and the strategic rationale for the merger and the status of the due diligence investigation, the board authorized management and Centra's advisors to continue their due diligence investigation of SmartForce and their negotiations with SmartForce regarding the definitive merger agreement, and a further board meeting was scheduled for January 15, 2002.

   From January 14 through January 16, 2002, representatives of WSGR and Foley Hoag continued negotiation of the definitive merger agreement and the forms of voting and affiliate agreement and representatives of Centra,

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Foley Hoag and Arthur Andersen continued their due diligence investigation of
SmartForce, and WSGR continued its due diligence investigation of Centra.

   On January 15, 2002, the SmartForce board of directors met together with representatives of WSGR and CSFB. At such meeting, Mr. Priest summarized the status of the proposed transaction and the business terms being discussed. Mr. Drummond presented the results of SmartForce's financial and business due diligence. Representatives of WSGR updated the board as to the material terms and conditions of the merger agreement and the status of their diligence review. CSFB presented various financial analyses to the board of directors and indicated that they expected to be in a position to render an opinion to the board on January 16, 2002 as to the fairness, from a financial point of view, of the exchange ratio to SmartForce. Following these events, the SmartForce board of directors determined that the merger was fair to, and in the best interests of, SmartForce and its shareholders and, subject to the receipt of the fairness opinion from CSFB, approved the merger, the issuance of the SmartForce ordinary shares (represented by ADSs) and related matters.

   On January 15, 2002, Centra's board of directors met by telephone and received reports from Centra's management and its advisors concerning the status of their due diligence investigation and negotiations toward a definitive merger agreement. After extensive discussion, the board authorized management to continue its negotiations with SmartForce. That evening, Messrs. Priest, Drummond and Navickas in Redwood, California and representatives of WSGR and Foley Hoag met by telephone to discuss due diligence and open issues with respect to the definitive merger agreement.

   On January 15 and 16, 2002, Mr. Navickas met in Redwood, California, with Mr. Priest and Mr. Drummond to discuss the terms of the definitive merger agreement, integration planning and the communications strategy for the announcement of the merger and the terms of new employment agreements to be entered into between Centra and members of Centra's senior management.

   On the afternoon of January 16, 2002, the Centra board met by telephone conference call. Mr. Navickas summarized the financial terms of the proposed transaction. He also summarized the terms of his own proposed employment agreement and those of other key Centra executives. Representatives of Foley Hoag described the final terms of the definitive merger agreement. Representatives of management, Foley Hoag and Arthur Andersen summarized the results of their due diligence investigation. Representatives of Goldman Sachs made a presentation to the board with respect to the financial terms of the transaction, and delivered their oral opinion, which was later confirmed in writing, to the effect that, as of January 16, 2002, and subject to the considerations described in their opinion, the exchange ratio of 0.425 SmartForce ADSs, each of which represents and is exchangeable for one ordinary share of SmartForce, to be received for each share of Centra common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Centra common stock. After receiving the opinion of Goldman Sachs, and after further discussion, the Board concluded that the strategic benefits of a combination with SmartForce offered Centra's stockholders greater long-term value than Centra could provide as an independent company. The board of directors unanimously approved the merger and the merger agreement, declared them advisable, authorized their submission for adoption by the stockholders of Centra, and recommended that the stockholders of Centra adopt them.

   On January 16, 2002, CSFB rendered its oral opinion to the SmartForce board, subsequently confirmed in writing, that as of January 16, 2002 and based upon and subject to various considerations described in the opinion, the exchange ratio was fair, from a financial point of view, to SmartForce and its shareholders.

   On the afternoon of January 16, 2002, the definitive merger agreement was executed on behalf of each of SmartForce and Centra. Following the close of market on January 16, 2002 SmartForce and Centra jointly issued a news release announcing the merger.

Recommendation of SmartForce's Board of Directors and SmartForce's Reasons for the Merger

   At a meeting held on January 15, 2002, the board of directors of SmartForce concluded that the merger is consistent with and in furtherance of the long-term business strategy of SmartForce and is fair to, and in the best

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interests of, SmartForce and SmartForce shareholders. Accordingly, subject to receipt of a fairness opinion from its financial advisor and completion of the definitive transaction documentation, the board of directors determined to recommend that the SmartForce shareholders approve and adopt the merger agreement and approve the merger and the issuance of the SmartForce ordinary shares, represented by SmartForce ADSs, in the merger. On January 16, 2002, Credit Suisse First Boston, SmartForce's financial advisor, delivered to the SmartForce board its oral opinion, subsequently confirmed in writing, that, as of such date and based upon various considerations described in the opinion, the exchange ratio was fair, from a financial point of view, to SmartForce. On the same day, the definitive transaction documentation was completed. The summary set forth below briefly describes certain of the reasons, factors and information taken into account by the SmartForce board in reaching its conclusion. The SmartForce board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

   In reaching its determination, the SmartForce board consulted with SmartForce's management and legal and financial advisors, and carefully considered a number of factors, including:

  . The potential strategic benefits of the merger, including without limitation, the ability to expand and enhance SmartForce's comprehensive e-Learning solutions;

  . Historical information concerning SmartForce's and Centra's respective businesses, financial performance and condition, operations, technology and management, including public reports concerning results of operations during recent fiscal periods for each company filed with the SEC;

  . SmartForce management's view of the financial condition, results of operations and businesses of SmartForce and Centra before and after giving effect to the merger and the merger's effect on shareholder value;

  . Current financial market conditions and historical market prices, volatility and trading information with respect to SmartForce's ADSs and Centra's common stock;

  . The consideration to be received by Centra's stockholders in the merger and the relationship between the current and historical market values of SmartForce's ADSs and Centra's common stock and a comparison of comparable merger transactions;

  . The belief that the terms of the merger agreement, including the parties' respective representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  . The potential for other parties to enter into strategic relationships with or to acquire SmartForce or Centra;

  . Detailed financial analysis and pro forma and other information with respect to the companies presented to the board, including the opinion of Credit Suisse First Boston, dated as of January 16, 2002, to the effect that as of such date, and based upon and subject to various considerations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to SmartForce. This opinion is subject to assumptions and limitations noted in the opinion and described under "--Opinion of SmartForce's Financial Advisor," and you should carefully read both that section and the opinion that is attached to this document as Annex B;

  .  The impact of the merger on SmartForce's customers and employees; and

  . Reports from management, legal, financial and accounting advisors as to the results of the due diligence investigation of Centra.

   In its decision to recommend and approve the merger and the share issuance, the most important benefits identified by the board of directors of SmartForce were the following:

  . SmartForce management's belief that, given the complementary nature of the technologies, business strategies and customer base of SmartForce and Centra as well as the size, breadth of solution and

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     technology leadership of the combined company, the merger would enhance the opportunity for the potential realization of SmartForce's strategic objective to become the world's leading provider of e-Learning solutions;

  . The potential impact on SmartForce's financial condition, results of operations and businesses including the costs and synergies associated with the combination of the two companies and the additional benefits from incremental bookings;

  . The increased customer base of the combined company, including SmartForce's more than 2,500 corporate customers, and Centra's 775 corporate customers, fewer than half of whom are SmartForce customers;

  . The benefits of becoming a larger organization with over 2,000 employees, including over 900 customer facing employees, which would provide access to greater financial, development, distribution channel and other resources;

  . The opportunity to leverage the significant research and development capabilities of the two companies, which include a combined 2001 research and development investment of over $60 million, allowing duplicate resources to be re-deployed to facilitate faster introduction and additional feature developments of the products of the combined company;

  . The potential for customers to benefit from the integration of Centra's collaboration technology with SmartForce's key capabilities, including content, platform, tools and services, which can help SmartForce to more rapidly develop and deploy preconfigured e-Learning solutions that address the processes and solutions that customers can customize for their specific objectives;

  . The further expansion and strengthening of the sales and distribution system, including the leveraging of existing channels and enhanced expertise in content and technology/software sales;

  . More substantial resources and a larger capital base to enable faster growth and expansion in the rapidly-evolving e-Learning market;

  . The benefits derived from the addition of members of a respected management team with complementary strengths; and

  . The opportunity of SmartForce's shareholders to participate in the potential growth of the combined company after the merger.

   Potential risks or other negative factors identified by the SmartForce board of directors include the following:

  . The risk that the potential benefits and costs synergies of the merger may not be realized;

  . The challenges of integrating the businesses of the combined company and management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key personnel might not remain employed by the combined company;

  . The risk that Centra's financial results will not meet expectations given the current e-Learning market environment and Centra's customer base;

  . The risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger;

  . The risk that the merger might not be consummated on a timely basis, if at all, despite the parties' efforts, and even if approved by each company's shareholders;

  . The substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  . The effect of public announcement of the merger and the possibility that the merger might not be consummated on (a) SmartForce's sales and operating results, (b) SmartForce's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects; and

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  .  Other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" on page 12.

   The foregoing discussion of the information and factors considered by the SmartForce board of directors is not intended to be exhaustive but includes the material factors considered by the SmartForce board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the SmartForce board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the SmartForce board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the SmartForce board of directors conducted an overall analysis of the factors described above, including discussions with SmartForce's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the SmartForce board of directors may have given different weight to different factors. The SmartForce board considered all these factors as a whole and believed the factors supported its determination to approve the merger.

   After taking into consideration all of the factors set forth above, SmartForce's board of directors unanimously concluded that the merger is consistent with and in furtherance of the long-term business strategy of SmartForce and is fair to, and in the best interests of, SmartForce and SmartForce shareholders and that SmartForce should proceed with the merger. SmartForce's board of directors recommends that its shareholders vote FOR the adoption of the merger agreement and the approval of the merger and the issuance of the SmartForce ordinary shares, represented by ADSs, in connection with the merger.

Recommendation of Centra's Board of Directors and Centra's Reasons for the
Merger

   At a meeting held on January 16, 2002 the board of directors of Centra determined that the merger is consistent with, and in furtherance of, Centra's long-term business strategy and that the terms of the merger agreement and the merger are fair to, and in the best interests of, Centra and its stockholders. In reaching its unanimous decision to approve the merger agreement, Centra's board consulted Centra's management, financial advisors, legal counsel and independent accountants, and considered the results of their due diligence investigations of SmartForce, including information and presentations concerning the business, technology, products and services, operations, financial condition, organizational structure and competitive position of SmartForce on both a historical and prospective basis.

   In reaching its decision, Centra's board of directors identified and considered the following material factors which, when taken as a whole, supported its decision:

  . The complementary nature of Centra's collaboration software and technology and SmartForce's e-Learning content, tools and services. The board considered management's view that the integration of the respective technologies of the two companies would enable the combined company to offer comprehensive e-Learning solutions and to deliver a broad range of content and applications which would be attractive to existing and potential customers of the combined company. The board considered that combining the two companies would simplify the e-Learning procurement process for many businesses since they could look to one vendor to deliver effective and low-cost e-Learning solutions, and this could increase the sales of the combined company.

  . The integration of the respective technologies of SmartForce and Centra would benefit existing Centra customers by enabling those customers to seamlessly deploy SmartForce's content over the customers' existing Centra infrastructure.

  . The combined company might be able to create significant sales and marketing synergies and cost efficiencies. In particular, the board considered management's view that the combined company would have the opportunity to capitalize on each company's customer and partner relationships and established reputations, brands and global presence to provide additional offerings to each company's existing customers and to create new customer opportunities for the combined company.

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  .  The greater financial resources of the combined company and its ability to take advantage of the combined development and deployment expertise and the larger research and development budget of the combined company in order to bring new solutions to market in a timely fashion.

  . The merger consideration to be received by Centra stockholders represented a premium of approximately 16.2% over the closing price of the Centra common stock on January 15, 2002, the last trading day before the meeting at which the Centra board of directors approved the merger, a premium that the board considered reasonable in light of Centra's recent operating performance, current industry and financial market conditions, and recent comparable transactions. The board also considered current financial market conditions and the historical volatility and trading prices of the Centra common stock and the SmartForce ADSs, as well as the board's expectations regarding the potential for increases in the trading prices of Centra common stock and SmartForce ADSs in the near future and in the longer term.

  . The risks and potential rewards associated with continuing to operate as an independent company as an alternative to the merger, including, among others, risks associated with remaining independent in light of increasing consolidation and competition in the e-Learning market. The board also considered potential rewards associated with the opportunity for stockholders to participate in the future growth of SmartForce.

  . The possibility, as an alternative to the merger, of seeking to acquire another company, seeking to engage in one or more joint ventures or seeking to engage in a combination with a company other than SmartForce, including another e-Learning company with which Centra had held preliminary discussions, and the Centra board's conclusion that a transaction with SmartForce was the best strategic alternative available at that time.

  . The larger market capitalization and public float of SmartForce and the corresponding likelihood of broader research coverage and increased trading liquidity for former Centra stockholders as a result of the merger.

  . The analysis and presentation of Goldman, Sachs & Co. on January 16, 2002 and the opinion delivered by that firm to Centra's board of directors dated as of January 16, 2002 to the effect that, as of that date, the exchange ratio of 0.425 SmartForce ADSs, each of which represents and is exchangeable for one ordinary share of SmartForce, to be received for each share of Centra common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Centra common stock. A copy of Goldman, Sachs & Co.'s written opinion is attached as Annex C to this joint proxy statement/prospectus.

  . The financial strength of SmartForce and the likelihood that it would be able to complete the merger.

  . The fact that the merger will be tax-free to Centra's U.S. stockholders who exchange their shares in the merger (except to the extent that they receive cash for any fractional shares).

  . The limited rights that SmartForce has to terminate the merger agreement, including the fact that SmartForce may not terminate the merger agreement merely on the basis of changes in the price of the Centra common stock.

  . The board's rights under the merger agreement to consider superior acquisition proposals and to alter or withdraw its recommendation of the merger and, in the event the stockholders do not approve the merger, pursue superior acquisition proposals.

   In reaching its decision to approve the merger and recommend approval of the merger to Centra's stockholders, Centra's board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

  . The volatility of the trading price of SmartForce ADSs, the fact that the exchange ratio for the merger consideration to be received by Centra stockholders is fixed and will not increase in the event of a decline in the trading price of SmartForce ADSs, and the fact that Centra may not be able to terminate the merger agreement merely on the basis of changes in the price of the SmartForce ADSs.

  . The risk that SmartForce will not successfully integrate the operations of the two companies or achieve the anticipated synergies of the combination, which might adversely affect the trading price of the SmartForce ADSs received in the merger.

  . The possible adverse effects of the public announcement of the merger on Centra's sales and its relationships with its employees, customers, suppliers and strategic partners.

  . The loss of control that would result from the fact that the combined company's board of directors will consist of seven directors, only one of which will be an existing Centra director or officer.

  . The significant costs that have been and will be incurred in seeking to consummate the merger.

  . The risk that the integration of Centra and SmartForce will be an expensive, complex and time-consuming process that could disrupt the business of either or both companies if not completed in a timely and efficient manner.

  .  The risk that the potential benefits of the merger may not be realized.

  . The risk that the merger might not be consummated and the potential adverse effects of the failure to consummate the merger on:

     --Centra's operating results.

     --The trading price of Centra common stock.

     --Centra's ability to attract and retain key management and other personnel.

  . The decreased likelihood that Centra would receive a third-party acquisition proposal because of the termination fee and, to a lesser extent, the voting agreements that were executed by Centra's directors and executive officers.

  .  Other applicable risks described in this joint proxy statement/prospectus
     under the heading "Risk Factors" on page   .

   In addition, Centra's board of directors considered the interests that certain of its officers and directors may have with respect to the merger in addition to their interests as Centra stockholders. See "Interests of Certain Persons in the Merger" on page 63 for a more complete discussion of these interests.

   Centra's board of directors evaluated these factors in light of their knowledge of Centra's business, Centra's customers and partners, the market for e-Learning solutions, and their business judgment. In view of the variety of factors and the amount of information considered, Centra's board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors taken as a whole. In addition, individual members of Centra's board of directors may have given different weights to different factors. The foregoing discussions of the information and factors considered by Centra's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Centra's board.

   After taking into consideration all of the factors set forth above, Centra's board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Centra's board of directors believes that the merger is consistent with, and in furtherance of, Centra's long-term business strategy and that the merger agreement and the merger are advisable, fair to and in the best interests of Centra and its stockholders. Centra's board of directors recommends that its stockholders vote FOR the approval and adoption of the merger agreement and the merger.

   If the merger is not completed, Centra intends to continue as an independent public company and will continue to evaluate other strategic transactions or alternatives to realize value for its stockholders.

Opinion of SmartForce's Financial Advisor

   SmartForce retained Credit Suisse First Boston Corporation to act as its financial advisor in connection with the merger. In connection with Credit Suisse First Boston's engagement, SmartForce requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, of the exchange ratio to SmartForce. On January 15, 2002, the SmartForce board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse First Boston reviewed with the SmartForce board of directors certain financial analyses, as described below. On January 16, 2002, Credit Suisse First Boston rendered its oral opinion to the SmartForce board of directors, subsequently confirmed in writing, that, as of January 16, 2002 and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the exchange ratio was fair, from a financial point of view, to SmartForce.

   The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference in its entirety. SmartForce shareholders are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, of the exchange ratio to SmartForce as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

   In connection with its opinion, Credit Suisse First Boston, among other things,

  .  reviewed the merger agreement;

  . reviewed certain publicly available business and financial information relating to SmartForce and Centra;

  . reviewed certain other information, including financial forecasts, provided to it or discussed with it by SmartForce and Centra, and met with the managements of SmartForce and Centra to discuss the businesses and prospects of SmartForce and Centra, respectively;

  . considered certain financial and stock market data of SmartForce and Centra and compared that data with similar data for other publicly held companies in businesses similar to SmartForce and Centra;

  . considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions that have been recently effected or announced; and

  . considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

   In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the publicly available financial forecasts relating to SmartForce and Centra, Credit Suisse First Boston reviewed and discussed such forecasts with the managements of SmartForce and Centra and Credit Suisse First Boston was advised and assumed, with SmartForce's consent, that such forecasts represent reasonable estimates and judgments as to the future financial performance of SmartForce and Centra, respectively. In addition, SmartForce's management reviewed with Credit Suisse First Boston certain pro forma financial forecasts for Centra assuming completion of the merger and advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that, such pro forma forecasts represent reasonable estimates and judgments as to the future financial performance of Centra following the merger. In addition, Credit Suisse First Boston relied upon, without independent verification, the assessment of the managements of SmartForce and Centra as to:

  .  the ability of SmartForce and Centra to retain key employees;

  . the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability of such benefits, savings and other synergies) anticipated to result from the merger;

  . the existing technology, products and services of SmartForce and Centra and the validity of, and risks associated with, the future technology, products and services of SmartForce and Centra; and

  .  SmartForce's ability to integrate the businesses of SmartForce and Centra.

   SmartForce also informed Credit Suisse First Boston, and Credit Suisse First Boston assumed, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston also assumed, with SmartForce's consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on SmartForce or Centra or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material terms, conditions or agreements contained in the merger agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SmartForce or Centra, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion is necessarily based upon information available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. Credit Suisse First Boston did not express any opinion as to what the value of the SmartForce ADSs actually will be when issued to holders of Centra common stock pursuant to the merger or the prices at which SmartForce ADSs will trade at any time. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to SmartForce, nor does it address the underlying business decision of SmartForce to engage in the merger.

   In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analysis performed by Credit Suisse First Boston as a comparison is identical to SmartForce, Centra or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston's view of the actual value of SmartForce or Centra. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston's analysis of the fairness, from a financial point of view, of the exchange ratio to SmartForce and were provided to the board of directors of SmartForce in connection with the delivery of the Credit Suisse First Boston opinion.

   The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion, and reviewed with the SmartForce board of directors at a meeting of the SmartForce board of directors held on January 15, 2002. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

   Centra Historical Stock Trading Performance. Credit Suisse First Boston analyzed the prices at which Centra common stock traded from February 3, 2000 (the date of the initial public offering of Centra common stock) through January 15, 2002. Credit Suisse First Boston noted that the high closing price of Centra common stock during this period was $36.88 on February 29, 2000, and that the low closing price of Centra common stock was $3.13 on December 27, 2000. Credit Suisse First Boston also noted the average closing price of Centra common stock over various periods prior to January 15, 2002, as summarized below:

                                                                  Average
   Period Prior to January 15, 2002                            Closing Price
   --------------------------------                            -------------
   Current....................................................     $8.85
   Last 5 trading days........................................     $8.35
   Last 10 trading days.......................................     $8.20
   Last 30 trading days.......................................     $8.00
   Last 60 trading days.......................................     $7.17
   Last 90 trading days.......................................     $7.88

   Credit Suisse First Boston also noted the volume of shares traded at different price levels between January 2, 2001 and January 15, 2002, as summarized in the following table:

   Trading Price          $4-$6 $6-$8 $8-$10 $10-$12 $12-$14 $14-$16 $16-$18
   -------------          ----- ----- ------ ------- ------- ------- -------
   Percentage Traded
     Within and Below
     Range............... 10.1% 30.7%  48.1%  66.5%   83.0%   99.0%   100.0%

   Comparative Stock Price Performance. Credit Suisse First Boston reviewed the recent stock price performance of SmartForce and Centra and compared their performance with indices comprised of the selected companies in the e-Learning industry and the Nasdaq composite index over the one year period from January 12, 2001 to January 15, 2002 and the six month period from July 14, 2001 to January 15, 2002. The following tables set forth the changes in stock prices over such periods:

                                         Stock Price Increase/(Decrease) from
                                         January 12, 2001 to January 15, 2002
                                         ------------------------------------
   SmartForce...........................                 38.8 %
   Centra...............................                (29.6)%
   e-Learning Companies.................                (30.7)%
   Nasdaq...............................                (23.8)%

                                         Stock Price Increase/(Decrease) from
                                          July 14, 2001 to January 15, 2002
                                         ------------------------------------
   SmartForce...........................                (33.7)%
   Centra...............................                (35.4)%
   e-Learning Companies.................                (36.1)%
   Nasdaq...............................                  4.0 %

   Trading Statistics of Selected Software Companies. Credit Suisse First Boston compared certain financial information of Centra with that of other companies in certain sectors of the software industry, including:

  .  SmartForce

  .  e-Learning Vendors

      .  University of Phoenix Online

      .  SkillSoft Corporation

      .  Digitalthink, Inc.

      .  Saba Software, Inc.

      .  Docent, Inc.

  .  eBusiness Software Vendors

      .  Vignette Corporation

      .  Vitria Technology, Inc.

      .  Interwoven, Inc.

      .  Broadvision, Inc.

      .  E.Piphany Inc.

  .  Category Leading Software Vendors

      .  Microsoft Corporation

      .  Oracle Corporation

      .  SAP AG

      .  Veritas Software Corporation

      .  Siebel Systems, Inc.

      .  Peoplesoft, Inc.

      .  BEA Systems, Inc.

   Such information included, among other things, the median and mean of several financial metrics for the companies in each industry sector, including fully-diluted aggregate values as multiples of revenues, earnings and P/E-to-growth for calendar years 2001, 2002 and 2003. The multiples were calculated using publicly available information and publicly available forecasts of securities research analysts. The following table summarizes the results of this analysis.

                                     Fully-Diluted     Fully-Diluted
                                   Aggregate Value/   Aggregate Value/
                                       Revenues      Earnings Per Share   P/E-to-Growth
                                   ----------------- ------------------ -----------------
                                   2001E 2002E 2003E 2001E  2002E 2003E 2001E 2002E 2003E
                                   ----- ----- ----- ------ ----- ----- ----- ----- -----
SmartForce........................ 5.1x  4.1x  3.3x  108.4x 40.6x 24.2x 2.4x  0.9x  0.5x
Centra............................ 5.0x  3.5x    NA      NM 92.9x 19.7x   NM  2.0x  0.4x
e-Learning Vendors
   Median......................... 7.4x  4.5x  3.1x   81.9x 61.6x 39.0x 2.0x  1.5x  0.9x
   Mean........................... 7.3x  4.9x  4.2x   81.9x 62.9x 39.0x 2.0x  1.5x  0.9x
eBusiness Software Vendors
   Median......................... 3.7x  3.6x  2.6x      NA    NA 78.9x   NA    NA  2.0x
   Mean........................... 3.9x  3.9x  2.8x      NA    NA 84.8x   NA    NA  2.2x
Category Leading Software Vendors
   Median......................... 8.6x  8.0x  6.6x   64.6x 52.8x 41.1x 2.4x  2.1x  1.6x
   Mean........................... 9.0x  8.0x  6.4x   59.4x 51.9x 40.9x 2.3x  2.0x  1.6x

   Transaction Multiples. Credit Suisse First Boston calculated several values implied by the merger exchange ratio, including the implied price per Centra share and the fully-diluted equity value and fully-diluted aggregate value of Centra. The following table summarizes the results of this analysis.

                                 Implied Centra           Implied Centra
        Implied Price            Fully-Diluted            Fully-Diluted
       Per Centra Share           Equity Value           Aggregate Value
       ----------------          --------------          ---------------
            $10.29                $284 million             $240 million

   Credit Suisse First Boston also calculated the implied Centra aggregate value as a multiple of estimated revenues for Centra calendar year 2002 and the implied Centra P/E-to-growth rate as a multiple of estimated earnings per Centra share for calendar year 2002. The multiples were calculated using publicly available forecasts of securities research analysts for calendar year 2002 (Street Case), and such forecasts as adjusted in consultation with SmartForce's management to account for the potential effect on Centra of migration to a subscription revenue recognition model in calendar years 2002 and 2003 (Adjusted Street Case). The Street Case and Adjusted Street Case also assumed either no synergies arising from the merger (No Synergies Case) or various synergies anticipated by SmartForce management to result from the merger (Base Case and Upside Case). The following table summarizes the results of this analysis:

                                     Street Case        Adjusted Street Case
                                ---------------------- ----------------------
                                   No                     No
                                Synergies Base  Upside Synergies Base  Upside
                                  Case    Case   Case    Case    Case   Case
                                --------- ----- ------ --------- ----- ------
  Implied Centra Fully-Diluted
    Aggregate Value/ Centra
    2002E Revenues.............    4.3x    4.2x  4.2x    4.8x     4.7x  4.7x
  Implied P/E-to-Growth Rate...   2.32x   0.74x 0.61x      NM    1.75x 1.15x

   Historical Exchange Ratio Analysis. Credit Suisse First Boston compared the average of the exchange ratios of the closing price of Centra common stock to the closing price of SmartForce ADSs for various periods ended January 15, 2002. The following table sets forth such average exchange ratios for various periods ended January 15, 2002 and the premium/(discount) of the merger exchange ratio to the average market exchange ratio over such periods:

                                                            Premium/(Discount) of the Merger
                                 Average Market Exchange Exchange Ratio over the Average Market
Period Prior to January 15, 2002    Ratio over Period          Exchange Ratio over Period
-------------------------------- ----------------------- --------------------------------------
   Last Twelve Month Average             0.334x                          27.1%
     Last 180 trading days               0.384x                          10.8%
     Last 90 trading days                0.378x                          12.5%
     Last 60 trading days                0.328x                          29.5%
     Last 30 trading days                0.325x                          30.9%
     Last 10 trading days                0.319x                          33.0%
       January 15, 2002                  0.366x                          16.2%

   Contribution Analysis. Credit Suisse First Boston analyzed the relative contributions of Centra and SmartForce to the pro forma total revenues, gross profit and net income of the combined company, based on estimates for calendar year 2002 prepared by securities research analysts. Credit Suisse First Boston also analyzed the relative contributions of Centra and SmartForce to net income based on estimates for calendar year 2003 prepared by securities research analysts. Credit Suisse First Boston derived, among other things, the pro forma fully-diluted ownership of SmartForce by Centra stockholders and the exchange ratio implied by such relative contributions, based on the closing share prices of Centra and SmartForce on January 15, 2002. The following table summarizes the results of this analysis:

                                                 Implied Pro Forma    Implied
                                               Fully-Diluted Centra   Exchange
                                              Ownership in SmartForce  Ratio
                                              ----------------------- --------
  2002E Revenues.............................          16.0%           0.416x
  2002E Gross Profit.........................          16.3%           0.424x
  2002E Net Income...........................           6.3%           0.161x
  2003E Net Income
     Low Street Case(1)......................          15.6%           0.404x
     High Street Case(2).....................          17.9%           0.470x

--------
(1) Based on 2003 earnings per share of $0.45 from analyst research estimates.
(2) Based on 2003 earnings per share of $0.53 from analyst research estimates.

   Precedent Exchange Ratio Premiums Analysis. Credit Suisse First Boston reviewed the exchange ratio premiums paid in 249 precedent stock-for-stock transactions in the technology industry since January 1, 1990 and 51 precedent stock-for-stock transactions in the software industry since January 1, 1994. For each group of transactions, Credit Suisse First Boston calculated the premium implied by the exchange ratio in each transaction relative to the ratio of the closing stock prices for the target company and the acquiror company in the transaction over various periods prior to public announcement of the transaction. Credit Suisse First Boston then applied the median of such premiums to ratios of the closing price of Centra common stock to the closing price of SmartForce ADSs over the same periods, to calculate the exchange ratios implied by such precedent exchange ratio premiums. The following tables summarize the results of this analysis:

   Exchange Ratio Premiums Paid in 249 Precedent Stock-for-Stock Technology
                                 Transactions
                             Since January 1, 1990

                                         Last Twelve
                                           Months    Trailing Trailing Trailing Trailing
                                           Average   90 Days  60 Days  30 Days  10 Days  Market Average
                                         ----------- -------- -------- -------- -------- ------ -------
Median Premium in Precedent Transactions    19.0%      30.4%    36.2%    35.8%    32.3%   28.3%  30.3%
Average Premium in Precedent
  Transactions..........................    21.1%      35.0%    40.2%    42.4%    39.4%   32.9%  35.2%
Centra/SmartForce Observed Exchange
  Ratios................................   0.334x     0.378x   0.328x   0.325x   0.319x  0.366x 0.342x
Implied Merger Exchange Ratio Based on
  Precedent Median Premium..............   0.398x     0.492x   0.447x   0.441x   0.423x  0.469x 0.445x

     Exchange Ratio Premiums Paid in 51 Precedent Stock-for-Stock Software
                                 Transactions
                             Since January 1, 1994

                                         Last Twelve
                                           Months    Trailing Trailing Trailing Trailing
                                           Average   90 Days  60 Days  30 Days  10 Days  Market Average
                                         ----------- -------- -------- -------- -------- ------ -------
Median Premium in Precedent Transactions    19.4%      29.3%    40.5%    37.4%    33.3%   27.9%  31.3%
Average Premium in Precedent
  Transactions..........................    16.1%      41.1%    50.8%    52.4%    46.5%   37.5%  40.7%
Centra/SmartForce Observed Exchange
  Ratios................................   0.334x     0.378x   0.328x   0.325x   0.319x  0.366x 0.342x
Implied Merger Exchange Ratio Based on
  Precedent Median Premium..............   0.399x     0.489x   0.461x   0.446x   0.426x  0.468x 0.449x

   Precedent Transactions Analysis. Credit Suisse First Boston reviewed several financial metrics from the following seventeen precedent transactions:

  .  SkillSoft Corporation / Books24x7

  .  Riverdeep Group Plc / The Learning Company, Inc.

  .  DigitalThink, Inc. / LearningByte International

  .  Sun Microsystems Inc. / Isopia

  .  Centra / MindLever

  .  Riverdeep Group Plc / Smartstuff Software

  .  Plato Learning, Inc. / Wasatch Interactive Learning

  .  Digitalthink, Inc. / Arista Knowledge Systems

  .  Pearson Plc / FamilyEducation Network

  .  ProsoftTraining.com / ComputerPREP

  .  Kaplan, Inc. / Quest Education Corp.

  .  Thomson Corp. / Wave Technologies International, Inc.

  .  Thomson Corp. / Sylvan Learning Systems Inc.

  .  National Computer Systems Inc. / NovaNET Learning

  .  7th Street.com / Learn2.com (Panmedia)

  .  7th Level, Inc. / Street Technologies

   Credit Suisse First Boston calculated the mean and median of several financial metrics for the precedent transactions, including the multiples of the aggregate values paid in such transactions to revenues and earnings before interest and taxes (EBIT) of the acquired company. Credit Suisse First Boston compared these values to the same multiples for Centra implied by the merger exchange ratio. The following table summarizes the results of this analysis:

                                          Aggregate     Aggregate     Aggregate
                                         Value/Last    Value/Next    Value/Last
                                        Twelve Months Twelve Months Twelve Months
                                          Revenues      Revenues        EBIT
                                        ------------- ------------- -------------
Implied Multiples for Centra...........     6.1x          4.3x             NM
Mean Statistic from Precedent
  Transactions.........................     4.4x          4.2x          59.1x
Median Statistic from Precedent
  Transactions.........................     2.4x          2.0x          40.9x

   No transaction utilized as a comparison in the precedent exchange ratio premiums analysis or precedent transactions analysis is identical to the merger. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

   Pro Forma Earnings Per Share Impact Analysis. Credit Suisse First Boston analyzed certain pro forma effects expected to result from the merger, including, among other things, the expected effect of the merger on estimated SmartForce earnings per share for calendar years 2002 and 2003. The following table sets forth estimated accretion/(dilution) to the combined company's earnings per share for calendar years 2002 and 2003 based on street estimates for Centra (Street Case) and street estimates for Centra as adjusted in consultation with SmartForce's management to account for the potential effect on Centra of migration to a subscription revenue recognition model in calendar years 2002 and 2003 (Adjusted Street Case). The Street Case and Adjusted Street Case assumed either no synergies arising from the merger or synergies anticipated by SmartForce management to result from the merger (Synergies Base Case and Synergies Upside Case). The following table summarizes the results of this analysis:

                                                                        Synergies
                              No Synergies Case Synergies Base Case    Upside Case
                              ---------------   ------------------  ----------------
                              Calendar Calendar Calendar   Calendar Calendar Calendar
                                Year     Year     Year       Year     Year     Year
                                2002     2003     2002       2003     2002     2003
                              -------- -------- --------   -------- -------- --------
Street Case
  Accretion/(Dilution).......   (1.5)%    0.9%    11.2%      21.4%    15.3%    27.3%

Adjusted Street Case
  Accretion/(Dilution).......  (12.3)%  (15.2)%    0.4%       5.3%     4.6%    11.3%

   The actual results achieved by the combined company after the merger may vary from such estimated results and the variations may be material.

   Pro Forma Future Trading Analysis. Credit Suisse First Boston calculated the potential future trading prices of SmartForce ADSs one year after January 16, 2002, assuming that SmartForce ADSs traded at certain price-to-earnings multiples (based on 2003 estimated earnings) ranging from 30.0x to 66.3x. The estimated earnings for calendar year 2003 were based on publicly available forecasts from securities research analysts (Street Case) and such forecasts as adjusted in consultation with SmartForce's management to account for the potential effect on Centra of migration to a subscription revenue recognition model in calendar years 2002 and 2003 (Adjusted Street Case). The Street Case and Adjusted Street Case were also adjusted to account for various synergies anticipated by SmartForce management to result from the merger (Base Case and Upside Case). The following table summarizes the results of this analysis:

                                                Pro Forma Earnings Trading Multiple
                                   --------------------------------------------------------------
                                                    SmartForce             Median       Centra
                                                    Current P/E         P/E-to-Growth Current P/E
                                                    -----------         ------------- -----------
   Pro Forma Earnings Trading
     Multiple.....................    30.0x   35.0x     40.6x     50.0x      66.3x       92.9x
   P/E-to-Growth..................    0.65x   0.76x     0.88x     1.09x      1.44x       2.02x

Street Case
Base Case
   Implied Price Per
     SmartForce ADS............... $  36.41 $ 42.47   $ 49.29   $ 60.68    $ 80.43
   % Premium to Current Price Per
     SmartForce ADS...............    50.4%   75.5%    103.7%    150.7%     232.4%
   % Premium to Stand-Alone
     Prospects....................  (10.4)%    4.6%     21.4%     49.4%      98.0%
Upside Case
   Implied Price Per SmartForce
     ADS..........................   $38.20  $44.57    $51.72    $63.67     $84.40
   % Premium to Current Price Per
     SmartForce ADS...............    57.9%   84.2%    113.7%    163.1%     248.7%
   % Premium to Stand-Alone
     Prospects....................   (5.9)%    9.7%     27.3%     56.8%     107.8%

Adjusted Street Case
Base Case
   Implied Price Per SmartForce
     ADS..........................   $31.58  $36.84    $42.75    $52.63     $69.77
   % Premium to Current Price Per
     SmartForce ADS...............    30.5%   52.2%     76.7%    117.5%     188.3%
   % Premium to Stand-Alone
     Prospects....................  (22.2)%  (9.3)%      5.3%     29.6%      71.8%
Upside Case
   Implied Price Per SmartForce
     ADS..........................   $33.38  $38.94    $45.18    $55.63     $73.73
   % Premium to Current Price Per
     SmartForce ADS...............    37.9%   60.9%     86.7%    129.9%     204.7%
   % Premium to Stand-Alone
     Prospects....................  (17.8)%    4.1%     11.3%     37.0%      81.5%

   Credit Suisse First Boston's opinion and presentation to the SmartForce board of directors was one of many factors taken into consideration by the SmartForce board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the SmartForce board of directors or the management of SmartForce with respect to the value of Centra or whether the SmartForce board of directors would have been willing to agree to a different exchange ratio.

   The SmartForce board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by the SmartForce board of directors based on Credit Suisse First Boston's qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Credit Suisse First Boston and its affiliates have provided certain investment banking and financial services to SmartForce. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of SmartForce and Centra for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   Pursuant to an engagement letter dated December 18, 2001, SmartForce engaged Credit Suisse First Boston to provide financial advisory services to the SmartForce board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, SmartForce has agreed to pay Credit Suisse First Boston a customary fee in connection therewith. Credit Suisse First Boston will also receive a fee for rendering its opinion. In addition, SmartForce has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Opinion of Centra's Financial Advisor

   On January 16, 2002, Goldman Sachs delivered its oral opinion, which was subsequently confirmed in writing as of January 16, 2002, to the board of directors of Centra to the effect that, as of such date, the exchange ratio of
0.425 SmartForce ADSs, each of which represents and is exchangeable for one ordinary share of SmartForce, to be received for each share of Centra common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Centra common stock.

   The full text of the written opinion of Goldman Sachs dated January 16, 2002, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of Centra's board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Centra common stock should vote with respect to the transaction. We urge you to read the opinion in its entirety.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

  .  the merger agreement;

  . the registration statement on Form S-1, including the prospectus contained therein dated February 3, 2000, of Centra relating to the initial public offering of shares of its common stock;

  . the Annual Reports to Shareholders and Annual Reports on Form 10-K of Centra for the year ended December 31, 2000 and SmartForce for the five years ended December 31, 2000;

  . selected interim reports to shareholders and Quarterly Reports on Form 10-Q of Centra and SmartForce;

  . selected other communications from Centra and SmartForce to their respective shareholders; and

  . selected financial analyses and forecasts for Centra and SmartForce prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Centra and SmartForce to result from the merger.

   Goldman Sachs also held discussions with members of the senior managements of Centra and SmartForce regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs held discussions with the senior management of Centra regarding the risks and uncertainties of achieving the internal financial forecasts for Centra prepared by its management. Goldman Sachs also:

  . reviewed the reported price and trading activity for shares of common stock of Centra and the SmartForce ADSs;

  . compared certain financial and stock market information for Centra and SmartForce with similar information for certain other companies the securities of which are publicly traded; and

  . reviewed the financial terms of certain recent business combinations in the e-Learning industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed with the consent of the board of directors of Centra that the financial forecasts prepared by the management of SmartForce have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of SmartForce and that the synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Centra and SmartForce. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Centra or SmartForce or any of their subsidiaries and no such evaluation or appraisal was furnished to Goldman Sachs.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its written opinion to Centra's board of directors. This summary does not purport to be a complete description of the analyses performed by Goldman Sachs. In arriving at its opinion, Goldman Sachs considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.

   The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

   (i) Historical Stock Trading Analysis. Using the most recent publicly available information at the time of preparation, Goldman Sachs reviewed the historical daily closing prices and trading volumes for shares of Centra common stock for the one-month period from December 17, 2001 to January 15, 2002, for the three-month period from October 15, 2001 to January 15, 2002, for the period following the Centra earnings announcement on October 12, 2001 to January 15, 2002 and for the six-month period from July 16, 2001 to January 15, 2002. The results of these analyses are set forth below:

                                                                 Weighted
   Time Period*                                                Average Price
   ------------                                                -------------
   One Month..................................................     $8.18
   Three Months...............................................     $6.58
   Post Earnings..............................................     $6.64
   Six Months.................................................     $9.02

--------
*  Based upon periods ending January 15, 2002.

   (ii) Exchange Ratio History Analysis. Goldman Sachs also reviewed the relationship between the daily closing prices of shares of Centra common stock and SmartForce ADSs on January 15, 2001 and for selected periods ending January 15, 2002 and the implied historical exchange ratios determined by dividing the price per share of Centra common stock by the price per SmartForce ADS on January 15, 2002 and the average price per share of Centra common stock by the average price per SmartForce ADS over these periods. The following table compares the exchange ratio pursuant to the merger agreement with the historical average exchange ratios set forth below:

   Period                                                      Exchange Ratio
   ------                                                      --------------
   Proposed Transaction.......................................     0.425x
   January 15, 2002...........................................     0.366x
   One-Week Average...........................................     0.331x
   One-Month Average..........................................     0.329x
   Three-Month Average........................................     0.330x
   Post Earnings Announcement Average(1)......................     0.331x
   Six-Month Average..........................................     0.378x

--------
(1) October 12, 2001

   (iii) Future Stock Price Analysis. Using the Centra common stock closing share price of $8.85 on January 15, 2002, ranges for the estimated earnings per share, or EPS, of Centra for calendar years 2002 and 2003 of $0.08 to $0.14 and $0.14 to $0.64, respectively, and Institutional Brokers Estimate System, or IBES, 5 year estimated EPS growth rate of 50% for Centra, Goldman Sachs calculated the future value of shares of Centra common stock using price to earnings, or P/E, multiples ranging from 40.0x to 70.0x, and P/E to growth, or PEG, multiples of 0.8x to 1.4x, for calendar years 2002 and 2003. The result of these analyses for calendar year 2002 was $3.20 to $9.80 and for calendar year 2003 was $5.50 to $44.77.

   Using the closing share prices for SmartForce ADSs and shares of Centra common stock of $24.20 and $8.85, respectively, on January 15, 2002, ranges for the estimated EPS of the combined company for calendar year 2003 of $1.15 to $1.40 and $1.03 to $1.25, respectively, corresponding to the lower and upper end of an estimated range for migration of Centra's license revenue to a subscription based model of 0% and 0% migration in calendar years 2002 and 2003, respectively, and 25% and 50% migration in calendar years 2002 and 2003, respectively, IBES 5 year estimated EPS growth rate of 30% for SmartForce and the synergies projected by the management of SmartForce to result from the merger, Goldman Sachs calculated ranges of the implied future price per Centra share based on the exchange ratio pursuant to the merger agreement and the implied future pro forma share price of the combined company using pro forma price to earnings multiples ranging from 24.0x to 42.0x, and P/E to growth multiples of 0.8x to 1.4x, for calendar year 2003. These analyses resulted in an implied future price per Centra share of $11.03 to $25.25 and an implied future pro forma share price of the combined company of $24.63 to $58.85.

   (iv) Selected e-Learning Companies Common Stock Comparison. Goldman Sachs reviewed and compared selected financial information and multiples for Centra to corresponding financial information and multiples for the companies in the following sectors:

                                 Content/Content     Learning Management     Broad Software
    Collaborative Learning      Management Systems         Systems             Companies
    ----------------------     --------------------- ------------------- ----------------------
            Centra              DigitalThink, Inc.         Docent        International Business
                                                                          Machines Corporation

Raindance Communications, Inc. SkillSoft Corporation Saba Software Inc.  Microsoft Corporation

     WebEx Communications           SmartForce                            Siebel Systems, Inc.

   Goldman Sachs calculated the multiples and other financial information for Centra at the closing price for shares of Centra common stock on January 15, 2002. The multiples and other financial information for the selected companies calculated by Goldman Sachs were based on the closing prices on January 15, 2002 for shares of the selected companies' common stock. The earnings per share and revenue estimates for Centra and SmartForce calculated by Goldman Sachs were based on respective management estimates. All earnings per share and revenue estimates for the other selected companies were based on IBES estimates and Wall Street research, respectively. Goldman Sachs' analysis of the selected companies compared the following to the results for Centra:

  .  share price as a percentage of the 52-week high share price;

  .  equity market capitalization, based on diluted shares outstanding;

  .  levered market capitalization;

  .  levered market capitalization as a multiple of revenues for 2001 and 2002;

  . share price as a multiple of estimated earnings per share for 2002 and 2003;

  .  IBES 5 year estimated EPS growth rate; and

  .  2002 and 2003 price to earnings as a multiple of growth.

   The results of these analyses with respect to Centra, are summarized as follows:

   Share price as a percentage of 52-week high share price...........  52.1%
   Equity market capitalization (in millions)........................ $  241
   Levered market capitalization (in millions)....................... $  198
   Levered market capitalization as a multiple of revenue for 2001...   5.0x
   Levered market capitalization as a multiple of revenue for 2002...   3.4x
   Share price as a multiple of earnings per share for 2002..........  81.5x
   Share price as a multiple of earnings per share for 2003..........  15.2x
   IBES 5 year estimated EPS growth rate.............................  50.0%
   2002 price to earnings as a multiple of growth....................   1.6x
   2003 price to earnings as a multiple of growth....................   0.3x

   The results of the analysis with respect to the companies in the selected industry sectors is as follows:

    Collaborative Learning                                      Mean  Median
    ----------------------                                      ----- ------
    Share price as a percentage of 52-week high share price.... 70.3% 72.9%
    Equity market capitalization (in millions).................    NA    NA
    Levered market capitalization (in millions)................    NA    NA
    Levered market capitalization as a multiple of revenue for
      2001.....................................................  8.6x  7.0x
    Levered market capitalization as a multiple of revenue for
      2002.....................................................  5.5x  5.7x
    Share price as a multiple of earnings per share for 2002... 94.9x 94.9x
    Share price as a multiple of earnings per share for 2003... 39.8x 50.2x
    IBES 5 year estimated EPS growth rate...................... 43.3% 40.0%
    2002 price to earnings as a multiple of growth.............  2.2x  2.2x
    2003 price to earnings as a multiple of growth.............  1.0x  1.3x

    Content/Content Management Systems                          Mean  Median
    ----------------------------------                          ----- ------
    Share price as a percentage of 52-week high share price.... 61.8% 55.6%
    Equity market capitalization (in millions).................    NA    NA
    Levered market capitalization (in millions)................    NA    NA
    Levered market capitalization as a multiple of revenue for
      2001.....................................................  7.0x  5.4x
    Levered market capitalization as a multiple of revenue for
      2002.....................................................  5.2x  4.5x
    Share price as a multiple of earnings per share for 2002... 58.0x 58.7x
    Share price as a multiple of earnings per share for 2003... 32.2x 34.9x
    IBES 5 year estimated EPS growth rate...................... 36.7% 40.0%
    2002 price to earnings as a multiple of growth.............  1.6x  1.5x
    2003 price to earnings as a multiple of growth.............  0.9x  0.9x

   Learning Management Systems                                  Mean  Median
   ---------------------------                                 ------ ------
   Share price as a percentage of 52-week high share price....  28.9%  28.9%
   Equity market capitalization (in millions).................     NA     NA
   Levered market capitalization (in millions)................     NA     NA
   Levered market capitalization as a multiple of revenue for
     2001.....................................................   3.2x   3.2x
   Levered market capitalization as a multiple of revenue for
     2002.....................................................   2.9x   2.9x
   Share price as a multiple of earnings per share for 2002... 203.0x 203.0x
   Share price as a multiple of earnings per share for 2003...  36.9x  36.9x
   IBES 5 year estimated EPS growth rate......................  37.5%  37.5%
   2002 price to earnings as a multiple of growth.............   8.1x   8.1x
   2003 price to earnings as a multiple of growth.............   1.5x   1.5x

   Broad Software Companies                                     Mean  Median
   ------------------------                                    ------ ------
   Share price as a percentage of 52-week high share price....  77.1%  94.4%
   Equity market capitalization (in millions).................     NA     NA
   Levered market capitalization (in millions)................     NA     NA
   Levered market capitalization as a multiple of revenue for
     2001.....................................................   8.4x   8.8x
   Levered market capitalization as a multiple of revenue for
     2002.....................................................   7.9x   9.3x
   Share price as a multiple of earnings per share for 2002...  43.6x  36.4x
   Share price as a multiple of earnings per share for 2003...  35.7x  31.4x
   IBES 5 year estimated EPS growth rate......................  19.0%  15.0%
   2002 price to earnings as a multiple of growth.............   2.3x   2.3x
   2003 price to earnings as a multiple of growth.............   1.9x   1.8x

   (v) Contribution Analysis. Goldman Sachs reviewed selected historical and estimated future operating and financial information including, among other things, revenues, operating income and net income for the 2002 and 2003 calendar years for Centra, SmartForce and the pro forma combined company based on the financial forecasts prepared by each company's management and based on an estimated range for migration of Centra's license revenue to a subscription based model of 0% and 0% migration in calendar years 2002 and 2003, respectively, and 100% and 100% migration in calendar years 2002 and 2003, respectively. Goldman Sachs analyzed the relative contributions of each of Centra and SmartForce for each of the aforementioned metrics to the combined company on a pro forma basis before taking into account any of the expected synergies believed by the managements of Centra and SmartForce to be achievable following the consummation of the merger. These analyses resulted in a range of Centra contributions to the combined company's revenues of 9.7% to 15.3% (and corresponding implied exchange ratio of 0.294 to 0.429) for calendar year 2002 and of 15.5% to 17.5% (and corresponding implied exchange ratio of 0.433 to 0.486) for calendar year 2003, operating income of not meaningful to 4.1% (and corresponding implied exchange ratio of not meaningful to 0.164) for calendar year 2002, net income of not meaningful to 7.1% (and corresponding implied exchange ratio of not meaningful to 0.183) for calendar year 2002 and of 8.4% to 19.9% (and corresponding implied exchange ratio of .221 to .536) for calendar year 2003. Finally, the analysis resulted in a contribution by Centra to the combined company, on the basis of diluted equity market capitalization, of 14.1% (and corresponding implied exchange ratio of 0.366).

   (vi) Give/Get Analysis. Goldman Sachs reviewed selected historical and estimated future operating and financial information including, among other things, revenues, operating income and net income for the 2002 and 2003 calendar years for Centra, SmartForce and the pro forma combined company based on the financial forecasts prepared by each company's management and based on an estimated range for migration of Centra's license revenue to a subscription based model of 0% and 0% migration in calendar years 2002 and 2003, respectively, and 100% and 100% migration in calendar years 2002 and 2003, respectively. Goldman Sachs analyzed the relative contributions of each of Centra and SmartForce for each of the aforementioned metrics to the combined company on a pro forma basis, taking into account the after tax synergies for calendar years 2002 and 2003, respectively, projected by the management of SmartForce to result from the merger following the consummation of the merger. These analyses resulted in a range of net changes attributable to Centra of the combined company's revenues of $3.5 million to $23.1 million for calendar year 2002 and $(5.2) million to $4.6 million for calendar year 2003,

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

operating income of $6.3 million to $23.7 million for calendar year 2002 and net income of $4.8 million to $22.2 million for calendar year 2002 and $(0.4) million to $8.3 million for calendar year 2003.

   (vii) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using earnings per share forecasts for Centra and SmartForce prepared by their respective managements (a) excluding synergies projected by the managements of Centra and SmartForce to result from the merger for calendar years 2002 and 2003 and (b) including after-tax synergies projected by the management of SmartForce to result from the merger for calendar years 2002 and 2003, and based on an estimated range for migration of Centra's license revenue to a subscription based model of 0% and 0% migration in calendar years 2002 and 2003, respectively, and 25% and 50% migration in calendar years 2002 and 2003, respectively. For each of the years 2002 and 2003, Goldman Sachs compared the earnings per share of SmartForce ADSs, on a standalone basis, to the earnings per share of SmartForce ADSs on a pro forma basis assuming completion of the transaction. These analyses resulted in a range of accretion/(dilution) to SmartForce's EPS for calendar year 2002 of (6.5)% to (18.0)% excluding synergies and 7.2% to (4.3)% including synergies and for calendar year 2003 of 5.9% to (7.4)% excluding synergies and 27.4% to 14.0% including synergies.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Centra, SmartForce or the contemplated transaction.

   The analyses were prepared solely for the purpose of Goldman Sachs providing its opinion to the Centra board of directors as to the fairness from a financial point of view to the holders of Centra common stock of the exchange ratio of 0.425 SmartForce ADSs, each of which represents and is exchangeable for one ordinary share of SmartForce, to be received for each share of Centra common stock pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Centra, SmartForce, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion to the board of directors of Centra was one of many factors taken into consideration by the Centra board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

   Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. Goldman Sachs is familiar with Centra having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs may also provide investment banking services to SmartForce in the future. Centra selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

   Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Centra and SmartForce for its own account and for the account of customers.

   Pursuant to a letter agreement, dated September 7, 2001, Centra engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Centra has agreed to pay Goldman Sachs a customary fee, a portion of which became payable to Goldman Sachs upon the execution of the merger agreement, with the balance payable upon consummation of the merger. Centra has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

   When considering the recommendations of Centra's board of directors, you should be aware that the directors and officers of Centra have interests in the merger and have arrangements that are different from, or are in addition to, those of Centra stockholders generally. These include:

  . Executive Officers and Directors. Leon Navickas will be appointed as the Chief Technology Officer and a member of SmartForce's board of directors following the effectiveness of the merger.

  . Employment. In connection with the merger, Leon Navickas, Steve Lesser and Joe Gruttadauria have entered into employment agreements, whereby each has been provided with certain incentives to remain employed by SmartForce following the effectiveness of the merger. Further, Tony Mark and Steve Johnson have entered into separation agreements with Centra which agreements provide for each of their resignations upon the effectiveness of the closing, the payment of severance and the extension of certain benefits subsequent to their resignations. These separation agreements supersede previously existing agreements providing for, among other things, the partial acceleration of stock options and the partial termination of Centra's rights to repurchase certain unvested stock upon a change in control. See "Agreement Related to the Merger--Employment Agreements" beginning on page 77 for a description of these agreements.

  . Stock Options. As of March 18, 2002, officers and directors of Centra owned options to purchase 2,366,000 shares of Centra common stock, of which 1,530,096 are unvested.

  . Indemnification. Centra directors and executive officers have customary rights to indemnification against losses incurred as a result of actions or omissions occurring prior to the effective time of the merger. In addition, the merger agreement provides that for a period of six years after the effective time, SmartForce will maintain directors' and officers' liability insurance covering persons who are covered by Centra's directors' and officers' insurance policy.

   As a result, these directors, executive officers and stockholders could be more likely to vote in favor of recommending the merger agreement and the merger than if they did not have these interests.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement and approval of the merger by the shareholders of SmartForce and Centra and approval of the issuance of SmartForce ordinary shares, represented by ADSs, in the merger. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Exchange of Centra Stock Certificates for SmartForce ADRs

   When the merger is completed, SmartForce's exchange agent will mail to Centra stockholders a letter of transmittal and instructions for use in surrendering Centra stock certificates in exchange for SmartForce ADSs. When former Centra stockholders deliver their Centra stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the Centra stock certificates will be canceled, and former Centra stockholders will receive SmartForce ADRs representing the number of full SmartForce ADSs

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to which they are entitled under the merger agreement. They will receive payment in cash, without interest, in lieu of any fractional SmartForce ADSs which would have been otherwise issuable to them in the merger.

   Centra stockholders should not submit their Centra stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

No Dividends

   Centra stockholders are not entitled to receive any dividends or other distributions on SmartForce ADSs until the merger is completed and they have surrendered their Centra stock certificates in exchange for SmartForce ADSs.

   Subject to the effect of applicable laws, promptly following surrender of Centra stock certificates and the issuance of the corresponding SmartForce ADSs, Centra stockholders will be paid the amount, if any, of dividends or other distributions, without interest, paid to ADS holders with record dates after the completion of the merger but before such stockholders surrendered their Centra stock certificates.

   SmartForce will only issue Centra stockholders SmartForce ADSs or checks in lieu of fractional shares in the name in which their surrendered Centra stock certificates are registered. If Centra stockholders wish to have their certificates issued in another name they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

Material United States Federal Tax Consequences

   For a summary description of the material United States federal tax consequences of the merger, see "Tax Matters--Material United States Federal Tax Consequences" on page 81.

Accounting Treatment for the Merger

   In accordance with United States generally accepted accounting principles, SmartForce will account for the merger using the purchase method of accounting. Under the purchase method of accounting, SmartForce will record the market value of its ADSs issued in connection with the merger, the fair value of the options to purchase shares of Centra common stock that become options to purchase SmartForce ordinary shares, represented by ADSs, and the amount of direct transaction costs as the cost of acquiring the business of Centra. SmartForce will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable intangible assets (such as acquired technology and acquired trademarks and trade names) and to in-process research and development, based on their respective fair values at the date of the completion of the merger. Any excess of the purchase price over those fair values will be accounted for as goodwill.

   Intangible assets with finite useful lives will generally be amortized over a specified period, resulting in an estimated accounting charge attributable to these items. In-process research and development will be expensed during the fiscal quarter in which the merger is completed. In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," intangible assets with indefinite useful lives, including goodwill resulting from a business combination completed subsequent to June 30, 2001, will not be amortized but instead will be tested for impairment at least annually. The results of operations and cash flows of Centra will be included in SmartForce's financial statements prospectively as of the completion of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

   This merger is subject to review by the U.S. Department of Justice and the U.S. Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. SmartForce and Centra filed notification

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reports, together with requests for early termination of the waiting period, with the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on February 13, 2002. On February 26, 2002, the U.S. Federal Trade Commission notified SmartForce and Centra that it was terminating early the specified waiting period requirements. At any time before or after the merger, and notwithstanding that the waiting period has terminated or that the merger may have been consummated, the U.S. Federal Trade Commission, the U.S. Department of Justice or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances.

   This merger is also subject to review of the Minister for Enterprise, Trade and Employment of Ireland under the Mergers and Take-Overs (Control) Acts, 1978 to 1996. The merger may not be consummated until the Minister has approved the merger or the specified waiting period requirements of that Act have been satisfied. On February 19, 2002, the Minister's office notified SmartForce and Centra that the Minister had decided not to make an order prohibiting the merger.

   In addition, the completion of this merger is subject to the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and compliance with applicable corporate laws of the State of Delaware.

Certain Securities Laws Considerations

   The issuance of the SmartForce ADSs to be issued in the merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act, except for SmartForce ADSs issued to any person who is deemed to be an affiliate of Centra or SmartForce. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Centra or SmartForce and may include some of Centra's or SmartForce's officers and directors, as well as its principal stockholders. Neither Centra's nor SmartForce's affiliates may sell their SmartForce ADSs acquired in the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act; or

  .  any other applicable exemption under the Securities Act.

No Appraisal or Dissenters' Rights

   Under Delaware corporate law, holders of Centra common stock are not entitled to appraisal or dissenters' rights in connection with the merger because, on the record date, Centra common stock was designated and quoted for trading on the Nasdaq National Market and will be converted into SmartForce ADSs, which at the effective time of the merger will be listed on the Nasdaq National Market.

   Under Irish law, holders of SmartForce ordinary shares are not entitled to appraisal or dissenters' rights in connection with the merger.

Listing on the Nasdaq National Market of SmartForce ADSs to be Issued in the Merger

   SmartForce has agreed to cause the SmartForce ADSs to be issued and to be reserved for issuance in connection with the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of Centra Common Stock after the Merger

   If the merger is completed, Centra's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

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                             THE MERGER AGREEMENT

   This section of the joint proxy statement/prospectus describes the merger agreement, which we hereby incorporate by reference into this joint proxy statement/prospectus. While SmartForce and Centra believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and SmartForce and Centra urge you to read it carefully.

General

   Following the adoption of the merger agreement by Centra stockholders, and the approval of the merger, the merger agreement and the issuance of SmartForce ordinary shares, represented by ADSs, in the merger, by SmartForce shareholders and the satisfaction or waiver of the other conditions to the merger, Atlantic Acquisition Corp., a wholly-owned subsidiary of SmartForce, will merge with and into Centra. Centra will survive the merger as a wholly-owned subsidiary of SmartForce. If all of the conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware.

The Exchange Ratio and Treatment of Centra Common Stock

   At the effective time of the merger, each issued and outstanding share of Centra common stock will be converted into the right to receive 0.425 SmartForce ADSs. However, any shares owned by Centra, SmartForce or any of their direct or indirect wholly-owned subsidiaries will be cancelled without conversion. SmartForce will adjust the exchange ratio to reflect any reclassification, stock split, stock dividend, reorganization or other similar change with respect to SmartForce ADSs or ordinary shares or Centra common stock occurring before the effective time of the merger.

   Based on the exchange ratio of 0.425, and based on the number of shares of Centra common stock and options to purchase Centra common stock outstanding as of March 18, 2002, a total of approximately 11.1 million SmartForce ADSs and options to purchase approximately 2.2 million SmartForce ordinary shares, represented by ADSs, will be issued or granted in the merger.

Treatment of Restricted Stock of Centra

   Any shares of Centra capital stock outstanding at the effective time of the merger which are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other arrangements will be converted into SmartForce ADSs based on the exchange ratio and will remain subject to the same terms, restrictions and vesting schedules as were applicable prior to the effective time of the merger. SmartForce will assume any rights Centra held prior to the effective time of the merger to repurchase these unvested shares. However, the ability of SmartForce to exercise these rights shall be dependent upon whether the SmartForce shareholders approve the proposal regarding the terms of contracts under which SmartForce may become entitled to repurchase rights with respect to SmartForce ordinary shares, represented by ADSs, issued in exchange for unvested Centra shares.

Treatment of Centra Stock Options

   At the effective time of the merger, SmartForce will assume all outstanding options, whether vested or unvested, to purchase shares of Centra common stock and convert them into options to purchase SmartForce ordinary shares, represented by ADSs, subject to the same terms and conditions as were applicable prior to the effective time of the merger, including, without limitation, any repurchase rights or vesting provisions. The number of SmartForce ordinary shares issuable upon the exercise of these stock options will be adjusted based on the exchange ratio. Any fractional SmartForce shares resulting from such adjustment will be rounded down to the

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nearest whole number. The exercise price per SmartForce share issuable under each Centra option will equal the exercise price per share of the Centra common stock purchasable under the Centra option divided by the exchange ratio. The exercise price will be rounded up to the nearest whole cent.

   SmartForce will reserve for issuance a sufficient number of its ordinary shares and ADSs for delivery upon each optionholder's exercise of his or her option. SmartForce will file promptly after the completion of the merger a registration statement on Form S-8 for the ordinary shares underlying the SmartForce ADSs issuable with respect to assumed Centra stock options.

Exchange of Certificates

   Exchange Agent; Exchange Procedures; No Further Ownership Rights. After the effective time of the merger, SmartForce's exchange agent will mail to each record holder of Centra common stock a letter of transmittal and instructions for surrendering their certificates. Only those holders who properly surrender their certificates in accordance with the instructions will receive ADRs representing SmartForce ADSs, cash in lieu of any fractional SmartForce ADSs and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of Centra common stock will be cancelled. After the effective time of the merger, each certificate representing shares of Centra common stock that have not been surrendered will only represent (1) the number of whole SmartForce ADSs into which such shares have been converted, (2) the right to receive cash in lieu of any fractional SmartForce ADS and (3) any dividends or distributions that may be applicable. Following the effective time of the merger, Centra will not register any transfers of Centra common stock on its stock transfer books.

   No Fractional Shares. SmartForce will not issue any fractional ADSs in the merger. Instead, each holder of shares of Centra common stock exchanged in the merger who would otherwise be entitled to receive a fraction of a SmartForce ADS will receive cash, without interest, equal to such fraction multiplied by the average closing price per SmartForce ADS on the Nasdaq National Market for the ten trading days immediately preceding the last full trading day prior to the effective time of the merger.

   Distributions with Respect to Unexchanged Shares. After the effective date of the merger, no dividends or other distributions declared or made after the closing of the merger with respect to SmartForce ADSs will be paid to the holder of any unsurrendered Centra certificate until the holder surrenders its Centra certificate in accordance with the letter of transmittal.

   Lost Certificates. If any Centra common stock certificate is lost, stolen or destroyed, a Centra stockholder must provide an appropriate affidavit certifying that fact. SmartForce may require a Centra stockholder to deliver a bond as indemnity against any claim that may be made against SmartForce with respect to any lost, stolen or destroyed certificate.

   Holders of Centra common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

Representations and Warranties

   SmartForce and Centra each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

   Each of the companies made representations and warranties as to:

  .  corporate organization and qualification to do business;

  . certificate of incorporation and bylaws or memorandum and articles of association (as applicable);

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  .  capitalization;

  .  authorization of the merger agreement by the respective companies;

  . the effect of the merger on obligations of the respective companies under applicable laws and third party obligations;

  .  regulatory approvals required to complete the merger;

  .  compliance with applicable laws;

  .  permits required to conduct business and compliance with those permits;

  .  filings and reports with the Securities and Exchange Commission;

  .  financial statements;

  .  liabilities;

  .  changes in the respective companies' business since September 30, 2001;

  .  litigation;

  .  employee benefit plans;

  . information supplied by the respective companies in this joint proxy statement/prospectus and the related registration statement filed by SmartForce;

  .  taxes;

  . payments, if any, required to be made to brokers and agents on account of the merger;

  .  intellectual property;

  .  the fairness opinion received by each company;

  .  approval by the board of directors; and

  . the vote of shareholders or stockholders (as applicable) required to approve the merger or the share issuance (as applicable).

   In addition, Centra made representations and warranties as to:

  .  labor relations;

  .  restrictions on the conduct of business;

  .  properties it owns and leases;

  .  applicable environmental laws;

  .  agreements, contracts and commitments;

  .  insurance; and

  .  the inapplicability of state takeover statutes to the merger.

   In addition, SmartForce made representations and warranties as to:

  .  SmartForce ADSs to be issued in the merger.

   All representations and warranties of Centra and SmartForce expire at the effective time of the merger.

   The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "--Representations

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and Warranties of Company," relating to Centra and "Representations and
Warranties of Parent and Merger Sub," relating to SmartForce and Atlantic Acquisition Corp.

Conduct of Business Before Completion of the Merger

   Centra agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless SmartForce consents in writing, Centra will use its commercially reasonable efforts consistent with past practices and policies to:

  .  preserve intact its present business organization;

  .  keep available the services of its present officers and employees; and

  . preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

   Centra also agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless SmartForce consents in writing, Centra will conduct its business in compliance with certain specific restrictions relating to the following:

  .  restricted stock and stock options;

  . employees and employee benefits, including severance and termination payments;

  .  the transfer or license of intellectual property rights;

  .  the issuance of dividends or other distributions;

  .  the issuance, encumbrance and redemption of securities;

  .  amendment to its certificate of incorporation and bylaws;

  .  the acquisition of assets or other entities;

  .  the sale, lease, license and disposition of assets;

  .  the incurrence of indebtedness;

  . the adoption, amendment or increase of employee benefit plans, policies or arrangements;

  .  payment or settlement of liabilities;

  . make payments outside of the ordinary course of business in excess of $150,000;

  .  modification, amendment or termination of material contracts;

  . the material modification of distribution, sales, licensing or marketing contracts with third parties;

  .  revaluation of assets or changing of accounting policies and procedures;

  . entering into agreements outside of the ordinary course of business in excess of $150,000;

  . actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code; and

  .  making of tax elections.

   SmartForce agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless Centra consents in writing, SmartForce will continue to engage primarily in the business of providing e-Learning solutions and will conduct its business in compliance with certain specific restrictions relating to the following:

  .  the issuance of dividends or other distributions;

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  .  repurchases of shares of capital stock;

  .  amendment to its memorandum and articles of association;

  .  revaluation of assets or changing of accounting policies and procedures;
     and

  . actions which could be expected to impact treatment of the merger as a "reorganization" under the Internal Revenue Code.

   The agreements related to the conduct of Centra's and SmartForce's businesses in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Conduct of Business by Company," relating to Centra and "Conduct of Business by Parent," relating to SmartForce.

No Solicitation by Centra

   Centra further agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal. An "Acquisition Proposal" is any offer or proposal relating to any Acquisition Transaction, other than an offer or proposal by SmartForce.

   Until the merger is completed or the merger agreement is terminated, Centra and its subsidiaries agreed not to, nor will they authorize or permit any of their officers, directors, affiliates or employees or any investment banker, attorney or other adviser or representative to directly or indirectly take any of the following actions:

  . solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

  . participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to any Acquisition Proposal;

  . take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal;

  . engage in discussions with any person with respect to any Acquisition Proposal;

  .  approve, endorse or recommend any Acquisition Proposal; or

  . enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

   An "Acquisition Transaction" is any transaction or series of related transactions, other than the SmartForce/Centra merger, involving any of the following:

  . the acquisition or purchase from Centra of more than a 15% interest in the total outstanding voting securities of Centra or any of its subsidiaries;

  . any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Centra or any of its subsidiaries;

  . any merger, consolidation, business combination or similar transaction involving Centra pursuant to which the stockholders of Centra immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity;

  . any sale, lease (outside the ordinary course of business), exchange, transfer, license (outside the ordinary course of business), acquisition or disposition of more than 15% of the assets of Centra; or

  . any liquidation, dissolution, recapitalization or other significant reorganization of Centra.

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   Centra's board of directors may, without breaching the merger agreement, respond to a Superior Offer by discussing the proposal with the party making the proposal, furnishing information to the party making the proposal, recommending a Superior Offer, as defined below, to Centra's stockholders or withdrawing its recommendation of the merger agreement with SmartForce, if all of the following conditions are met:

  . Centra's board determines in good faith, after considering the advice of its outside legal counsel, that its fiduciary obligations require it to do so;

  . Centra gives prior written notice to SmartForce of discussions or negotiations with, or furnishing of information to, the party making the proposal;

  . Centra receives from the party making the proposal an executed confidentiality agreement containing customary limitations on the use and disclosure of all non public written and oral information furnished to such party by or on behalf of the Company;

  . when furnishing nonpublic information to the party making the proposal, Centra contemporaneously furnishes the same information to SmartForce, to the extent it has not already been received by SmartForce; and

  . Centra otherwise fully complies with its obligations with respect to non-solicitation under the merger agreement.

   A "Superior Offer" is an unsolicited, bona fide, written Acquisition Proposal proposing the acquisition of all of the outstanding voting securities of Centra (i) that if any cash consideration is involved, is not subject to any financing contingency, and (ii) that Centra's board of directors determines in good faith (after considering the advice of Centra's independent financial advisors) (a) the acquiring party is reasonably capable of consummating on the terms proposed, and (b) provides greater value to the stockholders of Centra than the merger with SmartForce.

   Centra has agreed to as promptly as practicable, and in any event within 24 hours, inform SmartForce of any request for information that Centra reasonably believes would lead to an Acquisition Proposal, or of any Acquisition Proposal, or any inquiry with respect to or which Centra reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Centra further agreed to keep SmartForce informed in all material respects of the status and details, including material amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry, and to provide SmartForce with advance notice of any meeting of the Centra board of directors at which the board of directors is reasonably expected to consider a Superior Offer or recommend a Superior Offer to Centra's stockholders.

Centra Stockholders Meeting

   Centra is obligated under the merger agreement to hold and convene the Centra special meeting of stockholders for purposes of voting for adoption of the merger agreement and approval of the merger. Subject to the ability of the Centra board of directors to withdraw its recommendation as described in the section entitled "No Solicitation by Centra" beginning on page 70, Centra's board of directors will recommend that Centra's stockholders vote in favor of adoption of the merger agreement and approval of the merger.

SmartForce Shareholders Meeting

   SmartForce is obligated under the merger agreement to hold and convene a SmartForce meeting of shareholders for purposes of voting on the issuance of SmartForce ordinary shares, represented by ADSs, in the merger. SmartForce's board of directors will recommend that SmartForce's shareholders vote in favor of the issuance of SmartForce's ordinary shares, represented by ADSs, in connection with the merger.

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Employee Benefits Matters

   Each individual who continues to be employed by Centra after the merger is completed who becomes a participant in or is subject to SmartForce's employee benefit plans will, subject to certain qualifications, receive benefits that are substantially similar in the aggregate to those provided to a similarly situated employee of SmartForce.

Conditions to Completion of the Merger

   The obligations of SmartForce and Centra to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction of each of the following conditions before completion of the merger:

  . the merger agreement must be adopted and the merger must be approved by the requisite vote of holders of Centra stock;

  . the issuance of SmartForce's ordinary shares, represented by ADSs, to Centra's stockholders must be approved by the requisite vote of SmartForce shareholders under applicable Nasdaq rules and applicable law;

  . SmartForce's registration statement on Form S-4 must be effective, no stop order suspending its effectiveness can be in effect and no proceedings for suspension of its effectiveness can have been initiated or threatened by the SEC;

  . no law, regulation or order has been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  . all applicable waiting periods under applicable antitrust laws must have expired or been terminated and all antitrust approvals required to be obtained shall have been obtained;

  . SmartForce and Centra must each receive from their respective tax counsel an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . the SmartForce's ADSs to be issued in the merger will have been authorized for listing on the Nasdaq National Market.

   Centra's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  .  SmartForce's representations and warranties:

      (i) that are qualified as to Material Adverse Effect must be true and correct as of January 16, 2002 and as of immediately prior to the completion of the merger, except for such representations and warranties that refer to a specific date which must have been true and correct as of that date;

     (ii) related to SmartForce's capitalization, its authorization of the merger agreement, the fairness opinion it received, its board's approval of the merger and the vote required by its shareholders to approve the share issuance must be true and correct in all material respects as of January 16, 2002 and as of immediately prior to the completion of the merger; and

    (iii) that are not qualified as to Material Adverse Effect or referenced in clause (ii) must be true and correct as of January 16, 2002 and as of immediately prior to the completion of the merger, except for representations and warranties that refer to a specific date, which must have been true and correct as of that date, except that this clause (iii) shall be deemed to be satisfied so long as any failures of these representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on SmartForce.

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     For purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in the representations and warranties are disregarded.

  . SmartForce must in all material respects perform or comply with all of its agreements and covenants required by the merger agreement.

   SmartForce's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  .  Centra's representations and warranties:

      (i) that are qualified as to Material Adverse Effect must be true and correct as of January 16, 2002 and as of immediately prior to the completion of the merger, except for representations and warranties that refer to a specific date which must have been true and correct as of that date;

     (ii) related to Centra's capitalization, its authorization of the merger agreement, the fairness opinion it received, its board's approval of the merger, the vote required by its stockholders to approve the share issuance and applicable state takeover statutes must be true and correct in all material respects as of January 16, 2002 and as of immediately prior to the completion of the merger; and

    (iii) that are not qualified as to Material Adverse Effect or referenced in clause (ii) must be true and correct as of January 16, 2002 and as of immediately prior to the completion of the merger, except for representations and warranties that refer to a specific date, which must have been true and correct as of that date, except that this clause (iii) shall be deemed to be satisfied so long as any failures of these representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on Centra.

     For purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in the representations and warranties are disregarded.

  . Centra must in all material respects perform or comply with all of its agreements and covenants required by the merger agreement to be performed or complied with by Centra at or before completion of the merger.

  . Irish antitrust or takeover approvals required to be obtained, if any, shall have been obtained or all applicable waiting periods under Irish antitrust or takeover laws must have expired.

Definition of Material Adverse Effect

   Under the terms of the merger agreement, a Material Adverse Effect on either SmartForce or Centra is defined to mean any fact, change, event, development, violation, inaccuracy, circumstance or effect, individually or when taken together with all other facts, changes, events, developments, violations, inaccuracies, circumstances or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is, or is reasonably likely to be, materially adverse to the business, assets, capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

   However, under the terms of the merger agreement, none of the following, alone or in combination, will be deemed to constitute, nor will any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect on any entity:

      1. any fact, change, event, development, violation, inaccuracy, circumstance or effect that results from the announcement or pendency of the merger;

      2. any change in such entity's stock price or trading volume, in and of itself;

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      3.  any fact, change, event, development, violation, inaccuracy, circumstance or effect that results from changes affecting any of the industries in which such entity operates generally or the United States economy generally; or

      4. any fact, change, event, development, violation, inaccuracy, circumstance or effect that results from changes affecting general worldwide economic or capital market conditions.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement and approval of the merger by Centra stockholders:

  .  by mutual consent of the board of directors of SmartForce and Centra;

  . by SmartForce or Centra, if the merger is not completed before July 16, 2002, except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before July 16, 2002 and this action or failure to act constitutes a breach of the merger agreement;

  . by SmartForce or Centra, if there is any final and nonappealable action of a court or governmental authority having jurisdiction over either SmartForce or Centra permanently restraining, enjoining or prohibiting the completion of the merger;

  . by SmartForce or Centra, if the stockholders of Centra fail to adopt the merger agreement and approve the merger at a Centra stockholders' meeting, or if the shareholders of SmartForce fail to approve the share issuance at a SmartForce shareholders' meeting, except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure to obtain the stockholder or shareholder approval and this action or failure to act constitutes a breach of the merger agreement;

  . by Centra, upon SmartForce's breach of any representation, warranty, covenant or agreement in the merger agreement, or if any of SmartForce's representations or warranties become untrue, in either case such that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by SmartForce, Centra may not terminate the merger agreement for 30 days after it notifies SmartForce of the breach so long as SmartForce exercises commercially reasonable efforts to cure the breach;

  . by SmartForce, upon Centra's breach of any representation, warranty, covenant or agreement in the merger agreement, or if any of Centra's representations or warranties become untrue, in either case such that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by Centra, SmartForce may not terminate the merger agreement for 30 days after it notifies Centra of the breach so long as Centra exercises commercially reasonable efforts to cure the breach;

  .  by SmartForce if any of the following shall have occurred:

     --Centra's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to SmartForce or its shareholders;

     --Centra breaches the stockholder meeting and proxy solicitation or the non-solicitation sections of the merger agreement in any material respect;

     --Centra's board of directors recommends any Acquisition Proposal;

     --an Acquisition Proposal is announced or becomes publicly known, and Centra's board of directors fails to recommend against that proposal or fails to reconfirm its approval and recommendation of the merger agreement and the merger within ten business days; or

     --the Centra board of directors resolves to take any of the foregoing actions.

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Payment of Termination Fee by Centra

   Centra will pay SmartForce a termination fee of $12.0 million if any of the following conditions occur:

  . SmartForce terminates the merger agreement because of any of the following, which we refer to as "Trigger Events:"

     --Centra's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to SmartForce or its shareholders;

     --Centra breaches the stockholder meeting and proxy solicitation or the non-solicitation sections of the merger agreement in any material respect;

     --Centra's board of directors recommends any Acquisition Proposal;

     --an Acquisition Proposal is announced or becomes publicly known, and Centra's board of directors fails to recommend against that proposal or fails to reconfirm its approval and recommendation of the merger agreement and the merger, within ten business days; or

     --the Centra board of directors resolves to take any of the foregoing actions.

  . SmartForce or Centra terminates the merger agreement because Centra's stockholders fail to adopt the merger agreement and approve the merger at a Centra stockholder meeting and, prior to or concurrent with the Centra stockholder meeting or an adjournment of the meeting, a Trigger Event shall have occurred.

  . SmartForce or Centra terminates the merger agreement because Centra's stockholders do not adopt the merger agreement and approve the merger and, at or prior to that termination, there shall exist or have been proposed an Acquisition Proposal which has been publicly announced and not withdrawn prior to the termination of the merger agreement and, within six months after the termination, Centra enters into an agreement with respect to a Company Acquisition (as described below) (and that Company Acquisition is consummated regardless of whether it is consummated within the six-month period) or a Company Acquisition is consummated.

  . SmartForce terminates the merger agreement because a representation, warranty, covenant or agreement of Centra in the merger agreement is breached or becomes untrue such that the corresponding condition to completion of the merger would not be met and, at or prior to that termination, there shall exist or have been proposed an Acquisition Proposal which has not been withdrawn prior to the termination of the merger agreement and, within six months after the termination, Centra enters into an agreement with respect to a Company Acquisition (and that Company Acquisition is consummated regardless of whether it is consummated within the six-month period) or a Company Acquisition is consummated.

  . SmartForce or Centra terminates the merger agreement because the merger is not consummated by July 16, 2002 and, at or prior to that termination, there shall exist or have been proposed an Acquisition Proposal which has not been withdrawn prior to the termination of the merger agreement and, within six months after the termination, Centra enters into an agreement with respect to a Company Acquisition (and that Company Acquisition is consummated regardless of whether it is consummated within the six-month period) or a Company Acquisition is consummated; provided that a termination fee will not be payable by Centra in this case if:

     --as of July 16, 2002:

      (1) the closing conditions related to the accuracy of SmartForce's representations and warranties and its compliance with agreements and covenants in the merger agreement shall have not been satisfied or waived;

      (2) the ADSs to be issued in the merger shall not have been authorized for listing on Nasdaq;

      (3) SmartForce's shareholders shall have voted against the share issuance; or

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      (4) SmartForce's legal counsel shall not have delivered to SmartForce a tax opinion with respect to the merger and Centra's legal counsel shall have delivered its corresponding opinion to Centra; or

     --Centra shall have sustained the burden of proving, in a court of competent jurisdiction, that any of the following resulted from the material breach by SmartForce of its obligations under specified sections of the merger agreement related to this joint proxy statement/prospectus, the related S-4 registration statement, the proxy solicitation process, the SmartForce shareholder meeting and regulatory filings:

      (1) the S-4 registration statement shall not have been declared effective as of July 16, 2002;

      (2) requisite waiting periods under the HSR Act shall have not expired or terminated early and requisite foreign antitrust approvals shall not have been obtained as of July 16, 2002; or

      (3) SmartForce's shareholder meeting shall not have been held as of July 16, 2002.

   A "Company Acquisition" refers to:

     --a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Centra in which the Centra stockholders prior to the transaction hold less than 55% of the total equity of the surviving, resulting or acquiring entity in the transaction;

     --a sale or other disposition by Centra of assets representing more than 45% of the aggregate fair market value of Centra's business prior to the sale; or

     --the acquisition by any person or group (including by way of tender offer or an exchange offer or issuance by Centra), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing more than 45% of the voting power of the then outstanding shares of capital stock of Centra.

Operations After the Merger

   Following the merger, it is expected that Centra will continue its operations as a wholly-owned subsidiary of SmartForce. The stockholders of Centra will become holders of SmartForce ADSs, and their rights as ADS holders will be governed by the SmartForce memorandum and articles of association and the deposit agreements, each as currently in effect, and the laws of the Republic of Ireland. See "Comparison of Shareholder Rights" on page 100 of this joint proxy statement/prospectus and "Description of SmartForce Share Capital" on page 88 of this joint proxy statement/ prospectus.

Extension, Waiver and Amendment of the Merger Agreement

   SmartForce and Centra may amend the merger agreement before completion of the merger by mutual written consent. In addition, either SmartForce or Centra may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

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                       AGREEMENTS RELATED TO THE MERGER

   This section of the joint proxy statement/prospectus describes agreements related to the merger agreement, including the SmartForce Voting Agreements, the Centra Voting Agreements, the Centra Affiliate Agreements and the Employment Arrangements. While SmartForce and Centra believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. Forms of these agreements are attached as exhibits to the merger agreement that is attached as Annex A of this joint proxy statement/prospectus.

SmartForce Voting Agreements

   The following officers and directors of SmartForce have entered into voting agreements: Gregory Priest, David Drummond, Thomas McKeagney, Jeffrey Newton, Ronald Conway, John Grillos, Patrick McDonagh, James Krzywicki and Ferdinand von Prondzynski. By entering into the voting agreements these SmartForce shareholders have irrevocably appointed Centra as their lawful attorney and proxy. These proxies give Centra the limited right to vote the SmartForce ADSs and the underlying ordinary shares beneficially owned by these SmartForce shareholders subject to the voting agreements (a) in favor of the approval of the issuance of SmartForce ADSs under the merger agreement, (b) in favor of any transaction contemplated by the merger agreement and (c) in favor of any matter that could reasonably be expected to facilitate the merger of SmartForce and Centra. These SmartForce shareholders may vote their SmartForce ADSs on all other matters.

   As of March 18, 2002, there were approximately 432,396 SmartForce ordinary shares, represented by ADSs, subject to voting agreements representing approximately 1% of all outstanding SmartForce ordinary shares, represented by ADSs. None of the SmartForce shareholders who are parties to the voting agreements were paid additional consideration in connection with them.

   Each SmartForce shareholder who is a party to a voting agreement agreed, subject to limited exceptions, not to sell or otherwise transfer the SmartForce ADSs, the underlying ordinary shares and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement.

   The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. The form of SmartForce voting agreement is attached as Exhibit B-2 to the merger agreement that is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Centra Voting Agreements

   The following officers and directors of Centra have entered into voting agreements: Leon Navickas, David Barrett, Richard D'Amore, Robert Hult, Anthony Mark, Stephen Johnson, Steven Lesser and Joseph Gruttadauria. By entering into the voting agreements, these Centra stockholders have irrevocably appointed SmartForce as their lawful attorney and proxy. These proxies give SmartForce the limited right to vote the shares of Centra common stock beneficially owned by these Centra stockholders, subject to the voting agreements (a) in favor of the adoption of the merger agreement and approval of the merger of SmartForce and Centra, (b) in favor of any transaction contemplated by the merger agreement and (c) in favor of any matter that could reasonably be expected to facilitate the merger and against any matter that is inconsistent with the consummation of the merger and the other transactions contemplated by the merger agreement. These Centra stockholders may vote their shares of Centra common stock on all other matters.

   As of March 18, 2002, there were approximately 3,126,029 shares of Centra common stock subject to these voting agreements which represented approximately 12.3% of the outstanding Centra common stock. None of the

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Centra stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

   Each Centra stockholder who is a party to a voting agreement agreed, subject to limited exceptions, not to sell or otherwise transfer the Centra stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any of those securities or any interest in any of those securities is transferred agrees to be bound by the terms and provisions of the voting agreement.

   The Centra voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of Centra voting agreement is attached as Exhibit A-2 to the merger agreement that is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Centra Affiliate Agreements

   Each member of the Centra board of directors and each executive officer of Centra has executed an affiliate agreement. Under the affiliate agreements, these Centra officers and directors acknowledged the resale restrictions on the SmartForce ADSs to be received by them in the merger imposed by Rule 145 and, to the extent required by the deposit agreements under which their SmartForce ADSs will be issued, Rule 144(h) under the Securities Act. In accordance with the affiliate agreements, SmartForce will be entitled to place appropriate legends on these Centra stockholders' ADRs evidencing any SmartForce ADSs to be received by them and to issue stop transfer instructions to the transfer agent for the SmartForce ADSs held by them. The form of affiliate agreement is attached as Exhibit C to the merger agreement that is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Employment Agreements

   In connection with the merger, Leon Navickas, Steve Lesser and Joe Gruttadauria have entered into employment agreements providing certain incentives to each to remain employed by SmartForce following the effectiveness of the merger. These employment agreements supersede previously existing employment agreements between each of these individuals and Centra. Further, Tony Mark and Steve Johnson have entered into separation agreements with Centra which agreements provide for each of their resignations upon the effectiveness of the closing, the payment of severance and the extension of certain benefits subsequent to their resignations. These separation agreements supersede previously existing agreements that provided for, among other things, the partial acceleration of stock options and the partial termination of Centra's right to repurchase certain unvested stock upon a change in control. A summary of the new employment agreements, and the new separation agreements, is as follows:

   Leon Navickas employment agreement. Contingent upon the effectiveness of the merger, SmartForce has entered into an employment agreement with Leon Navickas, Centra's chief executive officer, under which SmartForce agrees to employ Mr. Navickas as its chief technology officer. This employment agreement will supersede the terms of Mr. Navickas' employment with Centra. Mr. Navickas' employment agreement with SmartForce provides that he will be paid a base salary of $200,000 per year and will be entitled to receive an annual performance bonus of $150,000 upon the attainment of agreed upon performance objectives. SmartForce has agreed to grant Mr. Navickas an option to purchase 175,000 of its ADSs at the fair market value on the date of grant. One fourth of such options shall vest on the one year anniversary of the effective date of the merger and 1/48th of the shares subject to the option shall vest each month thereafter. Mr. Navickas's employment is at-will, but if Mr. Navickas's employment is terminated without cause or if he resigns with good reason, as defined in the agreement, prior to the first anniversary of the closing of the merger, he will be entitled to receive from SmartForce his base salary, target bonus and equivalent benefits during the twelve month severance period following such termination or resignation. If Mr. Navickas' employment is terminated without cause or if he

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resigns with good reason after the first anniversary of the closing of the merger, he will be entitled to receive from SmartForce his base salary and equivalent benefits during a six month severance period following such termination or resignation. In either case, he will also be entitled to continued vesting of his then outstanding options during the twelve month or six month severance period, as the case may be. The agreement also provides (as does his original employment agreement with Centra) that 50% of Mr. Navickas' unvested Centra options, consisting of the installments that would have vested last in time, will accelerate and become fully vested and exercisable upon the closing of the merger. The employment agreement includes a covenant not to solicit employees or to accept a position with a competitor of SmartForce or Centra for a specified time period following either of the merger or Mr. Navickas' termination of employment.

   Steve Lesser employment agreement. Contingent upon the effectiveness of the merger, SmartForce has entered into an employment agreement with Steve Lesser, Centra's Senior Vice President, Worldwide Sales, under which SmartForce agrees to employ Mr. Lesser as its Senior Vice President, Centra Worldwide Sales. Mr. Lesser's employment agreement also provides that one-half of his unvested options shall accelerate and be fully vested and immediately exercisable and that the right to repurchase one-half of the restricted stock then owned by Mr. Lesser shall terminate. Mr. Lesser's employment agreement with SmartForce provides that he will be paid a base salary of $160,000 per year and will be entitled to receive an annual performance bonus of $120,000 upon the attainment of agreed upon performance objectives. SmartForce has agreed to grant Mr.
Lesser an option to purchase 70,000 of its ADSs at the fair market value on the date of grant. One fourth of such options shall vest on the one year anniversary of the effective date of the merger and 1/48th of the shares subject to the option shall vest each month thereafter. Though his employment is at-will, under certain circumstances, in the event of a termination of Mr. Lesser's employment by SmartForce within 12 months of the effective date of the merger, Mr. Lesser shall receive six months salary and bonus. The employment agreement includes a covenant not to solicit SmartForce or Centra employees or to compete with the business of SmartForce or Centra for a specified time period following either of the merger or Mr. Lesser's termination of employment.

   Joe Gruttadauria employment agreement. Contingent upon the effectiveness of the merger, SmartForce has entered into an employment agreement with Joe Gruttadauria, Centra's Senior Vice President, Professional Services, under which SmartForce agrees to employ Mr. Gruttadauria as its Senior Vice President, Professional Services and General Manager, Centra. Mr. Gruttadauria's employment agreement also provides that one-half of his unvested options shall accelerate and be fully vested and immediately exercisable and that the right to repurchase one-half of the restricted stock then owned by Mr. Gruttadauria shall terminate. Mr. Gruttadauria's employment agreement with SmartForce provides that he will be paid a base salary of $180,000 per year and will be entitled to receive an annual performance bonus of $120,000 upon the attainment of agreed upon performance objectives, $45,000 of which is guaranteed. SmartForce has agreed to grant Mr. Gruttadauria an option to purchase 100,000 of its ADSs at the fair market value on the date of grant. One fourth of such options shall vest on the one year anniversary of the effective date of the merger and 1/48th of the shares subject to the option shall vest each month thereafter. Though his employment is at-will, under certain circumstances, in the event of a termination of Mr. Gruttadauria's employment by SmartForce within 12 months of the effective date of the merger, Mr. Gruttadauria shall receive six months salary and bonus. The employment agreement includes a covenant not to solicit SmartForce or Centra employees or to compete with the business of SmartForce or Centra for a specified time period following either of the merger or Mr. Gruttadauria's termination of employment.

   Steve Johnson and Tony Mark separation agreements. Contingent upon the effectiveness of the merger, Centra has entered into agreements with Steve Johnson and Tony Mark, its chief financial officer and its president and chief operating officer, respectively, superseding their existing agreements with Centra and providing for their resignations effective upon the closing of the merger. Each of Mr. Johnson's and Mr. Mark's agreements with Centra provide that upon a change in control of Centra that half of each of their unvested options shall accelerate and be fully vested and immediately exercisable and that Centra's right to repurchase one-half of the unvested stock then owned by each of them shall terminate. Each of Mr. Johnson and Mr. Mark have agreed to waive the acceleration of their unvested options to purchase Centra common stock and to not solicit Centra or SmartForce employees or accept a position with a competitor of Centra or SmartForce for a

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specified time period following the merger. Centra has agreed to terminate its right to repurchase each of Mr. Johnson's and Mr. Mark's restricted stock effective upon closing of the merger, and on March 15, 2002 Centra granted Mr. Johnson and Mr. Mark options to purchase a total of 110,000 and 177,500 shares, respectively, of Centra common stock at the fair market value on that date, each of which option shall be fully vested and exercisable contingent upon and immediately prior to the closing of the merger. Such options to purchase Centra common stock shall remain exercisable for 12 months following the merger. SmartForce has agreed to pay $160,000 to Mr. Johnson and $330,000 to Mr. Mark and has further agreed to pay each of Mr. Johnson's and Mr. Mark's health insurance premiums for the 12 months following the merger and to make lump sum payments to each of Mr. Johnson and Mr. Mark equal to 12 months salary and 12 months salary plus bonus, respectively, upon the closing of the merger.

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                                  TAX MATTERS

Material United States Federal Income Tax Consequences

  General

   The following is a discussion of the material United States federal income tax consequences of the merger generally applicable to holders of Centra common stock who, pursuant to the merger, exchange their Centra common stock for SmartForce ADSs, assuming that the merger is effected pursuant to applicable state law and as described in the merger agreement and in this joint proxy statement/prospectus. This discussion only applies to "U.S. holders," as defined below, who hold their shares of common stock as a capital asset. The discussion does not address all the United States federal income tax consequences that may be relevant to Centra stockholders in light of their particular circumstances or to Centra stockholders subject to special rules.

   For purposes of the discussion below, a "U.S. holder" is a beneficial owner of Centra common stock or SmartForce ADSs who or which is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation, that was created or organized in or under the laws of the United States or any state thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or
(iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. citizens have the authority to control all of the substantial decisions of the trust.

   In addition, this discussion does not address any of the tax consequences to any Centra stockholder that will own 5% or more of either the total voting power or the total value of the outstanding SmartForce ADSs after the merger (determined after taking into account ownership under the applicable attribution rules of the Internal Revenue Code and applicable Treasury regulations), and that fails to enter into a valid "gain recognition agreement" under applicable Treasury regulations.

   The following discussion is based on and subject to the Code, the regulations promulgated thereunder, and existing administrative rulings and court decisions, all as in effect on the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This discussion also is based upon assumptions, limitations, representations and covenants, including those contained in certificates of SmartForce, Atlantic Acquisition Corp., and Centra, and may not be relied upon if any of such assumptions, limitations, representations or covenants are, or later become, inaccurate.

  The Merger

   Completion of the merger is conditioned on the receipt by SmartForce of an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, SmartForce's tax counsel, and the receipt by Centra of an opinion from Foley, Hoag & Eliot LLP, Centra's tax counsel, stating that the merger will be a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based upon the existing law and the continuing truth and accuracy of the representations of Centra and SmartForce described above, and will be subject to certain assumptions and qualifications, including the assumption that the merger will be effected pursuant to applicable state law and completed according to the terms of the merger agreement. The tax opinions are not binding on the IRS or the courts, and there can be no assurance that the IRS or the courts will not take a contrary view. No ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences of the merger to SmartForce, Centra, or the stockholders of SmartForce and Centra.

   Based on the representations contained in the certificates provided by SmartForce, Atlantic Acquisition Corp., and Centra, and subject to the assumptions and limitations discussed above, the following are the material

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United States federal income tax consequences that will generally result from treatment of the merger as a reorganization described in Section 368 of the Internal Revenue Code:

  . no gain or loss will be recognized by SmartForce, Centra or Atlantic Acquisition Corp. solely as a result of the merger;

  . no gain or loss will be recognized by the holders of Centra common stock upon the receipt of SmartForce ADSs solely in exchange for Centra common stock in the merger, except to the extent of cash received in lieu of fractional shares;

  . cash payments received by holders of Centra common stock in lieu of a fractional share will result in capital gain (or loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of Centra common stock surrendered that is allocable to such fractional share. Such gain (or loss) will be long-term capital gain (or loss) if the shares of Centra common stock allocable to such fractional share have been held for more than one year at the effective time of the merger;

  . the aggregate tax basis of the SmartForce ADSs received by Centra stockholders in the merger will be the same as the aggregate tax basis of the Centra common stock surrendered in exchange therefor reduced by any tax basis allocable to a fractional share for which cash is received; and

  . the holding period with respect to SmartForce ADSs received by each Centra stockholder in the merger will include the holding period for the Centra common stock surrendered in exchange therefor.

   Backup Withholding. Federal income tax laws require that, to avoid backup withholding in an amount equal to 30% of "reportable payments," each Centra stockholder must (a) provide SmartForce with such stockholder's correct taxpayer identification number on Form W-9 and certify as to no loss of exemption from backup withholding or (b) establish a basis for exemption from backup withholding on a Form W-8 (including a form W-8BEN, W-8ECI, W-8EXP and W-8IMY) or Form W-9, as applicable. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. If SmartForce is not provided with the correct TIN or an adequate basis for exemption, the stockholder may be subject to a $50 penalty imposed by the IRS. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Reportable payments made pursuant to the merger will be reported to the extent required by the Code to Centra stockholders and the IRS.

   Reporting Requirements. Each Centra stockholder that receives SmartForce ADSs in the merger will be required to file a statement with his, her or its federal income tax return setting forth his, her or its tax basis in the Centra common stock surrendered and the fair market value of the SmartForce ADSs and cash, if any, received in the merger, and to retain permanent records of these facts relating to the merger.

  Ownership of SmartForce ADSs

   Distributions. SmartForce does not expect to pay dividends in the foreseeable future. If SmartForce does pay any dividends, however, the gross amount of any dividend received by U.S. holders with respect to SmartForce ADSs generally will be taxed at ordinary income tax rates to the extent such dividend does not exceed SmartForce's current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes. To the extent any dividend exceeds SmartForce's earnings and profits, the dividend will be treated as a tax-free return of capital to the extent of a U.S. holder's adjusted tax basis in SmartForce ADSs and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of such stock). To the extent that the distribution exceeds a U.S. holder's adjusted tax basis, the distribution will be taxed as if it was gain recognized on a sale or exchange of SmartForce ADSs. See "Sale or Other Disposition of SmartForce ADSs," below. Because SmartForce is not a U.S. corporation, no dividends-received deduction will be allowed to corporations with respect to dividends paid by SmartForce. Dividends paid with respect to SmartForce ADSs will generally be treated as foreign source "passive income" for U.S. tax purposes.

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   Sale or Other Disposition of SmartForce ADSs.  In general, in connection with the sale or other taxable disposition of SmartForce ADSs:

  . gain or loss will be recognized by the seller in an amount equal to the difference (if any) between the amount realized on such sale or other taxable disposition and the seller's adjusted tax basis in the SmartForce ADSs;

  . gain or loss recognized on the sale or other taxable disposition will be capital gain or loss and will be long-term capital gain or loss if the holding period for SmartForce ADSs is more than one year at the time of the sale or other disposition;

  . any gain or loss recognized on the sale or other taxable disposition will be treated as having a U.S. source for U.S. foreign tax credit purposes; and

  .  the ability to deduct capital losses is subject to limitations.

   Passive foreign investment company. U.S. holders generally are subject to a special, adverse tax regime (that would differ in certain respects from that described above) if SmartForce is or were to become a passive foreign investment company for U.S. federal income tax purposes. Although the determination of whether a corporation is a passive foreign investment company is made annually, and thus may be subject to change, we do not believe that we are, nor do we expect to become, a passive foreign investment company. Notwithstanding the foregoing, we urge you to consult your own U.S. tax advisor regarding the potential adverse U.S. federal income tax consequences of owning the shares of a passive foreign investment company and of making certain elections designed to lessen those adverse consequences.

   Information Reporting and Backup Withholding. Any dividends paid, or proceeds on a sale of, SmartForce ADSs to or by a U.S. holder may be subject to U.S. information reporting, and a 30% backup withholding tax may apply unless the holder is an exempt recipient or provides a U.S. taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with any applicable backup withholding requirements. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

   This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the merger or the holding of SmartForce ADSs. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion also does not address the tax consequences of an exchange or conversion of options or warrants for Centra common stock into options or warrants for SmartForce ADSs.

   Accordingly, Centra stockholders are encouraged to consult their own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws. This discussion is not intended to be a complete analysis or description of all potential tax consequences of the merger.

Material Irish Tax Considerations

   The following is a general summary of certain of the Irish tax consequences applicable to Irish and U.S. Holders (as defined below) in respect of the purchase, ownership and disposition of our ordinary shares or ADSs evidenced by ADRs.

   This summary is based on Irish taxation laws currently in force, regulations promulgated thereunder, the current provisions of the Convention between the Government of the United States of America and the Government of Ireland for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains (the "Treaty"), specific proposals to amend any of the forgoing publicly announced prior to the date hereof and the currently published administrative practices of the Irish Revenue Commissioners, all as of the date hereof. Taxation laws are subject to change, from time to time, and no

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representation is or can be made as to whether such laws will change, or what impact, if any, such changes will have on the statements contained in this summary. No assurance can be given that proposed amendments will be enacted as proposed, or that legislative or judicial changes, or changes in administrative practice, will not modify or change the statements expressed herein.

   Holders of ordinary shares or ADSs are advised to consult their own tax advisors with respect to the application of Irish Taxation Laws to their particular circumstances in relation to the purchase, ownership or disposition of ordinary shares or ADSs.

   This summary is of a general nature only and does not discuss all aspects of Irish taxation that may be relevant to a particular Irish or U.S. Holder. The summary only applies to Irish and U.S. Holders that legally and beneficially hold their ordinary shares or ADSs evidenced by ADRs as capital assets and does not address special classes of holders including, but not limited to, dealers in securities, insurance companies, pension schemes, employee share ownership trusts, collective investment undertakings, charities, tax-exempt organizations, financial institutions and close companies, each of which may be subject to special rules not discussed below.

Irish Tax Considerations Applicable to Irish Holders

   For the purposes of this discussion, an "Irish Holder" means a holder of ordinary shares or ADSs evidenced by ADRs that (i) beneficially owns the ordinary shares or ADRs registered in their name; (ii) in the case of individual holders, are resident, ordinarily resident and domiciled in Ireland under Irish taxation laws; (iii) in the case of holders that are companies, are resident in Ireland under Irish taxation laws; and (iv) are not also resident in any other country.

   For Irish taxation purposes, Irish Holders of ADSs will be treated as the owners of the underlying ordinary shares represented by such ADSs.

   Taxation of Dividends.   We do not expect to pay dividends in the
foreseeable future. Should we begin paying dividends, such dividends will generally be subject to dividend withholding tax ("DWT") in Ireland at the standard rate of income tax (currently 20%). Where DWT applies, we will be responsible for withholding such tax at source.

   Corporate Irish Holders will generally be entitled to claim an exemption from DWT by delivering a declaration to us in the form prescribed by the Irish Revenue Commissioners. Such corporate Irish Holders will generally not otherwise be subject to Irish tax in respect of dividends received.

   Individual Irish Holders will be subject to income tax on the gross amount of any dividend (for example, the amount of the dividend received plus any DWT withheld), at their marginal rate of tax (currently either 20% or 42% depending on the individual's circumstances). Individual Irish Holders will be able to claim a credit against their resulting income tax liability in respect of DWT withheld.

   Individual Irish Holders may, depending on their circumstances, also be subject to the Irish health levy of 2% and pay related social insurance contribution of up to 3% in respect of their dividend income.

   Disposals of Ordinary Shares or ADSs. Irish Holders that acquire ordinary shares or ADSs will be considered, for Irish tax purposes, to have acquired their ordinary shares or ADSs at a base cost equal to the amount paid for the ordinary shares or ADSs. On subsequent dispositions, ordinary shares or ADSs acquired at an earlier time will be deemed, for Irish tax purposes, to be disposed of on a "first in first out" basis before ordinary shares or ADSs acquired at a later time.

   Irish Holders that dispose of their ordinary shares or ADSs will be subject to capital gains tax ("CGT") to the extent that the proceeds realized from such disposition exceed the indexed base cost of the ordinary shares or ADSs disposed of and any incidental expenses. The current rate of CGT is 20%.

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   Irish Holders that realize a loss on the disposition of ordinary shares or
ADSs will generally be entitled to offset such allowable losses against capital gains realized from other sources in determining their capital gains tax liability in a year. Allowable losses which remain unrelieved in a year may generally be carried forward indefinitely for Irish capital gains tax purposes and applied against capital gains in future years.

   Capital Acquisitions Tax. A gift or inheritance of ordinary shares or ADSs will fall within the charge to Irish capital acquisitions tax ("CAT"). CAT is currently chargeable at a rate of 20% on the value of gifts or inheritances above specified tax free thresholds. Different classes of tax free thresholds apply depending upon the relationship between the donor and the recipient. Gifts or inheritances taken on or after 2 December 1988 are aggregated with the same group threshold for the purposes of arriving at the amount of tax on a current gift or inheritance. The Minister for Finance announced in his Budget Speech the proposed amendment of the base date for aggregation from 2 December 1988 to 5 December 1991. As proposed this measure will take effect for all gifts or inheritances taken on or after 5 December 2001. Gifts or inheritances between spouses are not subject to Irish CAT.

   Stamp Duty. Irish stamp duty, which is a tax imposed on certain documents, is payable on all transfers of ordinary shares (other than transfers made between spouses, transfers made between 90% associated companies, or certain other exempt transfers) regardless of where the document of transfer is executed. Irish stamp duty is also payable on electronic transfers of ordinary shares.

   A transfer of ordinary shares made as part of a sale will be stampable at the ad valorem rate of 1% of the value of the consideration received for the transfer, or, if higher, the market value of the shares transferred.

   Where the consideration for a sale is expressed in a currency other than euro, the duty will be charged on the euro equivalent calculated at the rate of exchange prevailing at the date of the transfer.

   Transfers of ordinary shares where no beneficial interest passes (e.g. a transfer of shares from a beneficial owner to a nominee), will generally be exempt from stamp duty if the transfer form contains an appropriate certification, otherwise a nominal stamp duty rate of (Euro)12.50 will apply.

   Transfers of ADSs by Irish Holders are generally exempt from Irish stamp duty.

   Transfers of ordinary shares from the Depositary or the Custodian upon surrender of ADSs for the purposes of withdrawing the underlying ordinary shares from the ADS/ADR system, and transfers of ordinary shares to the depositary or the custodian for the purposes of transferring ordinary shares onto the ADS/ADR system, will be stampable at the ad valorem rate of 1% of the value of the shares transferred if the transfer relates to a sale or contemplated sale or any other change in the beneficial ownership of ordinary shares. Such transfers will be exempt from Irish Stamp Duty if the transfer does not relate to or involve any change in the beneficial ownership in the underlying ordinary shares and the transfer form contains the appropriate certification. In the absence of an appropriate certification, stamp duty will be applied at the nominal rate of (Euro)12.50.

   The person accountable for the payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for consideration less than the market value, both parties to the transfer. Stamp duty is normally payable within 30 days after the date of execution of the transfer. Late or inadequate payment of stamp duty will result in liability for interest, penalties and fines.

Irish Tax Considerations Applicable to U.S. Holders

   Solely for the purposes of this summary of certain Irish tax considerations, a "U.S. Holder" means a holder of ordinary shares that (i) is resident in the United States for the purposes of the Treaty, (ii) is not also resident of, or ordinarily resident in, Ireland for Irish tax purposes, (iii) is not engaged in any trade or business and does not perform independent personal services through a permanent establishment or fixed base in Ireland, and (iv) where a holder is a corporation, is not ultimately controlled by persons resident in Ireland.

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   For Irish taxation purposes, and for the purposes of the Treaty, U.S.
Holders of ADSs will be treated as the owners of the underlying ordinary shares represented by such ADSs.

   Taxation of Dividends. We do not expect to pay dividends in the foreseeable future. Should we begin paying dividends, such dividends will generally be subject to DWT in Ireland at the standard rate of income tax (currently 20%). Where DWT applies, we will be responsible for withholding such tax at source.

   Dividends paid by us to U.S. Holders of ordinary shares will be exempt from DWT if, prior to the payment of such dividends, the recipient U.S. Holder delivers to us a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor's certificate, each in the form prescribed by the Irish Revenue Commissioners.

   Special DWT arrangements may be available to U.S. Holders of ADSs evidenced by ADRs should the depositary enter into an intermediary agreement with the Irish Revenue Commissioners prior to the payment of dividends by us. Under such an agreement, it is possible for the depositary to receive dividends from us and pass such dividends onto U.S. Holders of ADRs on a gross basis, without DWT, if either:

  . the ADR register maintained by the depositary shows the U.S. Holder as having a U.S. address on the register; or

  . where there is an intermediary between the depositary and the beneficial owner of ADSs, the depositary receives confirmation from the intermediary that the beneficial owner's address in the intermediary's records is in the U.S.

   The depositary has not, to date, entered into an intermediary agreement with the Irish Revenue Commissioners.

   Where the above procedures have not been complied with and DWT is withheld from dividend payments to U.S. Holders of ordinary shares or ADSs evidenced by ADRs, such U.S. Holders can apply to the Irish Revenue Commissioners claiming a full refund of DWT paid by filing a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor's certificate, each in the form prescribed by the Irish Revenue Commissioners.

   The DWT rate applicable to U.S. Holders is reduced to 5% under the terms of the Treaty for corporate U.S. Holders holding 10% or more of our shares, and to 15% for other U.S. Holders. While this will generally entitle U.S. Holders to claim a partial refund of DWT from the Irish Revenue Commissioners, U.S. Holders will, in most circumstances, likely prefer to seek a full refund of DWT under Irish domestic legislation.

   Capital Gains on Disposals of Ordinary Shares or ADSs. U.S. Holders will not be subject to Irish capital gains tax ("CGT") on the disposal of ordinary shares or ADSs provided that such ordinary shares or ADSs are quoted on a stock exchange at the time of disposition. A stock exchange for this purpose includes, among others, the Nasdaq National Market ("Nasdaq"). While it is our intention to continue the quotation of ADSs evidenced by ADRs on Nasdaq, no assurances can be given in this regard.

   If, for any reason, our ADSs cease to be quoted on Nasdaq, U.S. Holders will not be subject to Irish CGT on the disposal of their ADSs evidenced by ADRs provided that the ADSs do not, at the time of the disposal, derive the greater part of their value from land, buildings, minerals, or mineral rights or exploration rights in Ireland.

   Irish Capital Acquisitions Tax. A gift or inheritance of ordinary shares or ADSs evidenced by ADRs will fall within the charge to Irish capital acquisitions tax ("CAT") because our ordinary shares are considered to be Irish property for CAT purposes. CAT is currently chargeable at a rate of 20% on the value of gifts or inheritances above specified tax free thresholds. Different classes of tax free thresholds apply depending upon the relationship between the donor and the recipient. Gifts or inheritances taken on or after 2 December 1988 are

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aggregated with the same group threshold for the purposes of arriving at the amount of tax on a current gift or inheritance. The Minister for Finance announced in his Budget Speech the proposed amendment of the base date for aggregation from 2 December 1988 to 5 December 1991. As proposed this measure will take effect for all gifts or inheritances taken on or after 5 December 2001. Gifts or inheritances between spouses are not subject to Irish CAT.

   In a case where an inheritance of ordinary shares or ADSs is subject to both Irish CAT and U.S. federal estate tax, the Convention between the Government of the United States of America and the Government of Ireland for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on estates of deceased persons should allow for the crediting, in whole or in part, of the Irish CAT against the U.S. federal estate tax payable. Similar relief is not available in a case where a gift of ordinary shares or ADSs evidenced by ADRs is subject both to Irish CAT and U.S. federal gift tax since the Estate Tax Convention only applies to estate taxes.

   Stamp Duty. Irish stamp duty will apply to transfers of ordinary shares or ADSs by U.S. Holders on the same basis as outlined above for Irish Holders.

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                    DESCRIPTION OF SMARTFORCE SHARE CAPITAL

General

   SmartForce's authorized share capital is (Euro)13,200,000, divided into 120,000,000 ordinary shares, par value (Euro)0.11 per share. SmartForce's authorized share capital is the number of ordinary shares available for issuance by SmartForce under its memorandum and articles of association. As of March 18, 2002, 57,054,141 equivalent ADSs representing 57,054,141 ordinary shares were issued and outstanding. None of SmartForce's ordinary shares are currently held in treasury.

   The following summarizes rights of holders of SmartForce's ordinary shares and is based upon the SmartForce memorandum and articles of association, the deposit agreements entered into with the Bank of New York and applicable Irish corporate law. The summary does not purport to be complete and is qualified in its entirety by reference to SmartForce's memorandum and articles of association and deposit agreements, copies of which have been incorporated by reference as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part.

   In the following description, a shareholder or a holder of ordinary shares is the person registered in SmartForce's register of members as the holder of the relevant ordinary share. AIB Custodial Nominees Limited, registrars, will be the registered holder for those ordinary shares represented by ADSs for the benefit of The Bank of New York, as depositary.

Ordinary Shares

   All of the outstanding ordinary shares are fully paid and nonassessable. The holders of ordinary shares are entitled to receive dividends as and when declared by the SmartForce board out of funds legally available therefor and, in the event of the dissolution of SmartForce, to share ratably in all assets remaining after payment of liabilities. Each holder of an ordinary share is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of ordinary shares have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.

Share Certificates

   The holders of ordinary shares are entitled to receive certificates within two months of the date of issuance of their shares, in a form as may be prescribed by law and by the board of directors, certifying the number and class of shares owned by the shareholder. Each certificate shall have SmartForce's corporate seal affixed to it.

Transfers of Ordinary Shares

   Except as otherwise established by rules adopted by the board of directors, and subject to applicable law, ordinary shares may be transferred on SmartForce's books by the surrender to SmartForce, or its transfer agent, of a properly stamped and duly executed stock transfer form, a duly executed certificate representing the ordinary shares and, if executed under a power of attorney, a properly executed written power of attorney, together with any proof of authority or the authenticity of signature as SmartForce or its transfer agent may otherwise reasonably request.

Irish Stamp Duty

   For a discussion of the tax imposed on the transfer of ordinary shares, see "Tax Matters--Material Irish Tax Considerations" on page 83.

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Subscription Rights

   On October 4, 1998 the board of directors of SmartForce adopted a subscription rights declaration, pursuant to which one subscription right was granted for each ordinary share of SmartForce. These subscription rights apply to both ordinary shares of SmartForce that were outstanding at the time the subscription rights declaration was adopted and to any ordinary shares that are subsequently issued, including the ordinary shares underlying ADSs to be issued in the merger. Each right entitles the registered holder to purchase from SmartForce one ordinary share at a price of $65.00 per ordinary share, subject to adjustment. The rights are not currently exercisable, but would be exercisable if certain events occurred related to a person or group acquiring or attempting to acquire beneficially 15% or more of the outstanding ordinary shares, or an Acquiring Person. The rights expire on October 4, 2008, unless cancelled or exchanged earlier by SmartForce.

   In the event that any person becomes an Acquiring Person, each holder of a subscription right will thereafter generally have the right to receive upon exercise that number of ordinary shares having a market value of two times the then current purchase price. However, after the occurrence of any such event, all subscription rights that are, were or subsequently become beneficially owned by an Acquiring Person, related person or transferee will become null and void.

   The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire SmartForce without conditioning the offer on cancellation of the rights or on a substantial number of the rights being acquired. Accordingly, the existence of the rights may deter acquirors from making takeover proposals and tender offers. Takeover proposals and tender offers typically result in an increase in the trading price of the stock of the target company. However, the rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The rights are intended to enhance the power of the board of directors of SmartForce to protect shareholders and SmartForce if efforts are made to gain control of SmartForce in a manner that is not in the best interests of SmartForce and its shareholders. The rights should not interfere with any merger or other business combination approved by the board of directors of SmartForce.

   The proposed merger will not cause these subscription rights to become exercisable.

Transfer Agent, Registrar and Paying Agent

   The transfer agent and registrar for SmartForce's ordinary shares is Computershare Services (Ireland) Limited, Heron House, Corring Road, Sandyford Industrial Estate, Dublin 18, Ireland. The telephone number at this location is 353-1-216-3100. The transfer agent and registrar for the ADSs is The Bank of New York located at 101 Barclay Street, New York, NY 10286. The telephone number at this location is 212-495-1784.

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                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

   To facilitate ownership of interests in SmartForce's ordinary shares and trading in the United States, ADSs relating to the ordinary shares are issued by a depositary in New York to persons who deposit the ordinary shares with the depositary. The ADSs are represented by ADRs issued by The Bank of New York. Subject to the terms of the deposit agreements by and among The Bank of New York, SmartForce and the owners and beneficial owners from time to time of the ADSs, each holder of an ADS is entitled proportionately to all of the rights and preferences of one ordinary share represented thereby contained in the SmartForce memorandum and articles of association.

   Each SmartForce ADS represents one ordinary share deposited under the deposit agreements. The ADR is the receipt which represents the number of ADSs to which you are entitled. You will not own SmartForce's ordinary shares directly unless you withdraw the ordinary shares that you deposit. As a holder of ADRs, your rights will be governed by the deposit agreements.

   The following is a summary of the material provisions of the deposit agreements. For more complete information, you should read the entire agreements including the form of ADR. The deposit agreements have been incorporated by reference as an exhibit to this registration statement of which this joint proxy statement/prospectus is a part. Copies of the deposit agreements and SmartForce's memorandum and articles of association are also available for inspection at the corporate trust office of The Bank of New York, currently located at 101 Barclay Street, New York, New York 10286, and at the principal office of AIB Custodial Nominees Limited, as the custodian, currently located at AIB Trade Centre, P.O. Box 518, International Financial Services Centre, Dublin 1, Ireland. The Bank of New York's principal executive office is located at 101 Barclay Street, New York, NY 10286.

American Depositary Receipts

   ADRs evidencing the SmartForce ADSs are issuable by The Bank of New York under the deposit agreements. Each ADR represents ownership of one ordinary share which SmartForce will deposit with AIB Custodial Nominees Limited, as the custodian, in Ireland. Each ADR also represents securities, cash or other property deposited with the depositary, as a result of a distribution SmartForce may from time to time make on the ordinary shares, but which are not distributed to ADR holders. The circumstances in which the depositary will deliver to a holder of SmartForce ADSs distributions on the ordinary shares are described below.

   You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. The ADR will be in physical form if held by you directly, and may be in book-entry or electronic form if held by a broker or other financial institution on your behalf. This description assumes you hold your ADRs directly. If you hold your ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert your rights described in this section. You should consult with your broker or financial institution to find out what those procedures are.

   Because the depositary will actually own the ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of the depositary are described in the deposit agreement.

   New York law generally governs the deposit agreements and the ADRs.

Dividends and Other Distributions

   The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent. You must hold the ADRs on the date established by SmartForce to be eligible for dividends and other distributions. If SmartForce does not establish the date, the depositary may establish it to determine who is eligible.

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   For a discussion of the cash dividends or other distributions SmartForce may make on the ordinary shares, including distributions as a result of SmartForce's liquidation, dissolution or winding-up, see "Comparison of Shareholder Rights--Issuance of Shares; Dividends; Repurchase of Shares" and "--Liquidation; Dissolution; Winding-Up."

Cash

   If SmartForce does not pay any cash dividend or other cash distributions it declares in U.S. dollars, the depositary will convert any cash dividend or other cash distribution that SmartForce pays on its shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the government of Ireland is needed and cannot be obtained, the agreement allows the depositary to distribute U.S. dollars only to those ADS holders to whom it is possible to do so. It will hold the currency it cannot convert into U.S. dollars for the account of the ADS holders who have not been paid. It will not invest the currency it cannot convert and it will not be liable for any interest.

   Before making a distribution, the depositary will deduct any withholding taxes that must be paid under Irish law. For U.S. holders, it will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the currency in which the dividend has been paid into U.S. dollars, you may lose some or all of the value of the distribution.

Ordinary Shares

   The depositary may distribute new ADSs representing any ordinary shares which SmartForce distributes as a dividend or free distribution, if SmartForce furnishes it promptly with satisfactory evidence that it is legal to do so. The depositary will distribute new ADSs in proportion to the number of ADSs you already own. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

   Rights to receive additional shares. If SmartForce offers holders of its securities any rights to subscribe for additional ordinary shares or any other rights, the depositary has discretion to determine how these rights become available to you as a holder of ADSs. SmartForce must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or practical to make the rights available to you, or it could decide that it is only legal or practical to make the rights available to some but not all holders of the ADSs. The depositary may decide to sell the rights. If the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds in the same way as it does with cash. If the depositary decides that it is not legal or practical to make the rights available to you or to sell the rights, the rights that are not distributed or sold could lapse. In that case, you will receive no value for them. The depositary is not responsible for a failure in determining whether or not it is legal or practical to distribute the rights. However, the depositary is liable for damages if it acts negligently or in bad faith.

   If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

   U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. For example, if you are an affiliate of SmartForce or Centra, you may not be able to trade the new ADSs issued in the merger freely in the United States. In this case, the depositary may issue the new ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreements, except for changes needed to put the restrictions in place.

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Other Distributions

   The depositary will send to you anything else SmartForce distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what SmartForce distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what SmartForce distributed, in which case ADSs will also represent the newly distributed property.

   The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. SmartForce has no obligation to register ADSs, ordinary shares, rights or other securities under the U.S. Securities Act of 1933, as amended. SmartForce also has no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means you may not receive the distributions SmartForce makes on its ordinary shares or any value for them if it is illegal or impractical to make them available to you.

Deposit, Withdrawal and Cancellation

   Method for the depositary to issue ADRs. The depositary will issue ADRs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its office to the persons you request.

   Method for an ADR Holder to cancel ADRs and obtain ordinary shares. You may turn in your ADRs at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver (1) the underlying ordinary shares to an account designated by you to the extent legally permissible and (2) any other deposited securities underlying the ADR at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the ordinary shares at its office.

Voting Rights

   You do not have the right as an ADS holder to attend SmartForce's shareholder meetings. You may instruct the depositary to vote the shares underlying your ADSs. You could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting far enough in advance to withdraw the ordinary shares.

   When SmartForce notifies the depositary of an upcoming vote, the depositary will notify you of the upcoming vote and arrange to deliver SmartForce's voting materials to you. The materials will describe the matters to be voted on, explain how you, if you hold the ADSs on a date specified by the depositary, may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct and to request a poll for each matter for which you gave directions. The materials will also include a statement that, if you do not give the depositary instructions, the depositary may give a discretionary proxy to a person that SmartForce designates. For your instructions to be valid, the depositary must receive them in writing on or before a date specified by the depositary. The depositary will try, as far as practical, subject to Irish law and the provisions of SmartForce's articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

   If you do not give the depositary instructions, you will be considered to have instructed the depositary to give a discretionary proxy to a person designated by SmartForce. However, no instruction will be deemed to have been given, and the depositary will not give a discretionary proxy, if the matter to be voted upon:

  . is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in the U.S. proxy rules;

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  .  is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by SmartForce's management;

  . is related to a merger or consolidation, except in limited circumstances involving a merger between SmartForce and a wholly-owned subsidiary;

  .  authorizes mortgaging of property;

  . authorizes or creates indebtedness or increases the authorized amount of indebtedness;

  . authorizes or creates preference shares or increases the authorized amount of existing preference shares;

  . alters the terms or conditions of any shares then outstanding or existing indebtedness;

  . involves waiver or modification of preemptive rights, except when SmartForce's proposal is to waive these rights for shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of SmartForce's outstanding ordinary shares;

  . alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and SmartForce's proposal involves a change in the number of its directors by not more than 10% or not more than one;

  .  changes existing quorum requirements for shareholder meetings;

  . authorizes issuance of ordinary shares, or options to purchase ordinary shares, to SmartForce's directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when no plan is amended to extend its duration, SmartForce's shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

  . authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of the five-year average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (a) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by labor unions, and (b) any related retirement plan for benefit of non-union employees having terms substantially equivalent to the terms of a union-negotiated plan, which is submitted for action of shareholders concurrently with a union-negotiated plan;

  . changes SmartForce's purposes or powers to an extent which would permit SmartForce to change to a materially different line of business and it is SmartForce's stated intention to make such a change;

  . authorizes the acquisition of property, assets, or a company, where the consideration to be given has a fair value of 20% or more of the market value of SmartForce's previously outstanding ADSs and ordinary shares;

  . authorizes the sale or other disposition of assets or earning power of 20% or more as measured before the transaction;

  . authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or

  . reduces earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years' ordinary share dividends computed at the current dividend rate.

   SmartForce cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing

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to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

Fees and Expenses

ADS holders must pay:           For:

  $ 5.00 or less per 100 ADSs     Each issuance of an ADS, including as a
                                  result of a distribution of ordinary
                                  shares or rights or other property

                                  Each cancellation of an ADS, including if the deposit agreements terminate

  $ 0.02 or less per ADS          Any cash payment

  Registration or transfer        Transfer and registration of ordinary
   fees                           shares on the share register of the
                                  foreign registrar from your name to the
                                  name of the depositary or its agent when you deposit or withdraw ordinary shares

  Expenses of the depositary      Conversion of euros to U.S. dollars
                                  Cable, telex and facsimile transmission
                                  expenses, if expressly provided in the
                                  deposit agreements

  Distribution fees               Distribution of securities equal to fee
                                  charged for deposit of securities

  Up to $1.50 per certificate     Transfers made pursuant to the terms of
                                  the deposit agreements

  Taxes and other governmental    Any necessary charges the depositary or
                                  custodian have to pay on any ADS or
                                  ordinary share underlying an ADS, for
                                  example, stock transfer taxes, stamp duty or withholding taxes

Payment of Taxes

   The depositary may deduct the amounts of taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If SmartForce:                   Then:

  Changes the nominal or par       The cash, shares or other securities
  value of its ordinary shares     received by the depositary will become
                                   deposited securities.

  Reclassifies, splits up or       Each ADS will automatically represent its
  consolidates any of the          equal share of the newly deposited
  deposited securities             securities.

  Distributes securities on        The depositary will, when SmartForce asks
  the ordinary shares that         them to, distribute some or all of the
  are not distributed to you       securities it received, or cash, or other
                                   consideration in lieu of the securities.

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Amendment and Termination

   Amendment of the Deposit Agreements. SmartForce may agree with the depositary to amend the deposit agreements and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary, or prejudices an important right of ADS holders, it will only become effective 30 days after the depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADSs and the amended deposit agreements.

   Termination of the Deposit Agreements. The depositary will terminate the deposit agreements if SmartForce asks it to do so. The depositary may also terminate the deposit agreements if it has told SmartForce that it would like to resign and SmartForce has not appointed a new depositary bank within 90 days. In both cases, the depositary must notify you at least 30 days before termination.

   After termination, the depositary and its agents will be required to do only the following under the deposit agreements:

  .  advise you that the deposit agreements are terminated;

  .  collect distributions on the deposited securities; and

  . deliver ordinary shares and other deposited securities upon cancellation of ADRs.

   One year after termination, the depositary will, if practical, sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreements for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest.

Limitations on Obligations and Liability to ADS Holders

   Limitations on SmartForce's Obligations and the Obligations of the Depositary; Limitations on Liability to Holders of ADSs. The deposit agreements expressly limit SmartForce's obligations and the obligations of the depositary. They also limit SmartForce's liability and the liability of the depositary. SmartForce and the depositary:

  . are only obligated to take the actions specifically described in the deposit agreements without negligence or bad faith;

  . are not liable if either party is prevented or delayed by law or circumstances beyond its control from performing their obligations under the deposit agreements;

  . are not liable if either party exercises discretion permitted under the deposit agreements;

  . have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreements on your behalf or on behalf of any other party; and

  . may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

   In the depositary agreements, SmartForce agrees to indemnify the depositary from any liability which may arise out of acts performed or omitted by the depositary other than those arising out of the depositary's bad faith or negligence.

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Requirements for Depositary Actions

   Before the depositary will issue or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

  . payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

  . production of satisfactory proof of the identity and genuineness of any signature or other information it considers necessary; and

  . compliance with regulations it may establish, from time to time, consistent with the deposit agreements, including presentation of transfer documents.

   The depositary may refuse to deliver, transfer or register transfers of ADRs generally when the transfer books of the depositary, SmartForce's transfer books or those of The Depositary Trust Company, are closed or at any time if the depositary or SmartForce thinks it is advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

   You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

  .  When temporary delays arise because:

     --the transfer books are closed by SmartForce or the depositary;

     --the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or

     --SmartForce is paying a dividend on the ordinary shares;

  . When you or other ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges; or

  . When it is necessary to prohibit withdrawals to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

   This right of withdrawal may not be limited by any other provision of the deposit agreements.

Pre-Release of ADSs

   In limited circumstances, subject to the provisions of the deposit agreements, the depositary may issue ADRs before deposit of the underlying ordinary shares. This is called a pre-release of the ADS. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs, even if the ADSs are cancelled before the pre-release transaction has been closed out.

   A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

      (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the ordinary shares or ADRs to be deposited;

      (2) the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate; and

      (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

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Disclosure of Interests

   By acquiring ADSs, you agree to comply with SmartForce's memorandum and articles of association and the laws of Ireland regarding any disclosure requirements regarding ownership of ordinary shares, all as if the ADSs were, for this purpose, the ordinary shares they represent. By purchasing ADSs, you also agree to be bound by provisions of the deposit agreements mandating compliance with the disclosure requirements of Irish company law.

   As a public company, the Irish Companies Act, 1990, and SmartForce's articles of association will permit SmartForce and its directors to request information from you related to your ownership of the ADSs issued by SmartForce. Irish law and SmartForce's articles of association impose penalties for failing to comply with the disclosure requirements, including the possibility of having the voting rights of the ordinary shares underlying the ADSs withdrawn, losing the right to distributions or criminal penalties.

   To facilitate compliance with the notification requirements, ADS holders may deliver any notification to the depositary, and the depositary will, as soon as practicable, forward the notification to SmartForce and, to the extent practicable and as permitted by applicable law, any authorities in Ireland as specified by the ADS holder.

Information Regarding the Depositary

   The depositary is The Bank of New York, a New York banking corporation established in 1784. It does not have a limited life. It does not have a registration number or a registered office. Its principal executive and administrative offices are located at 101 Barclay Street, New York, NY 10286.

   If the depositary becomes insolvent, the deposited securities which are represented by ADSs would be distributed to the ADS holders entitled to them after surrender of the holders' ADSs, payment of the fees of the depositary, and payment of any applicable taxes or governmental charges, as permitted by the terms of the ADSs. Under those circumstances, the deposited securities are not subject to the claims of the depositary's creditors.

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                     DESCRIPTION OF CENTRA'S CAPITAL STOCK

General

   Centra is authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of undesignated preferred stock, $0.001 par value. The following contains a summary of all of the material terms of Centra's capital stock.

Common Stock

   As of March 18, 2002, there were 25,444,085 shares of Centra common stock outstanding. The shares were held of record by 227 stockholders. Holders of Centra common stock are entitled to one vote per share on all matters to be voted upon by the Centra stockholders. Holders of Centra common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the Centra board of directors out of funds legally available for that purpose. In the event of Centra's liquidation, dissolution or winding up, holders of Centra common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Centra common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the Centra common stock. All outstanding shares of Centra common stock are fully paid and nonassessable.

Preferred Stock

   No shares of Centra preferred stock are outstanding. The Centra board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of Centra's outstanding voting stock.

Registration Rights

   Certain holders of shares of Centra common stock are entitled to require Centra to register their shares under the Securities Act under certain circumstances. These rights are provided under the terms of an agreement between Centra and the holders of registrable securities, who are former holders of Centra preferred stock which automatically converted into Centra common stock upon completion of Centra's initial public offering. If Centra registers any of its securities, either for its own account or for the account of other security holders, the holders of registrable securities will be entitled to include their shares of Centra common stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering. The holders of registrable securities may also require Centra to use its best efforts to register all or a portion of their registrable securities on Form S-3, provided that the proposed aggregate offering price, based on the then-current public market price, is at least $500,000. All registration expenses must be borne by Centra and all selling expenses relating to registrable securities must be borne by the holders of the securities being registered. After the merger, these holders will not be entitled to require SmartForce to register the SmartForce ADSs issued in respect of their registrable Centra securities.

Anti-Takeover Effects of Delaware Law and Centra's Charter and Bylaws

   Delaware law and Centra's certificate of incorporation and bylaws could make it more difficult to acquire Centra by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and

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otherwise. These provisions, summarized below, could discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Centra to first negotiate with Centra. Centra adopted these provisions because it believes that the benefits of increased protection of Centra's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Centra outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

   Centra must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An "interested stockholder" includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by Centra's board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Section 203 does not apply to the merger and other transactions described in this joint proxy statement/prospectus because these transactions were approved by Centra's board of directors.

   Centra's certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of Centra's stockholders may be called only by the board of directors or certain of Centra's officers. Centra's bylaws also provide that Centra's board of directors is divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in the control or management of Centra.

Transfer Agent And Registrar

   The transfer agent and registrar for the Centra common stock is American Stock Transfer & Trust Company.

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                       COMPARISON OF SHAREHOLDER RIGHTS

   Centra is a corporation incorporated under the laws of the State of Delaware. The rights of Centra common stockholders are governed by Delaware law and by Centra's certificate of incorporation and bylaws.

   SmartForce is a public limited company organized under the laws of Ireland. The rights of the holders of SmartForce ADSs are governed by Irish law, SmartForce's memorandum and articles of association and the deposit agreements.

   If the merger is completed, Centra common stockholders will become holders of SmartForce ADSs and the rights of such former Centra common stockholders will be governed by Irish law, the SmartForce memorandum and articles of association and the deposit agreements.

   While SmartForce and Centra believe that the following description covers the material differences between the two companies' governing laws and instruments, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion and it is qualified in its entirety to applicable Irish and Delaware laws and the governing instruments of SmartForce and Centra. You should carefully read the following summary as well as the other documents we refer to for a more complete understanding of the differences between being a Centra common stockholder and being a holder of SmartForce ADSs. For a description of the rights of the holders of SmartForce's ADSs and Centra's common stock see "Description of SmartForce Share Capital" and "Description of Centra Capital Stock" on pages 88 and 98, respectively.

   SmartForce's and Centra's respective organizational documents are on file with the SEC and will also be sent to you upon request. See "Where You Can Find More Information" on page 143. The following summarizes the material differences between the rights of holders of Centra common stock and SmartForce
ADSs:

Board of Directors

   Size of the Board of Directors. Delaware law permits the board of directors to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. The Centra bylaws provide that the number of directors shall be determined by resolution of the board of directors, but in no event shall be less than three. Centra currently has four directors.

   Under Irish law, companies must have at least two directors. SmartForce's articles of association provide for a board size up to a maximum of ten directors, subject to modification by shareholder resolution. SmartForce currently has six directors.

   Cumulative Voting. Delaware law only permits cumulative voting in the election of directors if it is specifically provided for in the certificate of incorporation. If cumulative voting for directors is permitted, each share of stock normally having one vote may have a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or allocate them among as many candidates as the stockholder chooses. Centra's certificate of incorporation does allow cumulative voting for the election of directors.

   Cumulative voting is essentially unknown under Irish law. As a result, holders of a majority of the ordinary shares entitled to vote may elect all of the directors standing for election.

   Classified Board of Directors. Delaware law permits, but does not require, a classified board of directors. Centra's bylaws provide for a classified board of directors that is divided into three classes, with each class serving a three year term and only one class standing for election in any given year. Having a classified board

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such as Centra's under which one-third of the directors of a corporation are elected for terms of three years makes changes in the composition of the board, and thus a potential change in control of a corporation, a lengthier and more difficult process.

   SmartForce's articles of association do not provide for a classified board but instead provide for retirement by rotation. SmartForce's articles of association provide that at each annual general meeting of shareholders, one third of the directors, rounded down to the next whole number if it is a fractional number, are required to retire from office. The retiring directors are those who have been in office for the longest period of time since they were last elected. Retirement for persons who became directors or were reappointed on the same day is determined by lot, unless otherwise agreed. Shareholders may reappoint any director who retires at an annual general meeting. In contrast to a classified board, retirement by rotation is not based upon the actual year or class of such director's appointment but such person's length of tenure as a director for the company since such director's last election.

   Removal of Directors. Under Delaware law, a director of a corporation that has a classified board of directors or cumulative voting may be removed only with cause unless otherwise provided in the corporation's certificate of incorporation. Centra's bylaws require the vote of the holders of at least two-thirds of the stock issued, outstanding and entitled to vote at an election of directors, to remove a director for cause.

   Under the Irish Companies Acts, the shareholders of a company may, by ordinary resolution, remove a director provided that shareholders have been given no less than 28 days prior notice of such proposed resolution.

   Filling Vacancies on the Board of Directors. Delaware law permits vacancies and newly created directorships to be filled by a majority of the remaining directors unless otherwise provided in the certificate of incorporation or bylaws. Each director elected in this manner holds office until his or her successor is elected at the next annual meeting at which the class to which the directorship belongs is to be elected or at a special meeting called for that purpose. Centra's bylaws provide that any vacancy on the board may be filled by a majority of the directors then in office.

   Under SmartForce's articles of association, shareholders may appoint a person as a director to fill a vacancy created by retirement or by increasing the size of the board. The board of directors may also appoint a person as a director either to fill a vacancy or as an additional director. As a matter of practice, any director appointed by the board in this manner will serve until the company's next annual general meeting of shareholders and will be subject to re-election at that meeting although this is not required under SmartForce's articles of association.

Shareholders' Meetings; Voting

   Annual Shareholders' Meetings. Delaware law requires an annual meeting of stockholders. Under Centra's bylaws, an annual meeting of stockholders shall be held at a place and time designated by the board of directors.

   Under Irish law, a general meeting of shareholders must be held each year in Ireland unless either the shareholders entitled to attend and vote at the meeting unanimously consent in writing to the meeting being held elsewhere or a resolution has been passed at the preceding annual general meeting providing that the meeting be held elsewhere or the articles of association of the company do not provide that the annual general meeting shall be held in Ireland. Annual general meetings must be held once every year. However, not more than fifteen months may elapse between these meetings. The Irish Minister for Enterprise, Trade and Employment may, on the application of any shareholder, call or direct the calling of an annual general meeting if the meeting is not held within the required time period.

   Special or Extraordinary Shareholders' Meetings. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of

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incorporation or the bylaws. The Centra bylaws and certificate of incorporation authorize Centra's chief executive officer, president or chairman of the board of directors to call a special meeting of stockholders and directs such persons to call such a meeting upon the written request of a majority of Centra's board of directors.

   Extraordinary general meetings of SmartForce shareholders may be held either within or outside Ireland and may be called by either the board of directors or at the request of shareholders holding not less than one-tenth of the company's outstanding voting share capital.

   Notice of Shareholders' Meetings. Under Delaware law, written notice of general and special meetings of Centra stockholders must be given not less than ten nor more than sixty days before the date of the meeting.

   Unless all the shareholders of a company and the company's auditors consent to shorter notice, Irish company law requires at least 14 days written notice of a meeting, except that an annual general meeting or a meeting convened for the passing of a special resolution requires at least 21 days written notice. Meetings for the passing of a special resolution may also be called on shorter notice if so agreed by a majority in number of the shareholders who together hold not less than 90% in nominal value of the shares giving the right to attend and vote at such meeting. Extended notice of not less than 28 days is required when resolutions of an annual general meeting relate to the appointment of an auditor other than the retiring auditor or provide expressly that a retiring auditor shall not be reappointed or resolutions at a general meeting relate to the removal of a company's auditors before the expiration of their term of office or the appointment of an auditor to fill a vacancy or the removal of a director before the expiration of his term in office or to appoint someone as a director in place of the removed director at the meeting at which he is removed.

   The terms of any resolution, whether special or otherwise, before a general meeting may be amended by ordinary resolution moved at the meeting provided that the terms of the resolution as amended will still be such that adequate notice of the intention to pass the same can be deemed to have been given.

   Quorum. Under Centra's bylaws, the holders of a majority of Centra's stock that is issued, outstanding and entitled to vote upon the business to be transacted at the meeting, if present, in person or by proxy, constitutes a quorum.

   Under SmartForce's articles of association, three or more shareholders present in person or by proxy, being entitled to vote upon the business to be transacted at the meeting and who together hold not less than one-third of the issued voting shares of SmartForce, constitute a quorum at shareholders' meetings.

   Voting at Shareholders' Meetings. Under Delaware law, a company's certificate of incorporation and bylaws govern stockholders' voting rights. Centra's certificate of incorporation entitles each common stockholder to one vote for each share held on all matters submitted to a vote of the stockholders. Delaware law also provides that the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. Under Centra's certificate of incorporation, the election of directors need not be by ballot unless the Centra bylaws so provide. The Centra bylaws provide that no vote on the election of directors need be by ballot, unless requested by a stockholder present in person or represented by proxy at the meeting and entitled to vote in the election. Generally, a plurality of votes cast for the election of a director, and a majority of votes cast for other matters shall decide the matter, except for such matters for which a larger vote is required by law or Centra's certificate of incorporation or bylaws.

   Under Irish law, the Companies Acts of Ireland and a company's articles of association govern shareholders' voting rights. Voting is by a show of hands at a shareholder meeting unless a demand is duly made for a "poll" which takes into account all votes cast at that meeting by shareholders attending such meeting either in person or by proxy. A poll may be demanded by any of the following:

  .  the chairman of the meeting;

  . at least three shareholders present, in person or by proxy, entitled to vote at the meeting;

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  .  any shareholder or shareholders present, in person or by proxy, representing not less than one-tenth of the total voting rights of all the shareholders entitled to vote at the meeting; or

  . any shareholder or shareholders present, in person or by proxy, holding shares conferring the right to vote at the meeting being shares on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

   Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have.

   SmartForce's articles of association provide that votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attaching to any class or classes of shares, on a show of hands, each shareholder present in person, and every proxy, shall have one vote provided that no individual shall have more than one vote and, on a poll, each shareholder present in person and every proxy shall have one vote for each share of which he or she is the holder.

   Under SmartForce's articles of association, holders of ordinary shares are entitled to one vote per share on all matters to be voted upon by the shareholders. Under Irish law, a majority of the votes cast is required to pass ordinary resolutions; however, a 75% majority of the votes cast is required to pass special resolutions. Examples of special resolutions are resolutions:

  . to approve any amendment to a company's memorandum or articles of association;

  .  to change a company's name;

  .  to alter the company's capital structure in certain respects;

  .  to change or amend the rights of shareholders; and

  . to permit the company to issue new shares for cash without applying shareholders' preemptive rights.

   For a discussion of voting rights in mergers and other fundamental transactions, see "--Mergers and Other Fundamental Transactions" on page 104.

   Inspection of Shareholders Lists and Other Records. Delaware law allows any stockholder to inspect and copy the stockholders list for a purpose reasonably related to such person's interest as a stockholder.

   Except when closed in accordance with the provisions of the Companies Acts of Ireland, the register and index of the names of the shareholders in an Irish company may be inspected during business hours by its shareholders, without charge and by any other person upon payment of a nominal charge. Copies may also be obtained on payment of a charge.

   The shareholders of an Irish company may also, without charge, during business hours, inspect the minutes of proceedings of any general meeting of the company and obtain copies of any such minutes upon payment of a charge.

   The board of directors of an Irish company is required to present to its shareholders at each annual general meeting the company's statutory financial statements and a report by the directors on the company's state of affairs. Unless otherwise determined by the directors of SmartForce, the shareholders of SmartForce, including the holders of SmartForce ADSs, have no rights to inspect the accounting records of SmartForce or minutes of meetings of its directors.

   Certain registers required to be kept by an Irish company are open to public inspection, and service contracts of directors of the company, which have at least three years unexpired or require at least three years notice to

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terminate without compensation, must be available for inspection by shareholders during business hours, without charge.

   Actions by Written Consent of Shareholders. Under Delaware law, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Delaware law allows a corporation to eliminate the ability of stockholders to act by written consent. Elimination of written consents of stockholders could lengthen the amount of time required to take stockholder actions because certain actions by written consent are not subject to the minimum notice requirements of a stockholders' meeting, and could deter hostile takeover attempts. Without a stockholders' written consent provision, a holder or group of holders controlling a majority in interest of a corporation's capital stock would not be able to amend such corporation's bylaws or remove its directors pursuant to a stockholders' written consent. The Centra certificate of incorporation and the Centra bylaws eliminate the ability of stockholders to act by written consent.

   Under Irish law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting will be as valid and effective as if it had been passed at a general meeting properly convened and held. SmartForce's articles of association contain such a provision.

Mergers and Other Fundamental Transactions

   Business Combinations and Share Acquisitions. Section 203 of the Delaware General Corporation Law provides that certain "business combinations" by Delaware corporations with "interested stockholders" are subject to a three-year moratorium unless specified conditions are met or unless the corporation elects in its certificate of incorporation or bylaws to opt out of
Section 203. Centra has not elected to opt out of Section 203.

   Takeovers of certain Irish public companies are regulated by the Irish Takeover Panel Act, 1997, (the "Takeover Act"). The Takeover Act provides a framework within which takeovers must be conducted. It also provides that, unless otherwise agreed by the Irish Takeover Panel, a mandatory offer must be made in circumstances where:

  . any person, or any persons acting in concert, acquire control of a relevant company; or

  . any person, or any persons acting in concert, who control a relevant company but do not hold securities conferring in the aggregate more than 50% of the voting rights in that company acquire in any 12 month period additional securities conferring in the aggregate more than 1% of the voting rights in that company.

"Control" in relation to a relevant company means the holding, whether directly or indirectly, of securities of the company that confers, in aggregate, not less than 30% of the voting rights in that company. SmartForce is a "relevant company" for the purposes of the Takeover Act.

   Irish law requires prospective purchasers of a company's voting securities to provide advance notice of an acquisition of its shares to the Irish Minister for Enterprise, Trade and Employment if, after such acquisition, that person or entity or group of persons can control 25% or more of the voting rights in such company and specific financial thresholds are exceeded. Subject to several exceptions, such person or entity or group of persons must also notify the Minister of any subsequent acquisition of ordinary shares in SmartForce or SmartForce ADSs. Under Irish law, title to the ordinary shares or ADSs acquired will not pass unless either clearance for such acquisition is obtained from the Minister or the prescribed statutory period following notification of such acquisition lapses without the Minister having made an order.

   Disclosure Requirements. Under Irish law, where a person either acquires an interest in or ceases to be interested in or becomes aware that he has acquired an interest in or has ceased to be interested in 5% or more of

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the issued voting share capital of any class of a public limited company, such as SmartForce, then such person is obliged to notify the company, in the prescribed manner and normally within five business days, of the interest which he has or had in its shares and of certain circumstances and events affecting that interest. Any interest of a person in a SmartForce ADS would be regarded as an interest in the ordinary shares for this purpose. Failure by any person to notify punctually and properly is an offense under Irish law.

   Additionally, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest should they fail to notify the company of such interest. Application may be made to the Irish courts to remove this restriction, but this would not be successful unless the court was satisfied that the failure to notify was not due to any deliberate act or omission on the part of the applicant or that on other grounds it is just and equitable to grant relief.

   United States federal securities laws contain similar disclosure requirements, and failure to comply with such disclosure requirements may result in a United States court restricting the rights of the shares acquired, including the right to vote such shares, until the acquiring person provides the required disclosure.

   In addition, Section 81 of the Irish Companies Act, 1990, provides that a public limited company, such as SmartForce, may by notice in writing require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where he holds or has during the relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice which may, depending on the circumstances, be as short as one or two days.

   A party's obligation to notify a company of his, her or its interest in the company's shares arises, subject to certain exceptions, in connection with shares in which:

  .  his or her spouse, or minor child is interested;

  .  a corporate body is interested and either:

     --that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions; or

     --that person exercises or controls the exercise of one-third or more of the voting power of that corporate body; or

  . another party is interested and the person and that other party are parties to an agreement being an agreement which provides for the acquisition by one or more of the parties to it of interests in shares of the company, which imposes obligations or restrictions on any one or more of the parties with respect to the use, retention or disposal of such interests acquired pursuant to such agreement and pursuant to which any interest in the company's shares is in fact acquired by any of the parties.

   The holding of a SmartForce ADS evidencing a SmartForce ADR would generally constitute an interest in the underlying ordinary share.

   Where a company serves a notice pursuant to Section 81 of the Irish Companies Act, 1990 on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that any transfer of those shares will be void, no voting rights in respect of such shares may be exercised, no further shares shall be issued in respect of such shares or otherwise to such person and, other than in a liquidation, no payment, including dividends, shall be made in respect of such shares. Such restrictions may also void any agreement to transfer such shares. In addition, a person who fails to comply with such a request is guilty of an offense under Irish law.

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   Shareholder Voting on Mergers and Similar Transactions.  Delaware law
generally requires that the holders of a majority of the outstanding voting shares of the acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is equal to an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. Irish law contains a similar exception to its voting requirements for reorganizations where stockholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

   The Companies Acts of Ireland provide for schemes of arrangement, which are arrangements or compromises between a company and its shareholders, or any class of them, or its creditors, or any class of them, and are used for certain types of reconstructions and amalgamations. They require the approval, at a meeting convened by the court, of a majority in number representing 75% in value of the shareholders, or class of shareholders, or creditors, or class of creditors, as the case may be, present and voting, either in person or by proxy at the meeting, and the sanction of the courts. Once approved and sanctioned, the compromise or arrangement is binding on all shareholders, or the relevant class of shareholders, or on all creditors, or the relevant class of creditors, as the case may be, and also on the company. A dissenting shareholder would have no dissenters' rights.

   The Companies Acts of Ireland also provide that when a takeover offer is made for the shares of certain classes (except those already owned by the offeror) of a company incorporated in Ireland and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than 80% in value of the shares to which the offer relates, the offeror may before the expiration of six months after the date of the offer by notice compulsorily require shareholders of the relevant class who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within one month of the date on which such notice was given objecting to the compulsory transfer or its terms. The court in unlikely (in the absence of fraud or oppression) to exercise its discretion to order that the compulsory transfer not take effect, but it may vary the terms of the transfer as it thinks fit. Where in consequence of such an offer 80% in value of the shares of the relevant company have become beneficially owned by the offeror then the offeror must, within 1 month of the date of acquiring such shares, give notice of that fact to all outstanding shareholders and any such shareholder may, within three months of the giving of such notice, require the offeror to acquire his or her shares on the terms of the offer or such other terms as may be agreed or as the court, on the application of either party, may order.

   Appraisal or dissenters' rights. Under Delaware law, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. Furthermore, no appraisal rights are available for shares of any class or series that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than:

  .  shares of stock of the surviving corporation;

  . shares of stock of another corporation which shares of stock are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;

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  .  cash in lieu of fractional shares of the stock described in the first two points above; or

  .  some combination of the above.

   In addition, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

   While Irish law does not generally provide for dissenters' or appraisal rights, if a shareholder applies to a court as described under "--Shareholder Voting on Mergers and Similar Transactions" above, the court may specify such terms for the acquisition as it considers appropriate.

Interested Transactions

   Interested Director Transactions. Under Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under Delaware law, either (i) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, or (ii) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors even if less than a majority of a quorum.

   Irish law requires each director of a company to declare the nature of any direct or indirect interest which the director may have in a proposed contract with the company at a meeting of the directors before the board votes to approve the contract. Any interested director must generally abstain from a vote on any contract or arrangement or any other proposal in which he or she has any material interest and which conflicts or may conflict with the interests of the company.

   The articles of association of SmartForce provide that if any question arises at any directors' meeting regarding the materiality of a director's interest in a proposed transaction or the right of a director to vote on the proposal and the question is not resolved by the director voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the meeting of directors without participation of the director concerned.

   The articles of association of SmartForce provide that the shareholders of SmartForce may, by ordinary resolution, suspend or relax these provisions to any extent, or ratify any transaction not duly authorized by reason of a contravention of SmartForce's articles of association.

   Irish law also regulates various types of transactions between SmartForce and its directors or any persons connected with its directors. These provisions require shareholder approval for long-term employment contracts with directors and for SmartForce's purchase or sale of assets from or to a director or any person connected with any of its directors.

   Loans to Officers and Employees. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

   Under Irish law, a company may not, except in certain specified circumstances, make a loan or a quasi loan to, or enter into a credit transaction as creditor for, or enter into a guarantee or provide any security in connection with a loan, quasi-loan or credit transaction made by another person for any of its directors or any of the directors of its holding company or a person connected with such a director. This prohibition does not prevent a company,

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however, from entering into an arrangement with a director or a person connected with a director if the value of the arrangement and the total amount outstanding under any other arrangements by the company with any director or any person connected with a director is together less than 10% of the company's relevant assets.

Amendments to Organizational Documents

   Amendments to Organizational Documents. Under Delaware law, the board of directors of a Delaware corporation may propose amendments to a corporation's certificate of incorporation. Proposed amendments must be approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote. In addition, Delaware law requires that certain amendments must be approved by a separate vote of a class or series of stock if, among other things, the amendment would adversely affect the rights or preferences of such shares. The power to adopt, amend or repeal the bylaws is vested in the stockholders entitled to vote, unless the certificate of incorporation confers the power to adopt, amend or repeal the bylaws upon the directors. The Centra certificate of incorporation and bylaws confers the power to adopt, amend or repeal the Centra bylaws on the Centra board of directors. Furthermore, except for certain specified exceptions, Centra's bylaws also confer the power to alter, amend or repeal its bylaws, or to adopt new bylaws, on the holders of a majority of Centra's issued and outstanding stock entitled to vote thereon.

   Under Irish law, the shareholders of a company have the authority to alter most provisions of that company's memorandum and all of the provisions of its articles of association by a special resolution, subject, in the case of certain amendments to the memorandum of association, to the rights of dissenting shareholders to apply to the courts to cancel the amendments. The board of directors is not authorized to change the memorandum or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attaching to such class and the nature of the amendments, also require approval of the class affected at a separate class meeting, although an amendment so approved will be subject to cancellation by the court if the holders of at least 10% of the shares of that class apply to the court for the cancellation of the amendment.

Exculpation and Indemnification

   Indemnification and Limitation of Liability. Delaware law permits corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. It also provides that statutory indemnification shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware law, such provision may not eliminate or limit director monetary liability for:

  . breaches of the director's duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

  . the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

  .  transactions in which the director received an improper personal benefit.

   Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve Centra or its directors from the necessity of complying with, United States federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The Centra certificate of incorporation and bylaws eliminate the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future.

   Irish law prohibits a company from exempting any of its directors, officers or auditors from, or indemnifying any of them against, any liability arising from any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company. However, Irish law does permit a company to indemnify any of its directors, officers or auditors against any liability incurred by him in defending any

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proceedings, whether civil or criminal, if judgment is given in his favor or in which he is acquitted. Furthermore, in certain limited circumstances, a company may indemnify such persons where the court determines that, although that person is, or may be liable, he or she acted honestly and reasonably and that, having regard to all the circumstances, that person ought fairly to be excused. SmartForce's articles of association contain such an indemnity.

   Centra has agreed to indemnify its directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director for Centra. Centra has obtained directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

   SmartForce (USA), a subsidiary of SmartForce, has agreed to indemnify SmartForce's officers and directors serving at the request of SmartForce USA as directors of SmartForce against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. SmartForce has obtained directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

Issuance of Shares; Dividends; Repurchase of Shares

   Issuance of Shares. Irish company law restricts the power of the directors of a company, other than under certain employee share plans, to issue ordinary shares unless either the articles of association of such company or a resolution of the shareholders authorizes the board of directors to do so. No such authority may be given for a period in excess of five years. By virtue of a special resolution passed at an extraordinary general meeting on January 26, 2000, the board has the necessary authority for a five year period from the date of such meeting.

   Delaware law does not contain such a restriction.

   Dividends and Repurchases of Shares. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Centra has not paid any dividends on its common stock since the date of its incorporation.

   Under Irish law, a company may only pay dividends out of profits legally available for that purpose. Available profits are defined as a company's accumulated, realized profits, to the extent not previously distributed or capitalized, less its accumulated, realized losses, to the extent not previously written off in a reduction or reorganization of capital. A public limited company may make a distribution only if and to the extent that, at the time of the distribution, the amount of its net assets is not less than the aggregate of its paid up share capital and undistributable reserves.

   Under Irish law, the shareholders of a company are entitled to receive such dividends as may be recommended by its board of directors and approved by the shareholders and/or such interim dividends as its board of directors may decide. Any dividend recommended by the SmartForce board may be in such currency or currencies as the SmartForce board decides. SmartForce has not paid any dividends on its ordinary shares since the date of its incorporation. SmartForce intends that any dividends, if and when declared, will be paid in United States dollars.

   Under Irish law, a company may, if authorized by its articles of association, issue redeemable shares and purchase its own shares, including any redeemable shares, and SmartForce has such authority in its articles of association.

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   SmartForce may only redeem or purchase its shares if either such redemption or purchase is made out of distributable profits or the shares are to be canceled on redemption or purchase in which case such redemption or purchase may be made out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. In the case of a purchase other than on a stock exchange recognized under Irish company law, the terms of the contract relating to such purchase must first be authorized by a special resolution of its shareholders and, in the case of a purchase on a recognized stock exchange, the purchase must first be authorized by an ordinary resolution of the shareholders.

   Preemptive Rights. Delaware law does not provide stockholders with preemptive rights unless such rights are granted in the corporation's certificate of incorporation. The Centra certificate of incorporation does not grant preemptive rights.

   In general, Irish company law prohibits companies from issuing any shares, or rights to subscribe for or to convert any securities into shares, for cash without first offering those shares, on a pro rata basis, to the existing shareholders. These requirements may be disapplied for a period of up to five years under a company's articles of association or by a special resolution passed by the company's shareholders. These preemptive rights were disapplied by a special resolution of the shareholders of SmartForce in respect of all of its authorized but unissued shares for the five year period from January 26, 2000. This disapplication may be renewed, varied or revoked at any time by a special resolution of its shareholders.

   Prohibition on Financial Assistance to Purchase Shares. Irish company law prohibits SmartForce from giving any direct or indirect financial assistance to any person, whether by means of a loan, guarantee, the provision of security or other form of financial assistance, for the purpose of purchasing or subscribing for any of its shares.

   Delaware law has no such requirement.

Right to Sue

   Shareholder Derivative Suits. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

   Under Irish company law, shareholders do not generally have standing to maintain proceedings arising from wrongs suffered by the company. There are, however, exceptions available under equitable principles on a case-by-case basis. For example, the controlling shareholders cannot perpetuate a fraud on the minority shareholders or commit an act that is illegal or beyond the scope of corporate authority. Additionally, if a company attempts to act on the strength of a decision by a simple majority of votes where decisions call for more than a simple majority, an individual shareholder may bring suit against the company. In cases where controlling shareholders do not institute proceedings in the name of the company, one or more of the aggrieved minority shareholders may apply to the court to bring a derivative action. A minority shareholder may also initiate proceedings in the company's name in limited circumstances.

   Class Action Suits. In contrast to a derivative action, Irish law permits an action by a shareholder in his own right on the basis of the infringement of his personal rights. A shareholder may commence a suit in a representative capacity for himself and other similarly affected consenting shareholders. Additionally, Irish law permits any shareholder to apply to the Irish courts for appropriate relief for claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised, in a manner oppressive to shareholder interests.

   Delaware and United States Federal law contain similar provisions.

Liquidation; Dissolution; Winding-Up

   Dissolution. Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. If a dissolution is initially approved by the board of directors, it may be approved by a simple majority of the corporation's stockholders. Delaware law allows a corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. The Centra certificate of incorporation contains no such supermajority voting requirement.

   Irish law and SmartForce's articles of association provide that in the event of a liquidation, dissolution or winding up of SmartForce, the assets remaining for distribution to the holders of ordinary shares after payment of liabilities and after provision has been made for each class of shares, if any, having preference over the ordinary shares would be divided equally among the holders of ordinary shares in proportion to the amounts paid up on the shares held by them. A liquidator may, with the sanction of a special resolution of SmartForce's shareholders and any other sanction required by the Irish Companies Acts, 1963 to 2001, divide among the shareholders in cash or property the whole or any part of SmartForce's assets and may vest any assets in trustees upon trusts for the benefit of contributories. However, no shareholders may be compelled to accept any assets upon which there is a liability.

   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined consolidated financial information of SmartForce is based on the historical consolidated financial statements of SmartForce and Centra at and for the twelve months ended December 31, 2001 and has been prepared to illustrate the effects of the acquisition of Centra, as though such acquisition had occurred on January 1, 2001 for the purposes of presenting the pro forma statements of operations and on December 31, 2001 for the purposes of presenting the pro forma balance sheet. This pro forma information should be read in conjunction with the respective historical financial statements and related notes thereto of SmartForce and Centra incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 143.

   For financial accounting purposes, the acquisition of Centra will be accounted for using the purchase method of accounting. Accordingly, Centra's assets and liabilities have been adjusted to reflect their fair values in the pro forma condensed combined consolidated balance sheet as of December 31, 2001. The effects resulting from these adjustments have been reflected in the pro forma condensed combined consolidated statements of operations. The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the acquisition as though such transaction had occurred on January 1, 2001 for the purpose of presenting the pro forma statements of operations and on December 31, 2001 for the purposes of presenting the pro forma balance sheet.

   The unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of how SmartForce's balance sheet and results of operations would have been presented had the transaction referenced above actually been consummated at the assumed dates, nor is it necessarily indicative of presentation of SmartForce's balance sheet and results of operations for any future period.

                                SMARTFORCE PLC

       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

                                                                            December 31, 2001
                                                              --------------------------------------------
                                                                   Historical
                                                              -------------------
                                                                                    Pro Forma
                                                              SmartForce  Centra   Adjustments    Pro Forma
                                                              ---------- --------  -----------    ---------
                       ASSETS
Current assets
    Cash and cash equivalents................................  $ 65,134  $ 25,424   $      --     $ 90,558
    Short term investments...................................    44,142    22,759          --       66,901
    Restricted cash..........................................        --       100          --          100
    Accounts receivable, net.................................   102,373     9,654          --      112,027
    Inventories..............................................       333        --          --          333
    Recoverable and deferred tax assets, net.................     2,406        --          --        2,406
    Prepaid expenses.........................................    21,079     1,250          --       22,329
                                                               --------  --------   ---------     --------
       Total current assets..................................   235,467    59,187          --      294,654
Intangible assets............................................    74,957     6,955     206,005 (h)  304,762
                                                                                       23,800 (g)
                                                                                       (6,955)(d)
Property and equipment, net..................................    40,191     4,182          --       44,373
Investments..................................................    17,702        --          --       17,702
Restricted cash..............................................        --       549          --          549
Other assets.................................................    27,877       104          --       27,981
                                                               --------  --------   ---------     --------
          Total assets.......................................  $396,194  $ 70,977   $ 222,850     $690,021
                                                               ========  ========   =========     ========

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Current maturities of long-term debt.....................  $     --  $  1,563   $      --     $  1,563
    Accounts payable.........................................     4,502     1,463          --        5,965
    Accrued payroll and related expenses.....................     5,718        --          --        5,718
    Other accrued liabilities................................    21,368     5,808      17,780 (e)   44,956
    Deferred revenues........................................    44,539     8,165          --       52,704
                                                               --------  --------   ---------     --------
       Total current liabilities.............................    76,127    16,999      17,780      110,906
Non-current liabilities
    Long-term debt, net of current maturities................        --     2,631          --        2,631
    Minority equity interest.................................       307        --          --          307
    Other liabilities........................................       210        --          --          210
                                                               --------  --------   ---------     --------
       Total non current liabilities.........................       517     2,631          --        3,148
Shareholders' equity
    Ordinary shares..........................................     7,574        26       1,062 (a)    8,636
                                                                                          (26)(c)
    Additional paid-in capital...............................   298,367   110,446     266,526 (a)  564,893
                                                                                     (110,446)(c)
    Accumulated profit/(loss)................................     9,233   (57,725)     57,725 (c)    1,733
                                                                                       (7,500)(b)
    Capital conversion reserve fund..........................       623        --          --          623
    Capital redemption.......................................       296        --          --          296
    Deferred compensation....................................        --    (1,326)     (3,671)(f)   (3,671)
                                                                                        1,326 (c)
    Other comprehensive income/(loss)........................     3,459       (34)         34 (c)    3,459
    Treasury stock...........................................        (2)      (40)         40 (c)       (2)
                                                               --------  --------   ---------     --------
       Total shareholders' equity............................   319,550    51,347     205,070      575,967
                                                               --------  --------   ---------     --------
          Total liabilities and shareholders' equity.........  $396,194  $ 70,977   $ 222,850     $690,021
                                                               ========  ========   =========     ========

     See accompanying notes to the Unaudited Pro Forma Condensed Combined
                       Consolidated Financial Statements

                                SMARTFORCE PLC

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
               (dollars in thousands, except per share amounts)

                                                              Year Ended December 31, 2001
                                                      -------------------------------------------
                                                           Historical
                                                      -------------------   Pro Forma      Pro
                                                      SmartForce  Centra   Adjustments    Forma
                                                      ---------- --------  -----------   --------
Revenues.............................................  $260,875  $ 39,117    $    --     $299,992
Cost of revenues.....................................    43,064     7,057         --       50,121
                                                       --------  --------    -------     --------
   Gross profit......................................   217,811    32,060         --      249,871
Operating expenses:
   Research and development..........................    51,328    12,516         --       63,844
   Sales and marketing...............................   132,793    25,481         --      158,274
   General and administrative........................    21,727     7,418         --       29,145
   Compensation charge for issuance of stock options.        --       887      1,456 (j)    2,343
   Amortization of acquired intangibles..............    10,158     1,316      5,170 (i)   16,644
   Acquired research and development.................        --     2,200         --        2,200
                                                       --------  --------    -------     --------
       Total operating expenses......................   216,006    49,818     (6,626)     272,450
                                                       --------  --------    -------     --------
Income/(Loss) from operations........................     1,805   (17,758)    (6,626)     (22,579)
Interest income, net.................................     3,834     2,227         --        6,061
Other expense, net...................................        --      (379)        --         (379)
Loss on investment...................................        --      (772)        --         (772)
Net exchange loss....................................      (797)       --         --         (797)
                                                       --------  --------    -------     --------
Income/(Loss) before provision for income taxes......     4,842   (16,682)    (6,626)     (18,466)
Provision for income taxes...........................    (1,800)       --        --  (k)   (1,800)
                                                       --------  --------    -------     --------
Net Income/(Loss)....................................  $  3,042  $(16,682)   $(6,626)    $(20,266)
                                                       ========  ========    =======     ========
Net Income/(Loss) per share--Basic...................  $   0.06  $  (0.68)               $  (0.31)
                                                       ========  ========                ========
Net Income/(Loss) per share--Diluted.................  $   0.05  $  (0.68)               $  (0.31)
                                                       ========  ========                ========


     See accompanying notes to the Unaudited Pro Forma Condensed Combined
                       Consolidated Financial Statements

                                SMARTFORCE PLC

      NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

   The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Centra is being accounted for under the purchase method of accounting.

   The purchase price of Centra is $285.4 million and has been allocated as follows:

                                                                 Dollars in
                                                                 Thousands
                                                                 ----------
     Current and tangible assets................................  $ 64,022
     Liabilities assumed........................................    19,630
                                                                  --------
        Net assets..............................................    44,392
                                                                  --------
     Core developed technology..................................     6,600
     Developed technology.......................................     4,200
     In-process technology......................................     7,500
                                                                  --------
        Technology..............................................    18,300
                                                                  --------
     Trademark/tradename portfolio..............................       300
     Customer relationships.....................................    12,700
                                                                  --------
        Other identifiable intangible assets....................    13,000
                                                                  --------
     Deferred compensation cost of unvested options.............     3,671
     Implied goodwill...........................................   206,005
                                                                  --------
     Total purchase consideration...............................  $285,368
                                                                  ========
     Comprised of:
     Stock consideration........................................  $267,588
     Capitalized transaction costs..............................    17,780
                                                                  --------
     Total purchase consideration...............................  $285,368
                                                                  ========

   The stock consideration has been arrived at as follows:

   (i) Stock outstanding: shares of Centra common stock issued and outstanding as of March 1, 2002 multiplied by (i) the merger ratio of 0.425 and (ii) $21.69, being the five day average share price of our ADSs for 2 days prior and 2 days post the announcement of the acquisition. This method of calculating the share price is consistent with APB No. 16 and EITF 95-19 under U.S. GAAP.

  (ii) Stock options: calculation of the fair value of the Centra options outstanding as of March 1, 2002 using the Black-Scholes option valuation method.

The following pro forma adjustments have been recorded to reflect the acquisition:

  Condensed Combined Consolidated Balance Sheet--adjustments to reflect the acquisition as if it had occurred on December 31, 2001.

   (a) The issuance of 13.3 million SmartForce ordinary shares, represented by ADSs, and options for the issued and outstanding common stock and outstanding options of Centra at a total value of $267.6 million. The ordinary shares of SmartForce, represented by ADSs, will increase by approximately $1.1 million and additional paid in capital will increase by approximately $266.5 million.

   (b) The $7.5 million of acquired in-process research and development will be written off to expense in the period in which the closing of the acquisition occurs. This write off of in-process research and development is not reflected in the Unaudited Pro Forma Condensed Consolidated Combined Statements of Operations because pro forma adjustments are limited to those events that are expected to have a continuing impact. The $7.5 million of acquired in-process research and development represents SmartForce's management's estimate of the current fair value of those specifically identified Centra's research and development projects for which technological feasibility has not been established and for which alternative future uses do not exist. In estimating such current fair value, management considered the estimated future after-tax cash flows attributable to these projects, which were then discounted to present value utilizing appropriate discount rates commensurate with the risks of reaching technological feasibility, completing the in-process projects, and achieving the estimated cash flows (the discount rate was 15%).

   (c) Elimination of Centra's pre-acquisition shareholders' equity, as follows:

                                                               Dollars in
                                                               Thousands
                                                               ----------
       Ordinary shares........................................  $     26
       Additional paid-in capital.............................   110,446
       Accumulated deficit....................................   (57,725)
       Deferred compensation..................................    (1,326)
       Other comprehensive income.............................       (34)
       Treasury stock.........................................       (40)
                                                                --------
          Total Centra shareholders' equity...................  $ 51,347
                                                                ========

   (d) Elimination of Centra's pre-acquisition goodwill.

   (e) Estimated transaction costs of $17.8 million consisting primarily of reorganization costs, Irish capital duty costs, and financial advisor, legal and other professional fees.

   (f) Deferred compensation of $3.7 million arising from the intrinsic value of the unvested options as of June 10, 2002, being the estimated date of acquisition close. The intrinsic value of the unvested options was calculated using the 5 day average price at date of announcement of $21.69 and the exercise price of the unvested options. The deferred compensation amount will change based on the intrinsic value of the unvested options as at the closing date of the acquisition.

   (g) Identifiable intangible assets, as follows:

                                                 Dollars in Amortization
                                                 Thousands  Period Years
                                                 ---------- ------------
       Core developed technology................  $ 6,600            3
       Developed technology.....................    4,200            3
       Trademark/tradename portfolio............      300     6 months
       Customer relationships...................   12,700           10
                                                  -------
                                                  $23,800
                                                  =======

   (h) Excess purchase price of $206.0 million as goodwill. The final figure for goodwill will be increased by any reduction in net assets at the date of closure of the acquisition. Centra's net assets at June 10, 2002 are currently estimated to be $43.0 million.

  Condensed Combined Consolidated Statements of Operations--adjustments to reflect the acquisition as if it had occurred on January 1, 2001.

   (i) Amortization of acquired intangibles:

                                                                 Dollars in
                                                                 Thousands
                                                                 ----------
     Core and developed technology..............................   $3,600
     Trademark/tradename portfolio..............................      300
     Customer relationships.....................................    1,270
                                                                   ------
                                                                   $5,170
                                                                   ======

       The following are the assumptions used in determining the method and term of amortization of each of the intangibles noted above:

       (i) The core and developed technology intangibles will be amortized on a straight-line basis over a period of 3 years.

      (ii) The trademark/tradename portfolio will be amortized on a straight line basis over a period of six months.

     (iii) The customer relationships intangible will be amortized on a straight-line basis over a period of 10 years.

   (j) Compensation expense of $1.5 million for 12 months as a result of the acquisition of the unvested options of Centra. This figure may change as a result of a change in the intrinsic value of the options as of the date of acquisition and any future option cancellations.

   (k) No pro forma adjustment for the provision of income taxes is required as the provision represents tax liabilities due to certain taxing jurisdictions where income is generated.

   The actual allocation of the purchase price will not occur until the closing and will be based on the respective fair values of the assets and liabilities of Centra at that time.

   The unaudited pro forma condensed combined consolidated information reflects our best estimates; however the actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma condensed combined consolidated financial information and the date on which the acquisition closes. However, in the opinion of management any final adjustments will not be material to the future financial position and/or results of operations of SmartForce.

                             SMARTFORCE MANAGEMENT

SmartForce Board of Directors

   The following table sets forth certain information as of March 18, 2002, for SmartForce's current directors, including those standing for election or re-election at the annual general meeting:

Name                          Age               Positions with the Company
----                          ---               --------------------------
Gregory M. Priest............ 38  President, Chief Executive Officer and Chairman of the
                                    Board of Directors
Ronald C. Conway............. 50  Director
John M. Grillos.............. 60  Director
James S. Krzywicki........... 50  Director
Patrick J. McDonagh.......... 50  Director
Ferdinand von Prondzynski.... 47  Director

   Gregory M. Priest was appointed Chairman of the Board of Directors on November 13, 2000. Mr. Priest was appointed President and Chief Executive Officer in December 1998. From February 1998 until December 1998, Mr. Priest was President and Chief Executive Officer of Knowledge Well Group Limited and of Knowledge Well Limited (collectively, "Knowledge Well"). Mr. Priest served as SmartForce's Vice President, Finance and Chief Financial Officer from December 1995 to January 1998. Mr. Priest has been a director since June 1996. Prior to joining SmartForce, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

   Ronald C. Conway was appointed as a director on November 6, 2000. Mr. Conway is the founder and managing partner of Angel Investors, LP, a venture capital fund that invests in Internet, e-Commerce, and other information technology companies. Since December 1995, Mr. Conway has served the company in a variety of business development capacities. Mr. Conway has over 20 years of management experience, including serving as the President and CEO of Altos Computer Systems, a micro computer company, as well as serving in a variety of marketing positions with National Semiconductor Corporation, a company which designs and manufactures semiconductor products.

   John M. Grillos has served as a director since February 1994. Mr. Grillos is currently CEO of meVC Draper Fisher Jurvetson Fund I, a registered and publicly traded business development company. Mr. Grillos served as our Executive Vice President and Chief Operating Officer from December 1998 through December 1999. Since June 1996, Mr. Grillos has been the sole General Partner of ITech Partners, L.P., a venture capital limited partnership focused on seed stage information technology companies. Prior to joining ITech Partners, Mr. Grillos was employed by BancBoston Robertson Stephens, an investment banking firm, in its venture capital group.

   James S. Krzywicki was appointed as a director in October 1998. From 1992 to 1999, Mr. Krzywicki held various positions with Lotus Development Corporation, which is now owned by International Business Machines Corporation, most recently as Director, Distributed Learning, IBM Global Services. In October 1999, Mr. Krzywicki joined RoweCom, a provider of knowledge resource management and acquisition services, as their President of North American Services and was appointed Chief Operating Officer in February 2001. In November 2001, RoweCom was acquired by divine, inc., a premier integrated solution provider focused on the extended enterprise, and Mr. Krzywicki became Senior Vice President and General Manager, divine information services.

   Patrick J. McDonagh was a founding member of SmartForce and has been a director since September 1989. He has not taken an active role in SmartForce's management since 1991 and is currently a private investor. Mr. McDonagh served as Chairman of the Board of Directors of Riverdeep Group PLC, a provider of comprehensive K-12 e-Learning solutions from 1995 to July 2001, at which time he resigned his position as Chairman of the Board and continued his role as a non-executive director. Riverdeep Group PLC was listed on Nasdaq in March 2000.

   Ferdinand von Prondzynski has served as a director since November 2001. Dr. von Prondzynski is currently President of Dublin City University, one of Ireland's leading higher education institutions, and has served in such capacity since July 2000. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, UK.

   There are no family relationships among any of the directors or executive officers of SmartForce.

Recent SmartForce Executive Officer and Director Changes

   Dr. Ferdinand von Prondzynski was appointed as a director in November 2001.

   On January 16, 2002, SmartForce announced that David C. Drummond, who has been our Executive Vice President and Chief Financial Officer since July 1999 and a member of our board of directors since February 1, 2001, would be stepping down from his position. His resignation from his executive officer position and his position as a member of the company's Board of Directors has become effective. SmartForce has begun to transition Mr. Drummond's duties to other officers of the company, and Mr. Drummond will remain employed by SmartForce for a transitional period to assist in these efforts. SmartForce has undertaken an executive search for a new Chief Financial Officer.

SmartForce Officers

   In addition to Mr. Priest, the executive officers and other key officers of SmartForce and their respective ages and positions as of March 18, 2002 are as follows:

Name                     Age         Positions with the Company
----                     ---         --------------------------
Executive Officers
Thomas F. McKeagney..... 43  Executive Vice President, Research and Development
Jeffrey N. Newton....... 47  Chief Customer Officer

Other Officers
Patrick Eric Murphy..... 51  Vice President, Global Finance

   Jeffrey N. Newton was appointed Chief Customer Officer on January 1, 2002. From January 1, 2001 to December 31, 2001, Mr. Newton served as Executive Vice President, Global Sales. Mr. Newton served as Executive Vice President, Global Channel Sales from December 1998 until January 2001. Mr. Newton served as Vice President, Business Development from March 1997 until June 1998. From January 1996 until March 1997, Mr. Newton served as Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined as SmartForce's sales manager for the northern region in April 1992 and served in that capacity until January 1994.

   Thomas F. McKeagney was appointed Executive Vice President, Research and Development on February 10, 2001. From February 1998 to February 2001, Mr. McKeagney served as Vice President of Research. From January 1995 until January 1998, Mr. McKeagney served as Director of Research and Development.
Mr. McKeagney joined SmartForce Ireland Limited in 1989 as a design consultant.

   Patrick Eric Murphy was appointed Vice President, Global Finance, in September 2001. From January 1998 to September 2001, Mr. Murphy served as Vice President, Finance, North America, and from January 1997 to January 1998 he served as Group Controller. Mr. Murphy joined the company in February 1996 as Group

Accountant. Prior to joining SmartForce, Mr. Murphy held a number of positions at Ernst and Young, most recently as a Management Consultant.

   SmartForce's executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected. There are no family relationships among SmartForce's executive officers.

Board of Director Meetings and Committees

   The board of directors, which has an audit committee, compensation committee, stock option committee and non-officer stock option committee, held a total of 4 meetings during the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the meetings of the board of directors and committees thereof on which such director served during the last fiscal year.

   In fiscal 2001, the audit committee consisted of Messrs. Conway, Krzywicki and McDonagh all of whom are "independent" directors as defined in Rule 4200. During the last fiscal year, the audit committee held four meetings. The audit committee oversees actions taken by our independent auditors, and recommends the engagement of auditors. Our audit committee charter sets forth in detail the duties of and functions performed by the audit committee. Rule 4200 of the National Association of Securities Dealers' listing standards and our audit committee charter require that we have three members on the audit committee who are "independent" directors (as defined in Rule 4200).

   In fiscal 2001, the stock option committee consisted of Messrs. McDonagh and Krzywicki. During the last fiscal year, the stock option committee held no formal meetings but took several actions by unanimous written consent. The stock option committee administers SmartForce's employee share option plans, grants share options to SmartForce's officers and grants share options to any of SmartForce's non-officers in excess of 10,000 shares per grant.

   In January 1996, the board of directors established the non-officer stock option committee, which currently consists of Mr. Priest. During the last fiscal year, the non-officer stock option committee held no formal meetings and took several actions by unanimous written consent. The non-officer stock option committee grants share options which are less than 10,000 shares per grant to any of SmartForce's employees who are not officers.

   In fiscal 2001, the compensation committee consisted of Messrs. Krzywicki and McDonagh. During the last fiscal year, the compensation committee held 2 formal meetings. The compensation committee reviews and approves the compensation of our executives and makes recommendations to the board of directors with respect to standards for setting compensation levels.

   The board of directors does not have a nominating committee or any committee performing similar functions.

Compensation and Stock Option Committee Interlocks and Insider Participation

   During fiscal 2001, the Compensation Committee of SmartForce's board of directors consisted of Messrs. McDonagh and Krzywicki. During fiscal 2001, the Stock Option Committee consisted of Messrs. McDonagh and Krzywicki. Mr. Krzywicki was not one of SmartForce's officers or employees or an officer or employee of SmartForce's subsidiaries during fiscal 2001 or at any time prior to fiscal 2001. Mr. McDonagh was not one of SmartForce's officers or employees or an officer or employee of SmartForce's subsidiaries during fiscal 2001 or at any time since September 1991. From our inception to September 1991, Mr. McDonagh was the Chief Executive Officer of SmartForce.

SmartForce Executive Compensation

   The following tables disclose compensation awarded to, earned by or paid to each of (a) SmartForce's chief executive officer during the fiscal year ended December 31, 2001, (b) the three other most highly compensated executive officers of SmartForce during the fiscal year ended December 31, 2001 and (c) the individuals listed in subparagraphs (a) and (b) during the fiscal years ended December 31, 2000 and 1999. The following table also shows the compensation received by an additional employee for whom disclosure would have been provided if not for the fact that he was not serving as an executive officer at the end of fiscal year 2001. No stock appreciation rights were granted to these individuals during the year.

                          Summary Compensation Table

                                             Annual Compensation              Long-Term Compensation
                                   --------------------------------------- ----------------------------
                                                                            Options to
                                                            Other Annual   Purchase ADS    All Other
  Name and Principal Position      Year Salary(1)  Bonus   Compensation(2) Equivalents  Compensation(3)
  ---------------------------      ---- --------- -------- --------------- ------------ ---------------
Gregory M. Priest................. 2001 $250,000  $314,320     $60,000       220,000        $8,803
  Chairman of the Board of         2000  250,000   339,320      60,000            --         8,379
  Directors, President and Chief   1999  250,000   250,000      60,000       540,000         8,379
  Executive Officer

Jeffrey N. Newton................. 2001  200,000   187,200      60,000       160,000         7,200
  Chief Customer Officer           2000  200,000   150,000          --            --         7,200
                                   1999  200,000   225,000      12,000       400,000         7,200

David C. Drummond(4).............. 2001  200,000    97,500          --       130,000            --
  Executive Vice President         2000  200,000   110,000          --        50,000            --
  Finance, Chief Financial         1999  100,769    70,000          --       225,000            --
  Officer and Director

Thomas F. McKeagney............... 2001  150,000   112,500          --       130,000         5,416
  Executive Vice President         2000  150,000   125,000          --        70,000         5,454
  Research & Development           1999  121,667    68,543          --        80,000         1,804

William B. Lewis(5)............... 2001  200,000   187,200      60,000        40,000         7,200
  Former Executive Vice            2000  200,000   150,000      60,000            --         7,200
  President Strategic              1999  200,000   225,000      60,000       400,000         7,200
  Development

--------
(1) Salary includes amount deferred pursuant to our 401(k) plan.
(2) Includes $60,000, $60,000 and $12,000 accommodation allowances paid in 1999 to Messrs. Priest, Lewis and Newton, respectively, $60,000 accommodation allowances paid in 2000 and 2001 to each of Messrs. Priest and Lewis and $60,000 paid to Newton in 2001.
(3) Includes car allowances of $8,379, $7,200, $1,804 and $7,200 in 1999 paid to Messrs. Priest, Newton, McKeagney and Lewis, respectively, car allowances of $8,379, $7,200, $5,454 and $7,200 in 2000 paid to Messrs.
    Priest, Newton, McKeagney and Lewis, car allowances of $8,379, $7,200, $5,416 and $7,200 in 2001 paid to Messrs. Priest, Newton, McKeagney and Lewis and $1,602.68 paid on behalf of Mr. Priest for an insurance premium.
(4) On January 16, 2002, SmartForce announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of the company. His resignation from his executive officer position and his position as a member of the company's Board of Directors has become effective. SmartForce has begun to transition Mr. Drummond's duties to other officers of the company, and Mr. Drummond will remain employed by SmartForce for a transitional period to assist in these efforts. SmartForce has undertaken an executive search for a new Chief Financial Officer.
(5) On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

SmartForce Director Compensation

   No director receives any cash compensation for his services as a member of the board of directors of SmartForce, although each director is reimbursed for his expenses in attending board of directors and related committee meetings. As described in the following paragraph, non-employee directors may receive stock compensation for their services as a member of the board of directors of SmartForce. Directors who serve on committees of the board of directors receive no additional compensation.

2001 Director Option Plan

   SmartForce's board of directors adopted the 2001 Outside Director Option Plan, referred to as the "Director Plan", in April 2001 and our shareholders initially approved the Director Plan in July 2001. The Director Plan provides for the periodic grant of nonstatutory stock options to SmartForce's non-employee directors. As of March 18, 2002, a total of 350,000 shares were reserved for issuance under the Director Plan, of which options to acquire 100,000 shares were issued and outstanding as of this date. All grants of options to SmartForce's non-employee directors under the Director Plan are automatic. SmartForce will grant each non-employee director an option to purchase 25,000 shares upon the later of (i) the effective date of the Director Plan or (ii) when such person first becomes a non-employee director (except for those directors who became non-employee directors by ceasing to be employee directors). All non-employee directors who have been directors for at least 6 months receive an option to purchase 10,000 shares on January 1st of each year. All options granted under SmartForce's Director Plan have a term of ten years and an exercise price equal to fair market value on the date of grant. Each option becomes exercisable as to 25% of the shares subject to the option on each anniversary of the date of grant, provided the non-employee director remains a director on such dates. After termination as a non-employee director with SmartForce, an optionee must exercise an option at the time set forth in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of 3 months. However, an option may never be exercised later than the expiration of its term. A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his or her lifetime. In the event of SmartForce's merger with or into another corporation or a sale of substantially all of SmartForce's assets, the successor corporation will assume or substitute each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if a non-employee director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of 3 months. If the outstanding options are not assumed or substituted for, SmartForce's board of directors will notify each non-employee director that he or she has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. SmartForce's board of directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant made under the Director Plan.

SmartForce Option Grants in Last Fiscal Year

   The following table provides information with respect to stock options granted to the executive officers named in the SmartForce Summary Compensation Table in the last fiscal year. In addition, the table sets forth the hypothetical gains that would exist for the stock options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

                                Number of    Percent of                         Potential Realizable Value
                               Equivalent   Total Options                         at Assumed Annual Rates
                                  ADSs       Granted to    Exercise             of Stock Price Appreciation
                               Over Which   Employees in  Price Per                 for Option Term(4)
                              Options Were   Last Fiscal  Equivalent Expiration ---------------------------
Name                          Granted(1)(2)     Year        ADS(3)      Date         5%            10%
----                          ------------- ------------- ---------- ---------- ------------- -------------
Gregory M. Priest............    220,000        5.85%      $19.0625  05-Apr-11  $2,637,426.84 $6,683,757.44
Jeffrey N. Newton............    160,000        4.26%      $19.0625  05-Apr-11  $1,918,128.61 $4,860,914.50
David C. Drummond(5).........    130,000        3.46%      $19.0625  05-Apr-11  $1,558,479.50 $3,949,493.03
Thomas F. McKeagney..........    130,000        3.46%      $19.0625  05-Apr-11  $1,558,479.50 $3,949,493.03
William B. Lewis(6)..........     40,000        1.06%      $19.0625  05-Apr-11  $  479,532.15 $1,215,228.63

--------
(1) All options in this table were granted under the 1994 Plan. The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with us. The 1994 Plan is currently administered by the Stock Option Committee of the board of directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.
(2) Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest one year from the respective date of grant, 1/4th vest on the second anniversary of the respective date of grant and 1/48th vest each month thereafter. Options granted to certain employees are exercisable in full at the date of grant, provided that if the employment of such employee is terminated, we may present before SmartForce's shareholders at the next annual general meeting a vote to approve the repurchase of any shares relating to his or her unvested options that have been exercised. If SmartForce's shareholders approve the vote, it may repurchase any unvested shares at the original price for such shares. Additionally, until the vote occurs, the terminated employee will be restricted from disposing of these shares.
(3) Options were granted at an exercise price equal to the fair market value of our ADSs, as determined by reference to the closing price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant.
(4) Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the ten-year option term at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from $19.0625 per ADS, the price at the date of grant, over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $31.05 and $49.44, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent estimates or projections of future share price. SmartForce does not necessarily agree that this method can properly determine the value of an option.
(5) On January 16, 2002, SmartForce announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of the company. His resignation from his executive officer position and his position as a member of the company's Board of Directors has become effective. SmartForce has begun to transition Mr. Drummond's duties to other officers of the company, and Mr. Drummond will remain employed by SmartForce for a transitional period to assist in these efforts. SmartForce has undertaken an executive search for a new Chief Financial Officer.
(6) On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

SmartForce Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

   The following table provides information with respect to stock options exercised by the executive officers named in the SmartForce Summary Compensation Table during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of the last fiscal year and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to the option at the end of the fiscal year.

                                               Number of Equivalent
                                                  ADSs Subject to          Value of Unexercised
                     Equivalent                 Unexercised Options        In-the-Money Options
                        ADSs                   at Fiscal Year-End(3)       at Fiscal Year End(4)
                     Acquired on    Value    ------------------------- ----------------------------
Name                 Exercise(1) Realized(2) Exercisable Unexercisable  Exercisable   Unexercisable
----                 ----------- ----------- ----------- ------------- -------------- -------------
Gregory M. Priest...   240,404   $6,333,879    992,910      220,000    $10,335,974.75 $1,251,250.00
Jeffrey N. Newton...   256,182   $7,250,148    619,308      160,000      6,592,252.75    910,000.00
David C. Drummond(5)    77,200   $1,526,498    184,300      130,000      1,116,368.75    739,375.00
Thomas F. McKeagney.    73,600   $1,953,846     72,328      241,001        565,420.00  1,405,587.00
William B. Lewis(6).   245,489   $6,491,938    628,687       40,000      6,737,017.19    227,500.00

--------
(1) SmartForce's employees, including the named executive officers, have a choice of acquiring either ordinary shares or ADSs representing such ordinary shares upon exercise of options. Generally, these employees have elected to receive ADSs.
(2) Market value of underlying shares based on the closing price of the ADSs on the Nasdaq National Market on the date of exercise, minus the exercise price.
(3) Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest one year from the respective date of grant, 1/4th vest on the second anniversary of the respective date of grant and 1/48th vest each month thereafter. Options granted to certain employees are exercisable in full at the date of grant, provided that if the employment of such employee is terminated, SmartForce may present before its shareholders at its next annual general meeting a vote to approve the repurchase of any shares relating to his or her unvested options that have been exercised. If SmartForce's shareholders approve the vote, it may repurchase any unvested shares at the original price for such shares. Additionally, until the vote occurs, the terminated employee will be restricted from disposing of these shares.
(4) Market value of shares underlying in-the-money share options is based on the closing price of $24.75 per ADS on the Nasdaq National Market on December 31, 2001, which was the last trading day of fiscal 2001, minus the exercise price.
(5) On January 16, 2002, SmartForce announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of the company. His resignation from his executive officer position and his position as a member of the company's Board of Directors has become effective. SmartForce has begun to transition Mr. Drummond's duties to other officers of the company, and Mr. Drummond will remain employed by SmartForce for a transitional period to assist in these efforts. SmartForce has undertaken an executive search for a new Chief Financial Officer.
(6) On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

SmartForce Employment Contracts and Arrangements

   On June 18, 1999, following the acquisition of Knowledge Well, we entered into an employment agreement with Gregory M. Priest, under which SmartForce agreed to employ Mr. Priest as its President and Chief Executive Officer, effective as of December 10, 1998. Under the terms of the agreement, Mr. Priest will be paid a minimum base salary of $250,000 per year. In addition, Mr. Priest will be contractually entitled to receive an annual performance bonus at 100% achievement of at least $200,000 (the "targeted" Bonus) at the discretion of the board of directors. Mr. Priest's employment is at-will. The employment agreement includes a covenant not to solicit and a covenant not to compete in the event of a voluntary termination by Mr. Priest or the termination for cause (as defined in the agreement) by SmartForce. If Mr. Priest's employment is involuntarily terminated (as defined in the agreement) or terminated without cause we are required to make a lump sum payment to Mr. Priest equal to his then base salary plus the then maximum performance bonus available to Mr. Priest for a period of one (1) year. Mr. Priest may elect, in the event of an involuntary termination, to be bound by the covenants not to solicit and not to compete in exchange for continued vesting of the stock options granted to him by us for the term of the covenants. Otherwise, Mr. Priest's stock options will discontinue to vest immediately upon termination of employment.

   On June 18, 1999, following the acquisition of Knowledge Well, SmartForce entered into an employment agreement with Jeffrey N. Newton, under which SmartForce agreed to employ Mr. Newton as its Executive Vice President, Global Channel Sales, effective as of December 10, 1998. Under the terms of the agreement, Mr. Newton will be paid a minimum base salary of $200,000 per year. In addition to the base salary, Mr. Newton will be contractually entitled to receive an annual performance bonus at 100% achievement of at least $150,000 (the "targeted" bonus) at the discretion of the board of directors. Mr. Newton's employment is at-will. The employment agreement includes covenants not to solicit and not to compete in the event of a voluntary termination by Mr. Newton or termination for cause (as defined in the agreement) by SmartForce. If Mr. Newton's employment is involuntarily terminated (as defined in the agreement) or terminated without cause SmartForce is required to make a lump sum payment to Mr. Newton equal to his then base salary plus the then maximum performance bonus available to Mr. Newton for a period of one (1) year. Mr. Newton may elect, in the event of an involuntary termination, to be bound by the covenants not to solicit and not to compete in exchange for continued vesting of the stock options granted to him by SmartForce for the term of the covenants. Otherwise, Mr. Newton's stock options will discontinue to vest immediately upon termination of employment.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF SMARTFORCE

   The following table sets forth certain information regarding the beneficial ownership of SmartForce's ADSs (or their equivalents) as of March 18, 2002 (unless otherwise stated) by:

  .  each director;

  .  each executive officer named in the SmartForce Summary Compensation Table;

  . each person known by SmartForce to be the beneficial owner of more than five percent (5%) of SmartForce's ADSs (or underlying ordinary shares); and

  .  all current directors and executive officers as a group.

   The number and percentage of ADSs beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equivalent ADSs as to which the individual has sole or shared voting power or investment power and also any equivalent ADSs that the individual has the right to acquire within sixty (60) days of March 18, 2002 through the exercise of share options or other rights. Unless otherwise indicated, to our knowledge, each person named in the table has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

                                                         Equivalent ADSs       Approximate
Name of Person or Identity of Group                     Beneficially Owned Percentage Owned(1)
-----------------------------------                     ------------------ -------------------
T. Rowe Price Associates, Inc.(2)......................     5,243,931              9.2%
 100 E. Pratt Street, Baltimore MD 21002
Putnam Investments, LLC(3).............................     5,954,200             10.4
 One Post Office Square, Boston, MA 02109
Invesco Funds Group, Inc.(4)...........................     4,133,150              7.2
 4350 South Monaco Street, Denver, CO 80237
Gregory M. Priest(5)...................................     1,117,491              1.9
William B. Lewis(6)....................................       703,389              1.2
Jeffrey N. Newton(7)...................................       675,049              1.2
Patrick J. McDonagh(8).................................       348,958                *
John M. Grillos(9).....................................       302,846                *
Thomas F. McKeagney(10)................................       147,872                *
David C. Drummond(11)..................................       218,491                *
James S. Krzywicki(12).................................        94,666                *
Ronald C. Conway(13)...................................        63,203                *
Ferdinand von Prondzynski..............................            10                *
All current directors and executive officers as a group
  (9 people)(14).......................................     3,671,975              6.0

--------
  *  less than 1%
 (1) Based on 57,054,141 of our ADSs (or their equivalents) outstanding as of March 18, 2002. Unless otherwise specified, all references to "equivalent ADSs" assumes the conversion of each SmartForce ordinary share outstanding into one SmartForce ADS based on the number of SmartForce ordinary shares outstanding as of the date indicated.
 (2) Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended December 31, 2001.
 (3) Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended March 18, 2002 by Putnam Investments, LLC. Certain shares are beneficially owned by non-reporting entities as well as by Putnam Investments, LLC.

 (4) Based on information contained in the Schedule 13G/A filed with the SEC for the fiscal year ended December 31, 2001 by Pilgrim Baxter & Associates Ltd.
 (5) Includes 1,047,910 equivalent ADSs issuable upon the exercise of share options held by Mr. Priest, which options are exercisable within sixty
     (60) days of March 18, 2002.
 (6) Includes 668,687 equivalent ADSs issuable upon the exercise of share options held by Mr. Lewis, which options are exercisable within sixty (60) days of March 18, 2002. Also includes 30,361 ADSs held in a trust and 2,620 held by his children. Under the rules of the Securities and Exchange Commission, Mr. Lewis may be deemed to be the beneficial owner of these shares. Mr. Lewis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. On September 30, 2001, Mr. Lewis resigned his position as an executive officer.
 (7) Includes 659,308 equivalent ADSs issuable upon the exercise of share options held by Mr. Newton, which options are exercisable within sixty
     (60) days of March 18, 2002. Also includes 14,021 ADSs held in a trust. Under the rules of the Securities and Exchange Commission, Mr. Newton may be deemed to be the beneficial owner of these shares. Mr. Newton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
 (8) Includes 48,958 equivalent ADSs issuable upon the exercise of share options held by Mr. McDonagh, which options are exercisable within sixty
     (60) days of March 18, 2002.
 (9) Includes 264,226 equivalent ADSs issuable upon the exercise of share options held by Mr. Grillos, which options are exercisable within sixty
     (60) days of March 18, 2002. Also includes 35,920 ADSs held by Itech Partners L.P. in which Mr. Grillos is the sole General Partner. Mr. Grillos disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(10) Includes 144,119 equivalent ADSs issuable upon the exercise of share options held by Mr. McKeagney which options are exercisable within sixty
     (60) days of March 18, 2002.
(11) Includes 216,800 equivalent ADSs issuable upon the exercise of share options held by Mr. Drummond, which options are exercisable within sixty
     (60) days of March 18, 2002. On January 16, 2002, SmartForce announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of the company. His resignation from his executive officer position and his position as a member of the company's Board of Directors has become effective. SmartForce has begun to transition Mr. Drummond's duties to other officers of the company, and Mr. Drummond will remain employed by SmartForce for a transitional period to assist in these efforts. SmartForce has undertaken an executive search for a new Chief Financial Officer.
(12) Includes 91,666 equivalent ADSs issuable upon the exercise of share options held by Mr. Krzywicki, which options are exercisable within sixty
     (60) days of March 18, 2002.
(13) Represents 63,203 equivalent ADSs issuable upon the exercise of share options held by Mr. Conway, which options are exercisable within sixty
     (60) days of March 18, 2002.
(14) Includes 3,204,877 equivalent ADSs issuable upon the exercise of options held by current directors and executive officers as a group, which options are exercisable within sixty (60) days of March 18, 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Approximately 9% of the issued share capital of CBT (Technology) Limited, one of our Irish subsidiaries, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company which is wholly-owned by certain of our key employees. All of the voting securities of CBT (Technology) Limited are owned by us and, except for the securities owned by Stargazer, there are no other outstanding securities of CBT (Technology) Limited. CBT (Technology) Limited has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Stargazer does not have any rights to the assets of CBT (Technology) Limited, only to receive periodic dividends as and when declared by CBT (Technology) Limited. Except for the fact that Stargazer is wholly owned by certain of our key employees, we have no relationship with Stargazer. These key employees do not include any of SmartForce's directors or executive officers.

   In August 1999, Gregory M. Priest, our President and Chief Executive Officer, received a loan in the amount of $450,000 which is repayable in four equal annual installments, commencing in August 2000. Interest accrues on the principal amount at a rate of 5.96%, to be paid annually. As of December 31, 2001, the balance outstanding under the loan, inclusive of accrued interest, was $228,800.

                            BOARD COMMITTEE REPORTS

   The following are the respective reports of the compensation committee, the stock option committee and the audit committee of the board of directors of SmartForce. Neither the compensation committee report, the stock option committee report, the audit committee report or any other information required to be disclosed in this joint proxy statement/prospectus pursuant to Item 306(a) or (b) of Regulation S-K or Item 7(e)(3) of Schedule 14A shall be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Report of Compensation Committee on Executive Compensation

   Portions of the following report are presented by each of the members of SmartForce's compensation committee and stock option committee of the board of directors with respect to the compensation of SmartForce's executive management.

   Actual compensation earned during the last fiscal year for the named executive officers is shown in the SmartForce Summary Compensation Table contained in this joint proxy statement/prospectus.

                     REPORT OF THE COMPENSATION COMMITTEE

   The compensation committee reviews and approves the compensation of our executives and makes recommendations to the board of directors with respect to standards for setting compensation levels.

   Compensation Philosophy. At the direction of the board of directors and pursuant to the charter of the compensation committee, the compensation committee endeavors to ensure that the compensation programs for our executive officers and our subsidiaries are effective in attracting and retaining key executives responsible for our success. These programs are administered in a manner that seeks to meet our long-term interests and those of our shareholders and are designed to align total compensation for senior management with corporate performance.

   The compensation committee believes that our overall financial performance should be an important factor in the total compensation of our executive officers. At the executive officer level, the compensation committee has a policy that a significant proportion of total compensation should consist of variable, performance-based components, such as bonuses and share option grants, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and shareholder value.

   The compensation committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chief Executive Officer and other executive officers. The compensation committee considers such corporate performance measures as revenues, net income and earnings per share in setting executive compensation levels. The specific factors used, and the weight given to various factors, varies between each executive based on his or her responsibilities. The compensation committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

   Base salary for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The compensation committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

   Chief Executive Officer Compensation. Generally, the criteria used in determining the compensation of our Chief Executive Officer are the same as those which are used for executive management. Mr. Priest's compensation was set to ensure that it was based on increasing shareholder value. Mr. Priest received a salary of $250,000 and a bonus of $309,320 with respect to 2001. The bonus was based on both quantitative and qualitative factors, including our overall financial performance in 2001, his leadership in managing our expanding operations and the development of our e-Learning infrastructure and solutions as well as his role in establishing development and marketing alliances.

   The compensation committee also approved the compensation of our other executive officers for 2001, following the principles and procedures in this report.

   Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the compensation committee considers the anticipated tax treatment to us and to the executives of various payments and benefits. Section 162(m) of the Code generally limits the federal income tax deductibility of compensation paid to certain executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of share options and the value of the underlying share on the date of exercise. Under this legislation, we may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Further, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m). The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Respectfully Submitted by:

                                          The members of the Compensation
                                            Committee

                                          JAMES S. KRZYWICKI
                                          PATRICK J. MCDONAGH

Report of the Stock Option Committee

   The stock option committee oversees provision of long-term incentives for executives and other key employees through share option grants under the 1990 Plan, 1994 Plan and 1996 Plan. Grants under the 1990 Plan or 1994 Plan are made to executives at the time they commence employment and are made periodically to executive management for individual performance. Grants under the 1996 Plan may be made to employees, officers and consultants at the time they commence employment and are made periodically for individual performance. The purpose of share option grants is to provide incentives to perform at a level which will enhance the overall financial performance of our business and maximize long-term shareholder value and to reward prior performance.

   For grants to executives, the stock option committee is responsible for determining, subject to the terms and conditions of the plans, the timing of such grants, the exercise price per share, the vesting provisions and the number of shares subject to each option grant. The stock option committee grants share options to executive officers primarily under the 1994 Plan.

   In 2001, based upon recommendations from executive management, the stock option committee granted share options to each of our executive officers under the 1994 plan. In approving grants under the 1990 Plan, 1994 Plan and 1996 Plan, including grants to our non-executive officers, the stock option committee considers quantitative and qualitative factors.

   In addition to the 1990 Plan, 1994 Plan and 1996 Plan, executives are eligible to participate in our 1995 Employee Share Purchase Plan, which permits the purchase of shares at a discount through payroll deductions.

   Share option grants to the Chief Executive Officer. On April 5, 2001, the stock option committee granted an option to purchase 220,000 shares to Mr. Priest.

                                          Respectfully Submitted by:

                                          The members of the Stock Option
                                          Committee

                                          JAMES S. KRZYWICKI
                                          PATRICK J. MCDONAGH

Report of the Audit Committee

   As more fully described in our charter, the audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the audit committee certify that the independent auditor is "independent" under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors and the experience of the audit committee's members in business, financial and accounting matters.

   In this context, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and our independent auditors, Ernst & Young. The audit committee has discussed with Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Ernst & Young with that firm.

   Based on the audit committee's review and discussions noted above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

                                          Respectfully Submitted by:

                                          The members of the Audit Committee

                                          RONALD C. CONWAY
                                          JAMES S. KRZYWICKI
                                          PATRICK J. MCDONAGH

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return on a percentage basis to stockholders of SmartForce ADSs (as adjusted for the two ADS splits in May 1996 and March 1998) from December 29, 1996 through December 31, 2001 to the cumulative return of (i) the Nasdaq National Market - U.S.; and (ii) the JPMorgan H&Q ("H&Q") Technology Index, assuming an investment of $100 in our ADSs and in each of the other indices, and dividend reinvestment through December 31, 2000. No dividends have been declared or paid on SmartForce ordinary shares or ADSs. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

   The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

                               [PERFORMANCE GRAPH]

   600 .....................................................................
       .....................................................................
       .....................................................................
       .....................................................................
   500 .......................................x.............................
       .....................................................................
       .....................................................................
       .....................................................................
   400 .....................................................................
       .....................................................................
       .....................................................................
       ..................................................x..................
   300 .........................................+...........................
       .....................................................................
       ............................x........................................
       .............................................................x.......
   200 ....................................................+................
       ..............................+......................................
       ...............o.x..............................o..............+.....
       ...................+.................o...............................
   100 ....o.x.+..................................................o.........
       .....................................................................
       ..........................o..........................................
       .....................................................................
     0 .....................................................................

          12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01


  o = SmartForce  x = H&Q Technology Index  + = NASDAQ National Market - U.S.




                                   12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
                                   -------- -------- -------- -------- -------- --------
SmartForce........................   $100     $151     $ 55     $124     $138     $ 91
H&Q Technology Index..............   $100     $146     $227     $506     $327     $224
NASDAQ National Market - U.S......   $100     $122     $170     $315     $191     $151

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires SmartForce officers (as defined in the rules under Section 16) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports with the SEC and the NASD regarding ownership of, and transactions in, SmartForce securities. Such officers, directors and ten percent holders are also required by the SEC's rules to furnish to us copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by SmartForce or written representations from certain reporting persons SmartForce believes that its executive officers, directors and ten percent holders complied with all applicable Section 16(a) filing requirements during the last fiscal year except that a Form 3 was filed late for Mr. McKeagney and a Form 4 was not filed by Mr. Conway for three separate transactions on the same date for a total of 7,000 shares sold by trusts administered for each of Mr. Conway's children. Such transactions were subsequently reported on Mr. Conway's Form 5 for the fiscal year ended December 31, 2001.

              PROPOSALS TO SMARTFORCE SHAREHOLDERS TO BE VOTED ON
                   AT THE SMARTFORCE ANNUAL GENERAL MEETING

Proposal One--Re-election of Directors

  General

   The Articles of Association of SmartForce provide that it may have up to a maximum number of ten (10) directors, which number may be changed by resolution of its shareholders. SmartForce currently has six (6) directors. As is customary for many Irish companies, the board of directors of SmartForce typically consists of fewer than the maximum number of authorized directors. SmartForce believes that benefits are derived from having vacancies on the board of directors, particularly in the areas of attracting qualified directors and responding to shareholder concerns.

   Proxies cannot be voted for a greater number of persons than the number of nominees named in proposal three. At each annual general meeting of shareholders, approximately one-third (1/3) of the existing directors must retire by rotation; however, each such director is eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director's resignation, death or removal. As a matter of practice, any director appointed by the board of directors during the year, whether to fill a vacancy (including a vacancy created by an increase in the board of directors) or otherwise, will serve until SmartForce's next annual general meeting of shareholders and will be subject to re-election at that meeting although this is not required under SmartForce's Articles of Association. In accordance with our Articles of Association, Mr. James S. Krzywicki is now required to retire by rotation.
Mr. Krzywicki, being eligible, offers himself for re-election.

  Proposal One Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on proposal one is required to approve the re-election of Mr. James S. Krzywicki. Unless otherwise instructed, the proxies will vote FOR proposal one.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL ONE

Proposal Two--Election of Directors

  General

   As noted above, the Articles provide for a total of ten (10) directors. Dr. Ferdinand von Prondzynski was appointed as a director on November 26, 2001. Dr. von Prondzynski was appointed to serve as the sixth director of the Company. The board of directors is recommending that the shareholders elect Dr. von Prondzynski to serve as the sixth member of the board of directors of the Company.

  Proposal Two Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on proposal two is required to approve the election of Dr. von Prondzynski. Unless otherwise instructed, the proxies will vote FOR proposal two.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL TWO

Proposal Three--Consideration of SmartForce's Consolidated Financial Statements
             and The Reports of the Directors and the Auditors for the Year Ended December 31, 2001

  General

   A copy of the report of the directors and our consolidated financial statements (prepared in accordance with Irish GAAP) for the last fiscal year and the auditors' report to the Members thereon have been circulated to all of SmartForce's shareholders. Shareholders are now being requested to consider SmartForce's consolidated financial statements and the directors' and auditors' report for the financial year ended December 31, 2001.

  Proposal Three Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on proposal three is required to approve the resolution to receive and consider SmartForce's consolidated financial statements and the report of the directors and the auditors for the financial year ended December 31, 2001. Unless otherwise instructed, the proxies will vote FOR proposal three. A vote FOR proposal three will not constitute an approval or ratification of the report of the directors or SmartForce's consolidated financial statements.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       THAT YOU VOTE FOR PROPOSAL THREE

Proposal Four--Authorization of Directors to Fix Auditors' Remuneration

  General

   Ernst & Young have been SmartForce's independent auditors since September 10, 1993. The shareholders are now being requested to authorize the board of directors to fix the remuneration of SmartForce's auditors for the year ending December 31, 2002.

  Fees Billed for Services Rendered by Principal Auditors

   1. Ernst & Young, SmartForce's independent auditors, billed SmartForce the fees set forth below for services rendered during the fiscal year December 31, 2001. The audit committee of the board of directors has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining its independence.

   2. Fees Billed For Services Rendered by Principal Auditors During Fiscal Year 2001:

  Audit Fees

   Audit fees billed to SmartForce by Ernst & Young for services rendered during the last fiscal year for the audit of its annual financial statements and the review of the financial statements included in its quarterly reports on Form 10-Q totaled $315,774.

  Financial Information Systems Design and Implementation Fees

   SmartForce did not engage Ernst & Young to provide advice regarding financial information systems design and implementation during the last fiscal year.

  All Other Fees

   Fees billed to SmartForce by Ernst & Young for all other services rendered to SmartForce during the last fiscal year totaled $139,267. Of this amount, $33,426 was for audit related services and $105,841 was for non-audit related services (i.e., tax filings and tax-related consultations).

  Proposal Four Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on proposal four is required to authorize the board of directors to fix the remuneration of SmartForce's auditors. Unless otherwise instructed, the proxies will vote FOR proposal four.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL FOUR

Proposal Five--Merger Proposal

  General

   The SmartForce board of directors has unanimously determined that the merger is consistent with and in furtherance of the long-term business strategy of SmartForce and is fair to, and in the best interests of, SmartForce and the SmartForce shareholders. Accordingly, the SmartForce board of directors unanimously adopted a resolution approving the merger agreement, the merger and the issuance of the SmartForce ordinary shares, represented by SmartForce ADSs, in the merger.

  Proposal Five Vote Required

   The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the annual general meeting and voting on proposal five is required to approve and adopt the merger agreement and approve the merger and the issuance of the SmartForce ordinary shares, represented by SmartForce ADSs, in the merger. Unless otherwise instructed, the proxies will vote FOR proposal five.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL FIVE

Proposal Six--Assumption of Rights to Repurchase Unvested Centra Common Stock

  General

   Under Irish law, SmartForce may only purchase its ordinary shares if such purchase is first authorized by a special resolution of its shareholders. Under the terms of certain options exercisable for Centra common stock which were granted by Centra to certain of its employees, upon the exercise of such options, Centra has the right to repurchase from these employees the shares underlying these options until such time as such repurchase rights lapse. In connection with the merger, SmartForce will be issuing 0.425 of a SmartForce ordinary share, represented by 0.425 of a SmartForce ADS, in exchange for each share of Centra common stock and will be assuming all stock options exercisable to purchase Centra common stock outstanding at the time of the merger, including those shares of Centra common stock and options exercisable for shares of Centra common stock which are subject to Centra's repurchase rights. A written memorandum of the terms of the contracts under which SmartForce may become entitled to purchase certain of its own ordinary shares (or ADSs representing such ordinary shares) will be produced to the meeting and signed for the purposes of identification by the chairman. If proposal six is approved by the SmartForce shareholders, in addition to issuing the SmartForce ordinary shares represented by ADSs in the merger and assuming all of such stock options in the merger, SmartForce will assume the rights of Centra to repurchase the shares underlying these certain options, whether now or subsequently exercised, until such time as such repurchase rights lapse. The SmartForce board of directors believes that the assumption of these rights is in the best interests of SmartForce and SmartForce shareholders.

  Proposal Six Vote Required

   The affirmative vote of the holders of three-fourths of the ordinary shares cast represented, in person or by proxy, at the annual general meeting and voting on proposal six is required to approve the terms of certain contracts under which SmartForce may become entitled to certain rights to repurchase its ordinary shares held by Centra stockholders in connection with the assumption of rights to repurchase unvested Centra common stock under the merger agreement. Unless otherwise instructed, the proxies will vote FOR proposal six.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL SIX

    To ensure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage prepaid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                PROPOSALS TO CENTRA STOCKHOLDERS TO BE VOTED ON
                         AT THE CENTRA SPECIAL MEETING

Proposal One--Merger Proposal

  General

   Stockholders of Centra are being asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger and Reorganization dated January 16, 2002 made by and among SmartForce, Atlantic Acquisition Corp. and Centra relating to the merger of Atlantic (a wholly owned subsidiary of SmartForce) with and into Centra and the automatic conversion of each share of common stock of Centra immediately prior to the consummation of the merger into a right to receive 0.425 American Depositary Shares of SmartForce.

  Proposal One Vote Required

   The affirmative vote of the holders of a majority of the shares of Centra common stock outstanding on the record date is required to approve and adopt the merger agreement.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL ONE

Proposal Two--Adjournment of the Centra Special Meeting

  General

   If at the Centra special meeting on       , 2002, the number of shares of
Centra common stock present or represented and voting in favor of proposal to approval and adopt the merger agreement is insufficient to approve the merger under Delaware law, Centra management intends to move to adjourn the special meeting in order to enable the Centra board of directors to solicit additional proxies in favor of the proposal. In that event, Centra will ask its stockholders to vote only upon the adjournment proposal, and not upon the merger proposal.

   In the adjournment proposal, Centra is asking its stockholders to authorize the holder of any proxy solicited by the Centra board of directors to vote in favor of granting Centra's management the discretionary authority to adjourn the Centra special meeting, and any later adjournments, to a date or dates not
later than       , 2002, in order to enable the Centra board of directors to solicit additional proxies in favor of the merger proposal. If the stockholders approve the adjournment proposal, Centra's management could adjourn the special meeting, and any adjourned session of the special meeting, to a date or dates
not later than       , 2002 and use the additional time to solicit additional
proxies in favor of the merger proposal, including the solicitation of proxies from stockholders that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if Centra had received proxies representing a sufficient number of votes against the merger proposal to defeat it, Centra's management could adjourn the special meeting without a vote on the merger proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

   Under Centra's bylaws, the affirmative vote of at least a majority of the shares of Centra common stock present or represented and entitled to vote at the special meeting is necessary to approve the adjournment proposal. Broker non-votes will not be counted for purposes of determining whether a majority of the shares of Centra common stock present or represented and entitled to vote at the special meeting have been cast in favor of the adjournment proposal. Abstentions will have the effect of a vote against the adjournment proposal. No proxy that is specifically marked "against" approval of the merger proposal agreement will be voted in favor of the adjournment proposal unless it is specifically marked "for" the adjournment proposal.

   The board of directors believes that if the number of shares of Centra common stock present or represented at the special meeting and voting in favor of the merger proposal is insufficient to approve the merger proposal it is in the best interests of the stockholders of Centra to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the merger proposal to bring about its approval.

  Proposal Two Vote Required

   The affirmative vote of the holders of a majority of the shares of Centra's common stock present or represented and entitled to vote at the special meeting and voting on the adjournment proposal is required to approve the adjournment proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR PROPOSAL TWO

    To ensure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage prepaid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                                 OTHER MATTERS

   The report of the directors and SmartForce consolidated financial statements and auditors' report to the Members for the last fiscal year were approved by
the board of directors on March       , 2001. Irish law requires us to provide
The Members of SmartForce for receipt and consideration such report of the directors and our consolidated financial statements and auditors' report to the Members for the last fiscal year at the annual general meeting of shareholders. In this regard, included as part of the proxy materials dispatched to Members is a copy of the report of the directors and our consolidated financial statements and auditors' report to the Members for the last fiscal year.

   Representatives of Ernst & Young, SmartForce's independent auditors, are expected to be present at the annual general meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the SmartForce ordinary shares represented by the ADSs to be issued in connection with the merger will be passed upon for SmartForce by Binchys Solicitors. In addition, Wilson Sonsini Goodrich & Rosati, Professional Corporation, will pass upon certain United States federal tax consequences of the merger to SmartForce shareholders. Foley, Hoag & Eliot LLP will pass upon certain United States federal tax consequences of the merger to Centra stockholders.

                                    EXPERTS

   The consolidated financial statements of SmartForce PLC appearing in SmartForce PLC's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The financial statements of Centra Software, Inc. as of December 31, 2001, 2000, and 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      DOCUMENTS INCORPORATED BY REFERENCE

   This joint proxy statement/prospectus incorporates documents by reference that are not included in or delivered with this document. The Securities and Exchange Commission allows SmartForce and Centra to "incorporate by reference" the information that each company files with it, which means that SmartForce and Centra can disclose important information to you by referring you to those documents. Documents that are incorporated by reference contain important information about SmartForce and Centra and their respective finances.

   All documents filed by SmartForce and Centra under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and before the date of the SmartForce special meeting and the Centra special meeting are incorporated by reference into and are a part of this joint proxy statement/prospectus from the date of filing of each such document.

   You should rely only on the information contained in this document or that SmartForce or Centra has referred to you. SmartForce and Centra have not authorized anyone to provide you with information that is different.

   The following documents, which were filed by SmartForce with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  . SmartForce's annual report on Form 10-K for the fiscal year ended December 31, 2001;

  .  SmartForce's current report on Form 8-K dated January 17, 2001;

  . the description of SmartForce's ordinary shares contained in SmartForce's registration statement on Form 8-A filed on March 9, 1995 and amended on April 10, 1995; and

  .  SmartForce's registration statement on Form 8-A filed on October 5, 1998.

   The following documents, which were filed by Centra with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  . Centra's annual report on Form 10-K for the fiscal year ended December 31, 2001; and

  .  Centra's current report on Form 8-K dated January 22, 2002.

   Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   The documents incorporated by reference into this joint proxy statement/prospectus are available from SmartForce or Centra upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus), without charge, upon written or oral request. You should make any request for documents
by       , 2002 to ensure timely delivery of the documents.

    Requests for documents relating to  Requests for documents relating to
                 SmartForce                           Centra
          should be directed to:              should be directed to:
              SmartForce PLC                   Centra Software, Inc.
           900 Chesapeake Drive                 430 Bedford Street
          Redwood City, CA 94063          Lexington, Massachusetts 02420
              (650) 817-5900                      (781) 831-7000
       Attention: Investor Relations       Attention: Investor Relations

   SmartForce and Centra each file reports, proxy statements and other information with the SEC. Copies of their respective reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

              Judiciary Plaza           Citicorp Center
              Room 1024                 500 West Madison Street
              450 Fifth Street, N.W.    Suite 1400
              Washington, D.C. 20549    Chicago, Illinois 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

   Reports, proxy statements and other information concerning SmartForce and Centra may also be inspected at: The National Association of Securities Dealers, 1735 K Street N.W., Washington, D.C. 20006.

   This joint proxy statement/prospectus is dated March 22, 2002. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than March 22, 2002, and neither the mailing of the joint proxy statement/prospectus to SmartForce and Centra stockholders nor the issuance of SmartForce ordinary shares, represented by ADSs in the merger shall create any implication to the contrary.

   SmartForce has filed a registration statement under the Securities Act with the SEC with respect to the SmartForce ordinary shares represented by the ADSs to be issued to Centra stockholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of SmartForce filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above or may view a copy on the SEC's Website.

Information on SmartForce's Web Sites

   Information on any SmartForce Internet web site or the web site of any subsidiary of SmartForce is not part of this document and you should not rely on that information in deciding whether to approve the share issuance, unless that information is also in this document or in a document that is incorporated by reference in this document.

Information on Centra's Web Sites

   Information on any Centra Internet web site or the web site of any subsidiary of Centra is not part of this document and you should not rely on that information in deciding whether to approve the merger, unless that information is also in this document or in a document that is incorporated by reference in this document.

   This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the SmartForce ADSs or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in its affairs since the date of this joint proxy statement/prospectus. The information contained in this document with respect to Centra and its subsidiaries was provided by Centra. The information contained in this document with respect to SmartForce and its subsidiaries was provided by SmartForce.

                                                                        ANNEX A

================================================================================

                       AGREEMENT AND PLAN OF MERGER AND
                                REORGANIZATION

                                 BY AND AMONG

                                SMARTFORCE PLC,

                          ATLANTIC ACQUISITION CORP.

                                      AND

                             CENTRA SOFTWARE, INC.

                         Dated as of January 16, 2002

================================================================================

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

     ARTICLE I  THE MERGER............................................  A-1

     1.1   The Merger.................................................  A-1

     1.2   Effective Time; Closing....................................  A-2

     1.3   Effect of the Merger.......................................  A-2

     1.4   Certificate of Incorporation; Bylaws.......................  A-2

     1.5   Directors and Officers.....................................  A-2

     1.6   Effect on Capital Stock....................................  A-2

     1.7   Surrender of Certificates..................................  A-3

     1.8   No Further Ownership Rights in Company Common Stock........  A-4

     1.9   Lost, Stolen or Destroyed Certificates.....................  A-5

     1.10  Tax Consequences...........................................  A-5

     1.11  Taking of Necessary Action; Further Action.................  A-5

     ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY............  A-5

     2.1   Organization and Qualification; Subsidiaries...............  A-5

     2.2   Certificate of Incorporation and Bylaws....................  A-6

     2.3   Capitalization.............................................  A-6

     2.4   Authority Relative to this Agreement.......................  A-7

     2.5   No Conflict; Required Filings and Consents.................  A-8

     2.6   Compliance; Permits........................................  A-8

     2.7   SEC Filings; Financial Statements..........................  A-9

     2.8   No Undisclosed Liabilities.................................  A-9

     2.9   Absence of Certain Changes or Events.......................  A-9

     2.10  Absence of Litigation...................................... A-10

     2.11  Employee Benefit Plans..................................... A-10

     2.12  Labor Matters.............................................. A-12

     2.13  Registration Statement/Joint Proxy Statement/Prospectus.... A-12

     2.14  Restrictions on Business Activities........................ A-13

     2.15  Title to Property.......................................... A-13

     2.16  Taxes...................................................... A-13

     2.17  Environmental Matters...................................... A-14

     2.18  Brokers.................................................... A-15

     2.19  Intellectual Property...................................... A-15

     2.20  Agreements, Contracts and Commitments...................... A-18

     2.21  Insurance.................................................. A-19

     2.22  Opinion of Financial Advisor............................... A-19

     2.23  Board Approval............................................. A-19

     2.24  Vote Required.............................................. A-20

     2.25  State Takeover Statutes.................................... A-20

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
                                                                          ----

  ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB... A-20

  3.1     Organization and Qualification; Subsidiaries................... A-20

  3.2     Certificate of Incorporation and Bylaws........................ A-20

  3.3     Capitalization................................................. A-20

  3.4     Authority Relative to this Agreement........................... A-21

  3.5     No Conflict; Required Filings and Consents..................... A-21

  3.6     SEC Filings; Financial Statements.............................. A-22

  3.7     No Undisclosed Liabilities..................................... A-22

  3.8     Absence of Certain Changes or Events........................... A-23

  3.9     Absence of Litigation.......................................... A-23

  3.10    Registration Statement; Joint Proxy Statement/Prospectus....... A-23

  3.11    Brokers........................................................ A-23

  3.12    Opinion of Financial Advisor................................... A-23

  3.13    Board Approval................................................. A-23

  3.14    Vote Required.................................................. A-24

  3.15    Compliance; Permits............................................ A-24

  3.16    Intellectual Property.......................................... A-24

  3.17    Taxes.......................................................... A-24

  3.18    Benefit Plans.................................................. A-25

  ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME........................ A-26

  4.1     Conduct of Business by Company................................. A-26

  4.2     Conduct of Business by Parent.................................. A-28

  ARTICLE V  ADDITIONAL AGREEMENTS....................................... A-29

  5.1     Joint Proxy Statement/Prospectus; Registration Statement....... A-29

  5.2     Stockholder Meetings........................................... A-30

  5.3     Confidentiality; Access to Information......................... A-30

  5.4     No Solicitation................................................ A-30

  5.5     Public Disclosure.............................................. A-32

  5.6     Reasonable Efforts; Notification............................... A-32

  5.7     Third Party Consents........................................... A-33

  5.8     Stock Options; Stock Purchase Plan............................. A-33

  5.9     Employee Compensation.......................................... A-34

  5.10    Form S-8....................................................... A-34

  5.11    Indemnification................................................ A-34

  5.12    Nasdaq Listing................................................. A-34

  5.13    Affiliates..................................................... A-34

  5.14    Board of Directors of Parent; Officer Appointment.............. A-35

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

 5.15  Regulatory Filings; Reasonable Efforts.............................. A-35

 5.16  Tax-Free Reorganization............................................. A-35

 5.17  Section 16 Matters.................................................. A-35

 5.18  Benefit Plans....................................................... A-35

 ARTICLE VI  CONDITIONS TO THE MERGER...................................... A-36

 6.1   Conditions to Obligations of Each Party to Effect the Merger........ A-36

 6.2   Additional Conditions to Obligations of Company..................... A-37

 6.3   Additional Conditions to the Obligations of Parent and Merger Sub... A-37

 ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER............................ A-38

 7.1   Termination......................................................... A-38

 7.2   Notice of Termination; Effect of Termination........................ A-39

 7.3   Fees and Expenses................................................... A-39

 7.4   Amendment........................................................... A-40

 7.5   Extension; Waiver................................................... A-41

 ARTICLE VIII  GENERAL PROVISIONS.......................................... A-41

 8.1   Survival of Representations and Warranties.......................... A-41

 8.2   Notices............................................................. A-41

 8.3   Interpretation; Definitions......................................... A-42

 8.4   Counterparts........................................................ A-43

 8.5   Entire Agreement; Third Party Beneficiaries......................... A-43

 8.6   Severability........................................................ A-43

 8.7   Other Remedies; Specific Performance................................ A-43

 8.8   Governing Law....................................................... A-43

 8.9   Rules of Construction............................................... A-43

 8.10  Assignment.......................................................... A-43

                               INDEX OF EXHIBITS

       Exhibit A-1 Persons and Entities to Sign Company Voting Agreements
       Exhibit A-2 Form of Company Voting Agreement
       Exhibit B-1 Persons and Entities to Sign Parent Voting Agreements
       Exhibit B-2 Form of Parent Voting Agreement
       Exhibit C   Form of Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of January 16, 2002, among SmartForce PLC, a public limited liability company organized under the laws of the Republic of Ireland ("Parent"), Atlantic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Centra Software, Inc., a Delaware corporation ("Company").

                                   RECITALS

   A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Parent and Company intend to enter into a business combination transaction.

   B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

   C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Parent approve the issuance of Parent ADSs (as defined below) pursuant to the Merger (the "Share Issuance").

   D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the persons and entities listed on Exhibit A-1 are entering into stockholder agreements in the form attached hereto as Exhibit A-2 (the "Company Voting Agreements"); and as a condition and inducement to Company's willingness to enter into this Agreement, the persons listed on Exhibit B-1 are entering into stockholder agreements in the form attached hereto as Exhibit B-2 (the "Parent Voting Agreements").

   E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

      (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be as agreed upon by Parent and Company prior to the Effective Time.

      (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers.   The initial directors of the Surviving
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

   1.6 Effect on Capital Stock.   Subject to the terms and conditions of this
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

      (a) Conversion of Company Common Stock.   Each share of Common Stock,
   $0.001 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.425 (the "Exchange Ratio") American Depositary Shares of Parent (the "Parent ADSs") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent ADSs issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the ADRs (as defined in Section 1.7) representing such Parent ADSs may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      (b) Cancellation of Parent-Owned Stock.   Each share of Company Common
   Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

      (c) Stock Plans.   At the Effective Time, all options to purchase Company
   Common Stock then outstanding under Company's 1995 Stock Plan (the "1995 Stock Plan"), Company's 1999 Stock Incentive Plan (the "1999 Stock Plan"), Company's 1999 Director Plan (the "Director Plan," together with the 1995 Stock Plan and the 1999 Stock Plan, collectively the "Company Option Plans") shall be assumed by Parent in accordance with Section 5.8 hereof. At the Effective Time, all rights outstanding under Company's 1999 Employee Stock Purchase Plan (the "Company Stock Purchase Plan") shall be treated as set forth in Section 5.8 hereof.

      (d) Capital Stock of Merger Sub.   Each share of Common Stock, $0.001 par
   value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Parent ADSs or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Ordinary Shares (as defined in Section 3.3), Parent ADSs or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

      (f) Fractional Shares. No fraction of a Parent ADS will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a Parent ADS (after aggregating all fractional Parent ADSs that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Parent ADSs for the ten trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

   1.7 Surrender of Certificates.

      (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

      (b) Parent to Provide ADSs. As promptly as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of Parent ADSs as is issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

      (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Parent ADSs pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for American Depositary Receipts ("ADRs") representing Parent ADSs, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor ADRs representing the number of whole Parent ADSs into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full Parent ADSs into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent ADSs with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Parent ADSs represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, ADRs representing whole Parent ADSs issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole Parent ADSs.

      (e) Transfers of Ownership. If ADRs representing Parent ADSs are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of ADRs representing Parent ADSs in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

      (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

      (g) No Liability.  Notwithstanding anything to the contrary in this
   Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of Parent ADSs or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.8 No Further Ownership Rights in Company Common Stock. All Parent ADSs issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, ADRs representing the Parent ADSs into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such ADRs representing Parent ADSs, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.10 Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the Company and Merger Sub will cause their respective current officers to take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Company to Parent dated as of the date hereof (the "Company Schedule") referencing a specific representation, as follows:

   2.1 Organization and Qualification; Subsidiaries.

      (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to the Company and its subsidiaries taken as a whole.

      (b) Company has no subsidiaries except for the corporations identified in
   Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any entity other than Company or a direct or indirect wholly-owned subsidiary of Company. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities listed in Section 2.1(b) of the Company Schedule, all of which are direct or indirect wholly-owned subsidiaries of Company.

   2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws and equivalent organizational documents of each of its subsidiaries, each as amended to date (together, the "Company Charter Documents"), and such Company Charter Documents are in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective Company Charter Documents.

   2.3 Capitalization.

      (a) The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock ("Company Preferred Stock"), each having par value $0.001 per share. As of the close of business on January 15, 2002 (i) 25,418,045 shares of Company Common Stock are issued and outstanding; (ii) no shares of Company Common Stock are held in treasury by Company or by subsidiaries of Company; (iii) 747,514 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1995 Stock Plan; (iv) 4,320,656 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1999 Stock Plan; (v) no shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Directors Plan; (vi) 1,286,598 shares of Company Common Stock are reserved for future issuance under the Company Stock Purchase Plan; (vii) not more than 3,489,986 shares of Company Common Stock are available for future grant under the 1995 Stock Plan;
   (viii) 688,934 shares of Company Common Stock are available for future grant under the 1999 Stock Plan; (ix) 200,000 shares of Company Common Stock are available for future grant under the Directors Plan; and (x) no shares of Company Preferred Stock are issued or outstanding. From the close of business on January 15, 2002 through the date hereof, the Company has not issued any shares of Company Common Stock (other than shares of Company Common Stock issued pursuant to the exercise of options purported in this
   Section 2.3(a) to be outstanding) or any options, warrants or other rights to acquire Company Common Stock. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Company Charter Documents or any agreement or document to which Company is a party or by which it is bound. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; and (vi) the applicable vesting schedule. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements (as defined below). For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

      (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset but excluding restrictions on transfer under applicable securities laws) directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.

      (c) Except as set forth in Section 2.3(a) or Section 2.3(c) of the Company Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 2.3(c) of the Company Schedule, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other similar agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger. There are no equity-based compensation awards (whether payable in cash or otherwise) outstanding nor are there any commitments to issue any such awards.

   2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and the Parent Voting Agreements and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Voting Agreements by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the Parent Voting Agreements, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents and the filing of the Certificate of Merger pursuant to Delaware Law). This Agreement and the Parent Voting Agreements have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

   2.5 No Conflict; Required Filings and Consents.

      (a) The execution and delivery of this Agreement and the Parent Voting Agreements by Company do not, and the performance of this Agreement and the Parent Voting Agreements by Company will not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the approval of Company's stockholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) except as set forth in Section 2.5(a) of the Company Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected. Section 2.5(a) of the Company Schedule lists all consents, waivers and approvals under any of Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits or any material liability to Company, its subsidiaries, Parent or the Surviving Corporation.

      (b) The execution and delivery of this Agreement and the Parent Voting Agreements by Company do not, and the performance of this Agreement and the Parent Voting Agreements by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the securities laws of any foreign country ("Foreign Securities Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Mergers Take-Overs and Monopolies (Control) Act, 1978, of Ireland as amended (the "Irish Merger Act"), comparable requirements of the anti-competition authorities of other foreign jurisdictions, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such other consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

   2.6 Compliance; Permits.

      (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any material law, rule, regulation, order, judgment or decree (each, a "Law") applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any Company Contract (as defined below) or any other material note, bond, mortgage, indenture, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their respective properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries, nor, to the knowledge of Company, has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

      (b) Company and each of its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

   2.7 SEC Filings; Financial Statements.

      (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") after January 1, 2001 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC after January 1, 2001. The Company SEC Reports (X) were prepared in accordance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (Y) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

      (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed after the date hereof until the Closing, (X) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (Y) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence footnotes as permitted by Form 10-Q of the Exchange Act) and (Z) fairly presents in all material respects the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

   2.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of September 30, 2001 or (ii) liabilities incurred since September 30, 2001 in the ordinary course of business, none of which is individually or in the aggregate are material to the business, results of operations or financial condition of Company and its subsidiaries, taken as a whole.

   2.9 Absence of Certain Changes or Events. Since September 30, 2001, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company or any of its subsidiaries of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

   2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Schedule, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

   2.11 Employee Benefit Plans.

      (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, practices, contracts, agreements, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of
   Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a Benefits Affiliate (as defined below)("Employee") with respect to which Company or any Benefits Affiliate has or may in the future have liability are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Company has provided to Parent correct and complete copies of (i) all documents embodying each Plan and management, employment, severance, consulting, relocation, repatriation, expatriation or other written agreements or contracts between the Company and Employee including (without limitation) all amendments thereto (the "Employee Agreements"), all related trust documents, and all written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all standard Company forms of COBRA notice or such similar forms and notices as required under applicable law; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan. For purposes of Sections 2.11 and 5.8, a "Benefits Affiliate" means any partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity that is a member of a controlled group or which is under common control with Company within the meaning of
   Section 414 of the Code and the rules and regulations promulgated thereunder.

      (b) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Plan, and each Plan has been established, maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action, claim or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company or any Benefits Affiliate is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under
   Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, or, where any amendment is required in order to comply with recent legislative changes, is currently within the permitted remedial amendment period to incorporate legislative changes. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Benefits Affiliates (other than ordinary administration expenses). The terms of the Company Option Plans and Company Stock Options permit the assumption by Parent of the Company Stock Options as provided in this Agreement and without the consent or approval of the holders of the Company Stock Options and/or the holders of Company Common Stock.

      (c) Neither Company, any of its subsidiaries, nor any of their Benefits Affiliates maintains or has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA Section 3(37) or to any plan described in Section 413 of the Code. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code (or any administrative class exemption issued thereunder), has occurred with respect to any Plan.

      (d) Neither Company, any of its subsidiaries, nor any of their Benefits Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, the requirements of the Women's Health and Cancer Rights Act of 1998, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to Employees of the Company or any of its subsidiaries or any of their Benefits Affiliates. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as set forth in Section 2.11(d) of the Company Schedule, no Plan or Employee Agreement provides health benefits that are not fully insured through an insurance contract.

      (e) Except as set forth in Section 2.11(e) of the Company Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment, compensation or benefit which will or may be made by Parent, Company or its Benefits Affiliates with respect to any Employee or any other "disqualified individual" being characterized as a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code). Section 2.11(e) of the Company Schedule lists all persons who the Company reasonably believes are, with respect to the Company or any of its subsidiaries, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. Within a reasonable time after the last business day of each month after the date hereof and on or about the date which is five business days prior to the expected date of the Closing, Company shall, as and to the extent necessary, deliver to Parent a revised Section 2.11(e) of the Company Schedule which sets forth any additional information which Company reasonably believes would affect the determination of the persons who are, with respect to the Company or any of its subsidiaries, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised Section 2.11(e) of the Company Schedule.

   2.12 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Company and its subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries know of any activities or proceedings of any union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any group of employees of Company or any of its subsidiaries. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three (3) years, and Company considers its relationship with its employees to be good. Company and its subsidiaries are in compliance in all respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

   2.13 Registration Statement/Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent ADSs in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.1 hereof (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Company, at the times of the stockholders' meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby, at the dates mailed to the shareholders of Parent, at the times of the shareholders' meeting of Parent (the "Parent Shareholders' Meeting") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any statement made, omitted or incorporated by reference on the basis of information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or omitted from, any of the foregoing documents.

   2.14 Restrictions on Business Activities.  Except as set forth in Section
2.14 of the Company Schedule, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

   2.15 Title to Property. Neither Company nor any of its subsidiaries owns any real property. Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, claims, charges, encumbrances and other third party rights of any kind except as described in Section 2.15 of the Company Schedule and except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in full force and effect, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or any of its subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

   2.16 Taxes.

      (a) For the purposes of this Agreement, "Tax" or "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

      (b) (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company or any of its subsidiaries. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

          (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company or any of its subsidiaries.

          (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries raised by any Tax authority in a writing received by the Company or such subsidiary, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) Except as set forth in Section 2.16(b)(iv) of the Company Schedule, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

          (v) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated September 30, 2001 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

          (vi) Except as set forth in Section 2.16(b)(vi) of the Company Schedule, there is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (vii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
       Section 341(f)(2) of the Code apply to any disposition of a subsection
       (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

          (viii) Neither the Company nor any of its subsidiaries (a) is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement, (b) has ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (c) has any liability for the Taxes of any person (other than the Company or any of its subsidiaries) under Treas. Reg.
       (S)(S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (ix) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under
       Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   2.17 Environmental Matters. Company and each of its subsidiaries (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, has no knowledge of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to Company, any of its subsidiaries or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law. To the Company's knowledge, no Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company or any of its subsidiaries, which may reasonably give rise to any liability on the part of the Company or any of its subsidiaries or corrective or remedial obligation on the part of the Company or any of its subsidiaries under any Environmental Laws. For the purposes of this
Section 2.17, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

   2.18 Brokers. Except for fees payable to Goldman, Sachs & Co. pursuant to an engagement letter dated September 7, 2001, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.19 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

   "Intellectual Property" shall mean any or all of the following and all rights in or, arising out of: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents");
   (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all works of authorship, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; and (viii) any similar, corresponding or equivalent rights to any of the foregoing.

   "Off-the-Shelf Product" shall mean any commercial, off-the-shelf software, other than Company Products, that is generally available to the public through retail dealers and that is licensed in object code form subject to a perpetual, fully-paid license under which no future royalties are payable.

   "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries incorporated in the products of the Company or any of its subsidiaries, including without limitation all rights in any design code and documentation in connection with all current products and products in design and development.

   "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents; (ii) registered trademarks or other registrations related to trademarks; (iii) registered copyrights; and (iv) any domain name registrations.

   "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

   "Intellectual Property Application" shall mean all United States, international and foreign: (i) patent applications (including provisional applications); (ii) applications to register trademarks, intent to use applications, or other applications related to trademarks; (iii) applications for copyright registration; and (iv) applications to register or record any other Company Intellectual Property.

   "Company Intellectual Property Applications" shall mean all of the Intellectual Property Applications filed by or in the name of the Company or any of its subsidiaries.

          (a) Disclosure of Registered Intellectual Property. Section 2.19 (a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and Company Intellectual Property Applications and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property or such Company Intellectual Property Application has been issued, registered or filed and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) Disclosure of Products. Section 2.19(b) of the Company Schedule is a complete and accurate list (by name and version number) of all software products or service offerings of the Company or any of it subsidiaries ("Company Products") that have been distributed or provided in the five (5)-year period preceding the date hereof or which the Company or any of its subsidiaries intends to distribute or provide in the future, including any products or service offerings under development.

          (c) No Orders or Decrees. Except as set forth in Section 2.19(c) of the Company Schedule, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries. Except as set forth in Section 2.19(c) of the Company Schedule, no Company Registered Intellectual Property or Company Intellectual Property Applications is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation which may adversely affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (d) Validity and Filings. Except as set forth in Section 2.19(d) of the Company Schedule, each item of Company Registered Intellectual Property is, to the Company's knowledge, valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with any Company Registered Intellectual Property or material Company Intellectual Property Applications have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property or material Company Intellectual Property Applications have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property or material Company Intellectual Property Applications.

          (e) Ownership. Except as set forth in Section 2.19(e) of the Company Schedule, Company owns and has good and exclusive title to, or an exclusive license to each item of Company Intellectual Property free and clear of any lien, claim, charge, encumbrance or other third party rights of any description whatsoever (excluding non-exclusive end user licenses granted in the ordinary course), except for liens for taxes not yet due and payable. Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries as currently conducted including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the Company's knowledge, to the extent that any Patents would be infringed by the manufacture, use or sale of any Company Products, Company is the exclusive owner of such Patents.

          (f) Invention Assignments. To the extent that any technology, software or material Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (g) No Prior Transfers. Except as set forth in Section 2.19(g) of the Company Schedules, neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is Company Intellectual Property, to any third party, or permitted Company's rights or the rights of any of its subsidiaries in such Company Intellectual Property to lapse or enter the public domain.

          (h) Intellectual Property Contracts. Section 2.19(h) of the Company Schedule lists all contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company or any of its subsidiaries, other than contracts, licenses and agreements for Off-the-Shelf Products.

          (i) No Breach. All contracts, licenses and agreements pursuant to which (i) any third party is entitled to use or otherwise practice Company Intellectual Property or (ii) Company or any of its subsidiaries uses or otherwise practices Intellectual Property of a third party (other than Off-the-Shelf Products) used in the business of Company or any of its subsidiaries in the conduct of its business as currently conducted, are in full force and effect, except for immaterial breaches of Company end-user licenses that do not, in any event, permit the third party to terminate such licenses. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in compliance with, and has not breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, any of such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights and the rights of all of its subsidiaries under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred with such exceptions as do not materially detract from the value to Company of, or interfere with Company's use of, such Intellectual Property and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or any of its subsidiaries would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them (except to the extent that Parent or Merger Sub choose to grant such rights after the Effective Time), (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party with respect to any Intellectual Property at rates in excess of those payable by Company with respect to such Intellectual Property prior to the Closing.

          (j) Non-Infringement. Except as set forth in Section 2.19(j) of the Company Schedule, to the Company's knowledge, the operation of the business of the Company and its subsidiaries as such business currently is conducted and as proposed to be conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's or any of its subsidiaries' use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (k) No Notice of Infringement. Except as set forth in Section 2.19(k) of the Company Schedule, neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (l) No Infringement by Third Parties. To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

          (m) Protection of Trade Secrets. Company and each of its subsidiaries has taken commercially reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries and that Company is contractually obligated to protect, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor who has access to material, non-public information of Company or any of its subsidiaries to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement.

          (n) Software. The Company has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are material to the operation of the business of the Company or its subsidiaries. No open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated into any Company Product. Section 2.19(n) of the Company Schedule lists all licenses to third parties of Company Products in source code format (other than Company Products that are written in non-compiled programming languages). Company has secured any export licenses that are necessary or appropriate for the distribution of the Company Products outside the United States. The Company Products do not contain any virus, Trojan horse, worm, or, except as disclosed in the documentation supplied to customers for such Company Products, other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware or data.

   2.20 Agreements, Contracts and Commitments.  Except as set forth in Section
2.20 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

      (a) any employment or consulting agreement, contract or commitment with any officer or vice president or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company or any of its subsidiaries;

      (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      (c) any agreement of indemnification or any guaranty other than any product warranty or agreement of indemnification substantially in the Company's standard form for the applicable standard form of customer agreement in which the warranty or indemnification agreement is incorporated entered into in connection with the sale or license of software products in the ordinary course of business;

      (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

      (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

      (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
   (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

      (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

      (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any product, service or technology of Company or any of its subsidiaries or any agreement, contract or commitment currently in force to sell or distribute any products, service or technology of Company or any of its subsidiaries except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

      (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

      (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

      (k) any other agreement, contract or commitment currently in force under which Company will pay, or expects to receive, after the date hereof an amount in excess of $150,000 or more individually.

   Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which any of them are bound that are required to be disclosed in Sections 2.19(h) or 2.20 of the Company Schedule or that are otherwise material to Company or any of its subsidiaries (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

   2.21 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

   2.22 Opinion of Financial Advisor. The Board of Directors of Company has received the opinion, dated as of the date of this Agreement, of its financial advisor, Goldman, Sachs & Co., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view. Company will deliver a copy of the written opinion of Goldman, Sachs & Co. to Parent upon receipt thereof.

   2.23 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, unanimously (i) approved and declared advisable this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders and (iii) determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

   2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement and approve the transactions contemplated hereby.

   2.25 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement and the Parent Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement and such Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of the Delaware Law to the extent, if any, such Section is applicable to the Merger, this Agreement and such Parent Voting Agreements and the transactions contemplated hereby and thereby. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement and the Parent Voting Agreements or the transactions contemplated hereby and thereby.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Parent to Company dated as of the date hereof (the "Parent Schedule") referencing a specific representation, as follows:

   3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

   3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of (i) its Memorandum and Articles of Association, as amended to date (together, the "Parent Charter Documents") and (ii) the Certificate of Incorporation and By-laws of Merger Sub, as amended to date (together, the "Merger Sub Charter Documents"). Such Parent Charter Documents, Merger Sub Charter Documents and equivalent organizational documents of each of Parent's other subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, Merger Sub is not in violation of any of the Merger Sub Charter Documents, and no other subsidiary of Parent is in violation of any of its equivalent organizational documents. Neither Parent nor, to Parent's knowledge, The Bank of New York is in material breach of the Deposit Agreement or the Affiliate Deposit Agreement.

   3.3 Capitalization. The authorized share capital stock of Parent is 13,200,000 euro divided into 120,000,000 Ordinary Shares, par value 0.11 euro per share ("Parent Ordinary Shares"). At the close of business on January 14, 2002, (i) 56,955,470 Parent Ordinary Shares were issued and outstanding, (ii) no Parent Ordinary Shares were held in treasury by Parent or by subsidiaries of Parent, (iii) 15,434,470 Parent Ordinary Shares were reserved for future issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Ordinary Shares or Parent ADSs, and (iv) each Parent ADS represented one Parent Ordinary Share. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and, in the case of Merger Sub, nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All Parent Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the Parent Ordinary Shares underlying the Parent ADSs to be issued pursuant to the Merger will be, duly authorized, validly issued and fully paid. Upon the due issuance by The Bank of New York, as depositary, of ADRs evidencing Parent ADSs to be issued pursuant to the Merger against the deposit of the Parent Ordinary Shares underlying such Parent ADSs in accordance with this Agreement and the provisions of the Deposit Agreement or, with respect to Company Affiliates (as defined below), the Affiliate Deposit Agreement, such ADRs will be duly and validly issued, and persons in whose name such ADRs are registered will be entitled to the rights of registered holders of ADRs specified in such ADRs and in the Deposit Agreement or Affiliate Deposit Agreement, as applicable. Except as set forth in the Affiliate Deposit Agreement, the Parent ADSs to be issued in the Merger, when issued in accordance with the provisions of this Agreement and the Deposit Agreement or the Affiliate Deposit Agreement, as applicable, will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 promulgated under the Securities Act. Except as set forth in the Parent SEC Reports (as defined below) and except as set forth in Section 3.3 of the Parent Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or a direct or indirect wholly-owned subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

   3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Company Voting Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Company Voting Agreements to which it is a party, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's shareholders and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement and the Company Voting Agreements to which it is a party have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

   3.5 No Conflict; Required Filings and Consents.

      (a) The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub do not, and the performance of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of

   Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected.

      (b) The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub do not, and the performance of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Foreign Securities Laws, the pre-merger notification requirements of the HSR Act, the Irish Merger Act, comparable requirements of the anti-competition authorities of other foreign jurisdictions, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and
   (ii) where the failure to obtain such other consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

   3.6 SEC Filings; Financial Statements.

      (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC after January 1, 2001 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC after January 1, 2001. The Parent SEC Reports
   (X) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (Y) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

      (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date hereof until the Closing, (X) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (Y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence footnotes as permitted by Form 10-Q of the Exchange Act) and (Z) fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act. Except for this Agreement, as of the date hereof, there are no agreements entered into by Parent since September 30, 2001 that are required to be filed as exhibits to Parent's Form 10-K for the year ended December 31, 2001 or Form 10-Q for the quarter ending March 31, 2002. Except as previously disclosed in the Parent SEC Reports, as of the date hereof, there are no transactions that are required to be disclosed in Parent's proxy statement for its 2002 Annual General Meeting pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act.

   3.7 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 2001 or (ii) liabilities incurred since September 30, 2001 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

   3.8 Absence of Certain Changes or Events. Since September 30, 2001, there has not been: (i) any Material Adverse Effect on Parent, (ii) except as set forth in Section 3.8 of the Parent Schedule, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' share capital, or any purchase, redemption or other acquisition by Parent of any of Parent's share capital or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' share capital, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

   3.9 Absence of Litigation. Except as disclosed in the Parent SEC Reports, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

   3.10 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company and of Parent, at the time of the Company Stockholders' Meeting, the time of the Parent Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any statement made, omitted or incorporated by reference on the basis of information supplied by the Company which is contained or incorporated by reference in, or omitted from, any of the foregoing documents.

   3.11 Brokers. Except for fees payable to Credit Suisse First Boston Corporation pursuant to an engagement letter dated December 18, 2001, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   3.12 Opinion of Financial Advisor. Parent's Board of Directors has received an opinion from Credit Suisse First Boston Corporation, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view. Parent will deliver a copy of the written opinion of Credit Suisse First Boston Corporation to Company upon receipt thereof.

   3.13 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the shareholders of Parent approve the Share Issuance.

   3.14 Vote Required. The affirmative vote of the holders of a majority of the Parent ADSs that cast votes regarding the Share Issuance in person or by proxy at the Parent Shareholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

   3.15 Compliance; Permits. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, any material Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, and no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, nor, to the knowledge of Parent, has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

   3.16 Intellectual Property. For the purposes of this Agreement, the term "Parent Products" means all products or service offerings of Parent of any of its subsidiaries that have been distributed or provided in the five (5)-year period preceding the date hereof or which Parent or any of its subsidiaries intends to distribute or provide within the next six (6) months, including any such products or service offerings under development.

      (a) Ownership. Parent (i) owns exclusively, and has good title to, or has licensed from a third party in a manner consistent with Parent's use thereof in connection with the business of Parent as currently conducted, all copyrighted works that are Parent Products; and (ii) to the extent that any Patents would be infringed by the manufacture, use or sale of any Parent Products, is the exclusive owner of such Patents, except in each of clause
   (i) and (ii) for such failures to own, have good title or license as would not have a Material Adverse Effect on Parent.

      (b) Non-Infringement. To the Parent's knowledge, the operation of the business of the Parent and its subsidiaries as such business currently is conducted, including (i) Parent's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its subsidiaries (including Parent Products) and
   (ii) the Parent's or any of its subsidiaries' use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction, which infringement or misappropriation would have a Material Adverse Effect on Parent.

      (c) No Notice of Infringement. To the Parent's knowledge, neither Parent nor any of its subsidiaries has received written notice from any third party that the operation of the business of Parent or any of its subsidiaries or any material act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

   3.17 Taxes.

      (a) Parent and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Parent Returns") relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Parent Returns which are not material to Parent or any of its subsidiaries. Such Parent Returns are true and correct in all material respects and have been completed in accordance with applicable law. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Parent Returns.

      (b) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries raised by any Tax authority in a writing received by Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (c) Except as set forth in Section 3.17(c) of the Parent Schedule, no audit or other examination of any Parent Return by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

      (d) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent balance sheet dated September 30, 2001 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Parent, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the business of the Parent and its subsidiaries in the ordinary course.

      (e) Neither Parent nor any of its subsidiaries is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement. None of Parent's U.S. subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was a U.S. subsidiary of Parent), or (b) has any liability for the Taxes of any person (other than any U.S. subsidiaries of Parent) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

      (f) None of Parent's U.S. subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   3.18 Benefit Plans.

      (a) Parent has performed all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each material employee compensation, incentive, fringe or benefit plans, programs, policies, practices, contracts, agreements, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent, any subsidiary of Parent or any trade or business (whether or not incorporated) which is a Parent Affiliate (the "Parent Plans"), except for such failures to perform, defaults and violations as would not have a Material Adverse Effect on Parent. Each such Parent Plan has been established, maintained and administered with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Parent Plans, except for such violations as would not have a Material Adverse Effect on Parent. No suit, action, claim or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Plan and there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Plans that would have a Material Adverse Effect on Parent. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. For purposes of
   Section 3.16, a "Parent Affiliate" means any partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity that is a member of a controlled group or which is under common control with Parent within the meaning of Section 414(b),
   (c), (m), or (o) of the Code and the rules and regulations promulgated thereunder.

      (b) Neither Parent, any of its subsidiaries, nor any of the Parent Affiliates maintains or has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of

   ERISA or Section 412 of the Code and at no time has Parent or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA Section 3(37) or to any plan described in Section 413 of the Code. Neither Parent, any of its subsidiaries, nor any officer or director of Parent or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code (or any administrative class exemption issued thereunder), has occurred with respect to any Plan.

      (c) None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Parent nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, and shall cause each of its subsidiaries to, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

   In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

      (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

      (b) Grant (whether in cash, stock, equity securities, property or otherwise) any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

      (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

      (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

      (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

      (f) Issue, grant, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of
   (i) stock options outstanding as of the date of this Agreement, (ii) up to an aggregate of 200,000 stock options granted to new hires (who are not officers or directors) in the ordinary course of business after the date of this Agreement in reasonable amounts consistent with Company's past practices, and (iii) options granted or deemed to have been granted in any offering period under the Company Stock Purchase Plan that is in progress on, or commences after, the date of this Agreement;

      (g) Cause, permit or propose any amendments to the Company Charter Documents;

      (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

      (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory or product licenses to end users in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company or any of its subsidiaries, or lend funds to any third party (other than intercompany loans in the ordinary course of business or advances to employees for travel and other reasonable business expenses in the ordinary course of business);

      (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, and (ii) pursuant to credit facilities existing as of the date of this Agreement.

      (k) Except as set forth in Section 4.1(k) of the Company Schedule, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, increase the salaries, wage rates, fringe benefits (including rights to severance or indemnification) or other compensation of any of its directors, officers, employees or consultants or those of any of its subsidiaries, or grant any equity-based compensation award (whether payable in cash, shares or otherwise);

      (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, (A) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, and (B) of such other claims, liabilities and obligations which do not, in the aggregate, exceed $150,000, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any material confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

      (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $150,000, provided that it is understood that payment by Company, before or after the Effective Time, of the reasonable actual fees and expenses of any financial, legal, accounting or other professional service advisors for services provided prior to the Effective Time with respect to the transactions contemplated by this Agreement or otherwise, shall not constitute a payment outside of the ordinary course of business;

      (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any of its subsidiaries thereof is a party if doing so would be adverse to the Company or any of its subsidiaries or waive, delay the exercise of, release or assign any material rights or claims thereunder;

      (o) Enter into or materially modify in any manner adverse to Company or any of its subsidiaries contracts, agreements, or obligations relating to the distribution, sale, license (other than to end users in the ordinary course of business) or marketing by third parties of the products of Company or any of its subsidiaries or products licensed by Company or any of its subsidiaries;

      (p) Revalue any of the assets of Company or any of its subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices;

      (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $150,000 individually;

      (r) Engage in any action that would be reasonably likely to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article IV;

      (s) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or

      (t) Agree in writing or otherwise to take any of the actions described in
   Section 4.1 (a) through (s) above.

   4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, and shall cause each of its subsidiaries to, except to the extent that Company shall otherwise consent in writing, continue to engage primarily in the business of providing e-Learning solutions. In addition, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

      (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, shares, equity securities or property) in respect of any share capital or split, combine or reclassify any share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than dividends or distributions by any of Parent's subsidiaries to Parent or any of Parent's subsidiaries;

      (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

      (c) Cause, permit or propose any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries);

      (d) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

      (e) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV; or

      (f) Agree in writing or otherwise to take any of the actions described in
   Section 4.2 (a) through (e) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Joint Proxy Statement/Prospectus; Registration Statement.

      (a) Promptly after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use commercially reasonable efforts to cause the S-4 to become effective promptly after the date hereof, and, prior to and after the effective date of the S-4, except as otherwise provided in this Agreement, the Parent shall take all action reasonably required under any applicable Laws in connection with the issuance of Parent ADSs pursuant to the Merger. Parent or Company, as the case may be, shall promptly furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 and the Joint Proxy Statement/Prospectus. Promptly after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act,
   (iii) the Foreign Securities Laws, (iv) the rules and regulations of the Nasdaq and (v) the laws of the Republic of Ireland.

      (b) The Joint Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Offer determined to be such in compliance with Section 5.4 of this Agreement, and (ii) include the opinion of Goldman, Sachs & Co. referred to in Section 2.22; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall
   (A) solicit the approval of the Share Issuance and include the recommendation of the Board of Directors of Parent to Parent's shareholders that they vote in favor of approval of the Share Issuance, and (B) include the opinion of Credit Suisse First Boston Corporation referred to in Section 3.12.

      (c) Each of Parent and the Company shall promptly amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

   5.2 Stockholder Meetings. Company shall call the Company Stockholders' Meeting and Parent shall call the Parent Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use reasonable efforts to hold the Parent Shareholders' Meeting and the Company Stockholders' Meeting promptly, and in no event more than 90 days, after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Shareholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent ADSs, as the case may be, necessary to conduct business at their respective meetings of the stockholders or to approve this Agreement and the Merger or the Share Issuance, as the case may be. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Parent shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action reasonably necessary or advisable to promptly secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws or equivalent organizational documents to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

   5.3 Confidentiality; Access to Information.

      (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of November 30, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

      (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4 No Solicitation.

      (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 5.4 shall prohibit the Board of Directors of Company in response to a Superior Offer (as defined below) from engaging in discussions with and furnishing information to the party making such Acquisition

   Proposal and withdrawing, adversely modifying or withholding its recommendation of this Agreement and the Merger to the extent (A) the Board of Directors of the Company determines in good faith after considering the advice of its outside legal counsel that its fiduciary obligations under applicable law require it to do so, (B) (x) at least three days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) and (D) Company has otherwise acted in full compliance with this
   Section 5.4. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

      For purposes of this Agreement, (A) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction;
   (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or
   (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company. For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide, written Acquisition Proposal proposing the acquisition of all of the outstanding voting securities of the Company (x) that if any cash consideration is involved, is not subject to any financing contingency, (y) with respect to which Company's Board of Directors shall have determined in good faith (after considering the advice of Company's independent financial advisors) that the acquiring party is reasonably capable of consummating the proposed Acquisition Transaction on the terms proposed, and (z) that Company's Board of Directors shall have determined in good faith provides greater value to the stockholders of Company than the Merger (after considering the advice of Company's independent financial advisors).

      (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall
   (i) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

      (c) Nothing contained in this Agreement shall prohibit Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of Section 5.4(a) of this Agreement. Without limiting the foregoing proviso, Company shall not effect any change to, modify or withdraw its recommendation unless specifically permitted pursuant to the terms of Section 5.4(a).

   5.5 Public Disclosure. Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement; provided that the foregoing obligations shall terminate immediately following any withdrawal, modification or change by the Board of Directors of Company of its recommendation of this Agreement or the Merger in a manner adverse to Parent or Parent's shareholders. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   5.6 Reasonable Efforts; Notification.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (ii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the Parent Voting Agreements or any of the transactions contemplated hereby or thereby, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement and by the Parent Voting Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

      (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   5.8 Stock Options; Stock Purchase Plan.

      (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will be (or become) exercisable for that number of whole Parent ADSs equal to the product (rounded down to the nearest whole number of Parent ADSs) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the per share exercise price for the Parent ADSs issuable upon exercise of such assumed Company Stock Option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio. Parent shall reserve a sufficient number of shares of Parent ADSs for issuance upon exercise of the assumed Company Stock Options.

      (b) Company shall take all actions necessary, including, if appropriate, amending the terms of the Company Stock Purchase Plan (i) to cause the rights of participants in the Company Stock Purchase Plan with respect to any offering period underway as of the Effective Time pursuant to the Company Stock Purchase Plan to be determined by treating the last business day prior to the Effective Time (or, for administrative convenience, the last day of the last full payroll period prior to the Effective Time) as the last day of such offering period and to prevent any offering period from commencing or occurring after the termination of such offering period, (ii) to make such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the Company Stock Purchase Plan, and (iii) to cause the Company Stock Purchase Plan and all rights of participants therein and any other employees of the Company thereunder (except for ordinary and necessary administrative obligations) to be terminated prior to the Effective Time.

      (c) Effective as of the day immediately preceding the Effective Time, the Company and its Benefits Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Employee Plans"). Unless Parent provides such written notice to the Company, no later than three business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Effective
   Time) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent

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

   may reasonably require. In the event that distribution or rollover of assets from the trust of a 401(k) Plan that is terminated (or to be terminated) is reasonably anticipated to trigger liquidation, surrender or other fees to be paid from plan assets or by the Company or any of its subsidiaries, Company shall take such actions as are necessary to reasonably estimate the amount of such fees and provide such estimate to Parent at least 30 days prior to the Effective Time.

   5.9 Employee Compensation. Each person who was an employee of the Company immediately prior to the Effective Time, shall be, at the Effective Time, an at-will employee of Parent or the Surviving Corporation, to the extent permitted by applicable law (a "Continuing Employee"); provided that each employee employed in the United States shall provide proof satisfactory to Parent of the right to work in the United States. Arrangements with respect to compensation and retention of specified key employees of Company shall be as set forth in Section 5.9 of the Parent Schedule.

   5.10 Form S-8. Parent agrees to file a registration statement on Form S-8 for the Parent ADSs issuable with respect to assumed Company Stock Options promptly (but in no event later than five (5) business days) after the Effective Time and agrees to use commercially reasonable efforts to keep such registration statement effective for so long as any such options remain outstanding.

   5.11 Indemnification.

      (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and any person who served as a director or officer at any time prior to the Effective Time in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

      (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms (including coverage) comparable to (and not substantially less advantageous than) those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company.

      (c) This Section 5.11 shall survive the consummation of the Merger, is intended to benefit the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties. Parent shall cause SmartForce, a Delaware corporation and a wholly-owned subsidiary of Parent, to guarantee to each person to whom the Surviving Corporation has obligations under this Section 5.11 that the Surviving Corporation will fulfill those obligations and agrees that each of those persons is an intended beneficiary of that guarantee and shall have the right to enforce it against SmartForce, with regard to himself or herself.

   5.12 Nasdaq Listing. Parent agrees to use reasonable efforts to cause the authorization for listing on Nasdaq of the Parent ADSs issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

   5.13 Affiliates. Set forth in Section 5.13 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145

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

promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the ADRs evidencing any Parent ADSs to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent ADSs, consistent with the terms of the Affiliate Agreement.

   5.14 Board of Directors of Parent; Officer Appointment. Parent will cause to be taken all actions necessary to appoint the Company's current chief executive officer (i) to the position of Chief Technology Officer of Parent effective as of the Effective Time and (ii) to the Board of Directors of Parent immediately after the Effective Time.

   5.15 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the Irish Merger Act or any other merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of Ireland or any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's or Company's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its subsidiaries, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   5.16 Tax-Free Reorganization. From and after the Effective Time, Parent will not take any action if such action would cause the Merger to fail to qualify as a tax-free reorganization described in Section 368(a) of the Code. Without limiting the generality of the foregoing, after the Merger, (a) Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business and to comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6); and (b) Parent will not, and will not permit the Company to, take any position in or with regard to their respective tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization described in Section 368 of the Code.

   5.17 Section 16 Matters. Prior to the Effective Time, the Board of Directors of each of Parent and Company shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent ADSs in exchange for Company Common Stock pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person for purposes of Section 16 of the Exchange Act (a "Company Insider").

   5.18 Benefit Plans.

      (a) As soon as administratively practicable after the Effective Time, Parent shall take commercially reasonable action so that employees of Company and its subsidiaries shall be entitled to participate in such employee benefit plans, programs or arrangements of Parent ("Parent Benefits Plans") so that each

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

   Company employee who becomes a Parent employee is eligible for benefits that are substantially similar in the aggregate to those provided to similarly-a situated employee of Parent and its subsidiaries (it being understood that inclusion of the employees of the Parent and its subsidiaries in the Parent Benefit Plans may occur at different times with respect to different plans). To the extent permitted under the Parent Benefits Plans, Parent shall cause each Parent Benefit Plan in which employees of the Parent and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Company and its subsidiaries to the same extent such service was credited for such purposes by Company under comparable benefit plans (but in no event shall such accounting for prior service result in additional benefit accruals or amounts).

      (b) If former or active employees of Company or any of its subsidiaries become eligible to participate in a medical, dental or vision benefits plan of Parent, Parent shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Parent, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

      (c) If, in accordance with Section 5.8(c) of this Agreement, Company is required to terminate its plan which is qualified under Section 401(k) of the Code (the "Company 401k Plan"), the Parent hereby agrees that, subject to the approval of the plan administrator and in accordance with the terms of the Parent's tax-qualified 401(k) plan (the "Parent's 401(k) Plan"), Parent will use commercially reasonable efforts to cause Parent's 401(k) Plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to Company's employees pursuant to the Company's 401(k) Plan by reason of the transactions contemplated by this Agreement. Rollover amounts contributed to Parent's 401(k) Plan in accordance with this Section 5.18(c) shall at all times be 100% vested and shall be invested in accordance with the provisions of Parent's 401(k) Plan.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

      (a) Stockholder Approvals. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules and applicable law by the shareholders of Parent.

      (b) Registration Statement Effective. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

      (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all foreign

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

   antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

      (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Folely, Hoag & Eliot LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. Each of the Company and Parent agrees to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

      (e) Nasdaq Listing. The Parent ADSs issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

   6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) that are qualified as to Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall refer to a specific date, in which case such representations and warranties shall have been so true and correct in all respects as of such date) with the same force and effect as if then made, (ii) contained in Section 3.3, 3.4, 3.12,
   3.13 and 3.14 shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time, and (iii) that are not qualified as to Material Adverse Effect or referenced in clause (ii) shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date) with the same force and effect as if then made, except that this clause (iii) shall be deemed to be satisfied so long as any failures of such representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on Parent (it being understood that for purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

      (b) Agreements and Covenants. Parent and Merger Sub shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

      (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement (i) that are qualified as to Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall refer to a specific date, in which case such representations and warranties shall have been so true and correct in all respects as of such date) with the same force and effect as if then made, (ii) contained in Section 2.3, 2.4, and 2.22 through
   2.25 shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time, and (iii) that are not qualified as to Material Adverse Effect or referenced in clause
   (ii) shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to

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

   the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date) with the same force and effect as if then made, except that this clause (iii) shall be deemed to be satisfied so long as any failures of such representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on Company (it being understood that for purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

      (b) Agreements and Covenants. Company shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

      (c) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 6.3(c) of the Parent Schedule.

      (d) Irish Merger Act. Either (i) the Minister for Enterprise, Trade and Employment of Ireland (the "Minister") shall state in writing that she does not intend to make an order under Section 9 of the Irish Merger Act in relation to the proposed Merger; (ii) if she makes an order subject to conditions, the Parent shall have accepted the conditions to the proposed Merger set forth in the order; or (iii) if no such order is made and the Minister does not state in writing that she does not intend to make such order, the relevant period within the meaning of Section 6 of the Irish Merger Act shall have elapsed.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company:

      (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

      (b) by either Company or Parent if the Merger shall not have been consummated by July 16, 2002 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

      (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

      (d) by either Company or Parent if (i) the approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof or (ii) the approval by the shareholders of Parent of the Share Issuance required under applicable Nasdaq rules or applicable law shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to obtain such stockholder approval and such action or failure to act constitutes a breach of this Agreement;

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

      (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this
   Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

      (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonably efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Company is cured during such thirty (30)-day period); or

      (g) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its shareholders, (ii) the Board of Directors of Company shall have recommended to the stockholders of Company an Acquisition Proposal, (iii) the Company fails to comply with Section 5.2 or Section 5.4 in any material respect, (iv) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by Company's stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within ten business days thereafter, or (v) the Board of Directors of Company resolves to take any of the actions described above (each of the foregoing, a "Trigger Event").

   7.2 Notice of Termination; Effect of Termination.   Any termination of this
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement (it being understood that, for purposes of this Section 7.2, the representations and warranties of Company and Parent in Sections 2 and 3 of this Agreement, respectively, are made solely as of the date of this Agreement). Payment of the fees described in Section 7.3(b) shall not be in lieu of damages, if any, incurred in the event of breach of this Agreement.

   7.3 Fees and Expenses.

      (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

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

   (b) Termination Fee.

          (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), (B) this Agreement shall be terminated pursuant to Section 7.1(b), Section 7.1(d)(i) or Section 7.1(f) and (1) at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal which has not been withdrawn prior to such termination and, solely with respect to a termination pursuant to
       Section 7.1(d))(i), such Acquisition Proposal shall have been publicly announced, and (2) within six months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition (and such Company Acquisition is consummated regardless of whether such consummation occurs during such six month period) or any Company Acquisition shall be consummated, or (C) this Agreement shall be terminated pursuant to Section 7.1(d)(i) and prior to or concurrent with the Company Stockholders' Meeting or an adjournment thereof there shall have occurred a Trigger Event, then, in the case of (A) or (C), promptly after such termination, or in the case of (B), immediately prior to the consummation of such Company Acquisition, Company shall pay to Parent an amount in cash equal to $12.0 million (the "Termination Fee"). Notwithstanding the foregoing, a Termination Fee will not be payable pursuant to a termination pursuant to Section 7.1(b) if (a) as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement): (i) the conditions set forth in Section 6.2(a) or 6.2(b) shall have not been satisfied or waived, (ii) the condition set forth in
       Section 6.1(e) shall have not been satisfied, (iii) the shareholders of Parent shall have voted against the Share Issuance at a meeting called for that purpose, or (iv) Parent's legal counsel shall have not delivered to Parent the opinion referenced in Section 6.1(d) and Company's legal counsel shall have delivered the opinion referenced in
       Section 6.1(d) to Company; or (b) Company shall have sustained the burden of proving, in a court of competent jurisdiction, that any of the following resulted from the material breach by Parent of its obligations under Sections 5.1, 5.2 and 5.15 of this Agreement (x) the S-4 shall have not been declared effective as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement), (y) requisite waiting periods under the HSR Act shall have not expired or terminated early and requisite foreign antitrust approvals shall have not been obtained as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement), or (z) the Parent Stockholders' Meeting shall have not been held as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement).

          (ii) The Company acknowledges that the agreements contained in this
       Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this
       Section 7.3(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this
       Section 7.3(b) at the prime rate of Bank of America N.A. in effect on the date such payment was required to be made. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 55% of the aggregate equity interests in the surviving, resulting or acquiring entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 45% of the aggregate fair market value of the Company's business immediately prior to such sale or
       (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 45% of the voting power of the then outstanding shares of capital stock of the Company.

   7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

   8.1 Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Parent or Merger Sub, to:

             SmartForce PLC
             900 Chesapeake Drive
             Redwood City, CA 94063
             Attention: Gregory M. Priest
             Telecopy No.: (650) 817-5900

             with copies to:

             Wilson Sonsini Goodrich & Rosati
             Professional Corporation
             650 Page Mill Road
             Palo Alto, California 94304-1050
             Attention: Steven V. Bernard
             Telecopy No.: (650) 493-6811

             and to:

             Wilson Sonsini Goodrich & Rosati
             Professional Corporation
             One Market
             Spear Tower, Suite 3300
             San Francisco, California 94105

             Attention: Steve L. Camahort
             Telecopy No.: (415) 947-2099

          (b) if to Company, to:

             Centra Software, Inc.
             430 Bedford Street
             Lexington, MA 02420

             Attention: Leon Navickas
             Telecopy No.: (781) 994-9004
             with a copy to:

             Foley, Hoag & Eliot LLP
             One Post Office Square
             Boston, Massachusetts 02109
             Attention: Robert L. Birnbaum and Robert W. Sweet, Jr. Telecopy No.: (617) 832-7000

   8.3 Interpretation; Definitions.

      (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of " an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

      (b) For purposes of this Agreement:

          (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry;

          (ii) the term "Material Adverse Effect," when used in connection with an entity, means any fact, change, event, development, violation, inaccuracy, circumstance or effect (any such item, an "Effect"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any Effect resulting from the announcement or pendency of the Merger, (B) any change in such entity's stock price or trading volume, in and of itself, (C) any Effect that results from changes affecting any of the industries in which such entity operates generally or the United States economy generally, or (D) any Effect that results from changes affecting general worldwide economic or capital market conditions;

          (iii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

          (iv) the term "Deposit Agreement" shall mean that certain Deposit Agreement, dated as of April 13, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of American Depositary Receipts; and

          (v) the term "Affiliate Deposit Agreement" shall mean that certain Deposit Agreement, dated as of November 30, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of Restricted American Depositary Receipts.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.11.

   8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 8.10 shall be void.

                                   * * * * *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                         SMARTFORCE PLC

                                         By:            /s/  GREG PRIEST
                                                --------------------------------
                                         Name:            Greg Priest
                                         Title:      Chairman of the Board,
                                                 President and Chief Executive
                                                            Officer

                                         ATLANTIC ACQUISITION CORP. PLC

                                         By:           /s/  DAVID DRUMMOND
                                                  ------------------------------
                                         Name:           David Drummond
                                         Title:             President

                                         CENTRA SOFTWARE, INC.

                                         By:           /s/  LEON NAVICKAS
                                                --------------------------------
                                         Name:           Leon Navickas
                                         Title:         Chairman and CEO

                                  EXHIBIT A-1

                       PERSONS TO SIGN VOTING AGREEMENTS

Leon Navickas
David Barrett
Richard D'Amore
Robert E. Hult
Anthony J. Mark
Stephen A. Johnson
Steven N. Lesser
Joseph M. Gruttadauria

                                  EXHIBIT A-2

                       FORM OF COMPANY VOTING AGREEMENT

   THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into as
of January   , 2002, by and between SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the undersigned stockholder (the "Stockholder") of Centra Software, Inc., a Delaware corporation (the "Company").

                                   RECITALS

   A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly owned subsidiary of Parent with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive American Depositary Shares of Parent, as set forth in the Reorganization Agreement;

   B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

   C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (solely in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

      (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

      (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

      (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned of record or beneficially by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided that "Shares" shall not include any securities of Company sold pursuant to a plan for trading securities adopted prior to the date hereof by Stockholder designed to avail Stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (a "Rule 10b5-1 Plan") or pursuant to a margin agreement or similar agreement entered into by Stockholder prior to the date hereof.

      (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

   2. Transfer of Shares.

      (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer (other than a Transfer (i) pursuant to a Rule 10b5-1 Plan adopted prior to the date hereof by Stockholder, (ii) pursuant to any margin agreement or similar agreement entered into by Stockholder prior to the date hereof which Transfer does not, when aggregated with all other Transfers after the date hereof and prior to the Expiration Date pursuant to any margin agreement or similar agreement by other directors and executive officers of Company, exceed 2.2% of the outstanding number of shares of common stock of Company as of the date hereof), (iii) made in accordance with the Reorganization Agreement, or (iv) specifically required by court order) of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and delivered such executed counterpart of this Agreement and the attached proxy to Parent.

      (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares, except as expressly provided in this Agreement or as may be specifically required by court order.

      (c) No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Company with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Company.

   3. Agreement to Vote Shares.

      (a) Agreement to Vote. Until the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) to adopt and approve the Reorganization Agreement and approve the Merger (the "Company Approval Matters"), (ii) in favor of any transaction contemplated by the Merger or the Reorganization Agreement and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

      (b) No other Agreement. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
   Section 3.

   4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

   5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the final page of this Agreement; (ii) on and as of the date hereof, does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (including but not limited to the voting of the Shares in favor of any transaction contemplated by the Merger or the Reorganization Agreement).

   6. Additional Documents; Consents. Stockholder (solely in his or her capacity as such) hereby covenants and agrees to (a) execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement, and (b) obtain any consents or approvals necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

   7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Miscellaneous.

      (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

      (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

   (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

           If to Parent:             SmartForce PLC
                                     900 Chesapeake Drive
                                     Redwood City, CA 94063
                                     Telecopy No: (650)
                                     817-5070
                                     Attention: Gregory M.
                                     Priest

           With copies to:           Wilson Sonsini Goodrich &
                                     Rosati Professional
                                     Corporation
                                     650 Page Mill Road
                                     Palo Alto, CA 94304-1050
                                     Telecopy No: (650)
                                     493-6811
                                     Attention: Steven V.
                                     Bernard

                                     and

                                     Wilson Sonsini Goodrich & Rosati
                                     Professional Corporation
                                     One Market
                                     Spear Street Tower, Suite
                                     3300
                                     San Francisco, California
                                     94105
                                     Telecopy No: (415)
                                     947-2099
                                     Attention: Steve L.
                                     Camahort

   If to Stockholder: To the address for notice set forth on the signature page hereof.

   (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

   (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

   (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

   (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        [The remainder of this page has been intentionally left blank]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company.

SMARTFORCE PLC                          STOCKHOLDER

By: _________________________________     By: _________________________________
    Signature of Authorized Signatory       Signature

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

                                        --------------------------------------

                                        --------------------------------------
                                        Print Address

                                        --------------------------------------
                                        Telephone

                                        --------------------------------------
                                        Facsimile No.

                                        Shares beneficially owned:

                                        ________ shares of Company Common Stock

                                        ________ shares of Company Common Stock

                                        issuable upon exercise outstanding
                                        options, warrants or other rights

                     (Signature Page to Voting Agreement)

                                   EXHIBIT A

                               IRREVOCABLE PROXY

   The undersigned stockholder of Centra Software, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law)
appoints              and              and each of them, as the sole and
exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and among Parent, a wholly owned subsidiary of Parent ("Merger Sub") and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of the Reorganization Agreement and to approve the Merger (the "Company Approval Matters"), (ii) in favor of any transaction contemplated by the Merger or the Reorganization Agreement and
(iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date; provided that, solely with respect to (i) Shares sold prior to the Expiration Date pursuant to a plan for trading securities (a "Trading Plan") adopted prior to the date hereof by the undersigned stockholder designed to avail the undersigned stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1 Shares") or (ii) Shares sold prior to the Expiration Date pursuant to any margin agreement or similar agreement entered into prior to the date hereof by the undersigned stockholder ("Margin Shares"), this Proxy shall terminate and be of no further force and effect with respect to such Rule 10b5-1 Shares or Margin Shares immediately prior to the sale of such

Rule 10b5-1 Shares or Margin Shares pursuant to any Trading Plan or margin agreement or similar agreement, respectively. The undersigned is executing this Proxy only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company.

Dated:  January  , 2002

                                          Signature of Stockholder: _________

                                          Print Name of Stockholder: ________

                                          Shares beneficially owned: ________

                                          ________ shares of the Company Common
                                                  Stock

                                          ________ shares of the Company Common
                                                  Stock issuable upon exercise
                                                  of outstanding options,
                                                  warrants or other rights.

                     [Signature Page to Irrevocable Proxy]

                                  EXHIBIT B-1

                       PERSONS TO SIGN VOTING AGREEMENTS

Gregory Priest
David Drummond
Thomas F. McKeagney
Jeffrey Newton
Ronald Conway
John Grillos
Patrick McDonagh
James Krzywicki
Ferdinand von Prondzynski

                                  EXHIBIT B-2

                        FORM OF PARENT VOTING AGREEMENT

   THIS PARENT VOTING AGREEMENT (this "Agreement") is made and entered into as
of January   , 2002, by and between Centra Software, Inc., a Delaware
corporation (the "Company") and the undersigned stockholder (the "Stockholder") of SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent").

                                   RECITALS

   A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly owned subsidiary of Parent with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive American Depositary Shares of Parent, as set forth in the Reorganization Agreement;

   B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

   C. In consideration of the execution of the Reorganization Agreement by Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

      (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

      (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

      (c) "Shares" shall mean: (i) all securities of the Parent (including all Parent Ordinary Shares, Parent American Depositary Shares ("ADSs") and all options, warrants and other rights to acquire Parent Ordinary Shares or
   ADSs) owned of record or beneficially by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional Parent Ordinary Shares or ADSs and all additional options, warrants and other rights to acquire Parent Ordinary Shares or ADSs) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided that "Shares" shall not include any securities of Parent sold pursuant to a plan for trading securities adopted prior to the date hereof by Stockholder designed to avail Stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (a "Rule 10b5-1 Plan") or pursuant to a margin agreement or similar agreement entered into by Stockholder prior to the date hereof.

      (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

   2. Transfer of Shares.

      (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer (other than a Transfer (i) pursuant to a Rule 10b5-1 Plan adopted prior to the date hereof by Stockholder, (ii) pursuant to any margin agreement or similar agreement entered into by Stockholder prior to the date hereof which Transfer does not, when aggregated with all other Transfers after the date hereof and prior to the Expiration Date pursuant to any margin agreement or similar agreement by other directors and executive officers of Parent, exceed 2.2% of the outstanding number of ADSs of Parent as of the date hereof), or (iii) specifically required by court order) of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Company may reasonably request) and delivered such executed counterpart of this Agreement and the attached proxy to Company.

      (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares, except as expressly provided in this Agreement or as may be specifically required by court order.

      (c) No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Parent with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Parent.

   3. Agreement to Vote Shares.

      (a) Agreement to Vote. Until the Expiration Date, at every meeting of the stockholders of the Parent called, and at every adjournment thereof, and on every action or approval by written consent, proxy or otherwise of the stockholders of the Parent, Stockholder (solely in his or her capacity as such) shall cause the Shares to be voted (i) to approve the issuance of the Parent ADSs pursuant to the Merger (the "Parent Approval Matters"), (ii) in favor of any transaction contemplated by the Merger or the Reorganization and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger.

      (b) No other Agreement. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
   Section 3.

   4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

   5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the Parent Ordinary Shares or ADSs indicated on the final page of this Agreement; (ii) on and as of the date hereof, does not beneficially own any securities of the Company other than the Parent Ordinary Shares or ADSs and options and warrants to purchase Parent Ordinary Shares or ADSs indicated on the final page of this Agreement;

and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (including but not limited to the voting of the Shares in favor of any transaction contemplated by the Merger or the Reorganization Agreement).

   6. Additional Documents; Consents. Stockholder (solely in his or her capacity as such) hereby covenants and agrees to (a) execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement, and (b) obtain any consents or approvals necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

   7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Miscellaneous.

      (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

      (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

      (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              If to Company:            Centra Software, Inc.
                                        430 Bedford Street
                                        Lexington, MA 02420
                                        Telecopy No: (781)
                                        994-9004 Attention: Leon
                                        Navickas

              With copies to:           Foley Hoag & Eliot LLP
                                        One Post Office Square
                                        Boston, MA 02109
                                        Telecopy No: (617)
                                        832-7000 Attention:
                                        Robert Sweet

   If to Stockholder: To the address for notice set forth on the signature page hereof.

      (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law. If, however, the laws of the Republic of Ireland require that Irish law be applied to this Agreement, then in any such case the laws of the Republic of Ireland shall govern.

      (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

      (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

      (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        [The remainder of this page has been intentionally left blank]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Parent.

CENTRA SOFTWARE, INC.                      STOCKHOLDER

By: _________________________________      By: ______________________________
  Signature of Authorized signatory           Signature

Name: _______________________________      Name: ____________________________

Title: ______________________________      Title: ___________________________

                                           ------------------------------------

                                           ------------------------------------
                                           Print Address

                                           ------------------------------------
                                           Telephone

                                           ------------------------------------
                                           Facsimile No.

                                           Shares beneficially owned:

                                           ________ Parent ADS or Ordinary
                                           Shares

                                           ________ Parent ADS or Ordinary
                                           Shares issuable upon exercise of
                                           outstanding options, warrants or
                                           other rights

                     [Signature Page to Voting Agreement]

                                   Exhibit A

                               IRREVOCABLE PROXY

   The undersigned stockholder of SmartForce PLC, a public limited company organized under the laws of the Republic of Ireland (the "Parent"), hereby
irrevocably (to the fullest extent permitted by law) appoints              and
             and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Parent Ordinary Shares or American Depositary Shares ("ADSs") that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Parent Voting Agreement of even date herewith by and among Centra Software, Inc., a Delaware corporation ("Company"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and among Parent, a wholly owned subsidiary of Parent ("Merger Sub") and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Parent and in every written consent in lieu of such meeting (i) in favor of the Parent Approval Matters (as defined in the Voting Agreement), (ii) in favor of any transaction contemplated by the Merger or the Reorganization and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger.

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date; provided that, solely with respect to Shares sold prior to the Expiration Date pursuant to a plan for trading securities (a "Trading Plan") adopted prior to the date hereof by the undersigned stockholder designed to avail the undersigned stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1 Shares") or (ii) Shares sold prior to the Expiration Date pursuant to any margin agreement or similar agreement entered into prior to the date hereof by the undersigned stockholder ("Margin Shares"), this Proxy shall terminate and be of no further force and effect with respect to such Rule 10b5-1 Shares or Margin Shares immediately prior to the sale of such Rule 10b5-1 Shares or Margin Shares pursuant to any Trading Plan or margin agreement or similar agreement, respectively. The undersigned is executing this Proxy only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Parent.

Dated: January  , 2002

                                          Signature of Stockholder: _________

                                          Print Name of Stockholder: ________

                                          Shares beneficially owned: ________

                                            __________ Parent ADS or Ordinary
                                            Shares

                                            __________ Parent ADS or Ordinary
                                            Shares issuable upon exercise of
                                            outstanding options, warrants or
                                            other rights.

                     [Signature Page to Irrevocable Proxy]

                                   EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT

   THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of January _, 2002, by and between SmartForce PLC, a public limited company organized under the laws of the Republic of Ireland ("Parent"), and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of Centra Software, Inc., a Delaware corporation ("Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS

   A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company (the "Company Capital Stock") shall be converted into the right to receive American Depositary Shares of Parent as described in the Reorganization Agreement;

   B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 145 ("Rule 145") of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") by the Securities and Exchange Commission (the "SEC"); and

   C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

   2. Beneficial Ownership of Company Capital Stock. The Affiliate is the sole record and beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares"). Except for Shares subject to a margin agreement or similar agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Affiliate is party or by which it is bound obligating Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which Affiliate is party. Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger.

   3. Compliance with Rule 145 and the Securities Act.

      (a) Affiliate has been advised that (i) the issuance of Parent ADSs in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4, and the resale of such shares shall be subject to restrictions set forth in Rule 145, and (ii) Affiliate may be deemed to be an affiliate of the Company as defined by paragraphs (c) and
   (d) of Rule 145. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any American Depositary Shares ("Parent ADSs") issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d)(1) and, to the extent required by the terms of the Deposit Agreement (as defined below), Rule 144(h), or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Affiliate acknowledges that the Parent ADSs issued to Affiliate in the Merger will be deposited in a restricted ADR (as defined below) facility pursuant to that certain Deposit Agreement, dated as of November 30, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York and all owners and beneficial owners from time to time of restricted ADRs issued thereunder (the "Deposit Agreement") and that, pursuant to the Deposit Agreement, among other things, except as provided in clause (ii) of the preceding sentence, sales of Parent ADSs issued to Affiliate in the Merger may only be effected pursuant to Rule 145(d)(1). In addition to any other requirements of this Agreement, Affiliate agrees to comply with the requirements of Rule 144(h) with respect to the sale, transfer or other disposition of Parent ADSs acquired by Affiliate in the Merger to the extent required by the terms of the Deposit Agreement.

      (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent ADSs received by Affiliate pursuant to the Merger and there shall be placed on the American Depositary Receipt ("ADR") representing such Parent ADSs, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d)(1) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

      The legend set forth above shall be removed (by delivery of a substitute ADR without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) written evidence satisfactory to Parent that the shares have been sold in compliance with Rule 145(d)(1) (in which case, the substitute ADR shall be issued in the name of the transferee), or
   (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

      (c) Affiliate understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the ADRs issued to his transferee:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES" ACT) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

   4. No Obligation to Register. Affiliate understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent ADSs by or on Affiliate's behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

   5. Termination. This Agreement shall automatically terminate and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

   6. Miscellaneous.

      (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

      (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (f) Entire Agreement. This Agreement sets forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

      (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

      (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

   (i) Third Party Reliance. Counsel to Parent shall be entitled to rely upon this Affiliate Agreement.

   (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

   (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              If to Parent:             SmartForce PLC
                                        900 Chesapeake Drive
                                        Redwood City, CA 94063
                                        Attention: Gregory M.
                                        Priest
                                        Facsimile: (650) 817-5070

              With a copies to:         Wilson Sonsini Goodrich &
                                        Rosati Professional
                                        Corporation
                                        650 Page Mill Road
                                        Palo Alto, CA 94304-1050
                                        Attention: Steven V.
                                        Bernard Facsimile: (650)
                                        493-6811

                                        and

                                        Wilson Sonsini Goodrich &
                                        Rosati Professional
                                        Corporation
                                        One Market Spear Tower
                                        Suite 3300
                                        San Francisco, CA 94105
                                        Attention: Steve L.
                                        Camahort Facsimile: (415)
                                        947-2099

   If to Affiliate: To the address for notice set forth on the signature page hereof.

      Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

SMARTFORCE PLC                    AFFILIATE

By: ___________________________   By: ________________________________

Name: _________________________   Affiliate's Address for Notice:

Title: ________________________   ______________________________________

                                  ______________________________________

                                  ______________________________________

                                  Shares beneficially owned:

                                  ________ shares of Company Common Stock

                                  ________ shares of Company Common Stock
                                         issuable upon exercise of
                                         outstanding options, warrants
                                         or other rights

                                  ________ shares of Parent ADS

                    [Signature Page to Affiliate Agreement]

                                                                        ANNEX B

                               [CSFB Letterhead]

January 16, 2002

Board of Directors
SmartForce PLC
900 Chesapeake Drive
Redwood City, CA 94063

Members of the Board:

   You have asked us to advise you with respect to the fairness, from a financial point of view, to SmartForce PLC (the "Acquiror") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger and Reorganization, dated as of January 16, 2002 (the "Merger Agreement"), by and among the Acquiror, Atlantic Acquisition Corp., a wholly owned subsidiary of the Acquiror ("Merger Sub"), and Centra Software, Inc. (the "Company"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock") will be converted into the right to receive 0.425 (the "Exchange Ratio") American Depositary Shares of the Acquiror ("Acquiror ADSs").

   In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information, including financial forecasts, provided to us or discussed with us by the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror, respectively. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and the Acquiror, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions that have been recently effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In addition, we have relied upon, without independent verification, the assessment of the managements of the Acquiror and the Company as to (i) their ability to retain key employees, (ii) the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger, (iii) the existing technology, products and services of the Acquiror and the Company and the validity of, and risks associated with, the future technology, products and services of the Acquiror and the Company and (iv) the ability to integrate the businesses of the Acquiror and the Company.

   In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the publicly available financial forecasts relating to the Company and the Acquiror, we reviewed and discussed such forecasts with the managements of the Company and the Acquiror and we were advised, and we assumed, with your consent, that such forecasts represent reasonable estimates and judgments as to the future financial performance of the Company and the Acquiror, respectively. In addition, the management of the Acquiror has reviewed with us certain pro forma financial forecasts for the Company assuming completion of the Merger and has advised us, and we have assumed, that, such pro forma forecasts represent reasonable estimates and judgments as to the future financial performance of the Company following the Merger. You have also informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Acquiror or the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material terms, conditions or agreements therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us as of the date hereof, and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of Acquiror ADSs actually will be when issued to holders of Company Common Stock pursuant to the Merger or the prices at which Acquiror ADSs will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Acquiror, nor does it address the underlying business decision of the Acquiror to engage in the Merger.

   We have acted as financial advisor to the Board of Directors of the Acquiror in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we and our affiliates have provided certain investment banking and financial services to the Acquiror. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

   It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Acquiror.

                                          Very truly yours,

                                          /S/  CREDIT SUISSE FIRST BOSTON
                                            CORPORATION

                                                                        ANNEX C

PERSONAL AND CONFIDENTIAL

January 16, 2002

Board of Directors
Centra Software, Inc.
430 Bedford Street
Lexington, MA 02420

Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Centra Software, Inc. (the "Company") of the 0.425 American Depositary Shares (the "ADSs"), each of which represents and is exchangeable for one Ordinary Share, par value IR9.375 pence per share, of SmartForce Public Limited Company ("SmartForce") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 16, 2002 (the "Agreement"), among SmartForce, Atlantic Acquisition Corp., a wholly-owned subsidiary of SmartForce, and the Company.

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to SmartForce from time to time and may provide investment banking services to SmartForce in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or SmartForce for its own account and for the accounts of customers.

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-1, including the prospectus contained therein dated February 3, 2000, of the Company relating to the initial public offering of the Shares; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the year ended December 31, 2000 and SmartForce for the five years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and SmartForce; certain other communications from the Company and SmartForce to their respective stockholders; and certain internal financial analyses and forecasts for the Company and SmartForce prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and SmartForce to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and SmartForce regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. We also have held discussions with senior management of the Company

Board of Directors
Centra Software, Inc.
January 16, 2002
Page Two

regarding the risks and uncertainties of achieving the internal financial forecasts for the Company prepared by its management. In addition, we have reviewed the reported price and trading activity for the Shares and the ADSs, compared certain financial and stock market information for the Company and SmartForce with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the e-learning industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of SmartForce have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of SmartForce and that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and SmartForce. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or SmartForce or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   The articles of association of SmartForce authorize the company to indemnify the directors and officers of the company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The company's subsidiary, SmartForce USA, has entered into indemnification agreements with its directors and officers and directors and officers of SmartForce serving at the request of SmartForce USA. The indemnification agreements under certain circumstances require SmartForce, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. SmartForce has obtained directors and officers' insurance providing indemnification for certain of the company's directors, officers, affiliates or employees for certain liabilities.

Item 21.  Exhibits and Financial Statement Schedules

   (a) Exhibits

Exhibit
Number                                            Description
-------                                           -----------
 2.1    Amended and Restated Agreement and Plan of Reorganization dated November 29, 1995 among
        SmartForce, CBT Acquisition Subsidiary, a Delaware corporation, and Personal Training Systems,
        Inc., a California corporation (Incorporated by reference to exhibit 2.1 to SmartForce's Current
        Report on Form 8-K dated December 13, 1995).

 2.2    Implementation Deed dated as of November 26, 1996, as amended, among SmartForce, Applied
        Learning Limited and Arie Baalbergen, James Josephson, Geoffrey Bransbury and Brian Hacker
        (including schedules thereto) (Incorporated by reference to exhibit 2.1 to SmartForce's Current
        Report on Form 8-K dated March 14, 1997).

 2.3    Agreement and Plan of Reorganization, dated as of March 16, 1998, among SmartForce, Rockets
        Acquisition Corp. and The Forefront Group, Inc. (Incorporated by reference to exhibit 2.1 to
        SmartForce's Registration Statement on Form S-4 filed with the Securities and Exchange
        Commission on April 27, 1998 (File No. 333-51159)).

 2.4    Share Purchase Agreement dated as of November 30, 1998, as amended and restated March 30,
        1999, among SmartForce, Knowledge Well Limited ("KWL"), Knowledge Well Group Limited
        ("KWGL") and the shareholders of KWL and KWGL (Incorporated by reference to exhibit 2.1 to
        SmartForce's Current Report on Form 8-K dated June 18, 1999 (File No. 0-25674)).

 2.5    Agreement and Plan of Reorganization, dated April 10, 2000, by and among SmartForce, Learning
        Productions Acquisition Corp., Learning Productions, LLC, Steve Goodman and Scott Mitchell
        (Incorporated by reference to exhibit 2.1 to SmartForce's Registration Statement on Form S-3
        declared effective with the Securities and Exchange Commission on May 31, 2000
        (File No. 333-38240)).

 2.6(1) Agreement and Plan of Reorganization, dated as of January 23, 2001, by and among SmartForce,
        Centra Inc. and Atlantic Acquisition Corp.

 3.1    Memorandum of Association of SmartForce as amended on March 24, 1992, March 31, 1995,
        April 28, 1998, January 26, 2000 and July 10, 2001 (Incorporated by reference to exhibit 3.1 to
        SmartForce's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 as filed with the Securities and Exchange Commission on November 14, 2001 (File No. 0-25674)).

Exhibit
Number                                              Description
-------                                             -----------
 3.2    Articles of Association of SmartForce as amended on July 6, 1995, April 28, 1998, January 26, 2000 and July 10, 2001 (Incorporated by reference to exhibit 3.2 to SmartForce's Quarterly Report on
        Form 10-Q for the fiscal quarter ended September 30, 2001 as filed with the Securities and Exchange
        Commission on November 14, 2001 (File No. 0-25674)).

 4.1    Specimen certificate representing the ordinary shares (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form F-1 declared effective with the Securities and
        Exchange Commission on April 13, 1995 (File No. 33-89904)).

 4.2    Amended and Restated Deposit Agreement (including the form of American Depositary Receipt), dated as of April 13, 1995 as amended and restated as of May 22, 1998, among SmartForce, The
        Bank of New York, as Depositary, and each Owner and Beneficial Owner from time to time of
        American Depositary Receipts issued thereunder (Incorporated by reference to exhibit (a) to
        Post-Effective Amendment No. 1 to SmartForce's Registration Statement on Form F-6
        (File No. 333-8380)).

 4.3    Amended and Restated Restricted Deposit Agreement (including the form of American Depositary
        Receipt), dated as of November 30, 1995 and amended and restated as of May 22, 1998, among
        SmartForce, The Bank of New York, as Depositary, and each Owner and Beneficial Owner from time to time of American Depositary Receipts issued thereunder (Incorporated by reference to exhibit 4.2 to SmartForce's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
        1998 as filed with the Securities and Exchange Commission on August 13, 1998 (File No. 0-25674)).

 4.4    Restricted Deposit Agreement (B), dated as of June 8, 1999, among SmartForce, The Bank of New
        York, and the Owners and Beneficial Owners of Restricted American Depositary Receipts
        (Incorporated by reference to exhibit 2.1 to SmartForce's Current Report on Form 8-K dated
        June 18, 1999 (File No. 0-25674)).

 4.5    Declaration of Subscription Rights dated as of October 4, 1998 (Incorporated by reference to exhibit 4.1 to SmartForce's Report on Form 8-A filed with the Securities and Exchange Commission on October 5, 1998).

 5.1    Opinion of Binchys, Solicitors

 8.1    Form of Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 8.2    Form of Tax Opinion of Foley, Hoag & Eliot LLP

 9.1(1) Form of SmartForce Voting Agreement

 9.2(1) Form of Centra Voting Agreement

10.1    1990 Share Option Scheme (Incorporated by reference to exhibit 10.1 to SmartForce's Registration
        Statement on Form F-1 declared effective with the Securities and Exchange Commission on
        April 13, 1995 (File No. 33-89904)).

10.2    1994 Share Option Plan (Incorporated by reference to exhibit 10.2 to SmartForce's Registration
        Statement on Form F-1 declared effective with the Securities and Exchange Commission on
        April 13, 1995 (File No. 33-89904)).

10.3    1995 Employee Share Purchase Plan (Incorporated by reference to exhibit 10.3 to SmartForce's
        Registration Statement on Form F-1 declared effective with the Securities and Exchange
        Commission on April 13, 1995 (File No. 0-25674)).

10.4    Form of Indemnification Agreement between CBT Systems USA, Ltd. (formerly, Thornton
        Holdings, Ltd.) and its directors and officers dated as of April, 1995 (Incorporated by reference to exhibit 10.5 to SmartForce's Registration Statement on Form F-1 declared effective with the
        Securities and Exchange Commission on April 13, 1995 (File No. 33-89904)).

Exhibit
Number                                             Description
-------                                            -----------
 10.5   Supplemental Agreement among Hoskyns, SmartForce and CBT Systems Limited dated as of
        March 31, 1995 (Incorporated by reference to exhibit 10.9 to the Company's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

 10.6   Share Purchase Agreement between CBT Systems Limited and the Company dated as of March 31,
        1995 (Incorporated by reference to exhibit 10.10 to SmartForce's Registration Statement on
        Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

 10.7   Distribution and License Agreement between SmartForce and CBT Systems Limited dated as of
        March 14, 1995 (including form of Amendment No. 1) (Incorporated by reference to exhibit 10.11 to
        SmartForce's Registration Statement on Form F-1 declared effective with the Securities and
        Exchange Commission on April 13, 1995 (File No. 33-89904)).

 10.8   License Agreement dated June 7, 1994 between CBT (Technology) Limited and CBT Systems
        Limited (Incorporated by reference to exhibit 10.20 to SmartForce's Registration Statement on Form
        F-1 declared effective with the Securities and Exchange Commission on April 13, 1995 (File No. 33-
        89904)).

 10.9   Cost Sharing Agreement dated January 4, 1994 between CBT (Technology) Limited and CBT
        Systems Limited (Incorporated by reference to exhibit 10.21 to SmartForce's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

 10.10  Agreement between SmartForce and Patrick J. McDonagh dated April 9, 1995 (Incorporated by reference to exhibit 10.22 to SmartForce's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995 (File No. 33-89904)).

 10.11  Personal Training Systems, Inc. 1991 Stock Plan (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form S-8 filed with the Securities and Exchange
        Commission on January 21, 1996 (File No. 333-504)).

 10.13  1996 Supplemental Stock Plan (Incorporated by reference to exhibit 10.16 to SmartForce's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and
        Exchange Commission on March 30, 1997 (File No. 0-25674)).

 10.14  Letter Agreement between CBT Systems USA, Ltd. and William B. Lewis (Incorporated by
        reference to exhibit 10.18 to SmartForce's Annual Report on Form 10-K for the fiscal year ended
        December 31, 1996 as filed with the Securities and Exchange Commission on March 30, 1997
        (File No. 0-25674)).

 10.15  Applied Learning Limited Executive Option Plan (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form S-8 filed with the Securities and Exchange
        Commission on April 16, 1997 (File No. 333-25245)).

 10.16  Agreement dated November 21, 1997 between CBT Systems Limited and Clarion Worldwide
        Limited (Incorporated by reference to exhibit 10.21 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission on
        March 18, 1998 (File No. 0-25674)).

 10.17  Lease Agreement dated April 6, 1998 between CBT Systems USA, Ltd. and SmartForce, as tenants, and Seaport Centre Associates, LLC, as landlord, for the facility located at 900 Chesapeake Drive,
        Redwood City, California 94063 (Incorporated by reference to exhibit 10.1 to SmartForce's
        Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 as filed with the
        Securities and Exchange Commission on November 11, 1998).

Exhibit
Number                                              Description
-------                                             -----------
 10.18  Consulting Agreement dated January 30, 1998 between CBT Systems USA, Ltd. and Gregory M.
        Priest (Incorporated by reference to exhibit 10.1 to SmartForce's Quarterly Report on Form 10-Q for
        the fiscal quarter ended March 31, 1998 as filed with the Securities and Exchange Commission on
        May 13, 1998).

 10.19  Agreement and Mutual Release dated June 3, 1998 between SmartForce and Jeffrey N. Newton
        (Incorporated by reference to exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the
        fiscal quarter ended June 30, 1998 as filed with the Securities and Exchange Commission on
        August 13, 1998).

 10.20  Agreement and Mutual Release dated February 11, 1998 between SmartForce and William A.
        Beamish (Incorporated by reference to exhibit 10.21 to SmartForce's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission on March 30, 1999 (File No. 0-25674)).

 10.21  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and William G. McCabe. In addition to this employment agreement, Mr. McCabe provides certain other services to the Company under a consulting agreement between CBT Systems
        Ltd. and Clarion Worldwide Limited (Incorporated by reference to exhibit 10.21 to Registrant's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the
        Securities and Exchange Commission on March 18, 1998 (File No. 0-25674)). (Incorporated by
        reference to exhibit 10.1 to SmartForce's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999
        (File No. 0-25674)).

 10.22  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and Gregory M. Priest. (Incorporated by reference to exhibit 10.2 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999 (File No. 0-25674)).

 10.23  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and William A. Beamish. In addition to this employment agreement, Mr. Beamish provides certain other services to the Company under a consulting agreement between CBT Systems
        Ltd. and Clarion Worldwide Limited (Incorporated by reference to exhibit 10.21 to Registrant's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the
        Securities and Exchange Commission on March 18, 1998 (File No. 0-25674)). (Incorporated by
        reference to exhibit 10.3 to SmartForce's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999
        (File No. 0-25674)).

 10.24  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and William B. Lewis (Incorporated by reference to exhibit 10.4 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999 (File No. 0-25674)).

 10.25  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and Jeffrey N. Newton (Incorporated by reference to exhibit 10.5 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999 (File No. 0-25674)).

 10.26  2001 Outside Director Option Plan (Incorporated by reference to exhibit 10.1 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 as filed with the Securities and Exchange Commission on November 14, 2001 (File No. 0-25674)).

 23.1   Consent of Ernst & Young, Independent Auditors

Exhibit
Number                                              Description
-------                                             -----------
 23.2   Consent of Arthur Andersen, Independent Auditors

 23.5   Consent of Binchys, Solicitors (included in opinion filed as Exhibit 5.1)

 23.6   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in opinion filed as
        Exhibit 8.1)

 23.7   Consent of Foley, Hoag & Eliot LLP (included in opinion filed as Exhibit 8.2)

 24.1   Power of Attorney (see page II-7)

 99.1   Form of SmartForce PLC proxy card

 99.2   Form of Centra Software, Inc. proxy card

 99.3   Consent of Person About to Become a Director--Leon Navickas

 99.4   Consent of Credit Suisse First Boston Corporation

 99.5   Consent of Goldman, Sachs & Co.

 99.6   Letter to Commission Pursuant to Temporary Note 3T

--------
(1) Filed as an annex to the joint proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.

   (b) Financial statement schedules

   Not applicable.

   (c) Reports, opinions or appraisals

   Opinions of Credit Suisse First Boston Corporation and Goldman, Sachs & Co. (attached as Annexes B and C, respectively, to the joint proxy statement/prospectus filed as part of this registration statement).

Item 22.  Undertakings

   (1) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 22nd day of March, 2002.

                                               SMARTFORCE PUBLIC LIMITED COMPANY

                                               By:    /s/  GREGORY M. PRIEST
                                                   -----------------------------
                                                         Gregory M. Priest
                                                    President, Chief Executive
                                                              Officer
                                                     and Chairman of the Board

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and Patrick Eric Murphy and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 22nd day of March, 2002.

          Signature                        Title                   Date
          ---------                        -----                   ----

   /s/  GREGORY M. PRIEST      President, Chief Executive     March 22, 2002
------------------------------   Officer and Chairman of the
      Gregory M. Priest          Board of Directors
                                 (Principal Executive
                                 Officer and Acting
                                 Principal Financial Officer)

  /s/  PATRICK ERIC MURPHY     Vice President, Finance        March 22, 2002
------------------------------   (Acting Principal
     Patrick Eric Murphy         Accounting Officer)

    /s/  RONALD C. CONWAY      Director                       March 22, 2002
------------------------------
      Ronald C. Conway

    /s/  JOHN M. GRILLOS       Director                       March 22, 2002
------------------------------
       John M. Grillos

   /s/  JAMES S. KRZYWICKI     Director                       March 22, 2002
------------------------------
     James S. Krzywicki

  /s/  PATRICK J. MCDONAGH     Director                       March 22, 2002
------------------------------
     Patrick J. McDonagh

/s/  FERDINAND VON PRONDZYNSKI Director                       March 22, 2002
------------------------------
  Ferdinand von Prondzynski

                                 EXHIBIT INDEX

Exhibit
Number                                              Description
-------                                             -----------
 2.1    Amended and Restated Agreement and Plan of Reorganization dated November 29, 1995 among
        SmartForce, CBT Acquisition Subsidiary, a Delaware corporation, and Personal Training Systems,
        Inc., a California corporation (Incorporated by reference to exhibit 2.1 to SmartForce's Current
        Report on Form 8-K dated December 13, 1995).

 2.2    Implementation Deed dated as of November 26, 1996, as amended, among SmartForce, Applied
        Learning Limited and Arie Baalbergen, James Josephson, Geoffrey Bransbury and Brian Hacker
        (including schedules thereto) (Incorporated by reference to exhibit 2.1 to SmartForce's Current
        Report on Form 8-K dated March 14, 1997).

 2.3    Agreement and Plan of Reorganization, dated as of March 16, 1998, among SmartForce, Rockets
        Acquisition Corp. and The Forefront Group, Inc. (Incorporated by reference to exhibit 2.1 to
        SmartForce's Registration Statement on Form S-4 filed with the Securities and Exchange
        Commission on April 27, 1998 (File No. 333-51159)).

 2.4    Share Purchase Agreement dated as of November 30, 1998, as amended and restated March 30,
        1999, among SmartForce, Knowledge Well Limited ("KWL"), Knowledge Well Group Limited
        ("KWGL") and the shareholders of KWL and KWGL (Incorporated by reference to exhibit 2.1 to
        SmartForce's Current Report on Form 8-K dated June 18, 1999 (File No. 0-25674)).

 2.5    Agreement and Plan of Reorganization, dated April 10, 2000, by and among SmartForce, Learning
        Productions Acquisition Corp., Learning Productions, LLC, Steve Goodman and Scott Mitchell
        (Incorporated by reference to exhibit 2.1 to SmartForce's Registration Statement on Form S-3
        declared effective with the Securities and Exchange Commission on May 31, 2000
        (File No. 333-38240)).

 2.6(1) Agreement and Plan of Reorganization, dated as of January 23, 2001, by and among SmartForce,
        Centra and Atlantic Acquisition Corp.

 3.1    Memorandum of Association of SmartForce as amended on March 24, 1992, March 31, 1995,
        April 28, 1998, January 26, 2000 and July 10, 2001 (Incorporated by reference to exhibit 3.1 to
        SmartForce's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 as filed with the Securities and Exchange Commission on November 14, 2001 (File No. 0-25674)).

 3.2    Articles of Association of SmartForce as amended on July 6, 1995, April 28, 1998, January 26, 2000 and July 10, 2001 (Incorporated by reference to exhibit 3.2 to SmartForce's Quarterly Report on
        Form 10-Q for the fiscal quarter ended September 30, 2001 as filed with the Securities and Exchange
        Commission on November 14, 2001 (File No. 0-25674)).

 4.1    Specimen certificate representing the ordinary shares (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form F-1 declared effective with the Securities and
        Exchange Commission on April 13, 1995 (File No. 33-89904)).

 4.2    Amended and Restated Deposit Agreement (including the form of American Depositary Receipt), dated as of April 13, 1995 as amended and restated as of May 22, 1998, among SmartForce, The
        Bank of New York, as Depositary, and each Owner and Beneficial Owner from time to time of
        American Depositary Receipts issued thereunder (Incorporated by reference to exhibit (a) to
        Post-Effective Amendment No. 1 to SmartForce's Registration Statement on Form F-6
        (File No. 333-8380)).

 4.3    Amended and Restated Restricted Deposit Agreement (including the form of American Depositary
        Receipt), dated as of November 30, 1995 and amended and restated as of May 22, 1998, among
        SmartForce, The Bank of New York, as Depositary, and each Owner and Beneficial Owner from time to time of American Depositary Receipts issued thereunder (Incorporated by reference to exhibit 4.2 to SmartForce's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
        1998 as filed with the Securities and Exchange Commission on August 13, 1998 (File No. 0-25674)).

Exhibit
Number                                              Description
-------                                             -----------
 4.4    Restricted Deposit Agreement (B), dated as of June 8, 1999, among SmartForce The Bank of New
        York, and the Owners and Beneficial Owners of Restricted American Depositary Receipts
        (Incorporated by reference to exhibit 2.1 to SmartForce's Current Report on Form 8-K dated
        June 18, 1999 (File No. 0-25674)).

 4.5    Declaration of Subscription Rights dated as of October 4, 1998 (Incorporated by reference to exhibit 4.1 to SmartForce's Report on Form 8-A filed with the Securities and Exchange Commission on October 5, 1998).

 5.1    Opinion of Binchys, Solicitors

 8.1    Form of Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 8.2    Form of Tax Opinion of Foley, Hoag & Eliot LLP

 9.1(1) Form of SmartForce Voting Agreement

 9.2(1) Form of Centra Voting Agreement

10.1    1990 Share Option Scheme (Incorporated by reference to exhibit 10.1 to SmartForce's Registration
        Statement on Form F-1 declared effective with the Securities and Exchange Commission on
        April 13, 1995 (File No. 33-89904)).

10.2    1994 Share Option Plan (Incorporated by reference to exhibit 10.2 to SmartForce's Registration
        Statement on Form F-1 declared effective with the Securities and Exchange Commission on
        April 13, 1995 (File No. 33-89904)).

10.3    1995 Employee Share Purchase Plan (Incorporated by reference to exhibit 10.3 to SmartForce's
        Registration Statement on Form F-1 declared effective with the Securities and Exchange
        Commission on April 13, 1995 (File No. 0-25674)).

10.4    Form of Indemnification Agreement between CBT Systems USA, Ltd. (formerly, Thornton
        Holdings, Ltd.) and its directors and officers dated as of April, 1995 (Incorporated by reference to exhibit 10.5 to SmartForce's Registration Statement on Form F-1 declared effective with the
        Securities and Exchange Commission on April 13, 1995 (File No. 33-89904)).

10.5    Supplemental Agreement among Hoskyns, SmartForce and CBT Systems Limited dated as of
        March 31, 1995 (Incorporated by reference to exhibit 10.9 to SmartForce's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

10.6    Share Purchase Agreement between CBT Systems Limited and SmartForce dated as of March 31,
        1995 (Incorporated by reference to exhibit 10.10 to SmartForce's Registration Statement on Form F-
        1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

10.7    Distribution and License Agreement between SmartForce and CBT Systems Limited dated as of
        March 14, 1995 (including form of Amendment No. 1) (Incorporated by reference to exhibit 10.11 to
        SmartForce's Registration Statement on Form F-1 declared effective with the Securities and
        Exchange Commission on April 13, 1995 (File No. 33-89904)).

10.8    License Agreement dated June 7, 1994 between CBT (Technology) Limited and CBT Systems
        Limited (Incorporated by reference to exhibit 10.20 to SmartForce's Registration Statement on Form
        F-1 declared effective with the Securities and Exchange Commission on April 13, 1995 (File No. 33-
        89904)).

10.9    Cost Sharing Agreement dated January 4, 1994 between CBT (Technology) Limited and CBT
        Systems Limited (Incorporated by reference to exhibit 10.21 to SmartForce's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995
        (File No. 33-89904)).

Exhibit
Number                                              Description
-------                                             -----------
 10.10  Agreement between SmartForce and Patrick J. McDonagh dated April 9, 1995 (Incorporated by reference to exhibit 10.22 to the Company's Registration Statement on Form F-1 declared effective with the Securities and Exchange Commission on April 13, 1995 (File No. 33-89904)).

 10.11  Personal Training Systems, Inc. 1991 Stock Plan (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form S-8 filed with the Securities and Exchange
        Commission on January 21, 1996 (File No. 333-504)).

 10.13  1996 Supplemental Stock Plan (Incorporated by reference to exhibit 10.16 to SmartForce's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and
        Exchange Commission on March 30, 1997 (File No. 0-25674)).

 10.14  Letter Agreement between CBT Systems USA, Ltd. and William B. Lewis (Incorporated by
        reference to exhibit 10.18 to SmartForce's Annual Report on Form 10-K for the fiscal year ended
        December 31, 1996 as filed with the Securities and Exchange Commission on March 30, 1997
        (File No. 0-25674)).

 10.15  Applied Learning Limited Executive Option Plan (Incorporated by reference to exhibit 4.1 to
        SmartForce's Registration Statement on Form S-8 filed with the Securities and Exchange
        Commission on April 16, 1997 (File No. 333-25245)).

 10.16  Agreement dated November 21, 1997 between CBT Systems Limited and Clarion Worldwide
        Limited (Incorporated by reference to exhibit 10.21 to SmartForce's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission on March 18, 1998 (File No. 0-25674)).

 10.17  Lease Agreement dated April 6, 1998 between CBT Systems USA, Ltd. and SmartForce, as tenants, and Seaport Centre Associates, LLC, as landlord, for the facility located at 900 Chesapeake Drive,
        Redwood City, California 94063 (Incorporated by reference to exhibit 10.1 to SmartForce's
        Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 as filed with the
        Securities and Exchange Commission on November 11, 1998).

 10.18  Consulting Agreement dated January 30, 1998 between CBT Systems USA, Ltd. and Gregory M.
        Priest (Incorporated by reference to exhibit 10.1 to SmartForce's Quarterly Report on Form 10-Q for
        the fiscal quarter ended March 31, 1998 as filed with the Securities and Exchange Commission on
        May 13, 1998).

 10.19  Agreement and Mutual Release dated June 3, 1998 between SmartForce and Jeffrey N. Newton
        (Incorporated by reference to exhibit 10.1 to SmartForce's Quarterly Report on Form 10-Q for the
        fiscal quarter ended June 30, 1998 as filed with the Securities and Exchange Commission on
        August 13, 1998).

 10.20  Agreement and Mutual Release dated February 11, 1998 between SmartForce and William A.
        Beamish (Incorporated by reference to exhibit 10.21 to SmartForce's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission on March 30, 1999 (File No. 0-25674)).

 10.21  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and William G. McCabe. In addition to this employment agreement, Mr. McCabe provides certain other services to SmartForce under a consulting agreement between CBT Systems
        Ltd. and Clarion Worldwide Limited (Incorporated by reference to exhibit 10.21 to Registrant's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the
        Securities and Exchange Commission on March 18, 1998 (File No. 0-25674)). (Incorporated by
        reference to exhibit 10.1 to SmartForce's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999
        (File No. 0-25674)).

Exhibit
Number                                              Description
-------                                             -----------
 10.22  Employment Agreement effective as of June 18, 1999 between SmartForce, CBT Systems USA, Ltd.
        and Gregory M. Priest (Incorporated by reference to exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange
        Commission on November 12, 1999 (File No. 0-25674)).

 10.23  Employment Agreement effective as of June 18, 1999 between SmartForce, CBT Systems USA, Ltd.
        and William A. Beamish. In addition to this employment agreement, Mr. Beamish provides certain other services to SmartForce under a consulting agreement between CBT Systems Ltd. and Clarion
        Worldwide Limited (Incorporated by reference to exhibit 10.21 to Registrant's Annual Report on
        Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange
        Commission on March 18, 1998 (File No. 0-25674)). (Incorporated by reference to exhibit 10.3 to
        SmartForce's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999 (File No. 0-25674)).

 10.24  Employment Agreement effective as of June 18, 1999 between CBT Group PLC, CBT Systems
        USA, Ltd. and William B. Lewis (Incorporated by reference to exhibit 10.4 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on November 12, 1999 (File No. 0-25674)).

 10.25  Employment Agreement effective as of June 18, 1999 between SmartForce, CBT Systems USA, Ltd.
        and Jeffrey N. Newton (Incorporated by reference to exhibit 10.5 to SmartForce's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed with the Securities and Exchange
        Commission on November 12, 1999 (File No. 0-25674)).

 10.26  2001 Outside Director Option Plan (Incorporated by reference to exhibit 10.1 to SmartForce's
        Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 as filed with the Securities and Exchange Commission on November 14, 2001 (File No. 0-25674)).

 23.1   Consent of Ernst & Young, Independent Auditors

 23.2   Consent of Arthur Andersen, Independent Auditors

 23.5   Consent of Binchys, Solicitors (included in opinion filed as Exhibit 5.1)

 23.6   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in opinion filed as
        Exhibit 8.1)

 23.7   Consent of Foley, Hoag & Eliot LLP (included in opinion filed as Exhibit 8.2)

 24.1   Power of Attorney (see page II-7)

 99.1   Form of SmartForce PLC proxy card

 99.2   Form of Centra Software, Inc. proxy card

 99.3   Consent of Person About to Become a Director--Leon Navickas

 99.4   Consent of Credit Suisse First Boston Corporation

 99.5   Consent of Goldman, Sachs & Co.

 99.6   Letter to Commission Pursuant to Temporary Note 3T

--------
(1) Filed as an annex to the joint proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.